                      SAFETY COMPONENTS INTERNATIONAL, INC.
                             2160 North Central Road
                           Fort Lee, New Jersey 07204






                                                                 August 27, 1997



Alonzo Llorens
Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Mail Stop 3-5


Dear Mr. Llorens:

                  We respectfully request that the Registration Statement on Form S-4, File No. 333-33387, of Safety Components International, Inc., be declared effective at 3:00 p.m., Eastern Standard Time, on August 29, 1997, or as soon thereafter as possible.

                                      Very truly yours,

                                      SAFETY COMPONENTS INTERNATIONAL, INC.


                                      By:   /s/ Jeffrey J. Kaplan
                                           Name:  Jeffrey J. Kaplan
                                           Title:  Executive Vice President
                                                   and Chief Financial Officer

                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 Third Avenue
                          New York, New York 10022-9998









                                   August 29, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re: Registration Statement of Safety Components International, Inc. on Form S-4 - File No. 333-33387, as amended (the "Registration Statement")

Ladies and Gentlemen:

                  On behalf of our client, Safety Components International, Inc. (the "Company"), attached for filing is Amendment No. 1 to the above referenced Registration Statement on Form S-4.

                  Any questions or comments regarding the enclosed should be directed to Richard A. Goldberg at (212) 891-9221 or the undersigned at (212) 891-9360.

                                                              Very truly yours,


                                                              /s/ Maria Gattuso
                                                              -----------------
                                                              Maria Gattuso

Enclosure

     As filed with the Securities and Exchange Commission on August 29, 1997
                                                      Registration No. 333-33387




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------


                     SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     33-0596831
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                AUTOMOTIVE SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     33-0611750
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                        ASCI HOLDINGS GERMANY (DE), INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     33-0727084
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                          ASCI HOLDINGS UK (DE), INC.
             (Exact name of registrant as specified in its charter)
          Delaware                           3714                     33-0727081
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                        ASCI HOLDINGS MEXICO (DE), INC.
             (Exact name of registrant as specified in its charter)

         Delaware                            3714                     33-0727083
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                         ASCI HOLDINGS CZECH (DE), INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     33-0727080
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                          ASCI HOLDINGS ASIA (DE), INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     33-0757465
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                       VALENTEC INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                           3714                     54-1658773
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                                  GALION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3483                     33-0611991
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                             VALENTEC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           3489                     33-0618610
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                  SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                           2221                     58-2328795
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)      Classification Code Number)  Identification Number)

                             2160 North Central Road
                               Fort Lee, NJ 07024
                                 (201) 592-0008
                   (Address, including zip code, and telephone
                  number, including area code, of registrant's
                               principal offices)

                                   ----------

                                JEFFREY J. KAPLAN
                             2160 North Central Road
                               Fort Lee, NJ 07024
                                 (201) 592-0008
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                    ---------

                                   Copies to:
                            RICHARD A. GOLDBERG, ESQ.
                    Shereff, Friedman, Hoffman & Goodman, LLP
                                919 Third Avenue
                            New York, New York 10022
                                  (212)758-9500

                                    --------

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this registration statement becomes effective.

            If the securities being registered on this Form are being offered in connection with the formation of holding company and there is compliance with General Instruction G, check the following box: [ ]

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 29, 1997


PROSPECTUS
                       OFFER FOR ANY AND ALL OUTSTANDING
              10-1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
      IN EXCHANGE FOR 10-1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                  The Exchange Offer will expire at 5:00 p.m.,
             New York City time, on             , unless extended.
                              ---------------------


            Safety Components International, Inc., a Delaware corporation (the "Company" or "SCI"), is hereby offering, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal," which together with this Prospectus constitutes the "Exchange Offer"), to issue $90,000,000 aggregate principal amount of its 10-1/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes") in exchange for a like principal amount of the issued and outstanding 10-1/8% Senior Subordinated Notes due 2007, Series A, of the Company (the "Old Notes" and together with the Exchange Notes, the "Notes").



            The Old Notes were sold by the Company on July 24, 1997 to BT Securities Corporation, BancAmerica Securities, Inc. and Alex. Brown & Sons Incorporated (the "Initial Purchasers") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption under the Securities Act (the "Offering"). The Initial Purchasers subsequently resold the Old Notes (i) within the United States to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and
(ii) to a limited number of institutional "accredited investors," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, that agreed in writing to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be reoffered or otherwise transferred in the United States or to U.S. Persons (as defined in Regulation S under the Securities Act) unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Offering was conditioned upon, and a significant portion of the proceeds of the Offering was used to fund, the Company's acquisition of all of the assets of the Air Restraint/Industrial Fabrics Division of JPS Automotive L.P. ("JPS"), a subsidiary of Collins & Aikman Corporation (the "JPS Acquisition"), which was consummated on July 24, 1997. The Old Notes are designated for trading in the Private Offering, Resales and Trading through Automated Linkages ("Portal") Market of the National Association of Securities Dealers, Inc. and are eligible for resale pursuant to Rule 144A under the Securities Act. After the Exchange Offer, the Old Notes that remain outstanding will continue to be subject to the restrictions on transfer contained in the legend thereon and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act.



            There is no established trading market for the Exchange Notes. The Initial Purchasers have advised the Company that they presently intend to make a market in the Exchange Notes as permitted by applicable laws and regulations. The Initial Purchasers are not obligated, however, to make a market in the Exchange Notes and any market-making may be discontinued at any time at the sole discretion of the Initial Purchasers. The Company does not presently intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, Exchange Notes or that an active public market for the Exchange Notes will develop. See "Risk Factors--Absence of Established Trading Market." To the extent that a market for the Exchange Notes does develop, the market value of the Exchange Notes will depend on market conditions (such as yields on alternative investments, general economic conditions, the Company's financial condition and other conditions). Such conditions might cause the Exchange Notes, to the extent that they are actively traded, to trade at a significant discount from face value.



            The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that (i) the Exchange Notes will bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (iii) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture"), dated as of July 24, 1997, by and among the Company, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee" or the "Exchange Agent"). See "The Exchange Offer" and "Description of Exchange Notes."


            Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes, i.e., July 24, 1997 (the "Issue Date"), payable semi-annually in arrears on each of January 15 and July 15 of each year, commencing January 15, 1998 at the rate of 10 1/8% per annum. Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.


            The Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after July 15, 2002 at the redemption prices set forth herein, plus accrued interest to the date of redemption. In addition, the Exchange Notes are not redeemable by the Company prior to July 15, 2002, except that, at any time on or prior to July 15, 2000, the Company, at its option, may redeem, with the net cash proceeds of one or more Public Equity Offerings (as defined) by the Company, up to 25% of the aggregate principal amount of the Notes originally issued, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued interest to the date of redemption, provided that at least 75% of the aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption. Upon a Change of Control (as defined), each holder of Exchange Notes will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain Asset Sales (as defined). See "Description of the Exchange Notes."


            The Exchange Notes will be, and the Old Notes are, (i) general unsecured obligations of the Company and (ii) subordinated in right of payment to all existing and future Senior Indebtedness (as defined), including, without limitation, the Company's obligations under the Credit Agreement (as defined), and structurally subordinate to all existing and future indebtedness of the Company's subsidiaries that are not Guarantors (as defined). The Exchange Notes will rank, and the Old Notes rank, (i) pari passu in right of payment with any future senior subordinated indebtedness of the Company and (ii) senior in right of payment to all other subordinated obligations of the Company. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the use of proceeds described therein, the Company and its subsidiaries would have had an aggregate of $17.0 million of Senior Indebtedness (excluding unused commitments of $27.0 million (excluding outstanding letters of credit) available under the Credit Agreement) and the Company's subsidiaries that are not Guarantors would have had approximately $9.6 million of indebtedness outstanding which would rank senior to the Notes. See "Use of Proceeds," "Unaudited Pro Forma Financial Data" and "Description of the Credit Agreement" and "Risk Factors--Subordination of Exchange Notes to Senior Indebtedness."


            The Exchange Notes will be, and the Old Notes are, unconditionally guaranteed on a senior subordinated basis by the Company's domestic subsidiaries (the "Guarantors"). The Guarantees (as defined herein) are, or will be, as the case may be, general unsecured obligations of the Guarantors and are, or will be, as the case may be, subordinated in right of payment to all existing and future Guarantor Senior Indebtedness (as defined). The Guarantees rank, or will rank, as the case may be, pari passu with any future senior subordinated indebtedness of the Guarantors and rank, or will rank, as the case may be, senior in right of payment to all other subordinated obligations of the Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the use of proceeds described therein, the Guarantors collectively would have had approximately $7.4 million of Guarantor Senior Indebtedness (excluding guarantees of Senior Indebtedness).

                             -----------------------

            SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR OLD NOTES.
                             -----------------------

            The current offer and sale of the Exchange Notes are being registered under the Registration Statement of which this Prospectus forms a part in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 24, 1997, between the Company and the Trustee, on behalf of the original purchasers of the Old Notes and various Exchange Agreements between the Company and holders of the Old Notes who are a party thereto (collectively, the "Exchange Agreements"). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. See "The Exchange Offer--Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. A broker-dealer holding Old Notes may participate in the Exchange Offer provided that it acquired the Old Notes for its own account as a result of market-making or other trading activities. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making or other trading activities. The Company and the Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by any Participating Broker Dealer and other persons, if any, with similar prospectus delivery requirements for use in connection with any such resale of Exchange Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

         The Company will accept for exchange Old Notes validly tendered prior
to 5:00 p.m., New York City time, on            , 1997, unless extended by the
Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions, but is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

         The Company will not receive any proceeds from the Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will pay all the expenses incident to the Exchange Offer (other than any underwriting discounts or commissions). In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

                             -----------------------


         THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES

CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

            UNTIL             , 1997 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

            PROSPECTIVE INVESTORS IN THE EXCHANGE NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE EXCHANGE NOTES. NEITHER THE COMPANY NOR ANY OF THE GUARANTORS IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE EXCHANGE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

            NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             -----------------------


               The Date of this Prospectus is             , 1997

                              AVAILABLE INFORMATION

            The Company has filed a Registration Statement on Form S-4 (together with all amendments thereto referred to herein as the "Registration Statement" under the Securities Act, with the Commission covering the securities being offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

            The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The Registration Statement, as well as such periodic reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington D.C. 20549; or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's common stock, $.01 par value per share (the "Common Stock"), is quoted on the NASDAQ National Market System ("NASDAQ") and periodic reports, proxy and information statements and other information concerning the Company can also be inspected at NASDAQ.

            In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will deliver to the Trustee within 15 days after filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by, and is subject to, the more detailed information and the consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the terms the "Company" and "SCI" refer to Safety Components International, Inc. and its subsidiaries. As used herein, capitalized terms relating to the terms of the Exchange Notes shall have the respective meanings ascribed to them in "Description of the Exchange Notes."


            This prospectus includes "forward-looking statements" within the meaning of section 27a of the Securities Act and Section 21e of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements regarding the Company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate" "anticipate," "believe," or "continue," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("cautionary statements") are disclosed under "risk factors" and elsewhere in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements.

                                   THE COMPANY

            SCI is a leading, low-cost independent supplier of automotive airbag fabric and cushions, with operations in North America, Europe and Asia. The Company sells airbag fabric domestically and cushions worldwide to all of the major airbag module integrators that outsource such products. The Company believes it produces approximately 40% of all airbag fabric utilized in North America and that it manufactures approximately 10% of all airbag cushions installed worldwide.

            The Company believes the JPS Acquisition represents an important step in its airbag growth strategy because it will enable the Company to combine JPS's low-cost operations and strong market position in airbag fabric with its low-cost operations and strong market position in airbag cushions to exploit worldwide growth in demand for airbag module systems ("airbags" or "airbag modules"). According to the automotive research firm, Tier One, the worldwide market for automotive airbag modules has grown from approximately 3.6 million installed airbag modules in 1991 to approximately 57.2 million in 1996. According to the same source, installed airbag modules are projected to more than double to approximately 123.1 million by the year 2000 as a result of increasing usage of airbags in Europe and Asia and growth in demand for side-impact airbags. The Company's pro forma consolidated fiscal 1997 net sales and Adjusted EBITDA (as defined) were $173.2 million and $23.4 million, respectively.

            As part of its airbag growth strategy, the Company has recently commenced manufacturing and supplying metal airbag module components to its customers, further increasing the content per airbag module supplied by the Company. Airbag fabric, cushions and related metal components accounted for $130.9 million or 75.6% of pro forma consolidated fiscal 1997 net sales. The Company believes that it is also, as a result of the JPS Acquisition, a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications such as ballistics luggage, industrial filtration systems, aircraft escape slides, military tents and certain industrial apparel. Industrial fabrics accounted for $22.6 million or 13.0% of pro forma consolidated fiscal 1997 net sales and are produced using the same machinery that produces airbag fabric. The ability to interchange airbag and specialty industrial fabrics using the same equipment and similar manufacturing processes allows the Company to effectively utilize its manufacturing assets and lower per unit overhead costs. The Company also produces defense related products, primarily projectiles and other metal components for small to medium caliber training and tactical ammunition, which accounted for $19.7 million or 11.4% of the Company's pro forma consolidated fiscal 1997 net sales.

                              COMPETITIVE STRENGTHS

            The Company has developed a strong competitive position in the airbag fabric and cushion segments of the airbag module market and believes that additional growth opportunities exist as a result of the following competitive strengths:

            Market Leadership. The Company is a leading independent supplier of automotive airbag fabric and cushions with operations in North America, Europe and Asia. The Company believes that it produces approximately 40% of all airbag fabric sold in North America, the largest market for airbag fabric, and that it accounts for approximately 10% of the global market for airbag cushions. The Company supplies airbag fabric to every domestic airbag module integrator that outsources all or a portion of its airbag fabric requirements, including AlliedSignal Inc. ("AlliedSignal"), TRW, Inc. ("TRW") and AutoLiv Automotive Safety Products, Inc. ("AutoLiv") (whose aggregate sales accounted for over 60% of all domestic airbag modules installed in 1996). The Company also supplies approximately 70% and 100% of all airbag cushions outsourced by TRW and Petri Inc. ("Petri"), respectively (whose aggregate sales accounted for approximately 30% of installed modules worldwide in 1996). Moreover, as an established airbag cushion supplier, the Company believes that certain barriers to entry exist, such as difficulty in obtaining qualification requirements imposed by automakers, which will assist the Company in maintaining or increasing market share by limiting the ability of new suppliers to enter the market.

            Low-Cost Producer. The Company is a low-cost producer of automotive airbag fabric and cushions. Its low-cost position is facilitated by: (i) low labor rates in various international production facilities; (ii) high levels of automation in certain production facilities; and (iii) high capacity utilization rates as a result of interchangeable production processes. In addition, the Company has recently entered into a joint venture to produce finished airbag cushions in China, which will enable the Company to take advantage of lower labor costs as that facility begins commercial production.

            Integrated Manufacturing Process. The JPS Acquisition is expected to result in a more integrated manufacturing process, eventually reducing the Company's cost of raw materials and providing it with the ability to package both fabric and cushions in response to customer demand. In addition, the JPS Acquisition is expected to enable the Company to reduce fabric waste and to transfer weaving technologies to its airbag cushion production facilities.

            Global Manufacturing and Sourcing Capabilities. The Company has airbag cushion production facilities in Mexico, Germany, the Czech Republic and Wales and recently established a joint venture for airbag cushion production in China. The Company believes it benefits from its global manufacturing strategy through: (i) low labor costs; (ii) customer and geographic diversity; (iii) less sensitivity to regional economic downturns; and (iv) access to new customers and the ability to service existing customers in high growth regions such as Europe and Asia. In addition, the Company believes it has the ability to transfer weaving technology to certain geographic regions that are not currently being serviced.

            Commitment to Quality and Service. The Company believes its commitment to quality and customer service is a competitive advantage. As a result of its stringent emphasis on quality control and its advanced inspection processes, the Company has attained a near zero defect rate on the production of its airbag cushions. Most of the Company's facilities meet industry quality standards such as QS-9000/ISO 9002, and all seven of the Company's plants are expected to be so certified prior to 1997 year-end. In addition, the Company believes its reliable on-time delivery performance and advanced research and development capabilities have resulted in strong customer relationships, which the Company believes will continue to result in recurring revenues, particularly in light of supplier qualification requirements and customers' desires to consolidate suppliers.

            Ancillary Products and Services. The Company has established strong positions in various niche fabric markets and has targeted a number of high growth market segments in which it believes it will be able to gain significant market share. In addition, the Company will continue to identify new applications for its airbag manufacturing and machining capabilities and further diversify into related products to maximize capacity utilization.

                                 GROWTH STRATEGY

            The Company has experienced rapid growth in sales and profitability in recent years due to increased production and outsourcing of airbag cushions by its airbag module integrator customers. The Company has also recently benefited from the production of other airbag components in response to increased outsourcing of such parts by airbag module integrators.

Installation of airbag modules is expected to double between 1996 and 2000 and the Company believes that it is well-positioned to benefit from this growth due to its global presence, low-cost integrated production capabilities and strong customer relationships. Specific elements of the Company's growth strategy include:


            Enhance Low-Cost Position. The ability to remain a low-cost supplier is a key element of the Company's automotive airbag growth strategy as it enables the Company to price its products competitively, gain market share and maintain or increase profit margins. To enhance its low-cost position, the Company is evaluating a number of cost reduction opportunities including: (i) consolidating its European production facilities; (ii) consolidating certain administrative functions; (iii) reducing labor costs through automation; (iv) reducing transportation costs; and (v) exploiting economies of scale, particularly as production volumes increase at its new Czech Republic facility. Labor costs are also expected to decline as the Chinese joint venture becomes a production source. In addition, the combination of the Company and the Air Restraint/Industrial Fabrics Division of JPS also presents opportunities to further reduce airbag cushion production costs.

            Increase Airbag Volumes. The Company has been and believes it will continue to be successful in attaining product qualification and acceptance among airbag customers. Airbag cushion sales have increased from 783,000 units in fiscal year 1994 to 5.2 million units in fiscal year 1997 as a result of rapid growth in demand for airbag modules in North American and European markets and the continuing trend among airbag module integrators to purchase airbag components from third parties, such as the Company, specializing in the production of those components. The Company believes it is well-positioned to benefit from the continued strong demand for airbag modules due to its: (i) low-cost manufacturing strategy; (ii) established relationships with airbag module integrators; and (iii) its reputation for high product quality standards.

            Diversify Production Within Core Competence/Distribution Network. The Company intends to increase revenues and maximize plant efficiencies by providing related products to new and existing customers. The Company has successfully applied its manufacturing expertise to develop new products utilizing existing manufacturing capabilities. For example, the Company has expanded from parachute and metal parts production for the military into airbag cushions and metal products for airbag module integrators. Additionally, as a result of the JPS Acquisition, the Company is well-positioned to further diversify its business and exploit additional opportunities for growth by cross-marketing complementary manufacturing capabilities.

            Increase Content Per Airbag Module. The machining operations acquired through the acquisition of Valentec International Corporation ("Valentec") will enable the Company to increase the content per airbag module supplied to the Company's customers. The Company has recently started manufacturing and assembling end caps and retainer brackets to airbags produced for two of its largest airbag customers and believes that additional opportunities exist to increase the amount of content supplied to its customers. This strategy is intended to benefit the Company's customers by enabling them to consolidate suppliers while at the same time rendering the Company less dependent on industry volumes as content per airbag module increases.

            Expand Through Strategic Acquisitions. The Company intends to selectively pursue opportunities to acquire companies that offer complementary products or services to those industries currently served by the Company. This will enable existing and future customers to consolidate supply sources by obtaining a broader range of value added products and services from the Company. The Company also intends to evaluate new technologies and processes that will enable it to reduce product costs and/or increase the level of products or services provided to existing and future customers. The Company will also continue to evaluate acquisitions and joint ventures that will enable the Company to further integrate production of airbags and other products.

                            SIGNIFICANT TRANSACTIONS

            The JPS Acquisition. On July 24, 1997, the Company acquired all of the assets of the Air Restraint/lndustrial Fabrics Division (the "Division") of JPS for $56.3 million in cash (including 18 looms delivered at closing) and the assumption of certain liabilities, subject to post closing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. The Offering was conditioned upon, and a significant portion of the proceeds of the Offering was used to finance, the JPS Acquisition. Safety Components Fabric Technologies, Inc., a newly formed wholly-owned subsidiary of the Company, acquired all of the assets under the JPS Acquisition (the Division is sometimes hereinafter referred to as "JPS" or "SCFT"). SCFT is a leading, low-cost supplier of airbag fabric in North America and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. The Company believes the JPS Acquisition represents an important step in its airbag growth strategy because it will enable the Company to: (i) combine strong market positions in airbag fabric and cushions; (ii) integrate low-cost manufacturing capabilities in airbag fabric and cushions to exploit the worldwide growth in demand for airbag modules; (iii) interchange airbag and specialty industrial fabrics using the same equipment and manufacturing processes thereby allowing the Company to effectively utilize its manufacturing assets; and (iv) enhance and expand its customer base. See "Business--Significant Transactions--The JPS Acquisition."


            The Valentec Acquisition. Pursuant to a definitive Stock Purchase Agreement, effective as of May 22, 1997, the Company acquired in a tax-free stock for stock transaction all of the outstanding capital stock of Valentec (the "Valentec Acquisition"). Valentec is a high-volume manufacturer of stamped and precision machined products for the automotive, commercial and defense industries. The Company believes that Valentec's machining capabilities and relationships with airbag module integrators will enable the Company to increase the amount of content per airbag module supplied by the Company. Pursuant to this strategy, the Company has begun producing end caps and retainer brackets for two of its larger airbag module customers. In addition, the Company believes that it will be able to eliminate certain duplicative corporate functions at Valentec, resulting in improved efficiencies and cost savings. See "Business--Significant Transactions--The Valentec Acquisition."

                              THE INITIAL OFFERING


Old Notes................           The Old Notes were sold by the Company on
                                    July 24, 1997 to BT Securities Corporation,
                                    BancAmerica Securities, Inc. and Alex. Brown
                                    & Sons Incorporated (the "Initial
                                    Purchasers") pursuant to a Purchase
                                    Agreement dated July 21, 1997 (the "Purchase
                                    Agreement"). The Initial Purchasers
                                    subsequently resold the Old Notes (i) within the United States to qualified institutional buyers, in reliance upon Rule 144A under the Securities Act and (ii) to a limited number of institutional "accredited investors," within the meaning of Rule 501(a)(1), (2),
                                    (3) or (7) under the Securities Act, that agreed in writing to comply with certain transfer restrictions and other conditions.


Registration Rights
  Agreement..............           Pursuant to the Purchase Agreement, the
                                    Company, the Guarantors and the Initial
                                    Purchasers entered into the Registration
                                    Rights Agreement, which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                                    THE EXCHANGE OFFER

Securities Offered.......           $90,000,000 aggregate principal amount of
                                    10 1/8% Senior Subordinated Notes due 2007,
                                    Series B, of the Company.

The Exchange Offer.......           $1,000 principal amount of Exchange Notes in
                                    exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $90,000,000 aggregate principal amount of
                                    Old Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.


                                    Based on interpretations by the staff of the Commission set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. See "The Exchange Offer -- Resale of the Exchange Notes." Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met.



                                    A Participating Broker-Dealer holding Old
                                    Notes may participate in the Exchange Offer provided that it acquired the Old Notes for its own account as a result of market-making or other trading activities. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making or other trading activities. The Company and the Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by any Participating Broker-Dealer and other persons, if any, with similar prospectus delivery requirements for use in connection with any such resale of Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "Plan of Distribution."

                                    Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the Commission enunciated in "no-action" letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date..................   5:00 p.m., New York City time, on
                                    1997 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


Accrued Interest on the
  Exchange Notes and the
  Old Notes......................   Interest on the Exchange Notes will accrue
                                    from the Issue Date, i.e., July 24, 1997.
                                    Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes. See "The Exchange Offer --
                                    Interest on the Exchange Notes."


Conditions to the Exchange
  Offer..........................   The Exchange Offer is subject to certain
                                    customary conditions, which may be waived by the Company, but it is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. See
                                    "The Exchange Offer--Conditions."

Procedures for Tendering Old
  Notes..........................   Each holder of Old Notes wishing to accept
                                    the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company, among other things, (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and
                                    (v) if such holder is a Participating
                                    Broker-Dealer that will receive Exchange
                                    Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange
                                    Notes. See "The Exchange Offer--Purpose and
                                    Effect of the Exchange Offer" and
                                    "--Procedures for Tendering."

Untendered Old Notes.............   Upon consummation of the Exchange Offer the
                                    provisions of the Registration Rights
                                    Agreement shall continue to apply (i) in the case of any holders that, in certain circumstances, become holders of unregistered Exchange Notes with respect to Old Notes, (ii) in the case of any holder that participates in the Exchange Offer and does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an "affiliate" of the Company within the meaning of the Securities Act) and (iii) to Exchange Notes held by Participating Broker Dealers.

Consequences of
  Failure to
  Exchange.......................   The Old Notes that are not exchanged
                                    pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old
                                    Notes may be resold only (i) to the Company,
                                    (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule
                                    904 under the Securities Act, or (iv)
                                    pursuant to an effective registration
                                    statement under the Securities Act. See "The
                                    Exchange Offer--Consequences of Failure to
                                    Exchange."

Shelf Registration Statement.....   If, (i) because of any change in law or in
                                    currently prevailing interpretations of the staff of the Commission, the Company and the Guarantors are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 135 days of the Issue
                                    Date, (iii) in certain circumstances,
                                    certain holders of unregistered Exchange
                                    Notes so request, or (iv) in the case of any Holder that participates in the Exchange
                                    Offer, such Holder does not receive Exchange
                                    Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company or any Guarantor within the meaning of the Securities Act), then in each case, the Company and the Guarantors have agreed to (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf
                                    Registration Statement"), (b) use their best efforts to cause the Shelf Registration
                                    Statement to be declared effective under the Securities Act and (c) use their best efforts to keep effective the Shelf
                                    Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Shelf
                                    Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A
                                    Holder that sells Notes pursuant to the
                                    Shelf Registration Statement will be
                                    required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights
                                    Agreement that are applicable to such holder
                                    (including certain indemnification rights and obligations).

Special Procedures for
  Beneficial Owners..............   Any beneficial owner whose Old Notes are
                                    registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender any Old
                                    Notes beneficially owned by it should
                                    contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than twenty business days in order to provide for the transfer of registered ownership.


Guaranteed Delivery
  Procedures.....................   Holders of Old Notes who wish to tender
                                    their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent
                                    (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                    Procedures."

Withdrawal Rights................   Tenders may be withdrawn at any time prior
                                    to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
  and Delivery of
  Exchange Notes.................   The Company will accept for exchange any and
                                    all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New
                                    York City time, on the Expiration Date. The
                                    Exchange Notes issued pursuant to the
                                    Exchange Offer will be delivered promptly following the Expiration Date. See "The
                                    Exchange Offer--Terms of the Exchange
                                    Offer."


Certain Federal Income
  Tax Considerations.............   The exchange of Old Notes for Exchange Notes
                                    pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes, because under existing
                                    Treasury regulations, the Exchange Notes will not differ materially in kind or extent from the Old Notes. See "Certain Federal
                                    Income Tax Considerations--The Exchange
                                    Offer."


Use of Proceeds..................   There will be no cash proceeds to the
                                    Company from the exchange pursuant to the Exchange Offer.

Exchange Agent...................   IBJ Schroder Bank & Trust Company


                                    THE EXCHANGE NOTES

General..........................   The form and terms of the Exchange Notes are
                                    the same as the form and terms of the Old
                                    Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities
                                    Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange
                                    Offer--Purpose and Effect of the Exchange
                                    Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.
                                    See "Description of Exchange Notes."

Securities Offered...............   $90,000,000 aggregate principal amount of
                                    10 1/8% Senior Subordinated Notes due 2007,
                                    Series B.

Issuer...........................   Safety Components International, Inc.

Maturity Date....................   July 15, 2007.

Interest Payment Dates...........   Interest on the Exchange Notes will be
                                    payable semi-annually in arrears on each of January 15 and July 15 of each year, commencing January 15, 1998.

Optional Redemption..............   The Exchange Notes will be redeemable, in
                                    whole or in part, at the option of the
                                    Company on or after July 15, 2002 at the redemption prices set forth herein, plus accrued interest to the date of redemption.
                                    In addition, the Exchange Notes are not
                                    redeemable by the Company prior to July 15, 2002, except that, at any time on or prior to July 15, 2000, the Company, at its option, may redeem, with the net cash proceeds of one or more Public Equity
                                    Offerings by the Company, up to 25% of the aggregate principal amount of the Notes originally issued, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, provided that at least 75% of the aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption. See "Description of the Exchange Notes -- Redemption."

Change of Control................   Upon a Change of Control, each holder of
                                    Exchange Notes will have the right to
                                    require the Company to repurchase such
                                    holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the Exchange Notes -- Change of Control."


Ranking..........................   The Exchange Notes will be, and the Old
                                    Notes are, (i) general unsecured obligations of the Company and (ii) subordinated in right of payment to all existing and future
                                    Senior Indebtedness, including, without
                                    limitation, the Company's obligations under the Credit Agreement, and structurally subordinate to all existing and future indebtedness of the Company's subsidiaries that are not Guarantors. The Exchange Notes will rank, and the Old Notes rank, (i) pari passu in right of payment with any future senior subordinated indebtedness of the
                                    Company and (ii) senior in right of payment to all other subordinated obligations of the Company. As of June 30, 1997 on a pro forma basis after giving effect to the Offering and the use of proceeds described therein, the Company and its subsidiaries would have had an aggregate of approximately $17.0 million of Senior Indebtedness (excluding unused commitments of $27.0 million
                                    (excluding outstanding letters of credit) available under the Credit Agreement) and the Company's subsidiaries that are not Guarantors would have had approximately $9.6 million of indebtedness outstanding which would rank senior to the Notes. See "Use of Proceeds," "Unaudited Pro Forma Financial
                                    Data," "Description of the Credit Agreement" and "Risk Factors -- Subordination of
                                    Exchange Notes to Senior Indebtedness."

Guarantees.......................   The Exchange Notes will be, and the Old
                                    Notes are, unconditionally guaranteed on a senior subordinated basis by the Guarantors.
                                    The Guarantees are, or will be, as the case may be, general unsecured obligations of the Guarantors and are, or will be, as the case may be, subordinated in right of payment to all existing and future Guarantor Senior
                                    Indebtedness. The Guarantees rank, or will rank, as the case may be, pari passu with any future senior subordinated indebtedness of the Guarantors and rank, or will rank, as the case may be, senior in right of payment to all other subordinated obligations of the Guarantors. As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the use of proceeds described therein, the Guarantors collectively would have had approximately $7.4 million of Guarantor Senior Indebtedness (excluding guarantees of Senior Indebtedness).


Certain Covenants................   The Indenture contains certain covenants
                                    with respect to the Company and its
                                    subsidiaries that restricts, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions and (f) transactions with affiliates. The
                                    Indenture also restricts the Company's
                                    ability to consolidate or merge with or
                                    into, or to transfer all or substantially all of its assets to, another person. In addition, under certain circumstances, the
                                    Company will be required to offer to
                                    purchase the Exchange Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase, with the proceeds of certain Asset Sales. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the Exchange
                                    Notes -- Certain Covenants."


For additional information regarding the Notes, see "Description of the Exchange
                                    Notes."


                                 USE OF PROCEEDS

            The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in a like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for the Exchange Notes will be cancelled and cannot be reissued.


            The gross proceeds of $90.0 million from the Offering were used to:
(i) consummate the JPS Acquisition, including expenses thereto; (ii) repay the Term Loan and any amounts then outstanding under the Revolving Credit Facility;
(iii) pay related fees and expenses and (iv) purchase a building in South Carolina adjacent to the existing SCFT facility. The remaining proceeds of the Offering will be used for working capital and general corporate purposes. Pending such uses, the net proceeds of the Offering have been invested in short-term, interest-bearing securities. See "Use of Proceeds."


                                  RISK FACTORS

            Holders of Old Notes should carefully consider the specific factors set forth under "Risk Factors," as well as the other information and data included in this Prospectus.
                             -----------------------

            The Company was formed as a Delaware corporation on January 12, 1994 as a wholly-owned subsidiary of Valentec. Immediately prior to the closing of the Company's initial public offering on May 13, 1994 (the "Initial Public Offering"), Valentec contributed certain assets to certain subsidiaries of the Company in return for cash consideration (the "Transfer of Assets"). The Company's principal office is located at 2160 North Central Road, Fort Lee, NJ 07024 and its telephone number is (201) 592-0008.

            SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA


            The following table sets forth certain selected historical and unaudited pro forma financial data of the Company. The historical data as of March 31, 1995, 1996 and 1997 and June 30, 1996 and 1997 has been derived from the Consolidated Financial Statements of the Company. The pro forma data have been derived from the Unaudited Pro Forma Financial Data of the Company included elsewhere in this Prospectus. The Unaudited Pro Forma Financial Data does not purport to represent what the Company's results of operations actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated, or what such results will be for any future date or for any future period. The Company's results of operation for the three months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ended March 31, 1998. The information below should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.




                                                                                                         THREE MONTHS ENDED
                                                               YEAR ENDED MARCH 31,                           JUNE 30,
                                            -----------------------------------------------     -----------------------------------
                                                                                  PRO FORMA
                                            1995(1)     1996(1)       1997(1)(2)    1997(3)      1996          1997    PRO FORMA(3)
                                            -------     -------       ----------   --------      ----          ----    ------------
                                                  (IN THOUSANDS, EXCEPT RATIOS)
RESULTS OF OPERATIONS DATA:
   Net sales .........................    $ 51,779     $ 94,942      $ 83,958     $173,208     $ 16,172     $ 27,629     $ 48,309
   Gross profit ......................       7,226       13,034        16,024       28,124        2,592        5,668        8,384
   Operating income ..................       3,176        7,604         8,604       13,362        1,446        3,032        4,422
   Interest expense (income), net ....         126         (197)        1,319       10,563           10          523        2,639
   Income before extraordinary item
   and cumulative effect of accounting
   change (4) ........................       2,133        4,914         3,846          940          853        1,435        1,031
   Net income ........................       2,133        4,914         2,204          940          853        1,435        1,031
Net income per share .................    $    .53     $    .99      $    .44     $    .19     $    .17     $    .29     $    .21
Weighted average number of shares
outstanding ..........................       4,031        4,981         5,027        5,021        5,069        5,021        5,015
OTHER DATA
   EBITDA(5) .........................    $  3,919     $  8,708      $ 12,756     $ 22,217     $  1,783     $  4,022     $  6,084
   Adjusted EBITDA(5) ................          --           --            --       23,428           --           --        6,593
   Depreciation and amortization .....         743        1,104         2,391        6,997          337          990        1,662
   Capital expenditures(6) ...........       2,473        4,588         8,613       10,554        2,047        1,828        1,840
   Ratio of adjusted EBITDA to
   interest expense, net .............          --           --            --         2.2x           --           --         2.5x
   Ratio of net debt to adjusted
   EBITDA ............................          --           --            --           --           --           --         3.6x
   Ratio of earnings to fixed
   charges(7) ........................       28.1x           --          6.2x         1.2x       138.2x         5.6x         1.6x
   Airbag cushion units(8) ...........       2,116        2,610         5,179        6,194          756        1,742        1,742
BALANCE SHEET DATA (AT END OF
PERIOD):
   Cash and cash equivalents .........    $  3,846     $ 12,033      $  8,320           --     $  5,461     $  2,772     $ 13,396
   Working Capital ...................       8,206       25,050        11,755           --       22,296        3,245       32,561
   Total assets ......................      28,311       49,831        73,407           --       47,137       94,516      175,096
   Total debt ........................       2,412        3,784        24,381           --        3,998       34,371      107,024
   Stockholders' equity ..............      15,971       35,344        35,274           --       35,936       35,915       35,915

                                                                                                      THREE MONTHS ENDED
                                                      YEAR ENDED MARCH 31,                                JUNE 30,
                                            ----------------------------------------------     ---------------------------------
                                                                                 PRO FORMA
                                            1995(1)      1996(1)    1997(1)(2)    1997 (3)     1996         1997   PRO FORMA (3)
                                            -------      -------    ----------   ---------     ----         ----   -------------
                                                 (IN THOUSANDS, EXCEPT RATIOS)
CASH FLOWS DATA:
Cash flows from operations ...........     $   (901)     $ (3,500)     $ 11,115      --     $ (4,524)     $  2,088      NA
Cash flows from investing activities .       (2,473)       (4,588)      (32,870)     --       (2,047)       (5,934)     NA
Cash flows from financing activities .        7,084        16,555        18,903      --          (80)         (798)     NA


--------

            (1) The Company did not declare dividends during fiscal year 1997, 1996 or 1995.

            (2) In August 1996, the Company acquired Phoenix Airbag (as defined). The transaction was accounted for as a purchase using the purchase method of accounting.


            (3) The Summary Unaudited Pro Forma Financial Data is derived from the Unaudited Pro Forma Financial Data included elsewhere in this Prospectus. The pro forma results of operations data for the year ended March 31, 1997 give effect to: (i) the Valentec Acquisition; (ii) the JPS Acquisition; (iii) the completion of the Offering and the application of the net proceeds therefrom;
(iv) the Phoenix Acquisition (as defined); and (v) certain Subsequent Transactions (as defined), as if each had occurred on April 1, 1996. The pro forma results of operations data for the three months ended June 30, 1997 give effect to the events described in items (ii), (iii) and (v), as if each had occurred on April 1, 1997. The related pro forma balance sheet data as of June 30, 1997 gives effect to the events described in items (ii) and (iii) as if these had occurred on June 30, 1997.


            (4) Income before extraordinary item and cumulative effect of accounting change for the year ended March 31, 1997 excludes one-time charges of: (i) $383,000, net of income taxes, for deferred financing costs written-off during fiscal year 1997; and (ii) $1.3 million, net of income taxes, due to the Company's change in accounting for product launch costs from the deferral method to the expense as incurred method.


            (5) EBITDA represents income from operations plus depreciation and amortization and excludes the current year's impact of previously deferred product launch costs now expensed due to the accounting principle change made in fiscal year 1997. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. Adjusted EBITDA excludes non-recurring costs charged to JPS of $1.2 million for the year ended March 31, 1997 and $509,000 for the three months ended June 28, 1997, which consists of allocated cost of sales and selling, general and administrative expenses from JPS.



            (6) Pro forma capital expenditures do not include equipment obtained under capital lease obligations of $1.4 million or the building and 18 looms purchased for approximately $1.3 million and $1.5 million, respectively, in connection with the JPS Acquisition. However, capital expenditures include a non-recurring investment of $7.1 million for pro forma and fiscal year 1997 related to the construction of the Company's new Czech Republic facility, which was subsequently financed. Excluding this non-recurring investment for the Czech Republic facility, pro forma and fiscal year 1997 capital expenditures would have been $3.5 million and $1.5 million, respectively.


            (7) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of net interest expense on all indebtedness including amortization of deferred debt issuance costs and deferred financing costs.


            (8) Pro forma 1997 airbag cushion units includes the unit sales of Phoenix Airbag for the period April 1, 1996 through August 5, 1996. Refer to
Note 2 of Notes to Unaudited Pro Forma Financial Data.

                                  RISK FACTORS

            Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before tendering Old Notes in exchange for Exchange Notes. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

SUBSTANTIAL LEVERAGE; DEBT SERVICE OBLIGATIONS


            The Company is highly leveraged. At June 30, 1997, on a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom to consummate the JPS Acquisition and repay the Term Loan and the Revolving Credit Facility, the Company would have had total indebtedness of approximately $107.0 million. See "Capitalization." The Company may incur additional indebtedness in the future, including Senior Indebtedness, subject to limitations imposed by the Indenture and the Credit Agreement. The level of the Company's indebtedness could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes, (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. Certain of the Company's competitors may currently operate on a less leveraged basis and therefore could have significantly greater operating and financing flexibility than the Company. The Company's ability to make payments with respect to the Notes and to satisfy its other debt obligations will depend on its future operating performance and the ability to refinance indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control.


            As a result of the issuance of the Old Notes, the Company's interest expense has increased compared to prior years. The Company believes, based on current circumstances, that the Company's cash flow, together with available borrowings under the Credit Agreement, will be sufficient to permit the Company to meet its operating expenses and to service its debt requirements as they become due for the foreseeable future. Significant assumptions underly this belief, including, among other things, that the Company will succeed in implementing its business strategy and there will be no material adverse developments in the business, liquidity or capital requirements of the Company. If the Company is unable to service its indebtedness, it will be forced to adopt an alternative strategy that may include actions such as reducing or delaying acquisitions, capital expenditures, selling assets, restructuring or refinancing its indebtedness or seeking additional equity capital. There can be no assurance, however, that the Company's business will generate cash flow at or above projected levels or that any alternative strategies could be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

            Furthermore, repayment of the Notes is dependent upon the Company refinancing its indebtedness or obtaining new equity capital. There can be no assurance that the Company will be able to achieve this objective.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

            The Indenture restricts, among other things, the Company's ability to: incur additional indebtedness; incur liens; pay dividends or make certain other restricted payments; enter into certain transactions with affiliates; incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes; impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person; or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. See "Description of the Exchange Notes--Certain Covenants." If the Company fails to comply with these covenants, it would be in default under the Indenture and the principal and accrued interest on the Notes would become due and payable. In addition, the Credit Agreement contains restrictive covenants and requires the Company to maintain specified financial ratios and satisfy certain financial tests. The Company's ability to meet such financial ratios and tests may be affected by events beyond its control, and there can be no assurance that the Company will meet such tests. A breach of any of these covenants could result in an event of default under the Credit Agreement. In an event of default under the Credit Agreement, the lenders thereunder could elect to declare all amounts borrowed, together with accrued interest, to be immediately due and payable and the lenders under the Credit Agreement could terminate all commitments thereunder. If any such indebtedness were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. In addition, a default under the Credit Agreement or the instruments governing the Company's other indebtedness could constitute a cross-default under the Indenture and any instruments governing the Company's other indebtedness, and a default under the Indenture could constitute a cross-default under the Credit Agreement and any instruments governing the Company's other indebtedness. See "Description of the Exchange Notes --Certain Covenants" and "Description of the Credit Agreement."

SUBORDINATION OF EXCHANGE NOTES TO SENIOR INDEBTEDNESS


            The Exchange Notes will be, and the Old Notes are, subordinated in right of payment to all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement, and structurally subordinated to all existing and future indebtedness of the Company's subsidiaries that are not Guarantors. Under the terms of the Indenture, the Company will be permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. See "Description of the Credit Agreement," "Description of the Exchange Notes -- Subordination" and "--Certain Covenants." As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the application of the estimated net proceeds therefrom to consummate the JPS Acquisition and repay the Term Loan and any amounts then outstanding under the Revolving Credit Facility, the Company and its subsidiaries would have had an aggregate of approximately $17.0 million of Senior Indebtedness (excluding unused commitments of $27.0 million (excluding outstanding letters of credit) available under the Credit Agreement) and the Company's subsidiaries that are not Guarantors would have had approximately $9.6 million of indebtedness outstanding (including trade payables and current, long-term and other liabilities and excluding the guarantees by certain of the Company's subsidiaries of the Company's obligations under the Credit Agreement). The Company expects, subject to certain restrictions, that it will incur additional Senior Indebtedness, including Senior Indebtedness under the Credit Agreement, in connection with the implementation of its airbag growth strategy.


            By reason of such subordination, in the event of the liquidation or insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness. The holders of any indebtedness of the Company's subsidiaries will be entitled to payment of their indebtedness from the assets of such subsidiaries prior to the holders of any general unsecured obligations of the Company, including the Notes. If the Company incurs additional pari passu indebtedness, the holders of such debt would be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of the Company. This will have the effect of reducing the amount of proceeds paid to holders of the Notes. In addition, no payments may be made with respect to the principal of or interest on the Notes if a payment default exists with respect to Designated Senior Indebtedness (as defined) and, under certain circumstances, no payments may be made with respect to the principal of or interest on the Notes for certain periods of time if a non-payment default exists with respect to Designated Senior Indebtedness. See "Description of the Exchange Notes --Subordination."

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

            Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "The Exchange Offer."

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

            Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

FRAUDULENT CONVEYANCE RISKS; POSSIBLE INVALIDITY OF GUARANTEES

            The Company's obligations on the Exchange Notes will be, and the Company's obligations on the Old Notes are, guaranteed on a joint and several basis by the Guarantors. The incurrence by the Company and the Guarantors of the indebtedness evidenced by the Notes, the full and unconditional, joint and several guarantees by the Guarantors of the Old Notes (the "Old Guarantees") and the Exchange Notes (the "New Guarantees"), and the use by the Company of the proceeds of the Old Notes to effect the JPS Acquisition, may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company or the Guarantors. Under these statutes, if a court were to find that at the time the Notes, or the Old Guarantees or the New Guarantees (collectively, the "Guarantees"), as the case may be, were issued, (a) the Company or any of the Guarantors issued the Notes or a Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) the Company or any of the Guarantors received less than reasonably equivalent value or fair consideration for issuing the Notes or a Guarantee, as the case may be, and (ii) the Company or any such Guarantor, as the case may be, (A) was insolvent or was rendered insolvent by reason of the JPS Acquisition, the Offering and the Exchange Offer, (B) was engaged, or was about to engage, in a business or transaction for which its assets constituted unreasonably small capital or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes), such court could void the Notes or such Guarantee, subordinate such obligations to presently existing and future indebtedness of the Company and such Guarantor or take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating the Notes.

            The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company and the Guarantors would be considered insolvent if, at the time they incur or incurred the indebtedness constituting the Notes or the Guarantees, either (a) the fair market value (or fair saleable value) of their assets on a going concern basis is less than the amount required to pay the probable liability on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (b) they are incurring debt beyond their ability to pay as such debt matures.

            In addition, the Guarantees may be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), they were incurred for less than reasonably equivalent value or fair consideration. As described above, a court could therefore void the Guarantees or subordinate them to other obligations of the Guarantors.


            The Company and the Guarantors believe that, at the time of the issuance of the Notes and the Guarantees, as the case may be, the Company and the Guarantors were or will be, as the case may be, (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to pay their debts as the same mature or become due and to operate their respective businesses effectively and (c) incurring debts within their respective abilities to pay. In reaching the foregoing conclusions, the Company and the Guarantors have relied upon their analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors (including rights of contribution and indemnification in connection with the Guarantees). There can be no assurance, however, that a court passing on such questions would reach the same conclusions. See "Description of the Exchange Notes--Guarantees."

CHANGE OF CONTROL


            Upon the occurrence of a Change of Control, each holder of Exchange Notes will have the right to require the Company to repurchase all or a portion of such holder's Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the repurchase price for all Exchange Notes tendered by holders thereof. Further, the provisions of the Indenture may not afford holders of Exchange Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Exchange Notes, if such transaction does not result in a Change of Control. In addition, the terms of the Credit Agreement may limit the Company's ability to repurchase any Exchange Notes and will also identify certain events that would constitute a Change of Control, as well as certain other events with respect to the Company or certain of its subsidiaries, that would constitute an event of default under the Credit Agreement. See "Description of the Credit Agreement." Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Exchange Notes, the Company could seek the consent of its lenders to the repurchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from repurchasing Exchange Notes. In such case, the Company's failure to repurchase tendered Exchange Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's existing debt agreements and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. See "Description of the Exchange Notes -- Change of Control."


ABSENCE OF ESTABLISHED TRADING MARKET


            The Exchange Notes will constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of holders of Exchange Notes to sell their Exchange Notes or (iii) the price at which the holders of Exchange Notes would be able to sell their Exchange Notes. If such a market were to exist, the Exchange Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Company and its subsidiaries. The Company has been advised by the Initial Purchasers that, following completion of this offering, they presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. See "The Exchange Offer." There can be no assurance that even following registration of the Exchange Notes an active trading market will exist for the Exchange Notes, or that such trading market will be liquid.


RELIANCE ON MAJOR CUSTOMERS

            The Company's customers are airbag module integrators, such as TRW and Petri. Sales of airbag related products to TRW, Petri and AlliedSignal accounted for approximately 31.2%, 12.8% and 7.6%, respectively, of the Company's pro forma consolidated fiscal 1997 net sales of airbag related products. The Company's contracts for airbag cushions and airbag fabric are typically requirements contracts which do not bind any customer to purchase specified quantities until such customer has issued a purchase order to the Company. The Company's agreements with TRW with respect to airbag cushions are driver side (in North America only) and passenger side airbag requirement contracts which are subject to termination under certain conditions and which are otherwise terminable by TRW upon 90 days' prior written notice. The Company and Petri are parties to an "evergreen" agreement, pursuant to which the parties agree upon price, quantity, and other terms at the beginning of each calendar year. No binding obligation exists with respect to renewal of this contract each year. A significant reduction of purchases by or the loss of any one of these customers would have a material adverse effect on the Company. See "Business -- Airbag Related Products -- Customers."

PRICING OF AUTOMOTIVE AIRBAG MODULES; TRENDS IN INDUSTRY

            The continued sale of airbags by the Company is conditioned upon, among other things, the Company's prices remaining competitive. The Company's agreements with TRW require the Company to pass along certain cost savings to TRW. The Company's future profitability will depend on, among other things, its ability to continue to improve its manufacturing efficiencies and maintain a cost structure that will enable the Company to offer competitive prices. The Company anticipates that it will continue to incur capital expenditures to accomplish these objectives. See "Business --Airbag Related Products -- Customers."

CHARACTERISTICS OF THE AUTOMOTIVE INDUSTRY; SEASONALITY

            As a supplier to the automotive industry, the Company's airbag business is dependent on many factors including the level of vehicle sales in each market, which are cyclical and dependent on, among other things, the timing of the introduction of new models of automobiles for which the Company manufactures airbags, changes in consumer vehicle preferences, governmental regulation of auto safety, potential work stoppages, adverse weather conditions, potential problems with obtaining supplies and other risks of production. In addition, the Company's automotive products business is subject to the seasonal characteristics of the automotive industry in which there are seasonal shutdowns in the third and fourth calendar quarters of each year which typically result in lower shipments of airbags during these quarters. Sluggish consumer spending on automobiles could have a material adverse impact on the Company. See "Business -- Seasonality."

            In addition, automotive suppliers such as the Company are under constant pressure from their major customers to reduce product costs, improve quality and provide additional design and engineering capabilities. Remaining a low cost supplier of automotive airbags worldwide constitutes one of the Company's primary goals. However, there can be no assurance that the Company will be able to continually improve or maintain its product margins on product sales to its customers.

            According to Tier One, demand for airbag modules is anticipated to increase over the next few years although it is also anticipated that industry revenue will flatten during such period due to, among other things, continued downward pressure on the price of automotive airbag modules and components as a result of competition and manufacturing efficiencies. Moreover, a significant portion of the demand for airbag modules is expected to result from increased demand for side-impact airbag cushions, which require less fabric than the driver and passenger-side airbag cushions.

COMPETITION

            There are several companies, some with greater financial resources than the Company, which produce or are capable of producing products which compete with the products manufactured by the Company. These companies include airbag module integrators, such as TRW, Delphi Interior Lighting ("Delphi") and AutoLiv, which produce substantial quantities of airbag cushions to satisfy their own requirements. However, certain barriers to entry exist for potential new competitors into the airbag business, including switching costs. There can be no assurance that TRW, Delphi, AutoLiv or other automotive suppliers or automobile manufacturers will not seek in the future to satisfy more of their airbag cushion requirements through internal manufacturing capabilities or other airbag cushion manufacturers. Increased competition, as well as price reductions of airbag modules, would adversely affect the Company's revenues and profitability. See "Business -- Airbag Related Products -- Competition" and "-- Customers."


            Milliken & Co. ("Milliken") and certain smaller manufacturers compete with the Company as a supplier of airbag fabric to airbag module integrators. In addition, certain airbag module integrators, including Takata, Inc. (which is also known as Highland Industries) ("Takata"), produce all airbag fabric used in their airbag manufacturing operations.


            The Company is one of two suppliers under contract with the United States Army to supply 120 millimeter mortar cartridges. However, the defense industry is highly competitive and there can be no assurance that other suppliers will not be awarded contracts for products sold by the Company. See "Business -- Defense Related Products -- Competition" and "-- Markets and Customers."

DEPENDENCE ON SUPPLIERS

            Under its agreements with TRW and with various branches of the United States Armed Forces and its prime contractors, such customers must approve the source of supply of all major components used by the Company. TRW has thus far approved only one qualified source of supply for certain airbag components. A prolonged delay in product shipments by the Company's qualified suppliers combined with a delay in the approval by TRW or the United States Armed Forces or its prime contractors of alternate qualified suppliers could adversely affect the Company's operating results. In addition, certain of the Company's suppliers are also competitors or potential competitors of the Company with respect to the sale of products directly to the Company's customers. See "Business -- Airbag Related Products -- Suppliers" and "-- Defense Related Products -- Manufacturing and Production."

            The Company currently plans to vertically integrate its operations by using the fabric produced by SCFT in the manufacture of its airbags, although such change in the supply of fabric will not be cost-effective unless it coincides with a customer's change in its airbag model. There can be no assurance that the Company's customers will approve the use of SCFT fabric. If such fabric is approved, there can be no assurance that the Company will be able to successfully integrate its operations, or that cost savings will result from such integration. Under industry standards, any fabric lines sold by SCFT must be certified by each of its customers. In order to use SCFT's fabric in its airbag cushions for any customer, the Company will be required to certify with such customer the use of SCFT's fabric in its automotive airbags. Certification may take an extended period of time, in some cases, up to six months to one year. Although management of each of SCFT and the Company considers its customer relationships to be good, there can be no assurance that the required certifications will be obtained from its customers. If customer certification is delayed or not obtained, there could be a material adverse effect on the business of the Company.

            Approximately 85% of SCFT's customers have specified the use of E.I. DuPont de Nemours and Co. ("DuPont") yarn or an equivalent alternative in the production of SCFT's fabrics. Management of the Company believes that SCFT's relationship with DuPont is excellent. However, given the superior quality of DuPont's nylon yarn, if SCFT becomes unable to obtain DuPont yarn, there is no assurance that SCFT would be able to obtain a yarn of equivalent quality from another manufacturer or that the failure to obtain an equivalent yarn would not have a material adverse effect on the business of SCFT or its ability to fill its customers' orders.

COSTS AND RISKS IN ACQUISITION AND EXPANSION STRATEGY

            The Company's future operations and earnings will be largely dependent upon the Company's ability to integrate the operations of SCFT into the current operations of the Company. The operations of SCFT vary in scope and type from the Company's current operations. There can be no assurance that the Company will be able to successfully integrate such operations with those of the Company, and a failure to do so would have a material adverse effect on the Company's financial position, results of operations and cash flows. Additionally, although the Company does not currently have any agreement or understanding with respect to any specific acquisition plans, the need to focus management's attention on integration of new operations, as well as other factors, may limit the Company's ability to successfully pursue acquisitions or other opportunities related to its business for the foreseeable future. Also, successful integration of operations will be subject to numerous contingencies, some of which are beyond management's control. These contingencies include general and regional economic conditions, competition and changes in regulation.

            The ability of the Company to successfully implement its acquisition strategy depends upon a number of factors. For example, the Company must identify acquisition opportunities in the automotive products or related industries, successfully negotiate, finance and consummate such acquisitions, comply with applicable regulatory restrictions (including antitrust laws) in the United States and abroad and integrate the acquired business into the Company. There can be no assurance that the Company will be able to identify suitable acquisition candidates at favorable acquisition prices or that it will be able to finance and consummate any such acquisitions and integrate the acquired business. In past acquisitions, the Company has been successful in reducing product and organization costs upon consummation and integration of the acquisitions. However, there can be no assurance that the Company will be able to integrate any new acquisitions successfully into its operations and achieve costs savings from such integration. See "Business -- Growth Strategy."

            As the Company expands its airbag business worldwide, it may incur additional expenses resulting from this expansion, which could adversely affect the Company's operating profits. For example, the Company operated a temporary facility in Germany during fiscal year 1995 and two temporary facilities in the Czech Republic during fiscal year 1997, in order to meet TRW's demand for airbags, which resulted in the incurrence of additional operating expenses during this period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company may experience unanticipated start-up costs in connection with the establishment of its new manufacturing facility in the Czech Republic. See "Business -- Growth Strategy" and "-- Airbag Related Products -- Capacity."

DEPENDENCE ON KEY PERSONS

            The Company's continued success may depend to a significant degree upon the services of Robert A. Zummo, the Chairman of the Board, President and Chief Executive Officer of the Company. See "Management -- Employment Agreements." The Company maintains, and is the beneficiary under, a key man life insurance policy on Mr. Zummo in the amount of approximately $2.5 million. In addition, the loss of the services of Thomas W. Cresante, Executive Vice President and Chief Operating Officer of the Company, and Jeffrey J. Kaplan, Executive Vice President and Chief Financial Officer of the Company, and the inability to attract replacements of these key personnel could have a material adverse effect on the Company. See "Management."

PRODUCT LIABILITY

            Through sales of its airbag products, the Company is engaged in a business which could result in possible claims for injury resulting from the failure of its products. Recently, there has been increased public attention to injuries and deaths of children and small adults due to the force of the inflation of airbags. Although the Company has not been named as a defendant in any product liability lawsuit nor threatened with any such lawsuit, the Company has a risk of exposure to product liability claims. Product liability insurance is maintained, but there can be no assurance that insurance coverage will continue to be available on terms acceptable to the Company or that such coverage will be adequate for any liabilities that might be incurred. See "Business -- Airbag Related Products -- Product Liability."

RISKS OF FOREIGN OPERATIONS

            For the year ended March 31, 1997, 21.7% of the Company's pro forma consolidated net sales was generated outside of the United States. Foreign operations and exports to foreign markets are subject to a number of special risks, including, but not limited to, risks with respect to fluctuations in currency exchange rates, economic and political destabilization, other disruption of markets, restrictive actions by foreign governments (such as restrictions on transfer of funds, export duties and quotas, foreign customs and tariffs and unexpected changes in regulatory environments), changes in foreign laws regarding trade and investment, difficulty in obtaining distribution and support, nationalization, the laws and policies of the United States affecting trade, foreign investment and loans, and foreign tax laws. There can be no assurance that one or a combination of these factors will not have a material adverse effect on the Company's ability to increase or maintain its foreign sales or on its results of operations.

            In addition, the Company has significant manufacturing operations in foreign countries and purchases a portion of its raw materials from foreign suppliers. The production costs, profit margins and competitive position of the Company are affected by the strength of the currencies in countries where it manufactures or purchases goods relative to the strength of the currencies in countries where its products are sold.

            Certain of the Company's operations generate net sales and incur expenses in foreign currencies. The Company's financial results from international operations may be affected by fluctuations in currency exchange rates. Certain exchange rate risks to the Company are limited by contractual clauses in the Company's agreement with TRW for European supply of airbags. Future fluctuations in certain currency exchange rates could adversely affect the Company's financial results. See "Business -- Airbag Related Products -- Customers."

ADVERSE EFFECT OF REGULATION AND GOVERNMENT POLICY; ENVIRONMENTAL LAWS

            Domestic and foreign political developments and government regulations and policies directly affect the automotive consumer products and defense industries in the United States and abroad. Regulations and policies relating to over-the-highway vehicles include standards established by the United States Department of Transportation for motor vehicle safety. The modification of existing laws, regulations or policies, or the adoption of new laws, regulations or policies, could have an adverse effect on the Company. As a government contractor, the Company is subject to extensive and complex United States Government procurement laws and regulations, which provide for ongoing government reviews of contract procurement, performance and administration, including routine audits by the Defense Contract Audit Agency (the "DCAA"). Failure to comply with these laws and regulations could subject the Company to civil and criminal penalties, and under certain circumstances, suspension and debarment from future government contracts for a specified period of time.


            Like similar companies, the Company's operations and properties are subject to a wide variety of increasingly complex and stringent federal, state, local and international laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees (collectively, "Environmental Laws"). Such laws, including but not limited to those under the Comprehensive Environmental Response Compensation & Liability Act ("CERCLA" or "Superfund"), may impose joint and several liability and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The nature of the Company's operations exposes it to the risk of claims with respect to such matters and there can be no assurance that violation of such laws have not occurred or will not occur or that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing Environmental Laws and liability for known environmental claims pursuant to such Environmental Laws, will not have a material adverse effect on the Company's financial position or results of operations and cash flows. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material. See "Business -- Environmental Matters"; Note 8 to Notes to the Company's Consolidated Financial Statements, Note 7 to Notes to Valentec's Financial Statements, Note 12 to Notes to JPS' Financial Statements and Note 11 to JPS' Financial Statements.


CONTROL BY PRINCIPAL STOCKHOLDER

            Mr. Zummo beneficially owns approximately 20.2% of the outstanding Common Stock. Accordingly, Mr. Zummo may have the ability to control the election of the Company's directors and thus, subject to his fiduciary duties, direct the future operations of the Company and control other actions requiring stockholder approval, including certain fundamental corporate transactions such as a merger or sale of substantially all of the assets of the Company. See "Security Ownership of Certain Beneficial Owners and Management."

VARIABILITY OF DEFENSE INDUSTRY

            The Company's reliance upon defense programs for a significant portion of its defense related sales has certain inherent risks, including the uncertainty of domestic economic conditions, dependence on Congressional appropriations and administrative allotment of funds, changes in governmental policies which may reflect military and political developments and other factors characteristic of the defense industry. See "Business -- Defense Related Products -- Markets and Customers" and "-- United States Government Contracts."


            As of June 30, 1997, the Company had a defense related backlog of approximately $22.6 million of which $8.8 million is expected to be completed before the end of fiscal year 1998. Although the Company believes that the backlog of approximately $19.0 million from its systems contract for mortar cartridges (the "Systems Contract") with the United States Army will ultimately be realized, there can be no assurance that it will be successful in realizing such revenues. In any event the Company does not believe that its revenues from the defense related products will be as significant in the future as it has been historically for the Company.

            Changes in the strategic direction of defense spending, the timing of defense procurements and specific defense program appropriation decisions may adversely affect the performance of the Company. The precise impact of these matters will depend on the timing and size of the changes and decisions, and the Company's ability to mitigate their impact with new business and/or cost reductions. In view of the continuing uncertainty regarding the size, content and priorities of the annual Department of Defense budget, the historical financial information relating to the defense related operations of the Company may not be indicative of future performance.

                                 USE OF PROCEEDS


            The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in a like principal amount, the form and terms of which are the same as the forms and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the pro forma statements or capitalization tables.



            The gross proceeds of $90.0 million from the Offering were used to:
(i) consummate the JPS Acquisition, including expenses thereto; (ii) repay the Term Loan and any amounts then outstanding under the Revolving Credit Facility;
(iii) pay related fees and expenses and (iv) purchase a building in South Carolina adjacent to the existing SCFT facility. The remaining proceeds of the Offering will be used for working capital and general corporate purposes. Pending such uses, the net proceeds of the Offering have been invested in short-term, interest-bearing securities. See "Description of the Credit Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Unaudited Pro Forma Financial Data" included elsewhere in this Prospectus.


                                 CAPITALIZATION


            The following table sets forth the historical capitalization of the Company as of June 30, 1997 derived from its unaudited consolidated financial statements and the unaudited pro forma capitalization of the Company on such date after giving effect to the Offering and the application of the estimated net proceeds therefrom to consummate the JPS Acquisition and repay the Term Loan and all amounts then outstanding under the Revolving Credit Facility. This table should be read in conjunction with the Financial Statements and "Selected Historical and Unaudited Pro Forma Financial Data" included elsewhere in this Prospectus.




                                                   JUNE 30, 1997
                                                   -------------
                                               ACTUAL     PRO FORMA
                                               ------     ---------
                                                 (IN THOUSANDS)
Cash and cash equivalents ...............     $  2,772     $ 13,396
                                              ========     ========
Debt:
            Credit Facility(1) ..........     $ 17,928     $     --
            Capital Lease Obligations ...        6,111        6,692
            Exchange Notes offered hereby           --       90,000
            Other Debt ..................       10,332       10,332
                                              --------     --------
            Total Debt ..................       34,371      107,024
Total Stockholders' Equity ..............       35,915       35,915
                                              --------     --------
Total Capitalization ....................     $ 70,286     $142,939
                                              ========     ========


----------

            (1) Actual amounts at June 30, 1997 represented amounts outstanding under the Credit Agreement. Such amounts were repaid out of the proceeds of the Offering. See "Management Discussion and Analysis of Financial Condition and Results of Operations." The credit facility existing under the Credit Agreement as of the closing of the Offering permits a maximum aggregate borrowing of $27.0 million, all of which (excluding outstanding letters of credit) was available at the closing of the Offering.


                       UNAUDITED PRO FORMA FINANCIAL DATA


            The following unaudited pro forma financial data (the "Unaudited Pro Forma Financial Data") as of June 30, 1997 (and for the three months ended June 28, 1997, in the case of the Division), for the year ended March 31, 1997, and for the three months ended June 30, 1997 (and for the three months ended June 28, 1997, in the case of the Division), has been derived by the application of pro forma adjustments to the financial statements of the Company, Valentec, and the Division. The historical accounts of JPS as of, and for the twelve months ended, March 29, 1997, are derived from its audited financial statements as of December 28, 1996 plus the three month period ended March 29, 1997 less the three month period ended March 31, 1996, included elsewhere in this Prospectus. The pro forma financial data for the year ended March 31, 1997 gives effect to:
(i) the Valentec Acquisition; (ii) the JPS Acquisition; (iii) the completion of the Offering and application of the proceeds therefrom; (iv) the Phoenix Acquisition; and (v) certain Subsequent Transactions. The pro forma statement of operations data for the year ended March 31, 1997 gives effect to the events described in items (i), (ii), (iii), (iv) and (v) as if each had occurred on April 1, 1996. The pro forma statement of operations data for the three months ended June 30, 1997 gives effect to the events described in items (ii), (iii) and (v) as if each had occurred on April 1, 1997. The related pro forma balance sheet data gives effect to the events described in items (ii) and (iii) as if each had occurred on June 30, 1997. The adjustments are described in the accompanying notes. The Unaudited Pro Forma Financial Data does not purport to represent what the Company's results of operations actually would have been if those transactions had been consummated on the date or for the periods indicated, or what such results will be for any future date or for any future period. The Unaudited Pro Forma Financial Data should be read in conjunction with "Selected Historical and Unaudited Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                                                                                          PRO FORMA
                                 HISTORICAL          ACQUISITIONS          OFFERING AND  OFFERING AND    SUBSEQUENT
                                     SCI        VALENTEC       JPS         ACQUISITIONS  ACQUISITIONS     FINANCING
                                   3/31/97      3/31/97       3/29/97      ADJUSTMENTS      TOTALS      TRANSACTIONS    PRO FORMA
                                   -------      -------       -------      -----------      ------      ------------    ---------
STATEMENT OF OPERATIONS:
Net sales ....................     $ 83,958     $ 14,026      $ 65,570     $  9,654(a)      $173,208     $     --         $173,208
Cost of sales ................       64,130       12,144        55,127        6,428(b)       137,829           --          137,829
Depreciation .................        2,043          546         2,306          599(b)         5,494           --            5,494
Product launch costs .........        1,761           --            --           --            1,761           --            1,761
                                   --------     --------      --------     --------         --------     --------         --------
   Gross Profit ..............       16,024        1,336         8,137        2,627           28,124           --           28,124
Selling and marketing
   expenses ..................        1,375           --            --          503(c)         1,878           --            1,878
General and administrative
   expenses ..................        5,697        1,683         3,229          675(d)        11,284           --           11,284
Amortization .................          348           --           900          352(e)         1,600           --            1,600
                                   --------     --------      --------     --------         --------     --------         --------
   Income (loss) from
      operations .............        8,604         (347)        4,008        1,097           13,362           --           13,362
                                   --------     --------      --------     --------         --------     --------         --------
Other expense (income) .......          444         (538)          332          605(f)           843           --              843
Interest expense, net ........        1,319        1,183           499        7,341(g)        10,342          221(i)        10,563
                                   --------     --------      --------     --------         --------     --------         --------
   Income (loss) before
      taxes ..................        6,841         (992)        3,177       (6,849)           2,177         (221)           1,956
Provision (benefit) for
   income taxes ..............        2,995         (286)          453       (2,058)(h)        1,104          (88)(j)        1,016
                                   --------     --------      --------     --------         --------     --------         --------
   Income (loss) before
      extraordinary item and
      cumulative effect of
      change in accounting
      principle ..............     $  3,846     $   (706)     $  2,724     $ (4,791)        $  1,073     $   (133)        $    940
                                   ========     ========      ========     ========         ========     ========         ========
Income (loss) before
   extraordinary item and
   cumulative effect of change
   in accounting principle per
   share .....................     $   0.77           --            --           --               --           --         $   0.19
                                   ========     ========      ========     ========         ========     ========         ========
Weighted average number of
   shares outstanding ........        5,027           --            --           --               --           --            5,021
OTHER FINANCIAL DATA:
EBITDA(1) ....................     $ 12,756     $    199      $  7,214     $  2,048         $ 22,217     $     --         $ 22,217
Adjusted EBITDA(1) ...........       12,756          199         8,425        2,048           23,428           --           23,428
Capital expenditures(2) ......        8,613        1,116           825           --           10,554           --           10,554


-------


            (1) EBITDA represents income from operations plus depreciation and amortization and excludes the current year's impact of previously deferred product launch costs now expensed due to the accounting principle change made in fiscal year 1997. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. Adjusted EBITDA excludes non-recurring costs charged to JPS of $1.2 million, which consists of allocated cost of sales and selling, general and administrative expenses from JPS.

            (2) Pro forma capital expenditures do not include equipment obtained under capital lease obligations of $1.4 million or the building and 18 looms purchased for approximately $1.3 million and $1.5 million, respectively, in connection with the JPS Acquisition. However, capital expenditures include a non-recurring investment of $7.1 million for pro forma and fiscal year 1997 related to the construction of the Company's new Czech Republic facility which was subsequently financed. Excluding the non-recurring investment for the Czech Republic facility pro forma and fiscal year 1997 capital expenditures would have been $3.5 million and $1.5 million, respectively.


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                                                                                                          TWELVE
                                                                                                                          MONTHS
                                                  REF                               ADJUSTMENT                        MARCH 31, 1997
                                                  ---                               ----------                        --------------
Net sales.......................................  (a)        Revenues of Phoenix prior to August 6,
                                                                1996 (date of acquisition) (Note 2)............         $12,381
                                                             Eliminate intercompany sales between
                                                                SCI and Valentec...............................         (2,727)
                                                                                                                        -------
                                                                                                                          9,654
Cost of sales...................................  (b)        Cost of Sales of Phoenix prior to August
                                                                6, 1996 (Note 2)...............................           9,155
                                                             Depreciation for Phoenix prior to
                                                                acquisition (Note 2)...........................             249
                                                             Eliminate intercompany cost of sales
                                                                between SCI and Valentec.......................         (2,727)
                                                             Additional depreciation related to JPS
                                                                property, plant and equipment
                                                                (Note 2).......................................             350
                                                                                                                        -------
                                                                                                                          7,027
                                                                                                                        -------
Increase in gross profit........................                                                                          2,627
                                                                                                                        -------
Selling and marketing expenses..................  (c)        Selling and marketing expenses of
                                                                Phoenix prior to August 6, 1996
                                                                (Note 2).......................................             503
General and administrative                        (d)        General and Administrative expense of
  expenses......................................                Phoenix prior to August 6, 1996
                                                                (Note 2).......................................             675
Goodwill amortization...........................  (e)        Amortization of Phoenix goodwill prior
                                                                to August 6, 1996 (Note 2).....................             153
                                                             Amortization of Valentec goodwill
                                                                (Note 1).......................................             672
                                                             Eliminate JPS historical goodwill
                                                                amortization (Note 1)..........................           (884)
                                                             Amortization of JPS goodwill (Note 1).............             411
                                                                                                                        -------
                                                                                                                            352
                                                                                                                        -------
Increase of operating income....................                                                                          1,097
                                                                                                                        -------
Other expense (income)..........................  (f)        Elimination of income from Valentec's
                                                                investment in SCI (Note 1).....................             605
Interest expense................................  (g)        Increase in interest expense due to Notes
                                                                issued in Offering (Notes 1 and 4).............           9,113
                                                             Increase in interest expense due on note
                                                                payable to affiliate (Note 4)..................             140
                                                             Increase in interest expense related to
                                                                Phoenix prior to August 6, 1996
                                                                (Note  2)......................................              83

                                                             Increase amortization of deferred
                                                                financing costs incurred from KeyBank
                                                                (Notes 1 and 2)................................              40
                                                             Increase amortization of deferred
                                                                financing costs incurred from Offering
                                                                (Notes 1 and 2)................................             330
                                                                                                                        -------
                                                                   Total Interest Expense Pro Forma............           9,706
                                                             Eliminate historical interest expense for
                                                                long-term debt repaid from Offering
                                                                proceed........................................         (2,365)
                                                                                                                        -------
                                                                   Pro Forma Interest Adjustment
                                                                   Required....................................           7,341
                                                                                                                        -------
Decrease in income before
  income taxes..................................                                                                        (6,849)
                                                                                                                        -------

Provision (benefit) for income                    (h)        Income tax benefit attributable to
  taxes.........................................                additional interest on Notes issued in
                                                                Offering (Note 5)..............................         (2,963)
                                                             Income tax benefit attributable to fiscal
                                                                year 1997 operating losses from
                                                                Valentec (Note 5)..............................           (353)
                                                             Increase income tax provision to
                                                                corporate tax rates for JPS (Note 5)...........             785
                                                             Income taxes of Phoenix prior to August
                                                                6, 1996 (Note 5)...............................             473
                                                                                                                        -------
                                                                                                                        (2,058)
                                                                                                                        -------
Decrease in income before
  extraordinary item and
  cumulative effect of change in
  accounting principle..........................                                                                        $(4,791)
                                                                                                                        =======


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (IN THOUSANDS)


                             STATEMENT OF OPERATIONS

                                                                                                                    TWELVE
                                                                                                                    MONTHS
                                       REF                               ADJUSTMENT                             MARCH 31, 1997
Interest Expense.....................  (i)      Increase in SCI interest expense due to mortgage
                                                financing from Bank Austria (Notes 4 and 6)..................        $563
                                                Increase in SCI interest expense due to new equipment
                                                financing (Notes 4 and 6)....................................         160
                                                Increase amortization of deferred financing costs
                                                incurred from Bank Austria (Notes 1 and 2)...................          15
                                                Eliminate historical interest expense for long-term debt
                                                repaid from subsequent transactions..........................        (517)
                                                                                                                 --------
                                                                                                                      221
Provision (benefit) for income         (j)      Income tax benefit attributable to additional interest from
taxes.................................          subsequent financing transactions (Note 5)...................         (88)
                                                                                                                 --------
Decrease in net income................                                                                               $133
                                                                                                                  =======








                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)


                               HISTORICAL   ACQUISITION
                                  SCI           JPS
                                 THREE         THREE                        PRO FORMA
                                 MONTHS        MONTHS      OFFERING AND    OFFERING AND   SUBSEQUENT
                                 ENDED         ENDED       ACQUISITIONS    ACQUISITIONS   FINANCING
                                6/30/97       6/28/97      ADJUSTMENTS        TOTALS     TRANSACTIONS    PRO FORMA
                                -------       -------      -----------        ------     ------------    ---------
STATEMENT OF OPERATIONS:
Net sales .................      $27,629      $ 20,680       $    --          $48,309      $  --          $48,309
Cost of sales .............       21,156        17,395            --           38,551         --           38,551
Depreciation ..............          805           536            33(a)         1,374         --            1,374
                                 -------      --------       -------          -------      -----          -------
   Gross Profit ...........        5,668         2,749           (33)           8,384         --            8,384
Sell and marketing
   expenses ...............          288            --            --              288         --              288
General and administrative
   expenses ...............        2,163         1,223            --            3,386         --            3,386
Amortization ..............          185           122           (19)(b)          288         --              288
                                 -------      --------       -------          -------      -----          -------
   Income (loss) from
     operations ...........        3,032         1,404           (14)           4,422         --            4,422
                                 -------      --------       -------          -------      -----          -------
Other expenses (income) ...          118           (20)           --               98         --               98
Interest expense, net .....          523            17         1,995(c)         2,535        104(e)         2,639
                                 -------      --------       -------          -------      -----          -------
   Income (loss) before
     taxes ................        2,391         1,407        (2,009)           1,789       (104)           1,685
Provision (benefit) for
   income taxes ...........          956            --          (260)(d)          696        (42)(f)          654
                                 -------      --------       -------          -------      -----          -------
Net income (loss) .........      $ 1,435      $  1,407       $(1,749)         $ 1,093      $ (62)         $ 1,031
                                 =======      ========       =======          =======      =====          =======
Net income (loss) per share      $   .29            --            --               --         --          $   .21
                                 =======                                                                  =======
Weighted average number of
   shares outstanding .....        5,021            --            --               --         --            5,015
OTHER FINANCIAL DATA:
EBITDA(1) .................      $ 4,022      $  2,062       $    --          $ 6,084      $  --          $ 6,084
Adjusted EBITDA(1) ........           --            --            --            6,593         --            6,593
Capital expenditures(2) ...        1,828            12            --            1,840         --            1,840


                                     -------


           (1) EBITDA represents income from operations plus depreciation and amortization and excludes the current year's impact of previously deferred product launch costs now expensed due to the accounting principle change made in fiscal year 1997. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. Adjusted EBITDA excludes non-recurring costs charged to JPS of $509,000, which consists of allocated cost of sales and selling, general and administrative expenses from JPS.



           (2) Pro forma capital expenditures do not include the building and 18 looms purchased for approximately $1.3 million and $1.5 million, respectively, in connection with the JPS Acquisition.


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)


                                                                                                                 THREE MONTHS
                                           REF                          ADJUSTMENT                              JUNE 30, 1997
                                           ---                          ----------                              -------------
Cost of sales............................. (a)       Additional depreciation related to JPS
                                                       property, plant and equipment (Note 2).........           $        33
                                                                                                                 -----------
Decrease in gross profit..................                                                                                33
                                                                                                                 -----------


Goodwill amortization..................... (b)       Eliminate JPS historical goodwill
                                                       amortization (Note 1)..........................                 (122)
                                                     Amortization of JPS goodwill (Note 1)............                   103
                                                                                                                 -----------
                                                                                                                        (19)
Decrease of operating income..............                                                                              (14)
                                                                                                                 -----------
Interest expense.......................... (c)       Increase in interest expense due to Notes
                                                       issued in Offering (Notes 1 and 4).............                 2,278
                                                     Increase interest expense due on note
                                                       payable to affiliate (Note 4)..................                    17
                                                     Increase amortization of deferred
                                                       financing costs incurred from KeyBank
                                                       (Notes 1 and 2)................................                     5
                                                     Increase amortization of deferred
                                                       financing costs incurred from Offering
                                                       (Notes 1 and 2)................................                    83
                                                                                                                 -----------
                                                          Total Interest Expense Pro Forma............                 2,383
                                                     Eliminate historical interest expense for
                                                       long-term debt repaid from Offering
                                                       proceeds.......................................                 (388)
                                                                                                                 -----------
                                                          Pro Forma Interest Adjustment
                                                          Required....................................                 1,995
                                                                                                                 -----------
Decrease in income before
  income taxes............................                                                                           (2,009)
                                                                                                                 -----------


Provision (benefit) for income
  taxes................................... (h)       Income tax benefit attributable to
                                                       additional interest on Notes issued in
                                                       Offering (Note 5)..............................                 (798)
                                                     Increase income tax provision to
                                                       corporate tax rates for JPS (Note 5)...........                   538
                                                                                                                 -----------
                                                                                                                       (260)
                                                                                                                 -----------
Decrease in income before
  extraordinary item and
  cumulative effect of change in
  accounting principle....................                                                                       $    (1,749)
                                                                                                                 ===========


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (IN THOUSANDS)

                             STATEMENT OF OPERATIONS


                                                                                                                  THREE MONTHS
                                         REF                               ADJUSTMENT                             JUNE 30, 1997
                                         ---                               ----------                             -------------
Interest Expense.......................  (i)   Increase in SCI interest expense due to mortgage
                                                  financing from Bank Austria (Notes 4 and 6)...................     $  94
                                               Increase in SCI interest expense due to new equipment
                                                  financing (Notes 4 and 6).....................................        26
                                               Increase amortization of deferred financing costs
                                                  incurred from Bank Austria (Notes 1 and 2)....................         2
                                               Eliminate historical interest expense for long-term debt
                                                  repaid from subsequent transactions...........................       (18)
                                                                                                                     -----


                                                                                                                       104
Provision (benefit) for income           (j)   Income tax benefit attributable to additional interest from
taxes..................................        subsequent financing transactions (Note 5).......................       (42)
                                                                                                                     -----
Decrease in net income.................                                                                              $  62
                                                                                                                     =====


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                 (IN THOUSANDS)


                                   HISTORICAL   ACQUISITION     OFFERING AND
                                          SCI           JPS      ACQUISITION
                                      6/30/97       6/28/97      ADJUSTMENTS       PRO FORMA
                                      -------       -------      -----------       ---------
ASSETS
Cash and cash equivalents .....      $  2,772       $     2      $ 10,622(a)       $  13,396
Accounts receivable, net ......        16,000        14,173            --             30,173
Inventories ...................         7,576         9,094            --             16,670
Prepaid and other .............         2,790           262          (203)(b)          2,849
                                     --------       -------      --------          ---------
   Total current assets .......        29,138        23,531        10,419             63,088
Property, plant and equipment,
  net .........................        34,032        24,706         2,186(c)          60,924
Goodwill, net .................        27,602        14,927         1,511(d)          44,040
Other assets ..................         3,744           273         3,027(e)           7,044
                                     --------       -------      --------          ---------
   Total assets ...............      $ 94,516       $63,437      $ 17,143          $ 175,096
                                     ========       =======      ========          =========
LIABILITIES AND
   STOCKHOLDERS' EQUITY
Accounts payable ..............      $ 13,221       $ 5,434      $     --          $  18,655
Accrued liabilities ...........         7,436         1,619            --              9,055
Current portion of long-term
   obligations ................         5,236           581        (3,000)(f)          2,817
                                     --------       -------      --------          ---------
     Total  current liabilities        25,893         7,634        (3,000)            30,527
Long-term obligations .........        29,135            --        75,072(g)         104,207
Other long-term liabilities ...         3,573           874            --              4,447
                                     --------       -------      --------          ---------
     Total liabilities ........        58,601         8,508        72,072            139,181
                                     ========       =======      ========          =========
STOCKHOLDERS' EQUITY:
Preferred stock ...............            --            --            --                 --
Common stock ..................            50            --            --                 50
Common stock warrants .........             1            --            --                  1
Additional paid-in capital ....        43,754        52,311       (52,311)(h)         43,754
Treasury stock ................       (15,438)           --            --            (15,438)
Retained earnings (accumulated
   deficit) ...................        10,828         2,618        (2,618)(h)         10,828
Cumulative translation
   adjustment .................        (3,280)           --            --             (3,280)
                                     --------       -------      --------          ---------
     Total stockholders' equity        35,915        54,929       (54,929)            35,915
                                     --------       -------      --------          ---------
Total liabilities and
   stockholders' equity .......      $ 94,516       $63,437      $ 17,143          $ 175,096
                                     ========       =======      ========          =========


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (IN THOUSANDS)

                                     ASSETS


                                                                                                                  AS OF
                                    REF                              ADJUSTMENT                               JUNE 30, 1997
                                    ---                              ----------                               -------------
Cash and cash equivalents.........  (a)      Net proceeds from Notes (Notes 1 and 4)...................         $90,000
                                             Payment of deferred financing costs for Offering
                                               (Notes 1 and 4).........................................         (3,300)
                                             Payment for acquisition fees (Note 1).....................           (600)
                                             Purchases of equipment from
                                               Offering proceeds (Notes 1 and 3).......................         (1,250)
                                             Paydown of SCI's notes payable from Offering
                                               proceeds (Note 4).......................................        (17,928)
                                             Purchase of JPS (Note 1)..................................        (56,300)
                                                                                                               --------
                                                                                                                 10,622
Prepaid and other.................  (b)      Eliminate JPS's current deferred tax assets
                                               (Note 5)................................................           (203)
                                                                                                               --------
Increase in current assets........                                                                               10,419
                                                                                                               --------
Property, plant and
  equipment, net..................  (c)      Adjustment to property, plant and equipment to
                                               fair value..............................................         (1,216)
                                             Eliminate accumulated depreciation accounts...............           1,216
                                             Adjustment to machinery and equipment to fair
                                               value in connection with the acquisition of JPS
                                               (Notes 1 and 3).........................................             677
                                             Purchases of property and equipment from
                                               Offering proceeds (Note 2)..............................           1,250
                                             Purchased property and equipment from
                                               Offering proceeds (Notes 1 and 3).......................             259
                                                                                                               --------
                                                                                                                  2,186
Goodwill, net.....................  (d)      Record goodwill from acquisition of JPS
                                               (Note 1)................................................          16,438
                                             Eliminate historical JPS goodwill (Note 1)................        (14,927)
                                                                                                               --------
                                                                                                                  1,511
Other assets......................  (e)      Record debt acquisition costs related to the
                                               Notes (Notes 1 and 4)...................................           3,300
                                             Eliminate JPS deferred tax assets.........................           (273)
                                             Record SCI's investment in JPS for total cash
                                               paid....................................................          56,900
                                             Eliminate SCI's investment in JPS in
                                               consolidation...........................................        (56,900)
                                                                                                               --------
                                                                                                                  3,027
                                                                                                               --------
Increase in total assets..........                                                                             $ 17,143
                                                                                                               ========


                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                 SUMMARY OF PRO FORMA ADJUSTMENTS -- (CONTINUED)
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                                                       AS OF
                                    REF                                ADJUSTMENT                                  JUNE 30, 1997
                                    ---                                ----------                                  -------------
Current portion of
   long-term obligations..........  (f)      Repayment of SCI's current portion of notes payable
                                                to Bank of America NT&SA (as defined)
                                                (Note 4)....................................................         $  (3,000)
                                                                                                                     ---------
Decrease in current
   liabilities....................                                                                                      (3,000)
Long-term obligations.............  (g)      Issuance of Notes (Notes 1 and 4)..............................            90,000
                                             Repayment of SCI's notes payable to Bank of
                                                America NT&SA (Note 4)......................................           (14,928)
                                                                                                                     ---------
                                                                                                                        75,072
                                                                                                                     ---------
Increase in total liabilities.....                                                                                      72,072
                                                                                                                     ---------

Stockholders' equity..............  (h)      Eliminate JPS's historical equity..............................           (52,311)
                                             Eliminate JPS's historical retained earnings...................            (2,618)
                                                                                                                     ---------
Decrease in stockholders'
   equity.........................                                                                                     (54,929)
                                                                                                                     ---------
Increase in total liabilities
   and stockholders'
   equity.........................                                                                                   $  17,143
                                                                                                                     =========




                See Unaudited Notes to Pro Forma Financial Data.

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                   NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA

NOTE 1   TRANSACTIONS

Valentec Acquisition



           Valentec is a high-volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries. Immediately prior to the closing of the Valentec Acquisition, Valentec sold its wholly-owned subsidiary, Valentec International Limited ("VIL"), for a nominal amount. In connection with the Valentec Acquisition, the Company assumed a demand note payable to VIL of $800,000 and a five year term note of $2.0 million (see Note 4) in satisfaction of certain intercompany obligations between Valentec and VIL. The stock of the Company, 1,379,200 shares, previously held by Valentec was reacquired and has been recorded as treasury shares at fair value. Goodwill of approximately $16.8 million has been recorded in the June 30, 1997 balance sheet and will be amortized over 25 years. Amortization of goodwill has been included in the accompanying unaudited pro forma consolidated statements of operations amounting to approximately $672,000 for the year ended March 31, 1997. Additionally, the Company had certain related transactions, which have been eliminated for pro forma presentation for the year ended March 31, 1997. For the three months ended June 30, 1997 the Valentec Acquisition is reflected from the effective date of acquisition. The operations for the period April 1, 1997 to May 21, 1997 are not considered significant and, accordingly, have been excluded from the accompanying unaudited pro forma statement of operations for the three months ended June 30, 1997.


JPS Acquisition


           On July 24, 1997, the Company acquired all of the assets of the Division for $56.3 million in cash, including 18 looms (approximated value of $1.5 million) which were delivered to the Company at closing plus the assumption of certain liabilities, subject to post-closing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. In addition, the Company purchased an adjacent building for approximately $1.3 million. The Company estimates direct acquisition costs to be approximately $600,000. The JPS Acquisition was accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The Company adjusted property, plant and equipment in the accompanying historical financial statements of the Division to fair value in the amount of $677,000. Goodwill has been estimated at $16.4 million and will be amortized over 40 years. Amortization of goodwill has been included in the accompanying unaudited pro forma consolidated statements of operations amounting to approximately $411,000 for the year ended March 31, 1997 and $103,000 for the three months ended June 30, 1997. Additionally, the Division had preexisting amortization of goodwill totaling approximately $884,000 for the year ended March 29, 1997 and $122,000 for the three months ended June 28, 1997 which was reversed from the accompanying unaudited proforma consolidated statements of operations.


Notes

           The Company incurred approximately $3.3 million of fees and expenses related to the Offering. Such fees will be deferred and charged to operations over the expected term of the Notes, not to exceed 10 years.


           Interest is payable on the Old Notes, and will be payable on the Exchange Notes, semi-annually at a rate of 10.125% beginning January 15, 1998, on a pro forma basis. Included in the unaudited pro forma statement of operations is interest expense of $9.1 million for the year ended March 31, 1997 and $2.3 million for the three months ended June 30, 1997.


NOTE 2   PRINCIPLES OF ACCOUNTING FOR UNAUDITED PRO FORMA FINANCIAL DATA

           The historical consolidated financial statements include the accounts of the Company and its substantially-owned subsidiaries. The accounts of Phoenix Airbag GmbH ("Phoenix" or "Phoenix Airbag"), which was acquired by the Company on August 6, 1996 (the "Phoenix Acquisition"), have been included in the Company's historical consolidated financial

                      SAFETY COMPONENTS INTERNATIONAL, INC.
           NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA -- (CONTINUED)

statements beginning August 6, 1996 (date of acquisition). Accordingly, management adjusted, on a pro forma basis, the historical accounts for Phoenix based on its actual results of operations for the year ended March 31, 1997.


           For the year ended March 31, 1997, the accompanying unaudited pro forma statements of operations have been adjusted to reflect, on a pro forma basis, the historical results of Phoenix for a full year, and management's estimates of costs and expenses for the period April 1, 1996 through August 5, 1996 as follows (in thousands):



            Net sales ..................................      $12,381
            Cost of sales ..............................        9,155
            Depreciation ...............................          249
            Selling, general and administrative expenses        1,178
            Amortization of goodwill ...................          153
            Interest expense ...........................           83
            Income tax expense .........................          473
                                                              -------
            Increase in net income .....................      $ 1,090
                                                              =======
            Airbag cushion units produced ..............        1,015
                                                              =======


NOTE 3   PROPERTY, PLANT AND EQUIPMENT, NET


           Property and equipment has been increased for the purchase of a building for approximately $1.3 million, equipment for $1.5 million to be used by SCFT, and the adjustment to fair value of $677,000 of existing equipment at SCFT. The building and equipment have been purchased with proceeds received from the Offering. The building has an estimated useful life of 40 years and the equipment has an estimated useful life of 10 years. The accompanying unaudited pro forma consolidated statements of operations include additional depreciation amounting to $350,000 for the year ended March 29, 1997 and $33,000 for the three months ended June 28, 1997, which has been included as costs of goods sold.


NOTE 4   LONG-TERM OBLIGATIONS

           The Credit Agreement with KeyBank provided for a Term Loan (as defined) of $ 15.0 million and a Revolving Credit Facility (as defined) of $12.0 million. The loans under the Credit Agreement will mature on May 31, 2002 and are secured by substantially all the assets of the Company. Upon completion of the Offering, the Company used the proceeds to repay the Term Loan and amounts then outstanding under the Revolving Credit Facility. In connection therewith, the Company's credit facility with KeyBank was converted into a $27.0 million revolving credit facility (the "New Credit Facility"), bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% for any unused portion, with the remaining terms and conditions being similar to the previous revolving credit facility. The Company incurred approximately $200,000 of financing fees in connection with the KeyBank credit facility. The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures.


           Effective as of May 22, 1997, the Company completed the acquisition of Valentec. The Company assumed all of Valentec's outstanding obligations as of that date, including two term notes of approximately $5.1 million (net of assets held by the lender), a revolving line of credit of approximately $1.7 million, as of May 22, 1997 and equipment financings of approximately $1.1 million as of May 22, 1997. Approximately $6.8 million of such indebtedness described in this paragraph was retired in May and June 1997 with proceeds received from the Bank Austria mortgage note (see below).



           In connection with the Valentec Acquisition, the Company assumed a demand note payable to VIL of $800,000 and a five year term note of $2.0 million, payable in 60 monthly installments of approximately $39,600, together with interest at 7.0% per annum. Interest expense of $140,000 has been included in the unaudited pro forma statement of operations for

                      SAFETY COMPONENTS INTERNATIONAL, INC.
           NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA -- (CONTINUED)

the year ended March 31, 1997 to reflect this obligation. For the three months ended June 30, 1997 interest is included from May 22, 1997 in the historical results and a pro forma adjustment has been included in the amount of $17,000 for the period April 1, 1997 through May 21, 1997.


           On June 4, 1997, the Company secured a $7.5 million mortgage note facility with Bank Austria. The note is payable in semi-annual installments through March 31, 2007 and bears an interest rate of 7.5%. The note is secured by the assets of the Company's Czech Republic facility. The Company increased interest expense in the accompanying unaudited pro forma statement of operations by $563,000 for these borrowings as if they were outstanding for the year ended March 31, 1997. Additionally, for the three months ended June 30, 1997 the Company increased interest expense by $94,000.


Deferred Financing Costs


           Deferred financing costs, included in other assets, will arise, or arose, as the case may be, from the issuance of the Notes (see Note 1), the KeyBank Credit Facility and the Subsequent Transactions (see Note 6). Costs will be capitalized and amortized using the effective interest method. Amounts charged to interest expense in the accompanying unaudited pro forma consolidated statements of operations amounted to $385,000 for the year ended March 31, 1997. For the three months ended June 30, 1997 the amount charged to interest expense on a pro forma basis was $90,000.


NOTE 5   INCOME TAXES


           The Company adjusted the tax provision of the Division as if it were taxed as a corporation for the twelve months ended March 29, 1997 and the three months ended June 28, 1997. The Company also recorded a tax benefit for additional expenses, which are deductible for income tax purposes and included in the pro forma presentation.


NOTE 6   SUBSEQUENT TRANSACTIONS


           Subsequent to the Valentec Acquisition, the Company entered into certain financing arrangements. On June 4, 1997, the Company secured a $7.5 million mortgage note facility with Bank Austria (see Note 4). The proceeds were used to repay approximately $6.8 million of debt obligations assumed by the Company as part of the Valentec Acquisition. In connection with this mortgage, the Company incurred approximately $150,000 of financing fees. Additionally, the Company replaced certain existing capital lease obligations with new capital lease obligations with similar terms. These transactions are collectively known as the "Subsequent Transactions."

                   SELECTED HISTORICAL AND UNAUDITED PRO FORMA
                                 FINANCIAL DATA


           The following selected historical and unaudited pro forma financial data is derived from, and qualified by reference to, the Company's Consolidated Financial Statements and the notes thereto. The selected financial data for the periods from April 28, 1993 through March 31, 1994 and January 1, 1993 through April 27, 1993 is derived from the combined Automotive and Galion divisions of Valentec for those periods. The pro forma data have been derived from the Unaudited Pro Forma Financial Data of the Company included elsewhere in this Prospectus. The Unaudited Pro Forma Financial Data does not purport to represent what the Company's results of operations actually would have been if the transactions referred therein had been consummated on the date or for the periods indicated, or what such results will be for any future date or for any future period. The Company's results of operation for the three months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the entire year ended March 31, 1998. The information below should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.



                                      FOUR      ELEVEN
                                     MONTHS     MONTHS
                                    JANUARY 1, APRIL 28,                                                   THREE MONTHS ENDED
                                      1993       1993                YEAR ENDED MARCH 31,                     JUNE 30, 1997
                                    THROUGH    THROUGH     ----------------------------------------   ------------------------------
                                    APRIL 27,  MARCH 31,                                  PRO FORMA
                                      1993       1994      1995(1)   1996(1)  1997(1)(2)   1997(3)    1996     1997    PRO FORMA (3)
                                      ----       ----      -------   -------  ----------   -------    ----     ----    -------------
                                                     (IN THOUSANDS, EXCEPT RATIOS)
STATEMENT OF OPERATIONS DATA:
    Net sales ....................  $  4,580   $ 22,444   $ 51,779  $ 94,942   $ 83,958   $173,208  $16,172  $ 27,629   $ 48,309
    Cost of sales ................     4,436     18,895     44,553    81,908     67,934    145,084   13,580    21,961     39,925
    Gross profit .................       144      3,549      7,226    13,034     16,024     28,124    2,592     5,668      8,384
    Selling, general and
       administrative expenses ...       538      2,738      4,050     5,430      7,072     13,162    1,146     2,451      3,674
    Operating income (loss) ......      (394)      (439)     3,176     7,604      8,604     13,362    1,446     3,032      4,422
    Interest expense (income),
      net ........................        10        235        126      (197)     1,319     10,563       10       523      2,639
    Income (loss) before income
      taxes ......................      (417)      (591)     3,416     8,030      6,841      1,956    1,372     2,391      1,685
    Income tax provision
      (benefit) ..................      (167)      (207)     1,283     3,116      2,995      1,016      519       956        654
    Income before extraordinary
      item and cumulative effect
      of accounting changes ......      (250)      (384)     2,133     4,914      3,846        940      853     1,435      1,031
    Extraordinary item--deferred
      financing costs (less tax
      benefit of $255)(4) ........        --         --         --        --       (383)        --       --        --         --
    Cumulative effect of change in
      accounting for deferred
      product launch costs (less
      tax benefit of $718)(5)....        --         --         --        --     (1,259)        --       --        --         --
    Net income ...................      (250)      (384)     2,133     4,914      2,204        940      853     1,435      1,031
                                    --------   --------   --------  --------   --------   --------  -------  --------   --------
    Net income per share .........        NA         NA   $    .53  $    .99   $    .44   $    .19      .17  $    .29   $    .21
                                                          ========  ========   ========   ========    =====  ========   ========
    Weighted average number of
      shares outstanding .........        NA         NA      4,031     4,981      5,027      5,021    5,069     5,021      5,015
                                                          ========  ========   ========   ========    =====  ========   ========
OTHER DATA:
    EBITDA(6) ....................  $   (248)  $  1,125   $  3,919  $  8,708   $ 12,756   $ 22,217    1,783  $  4,022   $  6,084
    Adjusted EBITDA(6) ...........        --         --         --        --         --     23,428       --        --      6,593
    Depreciation and
      amortization ...............       146        314        743     1,104      2,391      6,997      337       990      1,662
    Capital expenditures(7) ......       198      3,710      2,473     4,588      8,613     10,554    2,047     1,828      1,840
    Ratio of earnings to fixed
      charges(8) .................        --                 28.1x        --       6.2x       1.2x   138.2x      5.6x       1.6x

    Airbag cushion units(9) ..       61          783       2,116       2,610       5,179    6,194         756      1,742      1,742
BALANCE SHEET DATA (AT END OF
PERIOD):
    Cash and cash equivalents   $    28     $     31    $  3,846    $ 12,033    $  8,320       --    $  5,461   $  2,772   $ 13,396
    Working capital ..........      749        1,504       8,206      25,050      11,755       --      22,296      3,245     32,561
    Total assets .............    4,943       12,837      28,311      49,831      73,407       --      47,137     94,516    175,096
    Total debt ...............       --        5,529       2,412       3,784      24,381       --       3,998     34,371    107,024
    Stockholders' equity .....       --           --      15,971      35,344      35,274       --      35,936     35,915     35,915
    Division (deficit) equity    (1,223)         866          --          --          --       --          --         --         --
CASH FLOW DATA:
    Cash flows from operations  $   193     $    108    $   (901)   $ (3,500)   $ 11,115       NA    $ (4,524)  $  2,088         NA
    Cash flows from investing
      activities .............     (198)      (3,710)     (2,473)     (4,588)    (32,870)      NA      (2,047)    (5,934)        NA
    Cash flows from financing
      activities .............       20        3,605       7,084      16,555      18,903       NA         (80)      (798)        NA


--------

         (1) The Company did not declare dividends during fiscal year 1997, 1996 or 1995.

         (2) In August 1996, the Company acquired Phoenix Airbag. The transaction was accounted for as a purchase using the purchase method of accounting.


         (3) The pro forma results of operations data for the year ended March 31, 1997 give effect to: (i) the Valentec Acquisition; (ii) the JPS Acquisition;
(iii) the completion of the Offering and the application of the net proceeds therefrom; (iv) the Phoenix Acquisition; and (v) certain Subsequent Transactions, as if each had occurred on April 1, 1996. The pro forma results of operations data for the three months ended June 30, 1997 gives effect to the events described in items (ii), (iii) and (v), as if each had occurred on April 1, 1997. The related pro forma balance sheet data as of June 30, 1997 gives effect to the events described in items (ii) and (iii) as if these had occurred on June 30, 1997.


         (4) As part of the bank refinancing that occurred in fiscal year 1997, approximately $383,000 in deferred financing costs were charged against operations, net of certain tax benefits of $255,000.

         (5) During fiscal year 1997, the Company changed its accounting for product launch costs from the deferral method to the expense as incurred method. The Company recorded the cumulative effect of this change in accounting principle of approximately $ 1.3 million, net of certain tax benefits of $718,000.


         (6) EBITDA represents income from operations plus depreciation and amortization and excludes the current year's impact of previously deferred product launch costs now expensed due to the accounting principle change made in fiscal year 1997. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be considered as an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. Adjusted EBITDA excludes non-recurring costs charged to JPS of $1.2 million for the year ended March 29, 1997 and $509,000 for the three months ended June 28, 1997, which consists of allocated cost of sales and selling, general and administrative expenses from JPS.



         (7) Pro forma capital expenditures do not include equipment obtained under capital lease obligations of $1.4 million or the building or 18 looms purchased for approximately $1.3 million and $1.5 million, respectively, in connection with the JPS Acquisition. However, capital expenditures include a non-recurring investment of $7.1 million for pro forma and fiscal year 1997 related to the construction of the Company's new Czech Republic facility, which was subsequently financed. Excluding this non-recurring investment for the Czech Republic facility, pro forma and fiscal year 1997 capital expenditures would have been $3.5 million and $1.5 million, respectively.



         (8) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes, plus fixed charges. Fixed charges consist of net interest expense on all indebtedness including amortization of deferred debt issuance costs and deferred financing costs. For the four months from January 1, 1993 through April 27, 1993 and the eleven months from April 28, 1993 through March 31, 1994, earnings were insufficient to cover fixed charges by $167,000 and $207,000, respectively. In fiscal year 1996, the Company did not incur fixed charges.


         (9) Pro forma 1997 airbag cushion units includes the unit sales of Phoenix Airbag for the period April 1, 1996 through August 5, 1996. Refer to
Note 2 of Notes to Unaudited Pro Forma Financial Data.

                        SELECTED QUARTERLY FINANCIAL DATA

           Unaudited quarterly financial information for fiscal years 1996 and 1997 of the Company is set forth below. The Company recorded the cumulative effect of the change in accounting principle and the extraordinary item during the fourth quarter of fiscal year 1997. The Company did not restate prior quarters. During the 1997 fiscal year, the Company changed its accounting for product launch costs from the deferral method to the expense as incurred method. Management believes expensing such costs is comparable with its industry peer group. Expensing such costs as incurred is considered the preferable method of accounting and, accordingly, management recorded the cumulative effect of this change in accounting principle totaling $2.0 million ($1.3 million after income taxes or $0.24 per share) effective April 1, 1996, in accordance with Accounting Principles Board Opinion No. 20. During the fiscal year ended March 31, 1997, the Company incurred approximately $ 1.8 million of product launch costs which, under the previously used accounting method, would have been capitalized to deferred product launch costs. Under the new accounting policy, such costs were expensed as incurred. During the first quarter of fiscal year 1997, the Company terminated its line of credit with a bank and accordingly charged the associated deferred financing costs to operations as an extraordinary item. The charge was approximately $383,000 (net of income tax benefit of $255,000). All dollar amounts are in thousands except per share data.


                                                                         Quarter Ended
                                                        ------------------------------------------------
                                                        June 30,  September 30,  December 31,  March 31,
                                                         1995         1995          1995         1996
                                                        ------------------------------------------------
Fiscal 1996
Revenues .............................................. $23,683      $25,317      $24,447      $21,495
Income from operations ................................ $ 1,562      $ 1,952      $ 1,943      $ 2,147
Net income ............................................ $ 1,047      $ 1,343      $ 1,297      $ 1,227
Net income per share .................................. $  0.24      $  0.26      $  0.25      $  0.24


                                                                      Quarter Ended
                                                     ------------------------------------------------
                                                     June 30,  September 30,  December 31,  March 31,
                                                       1996         1996          1996        1997
                                                     ------------------------------------------------
Fiscal 1997
   Revenues ...................................      $16,172      $18,877      $24,662      $ 24,247
   Income from operations .....................      $ 1,446      $ 2,248      $ 3,150      $  1,760
   Income before extraordinary item and
     cumulative effect of accounting change ...      $   853      $ 1,148      $ 1,420      $    425
   Net income .................................      $   853      $ 1,148      $ 1,420      $ (1,217)
   Income before extraordinary item and
     cumulative effect of accounting change per
     share ....................................      $  0.17      $  0.23      $  0.28      $   0.09
   Net income per share .......................      $  0.17      $  0.23      $  0.28      $  (0.24)



                                                                Amended Quarter Ended
                                                  --------------------------------------------------
                                                  June 30,    September 30,  December 31,  March 31,
                                                    1996          1996          1996        1997
                                                  --------------------------------------------------
AMENDED Fiscal 1997
Revenues ...................................      $ 16,172       $18,877      $24,662      $24,247
Income from operations .....................      $  1,416       $ 1,971      $ 2,627      $ 2,590
Income before extraordinary item and
  cumulative effect of accounting change ...      $    835       $   982      $    --      $    --
Net (loss) income ..........................      $   (424)      $   599      $ 1,106      $   923
Income before extraordinary item and
  cumulative effect of accounting change per
  share ....................................      $   0.17       $  0.20      $    --      $    --
Net (loss) income per share ................      $  (0.08)      $  0.12      $  0.22      $  0.20

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

OVERVIEW

         Due to the Company's historical and anticipated growth including growth through acquisitions, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. The following discussion should be read in conjunction with the Company's consolidated financial statements and notes thereto appearing herein.

         The Company is a leading manufacturer and supplier of airbag cushions to Tier 1 airbag module suppliers for a variety of automobiles and light trucks.

         In fiscal 1997, the Company expanded its production and sales through its acquisition of Phoenix Airbag in Germany and construction of its manufacturing facility in the Czech Republic. In May 1997, the Company acquired Valentec which enables the Company to manufacture and supply additional airbag system components. Currently, Valentec manufactures metal airbag components using machinery and stamping processes, among other industrial and commercial products, which are sold domestically.

         In July 1997, the JPS Acquisition was consummated, pursuant to which, SCFT acquired all of the assets of the Division. The Offering was conditioned upon, and a significant portion of the proceeds of the Offering were used to finance, the JPS Acquisition. SCFT is a leading manufacturer of airbag fabric in North America, as well as other specialty fabrics. Currently, the Company is required by certain of its customers to purchase airbag fabric from vendors other than SCFT. Should the Company obtain approval from certain of its vendors to purchase fabric from SCFT, the Company may improve its overall operating results.

Change in Accounting Principle and Extraordinary Item

         During the 1997 fiscal year, the Company changed its accounting for product launch costs from the deferral method to the expense as incurred method. The Company recorded the cumulative effect of this change in accounting principle in the amount of $2.0 million before income taxes effective April 1, 1996, in accordance with Accounting Principles Board Opinion No. 20. The fiscal 1997 deferred product launch costs of $1.8 million would have been capitalized under the previously used accounting method rather than expensed as part of costs of goods sold. The resulting impact of the change, including fiscal 1997's deferral, totaled $2.3 million after income taxes, or $.46 per share. The Company's determination was based on the fact that expensing such costs as incurred is considered the preferable method of accounting and is a more conservative approach. This change will allow management and its shareholders to be better able to compare operating performance on a going-forward basis.

         Additionally, in connection with a loan agreement with Bank of America National Trust and Savings Association ("Bank of America NT&SA"), which replaced the revolving credit with Citicorp US, Inc., the Company recorded an extraordinary loss of $383,000 (net of income taxes of $255,000), or $0.08 per share, relating to the write off of deferred financing costs incurred for the previous credit facility.

RESULTS OF OPERATIONS

           The following table sets forth certain operating results as a percentage of net sales for the periods indicated.



                                                                                          THREE MONTHS ENDED
                                                          YEAR ENDED MARCH 31,                 JUNE 30,
                                                     -------------------------------      ------------------
                                                      1995        1996         1997        1996        1997
                                                      ----        ----         ----        ----        ----
Net sales ...................................        100.0%      100.0%       100.0%      100.0%      100.0%
Cost of goods sold ..........................         86.0        86.3         80.9        84.0        79.5
Gross profit ................................         14.0        13.7         19.1        16.0        20.5
Selling, general and administrative expense .          7.8         5.7          8.4         7.1         8.9
Income from operations ......................          6.1         8.0         10.3         9.0        11.0
Interest expense (income), net ..............          0.2        (0.2)         1.6         0.0         1.9
Income before extraordinary item and
    cumulative effect of change in accounting          4.1         5.2          4.6         5.3         5.2
Net income ..................................          4.1         5.2          2.6         5.3         5.2
EBITDA ......................................          7.6         9.2         15.2        11.0        14.6


THREE MONTHS ENDED JUNE 30, 1997 COMPARED TO THREE MONTHS ENDED JUNE 30, 1996


         Net Sales. Net sales increased by $11.5 million or 70.8% to $27.6 million for the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. The increase was primarily attributable to increased sales volume in Europe attributable to the acquisition of Phoenix Airbag which contributed approximately $10.1 million. Phoenix Airbag was acquired on August 5, 1996 and included in the Company's entire fiscal quarter of fiscal year 1998 whereas in the first quarter of fiscal year 1997 Phoenix Airbag had not yet been acquired. The remaining increase was due to the addition of Valentec during the first quarter of fiscal year 1998 offset by lower sales in the defense operations due to delays in the current contract schedule for the Company's Systems Contract with the U.S. Army. This delay is the result of the failure of one of the Company's subcontractors to meet the U.S. Army's revised engineering standards and obtain government process approval for final load, assembly and pack. As a result of these issues, the U.S. Army has extended the time for delivery and the Company now anticipates, based upon discussions with the subcontractor and the U.S. Army, that deliveries will begin in late fiscal 1998.



         Gross Profit. Gross profit increased by $3.1 million or 118.7% to $5.7 million for the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. The increase was primarily attributable to increased sales volume in Europe due to the acquisition of Phoenix Airbag, which contributed approximately $2.9 million to gross profit.



         Gross profit as a percentage of sales increased to approximately 20.5% for the first quarter of fiscal year 1998 from 16.1% for the first quarter of fiscal year 1997. The increase as a percentage was due to the greater contribution to gross profit by Phoenix Airbag, which has a higher gross margin percentage than the remainder operations due to automation.



         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $1.3 million or 156.3% to $2.2 million for the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. The increase was primarily attributable to the automotive operations. With the addition of Phoenix Airbag, the new Czech Republic facility and Valentec, costs increased approximately $660,000. The remaining increase was due to a combination of additional costs incurred in the North American manufacturing operations and corporate services. Selling, general and administrative expenses as a percentage of sales increased slightly to 7.8% for the first quarter of fiscal year 1998 from 5.2% for the first quarter of fiscal year 1997.

         Operating Income. Operating income increased by $1.6 million or 109.7% to $3.0 million for the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. Operating income from automotive operations increased by $1.3 million primarily attributable to the acquisition of Phoenix Airbag and Valentec.



         Interest Expense. Interest expense increased $513,000 to $523,000 for the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. This increase was a direct result of the term loan used for the acquisition of Phoenix Airbag and borrowings under the revolving credit facility with Bank of America, which were subsequently refinanced through KeyBank (as defined). The increase of other expense is primarily attributable to losses on foreign currency transactions.



         Income Taxes. The income tax rate applied against pre-tax income was 40.0% for the first quarter of fiscal year 1998 compared to 37.8% for the first quarter of fiscal year 1997. The tax rate increased as compared to the prior year due to the increasing percentage of income generated from European operations, which have higher tax rates than U.S. operations.



         Net Income. Net income increased to $1.4 million for the first quarter of fiscal year 1998 compared to $853,000 for the first quarter of fiscal year 1997. This increase is a result of the items discussed above.



         EBITDA. EBITDA increased by $2.2 million or 125.6% to $4.0 million in the first quarter of fiscal year 1998 compared to the first quarter of fiscal year 1997. This increase is a result of the items discussed above.


YEAR ENDED MARCH 31, 1997 COMPARED TO YEAR ENDED MARCH 31, 1996



         Net Sales. Net sales decreased by $11.0 million or 11.6% to $84.0 million in fiscal year 1997 compared to fiscal year 1996. The decrease was primarily attributable to lower revenues in defense related operations partially offset by an increase in automotive related operations. The decrease in defense related revenues of $30.7 million reflects the current contract schedule for the Systems Contract which was delayed. The reduced sales under the Systems Contract were partially offset by the increased sales of metal ordnance products. The increase in automotive related sales of $19.7 million was primarily attributable to the acquisition of Phoenix Airbag, which contributed approximately $25.4 million, partially offset by lower European sales to TRW. European sales to TRW decreased as a result of lower unit prices reflecting redesigned products and lower fabric prices. The Company's sales of passenger and driver side airbags produced for the North American market decreased by approximately $242,000, primarily as a result of increased sales to Delphi and increased sales of driver side bags to TRW, offset by lower sales of passenger side airbags to TRW.


         Gross Profit. Gross profit increased by $3.0 million or 22.9% to $16.0 million in fiscal year 1997 compared to fiscal year 1996. The increase was primarily attributable to automotive profits, which increased by $5.8 million. The increase was primarily attributable to increased sales volume in Europe due to the acquisition of Phoenix Airbag, which contributed approximately $6.9 million to gross profit. This increase was offset by lower margins in North America and defense related operations. The decrease of approximately $996,000 in North America was primarily the result of the change in accounting principle discussed above, offset by lower costs due to ongoing cost reduction programs. The impact of the change in accounting principle was to currently expense product launch costs, previously deferrable, of $1.8 million. The decrease in defense related operations of $2.8 million was primarily a result of the delays due to the Systems Contract discussed earlier.

         Gross profit as a percentage of sales increased to approximately 19.1 % for fiscal year 1997 from 13.7% for fiscal year 1996. Exclusive of the impact of the change in accounting principle, gross profit as a percentage of sales would have been approximately 21.2% for fiscal year 1997.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $1.6 million or 30.2% to $7.1 million in fiscal year 1997 compared to fiscal year 1996. The increase was primarily attributable to automotive operations, specifically from the acquisition of Phoenix Airbag, which was approximately $1.9 million, partially offset by lower costs in the U.K. due to lower sales. Selling, general and administrative expenses as a percentage of sales increased slightly to 8.4% for fiscal year 1997 from 5.7% for fiscal year 1996. The increase related to the continued expansion of the Company's automotive and industrial related operations, including additional support personnel and marketing.

         Operating Income. Operating income increased by $1.0 million or 13.2% to $8.6 million in fiscal year 1997 compared to fiscal year 1996. Operating income from automotive operations increased by $3.6 million primarily attributable to the acquisition of Phoenix Airbag, which contributed approximately $4.8 million. This increase was partially offset by lower operating income in North America. The decrease of approximately $876,000 in North America was primarily the result of the change in accounting principle discussed above, offset by lower costs due to ongoing cost reduction programs. The impact of the change in accounting principle was to currently expense product launch costs, which were previously deferred in the comparable period. The increase in automotive operations was partially offset by a decrease in defense related operations of $2.6 million which reflected lower sales due to delays in the current contract schedule for the Systems Contract, partially offset by improved margins on metal ordnance products, resulting from increased sales volumes, improved overhead absorption and a change in product mix.

         Interest Expense. Interest expense increased $1.2 million or 308.1% to $1.6 million for fiscal year 1997 compared to fiscal year 1996. This increase was a direct result of the $20.0 million term loan used for the acquisition of Phoenix Airbag. The increase of other expense is primarily attributable to losses on foreign currency transactions.

         Income Taxes. The income tax rate applied against pre-tax income was 43.7% for fiscal year 1997 compared to 38.8% for fiscal year 1996. The tax rate increased as compared to the prior year due to the increasing percentage of income generated from European operations, which have higher tax rates than U.S. operations.

         Net Income. Net income decreased to $2.2 million for fiscal year 1997 compared to $4.9 million in fiscal year 1996. Net income decreased due to the impact of the extraordinary item and the cumulative effect of accounting change as discussed above. Income before extraordinary item and cumulative effect of accounting change was $3.8 million for fiscal year 1997 compared to $4.9 million for fiscal year 1996. The decrease was primarily the impact of the change in accounting principle for product launch costs during fiscal year 1997. These costs, which were previously deferrable, are currently expensed as incurred. The impact on fiscal year 1997 was to expense $1.8 million ($1.1 million net of tax benefit of $704,000) of product launch costs.

         EBITDA. EBITDA increased by $4.1 million or 46.5% to $12.8 million in fiscal year 1997 compared to fiscal year 1996. The increase was the result of the items mentioned above. EBITDA excludes the current year's impact of previously deferred product launch costs now expensed due to the accounting principle change made in fiscal year 1997. These costs would have been excluded as amortization under the prior accounting treatment, therefore, the change in accounting principle's impact on fiscal year 1997 has been excluded.

YEAR ENDED MARCH 31, 1996 COMPARED TO YEAR ENDED MARCH 31, 1995


         Net Sales. Net sales increased $43.2 million or 83.4% to $94.9 million in fiscal year 1996 compared to fiscal year 1995. The increase was primarily attributable to defense related operations, which increased $37.1 million as a result of significantly higher revenues from the Systems Contract and, to a lesser extent, increased shipments of metal ordnance components. The increase in automotive sales was $6.0 million as a result of increased production. The unit sales from automotive operations increased approximately 23.3% over the prior year, while overall sales increased by 14.0%. The Company's unit sales continued to increase reflecting higher sales of both passenger and driver side airbags. Sales were unfavorably impacted in the current period by the softening U.S. automotive market and a changing product mix in Europe, and to a lesser extent, decreases in material prices, delays on certain model year 1996 programs by certain original equipment manufacturers and the GM labor dispute in the fourth quarter of fiscal year 1996.


         Gross Profit. Gross profit increased by $5.8 million or 80.4% to $13.0 million in fiscal year 1996 compared to fiscal year 1995. The increase was primarily attributable to defense operations, which increased $4.0 million. Gross profit increased primarily as a result of higher sales from the Systems Contract, partially offset by changes in the metal ordnance component product mix, with decreased sales of several older, higher margin defense programs and higher sales of newer, lower margin defense and commercial programs. The automotive operations increased $1,773,000 for fiscal year 1996. The improvement in gross profit resulted primarily from the increased sales volume, and to a lesser extent from greater efficiencies related to higher levels of production. Gross profit was unfavorably impacted in the current fiscal year by certain program delays and the General Motors labor dispute in the fourth fiscal quarter. During the year ended March 31, 1995, the continued improvement in the gross profit of automotive related North American operations was partially offset by certain expenses related to the expansion of automotive related European operations. Specifically, during the year ended March 31, 1995, TRW accelerated demand for airbags in Europe which required the Company to operate, on a temporary basis, a high cost facility in Germany pending the transfer of certain manufacturing operations to two Czech subcontractors. Certain costs relating to the launching of new programs in North America and Europe were capitalized during this period. During fiscal 1997, the Company changed its accounting for product launch costs from the deferral method to the expense as incurred method as described above under "-- Overview -- Change in Accounting Principle and Extraordinary Item."

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased by $1.4 million or 34.1% to $5.4 million in fiscal year 1996 compared to fiscal year 1995. The increase was primarily attributable to defense related operations, which increased $868,000 in fiscal year 1996 reflecting increased expenses related to the Systems Contract, higher bid and proposal costs associated with potential future contracts and higher corporate overhead expenses. Automotive operations increased $512,000 primarily from greater expenditures related to the continued expansion of the Company's automotive operations, including additional support personnel, increased marketing and professional services and higher corporate overhead expenses, including increased staffing, legal, accounting and insurance expenses.

         Operating Income. Operating income increased by $4.4 million or 139.4% to $7.6 million in fiscal year 1996 compared to fiscal year 1995. The increase was primarily attributable to defense related operations, which increased $3.2 million primarily as a result of higher income from the Systems Contract, partially offset by higher corporate overhead expenses and, to a lesser extent, lower margins on metal ordnance components. Automotive operations increased $1.3 million primarily as a result from the continued improvement in the profitability of the manufacturing operations due to higher sales volume and greater efficiencies, partially offset by increased expenses for administrative, marketing and professional services supporting the ongoing expansion of the Company's automotive operations.

         Net Income. Net income increased to $4.9 million for fiscal year 1996 compared to $2.1 million in fiscal year 1995 for the reasons discussed above.

         EBITDA. EBITDA increased by $4.8 million or 122.2% to $8.7 million in fiscal year 1996 compared to fiscal year 1995. The increase was the result of the items mentioned above.

LIQUIDITY AND CAPITAL RESOURCES

         As the Company's business grows, its equipment and working capital requirements will also continue to increase as a result of the anticipated growth of the automotive and industrial related operations. This growth will be funded through a combination of cash flow from operations, equipment financing, revolving credit borrowings and proceeds from the Offering and future public offerings.


         On August 6, 1996 the Company acquired Phoenix Airbag, a major European airbag cushion manufacturer located in Hildesheim, Germany. The acquisition was funded through a loan agreement with Bank of America NT&SA. Amounts outstanding on the Bank of America NT&SA term loan and revolving credit facility were subsequently refinanced through KeyBank. Pursuant to a stock purchase agreement, the Company initially acquired 80% of Phoenix AG's interest in Phoenix Airbag for a purchase price of approximately $22.0 million, subject to a net worth adjustment. The Company will acquire the remaining 20% interest effective December 31, 1998, but is entitled to all of the income of Phoenix Airbag from the date of the acquisition. The additional purchase price of up to approximately $7.5 million for the remaining 20% interest is contingent on Phoenix Airbag meeting certain annual performance targets for the calendar years 1996 through 1998. Phoenix Airbag met the performance targets for calendar year 1996 and $2.2 million of the contingent purchase price was paid April 28, 1997. If the annual performance targets for calendar years 1997 and 1998 are not met, the Company will acquire the remaining 20% without any additional consideration. Additionally, the Company will, under certain circumstances, be required to provide a bank guaranty, in September 1997, to secure the payment of up to approximately $4.0 million of the contingent purchase price.


         As of May 21, 1997, the Company, Phoenix Airbag and Automotive Safety Components International Limited ("ASCIL" and collectively, the "Borrowers") entered into the Credit Agreement with KeyBank National Association, as administrative agent ("KeyBank"), and the lending institutions named therein (the "Credit Agreement"). Prior to the consummation of the Offering, the Credit Agreement provided for (i) the Term Loan in the principal amount of $ 15.0 million and (ii) the

Revolving Credit Facility in the aggregate principal amount of $12.0 million (including letter of credit facilities). Upon the consummation of the Offering, the Company used the proceeds thereof to repay the Term Loan and amounts then outstanding under the Revolving Credit Facility. In connection therewith, the Company's credit facility with KeyBank was converted into the New Credit Facility, bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% for any unused portion, with the remaining terms and conditions being similar to the previous revolving credit facility. The Company incurred approximately $200,000 of financing fees in connection with the KeyBank credit facility. The indebtedness under the Credit Agreement is secured by substantially all the assets of the Company. The revolving loans under the Credit Agreement will mature on May 31, 2002. The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures.


         The Company generated (used) net cash from operations of $11.1 million, ($3.5) million and ($901,000) in the fiscal years ended March 31, 1997, 1996 and 1995, respectively. The net cash in fiscal year 1997 was used for net capital expenditures of $8.6 million, while during fiscal years 1996 and 1995 the Company used an additional $4.6 million and $2.5 million, respectively, for net capital expenditures. In fiscal year 1997, $24.3 million of net cash was used to acquire Phoenix Airbag. Net cash provided by financing activities in fiscal year 1997 includes $22.9 million proceeds from the Term Loan, and the net proceeds from the Revolving Credit Facility, which was used in part to repay $3.8 million long-term debt and obligations, and purchase of treasury stock. Net cash provided by financing activities in fiscal year 1996 includes $18.0 million in proceeds from the sale of common stock and proceeds from long-term debt, which was used in part to purchase $1.4 million of treasury stock and $94,000 of common stock warrants. Net cash provided by financing activities in fiscal year 1995 included $14.6 million in proceeds from the sale of common stock, which was used in part to pay for consideration of transferred assets of $1.9 million, repay $3.3 million long-term debt and obligations and repay certain intercompany accounts totaling $2.3 million. These activities resulted in a net decrease in cash of $3.7 million in fiscal year 1997, a net increase in cash of $8.2 million in fiscal year 1996, and a net increase in cash of $3.8 million in fiscal year 1995. Net cash generated from operations was $2.1 million during the first quarter of fiscal year 1998. Cash used by investing activities was $5.9 million. Cash used for capital expenditures was $1.8 million. The Company also paid additional costs and consideration in connection with the acquisition of Phoenix Airbag, which was primarily the $2.2 million earn-out accrued at the end of fiscal year 1997. In addition, the Company incurred certain costs in connection with the acquisitions of Valentec and the Division of approximately $342,000 and $163,000, respectively. The Company also made advances to Valentec prior to the Valentec Acquisition for the purpose of funding operations. Net cash used by financing activities in the first quarter of fiscal year 1998 was $5.5 million. Cash proceeds from financing activities were used to repay certain liabilities of the newly acquired Valentec and repay the term loan and revolving credit facility with Bank of America National Trust and Savings Association. These activities resulted in a net decrease in cash of $5.5 million in the first quarter of fiscal year 1998.



         Capital expenditures were $8.6 million in fiscal year 1997, compared to $4.6 million and $2.5 million in fiscal years 1996 and 1995, respectively. In fiscal year 1997 capital expenditures included the construction of the new facility in the Czech Republic, and the acquisition of additional equipment to expand the Company's production capacity worldwide. Capital expenditures for fiscal year 1998 are estimated to be $8.7 million, which includes $1.2 million outstanding commitments for capital expenditures for additional property, plant and equipment from fiscal year 1997. Capital expenditures for fiscal year 1998 include the completion of the Czech facility and the acquisition of additional equipment to further expand the Company's production capacity worldwide. The Company expects to fund these capital expenditures through operations and the New Credit Facility. Pro forma capital expenditures do not include equipment obtained under capital lease obligations of $1.4 million or the building and 18 looms purchased for approximately $1.3 million and $1.5 million, respectively, in connection with the JPS Acquisition. However, capital expenditures include a non-recurring investment of $7.1 million for pro forma and fiscal year 1997 related to the construction of the Company's new Czech Republic facility, which was subsequently financed. Excluding this non-recurring investment for the Czech Republic facility, pro forma and fiscal year 1997 capital expenditures would have been $3.5 million and $1.5 million, respectively. Capital expenditures were $1.8 million in the first quarter of fiscal year 1998. Capital expenditures in the first quarter of fiscal year 1998 were used to complete the construction of the new facility in the Czech Republic, and for the acquisition of additional equipment to expand the Company's production capacity worldwide.

SEASONALITY AND INFLATION

         The automotive and industrial related business is subject to the seasonal characteristics of the automotive industry in which there are seasonal plant shutdowns in the third and fourth calendar quarters of each year. Although the Systems Contract is not seasonal in nature, there will be variations in revenues from the Systems Contract based upon costs incurred by the Company in fulfilling the Systems Contract in each quarter. The majority of the defense operation's ordnance manufacturing for U.S. Government and prime defense contractors occurs from January through September and there is generally a lower level of manufacturing and sales during the fourth calendar quarter. The Company does not believe that its operations to date have been materially affected by inflation.

                                    BUSINESS

THE COMPANY

         The Company, is a leading, low-cost independent supplier of automotive airbag fabric and cushions, with operations in North America, Europe and Asia. The Company sells airbag fabric domestically and cushions worldwide to all of the major airbag module integrators that outsource such products. The Company believes it produces approximately 40% of all airbag fabric utilized in North America and that it manufactures approximately 10% of all airbag cushions installed worldwide.

         The Company believes the JPS Acquisition represents an important step in its airbag growth strategy because it will enable the Company to combine JPS' low-cost operations and strong market position in airbag fabric with its low-cost operations and strong market position in airbag cushions to exploit worldwide growth in demand for airbag module systems ("airbags" or "airbag modules"). According to the automotive research firm, Tier One, the worldwide market for automotive airbag modules has grown from approximately 3.6 million installed airbag modules in 1991 to approximately 57.2 million in 1996. According to the same source, installed airbag modules are projected to more than double to approximately 123.1 million by the year 2000 as a result of increasing usage of airbags in Europe and Asia and growth in demand for side-impact airbags. The Company's pro forma consolidated fiscal 1997 net sales and Adjusted EBITDA were $173.2 million and $23.4 million, respectively.

         As part of its airbag growth strategy, the Company has recently commenced manufacturing and supplying metal airbag module components to its customers, further increasing the content per airbag module supplied by the Company. Airbag fabric, cushions and related metal components accounted for $130.9 million or 75.6% of pro forma consolidated fiscal 1997 net sales. The Company believes that it is also, as a result of the JPS Acquisition, a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications such as ballistics luggage, industrial filtration systems, aircraft escape slides, military tents and certain industrial apparel. Industrial fabrics accounted for $22.6 million or 13.0% of pro forma consolidated fiscal 1997 net sales and are produced using the same machinery that produces airbag fabric. The ability to interchange airbag and specialty industrial fabrics using the same equipment and similar manufacturing processes allows the Company to effectively utilize its manufacturing assets and lower per unit overhead costs. The Company also produces defense related products, primarily projectiles and other metal components for small to medium caliber training and tactical ammunition, which accounted for $19.7 million or 11.4% of the Company's pro forma consolidated fiscal 1997 net sales and $45.9 million or 48.3%, and $8.7 million or 16.8% of the Company's fiscal 1996 and 1995 net sales, respectively.

COMPETITIVE STRENGTHS

         The Company has developed a strong competitive position in the airbag fabric and cushion segments of the airbag module market and believes that additional growth opportunities exist as a result of the following competitive strengths:

         Market Leadership. The Company is a leading independent supplier of automotive airbag fabric and cushions with operations in North America, Europe and Asia. The Company believes that it produces approximately 40% of all airbag fabric sold in North America, the largest market for airbag fabric, and that it accounts for approximately 10% of the global market for airbag cushions The Company supplies airbag fabric to every domestic airbag module integrator that outsources all or a portion of its airbag fabric requirements, including AlliedSignal, TRW and AutoLiv (whose aggregate sales accounted for over 60% of all domestic airbag modules installed in 1996). The Company also supplies approximately 70% and 100% of all airbag cushions outsourced by TRW and Petri, respectively (whose aggregate sales accounted for approximately 30% of installed modules worldwide in 1996). Moreover, as an established airbag cushion supplier, the Company believes that certain barriers to entry exist, such as difficulty in obtaining qualification requirements imposed by automakers, which will assist the Company in maintaining or increasing market share by limiting the ability of new suppliers to enter the market.

         Low-Cost Producer. The Company is a low-cost producer of automotive airbag fabric and cushions. Its low-cost position is facilitated by: (i) low labor rates in various international production facilities; (ii) high levels of automation in certain production facilities; and (iii) high capacity utilization rates as a result of interchangeable production processes. In addition, the Company has recently entered into a joint venture to produce finished airbag cushions in China, which will enable the Company to take advantage of lower labor costs as that facility begins commercial production.

         Integrated Manufacturing Process. The JPS Acquisition is expected to result in a more integrated manufacturing process, eventually reducing the Company's cost of raw materials and providing it with the ability to package both fabric and cushions in response to customer demand. In addition, the JPS Acquisition is expected to enable the Company to reduce fabric waste and to transfer weaving technologies to its airbag cushion production facilities.

         Global Manufacturing and Sourcing Capabilities. The Company has airbag cushion production facilities in Mexico, Germany, the Czech Republic and Wales and recently established a joint venture for airbag cushion production in China. The Company believes it benefits from its global manufacturing strategy through:
(i) low labor costs; (ii) customer and geographic diversity; (iii) less sensitivity to regional economic downturns; and (iv) access to new customers and the ability to service existing customers in high growth regions such as Europe and Asia. In addition, the Company believes it has the ability to transfer weaving technology to certain geographic regions that are not currently being serviced.

         Commitment to Quality and Service. The Company believes its commitment to quality and customer service is a competitive advantage. As a result of its stringent emphasis on quality control and its advanced inspection processes, the Company has attained a near zero defect rate on the production of its airbag cushions. Most of the Company's facilities meet industry quality standards such as QS-9000/ISO 9002, and all seven of the Company's plants are expected to be so certified prior to 1997 year-end. In addition, the Company believes its reliable on-time delivery performance and advanced research and development capabilities have resulted in strong customer relationships, which the Company believes will continue to result in recurring revenues, particularly in light of supplier qualification requirements and customers' desires to consolidate suppliers.

         Ancillary Products and Services. The Company has established strong positions in various niche fabric markets and has targeted a number of high growth market segments in which it believes it will be able to gain significant market share. In addition, the Company will continue to identify new applications for its airbag manufacturing and machining capabilities and further diversify into related products to maximize capacity utilization.

GROWTH STRATEGY

         The Company has experienced rapid growth in sales and profitability in recent years due to increased production and outsourcing of airbag cushions by its airbag module integrator customers. The Company has also recently benefited from the production of other airbag components in response to increased outsourcing of such parts by airbag module integrators. Installation of airbag modules is expected to double between 1996 and 2000 and the Company believes that it is well-positioned to benefit from this growth due to its global presence, low-cost integrated production capabilities and strong customer relationships. Specific elements of the Company's growth strategy include:

         Enhance Low-Cost Position. The ability to remain a low-cost supplier is a key element of the Company's automotive airbag growth strategy as it enables the Company to price its products competitively, gain market share and maintain or increase profit margins. To enhance its low-cost position, the Company is evaluating a number of cost reduction opportunities including: (i) consolidating its European production facilities; (ii) consolidating certain administrative functions; (iii) reducing labor costs through automation; (iv) reducing transportation costs; and (v) exploiting economies of scale, particularly as production volumes increase at its new Czech Republic facility. Labor costs are also expected to decline as the Chinese joint venture becomes a production source. In addition, the combination of the Company and the Division also presents opportunities to further reduce airbag cushion production costs.

         Increase Airbag Volumes. The Company has been and believes it will continue to be successful in attaining product qualification and acceptance among airbag customers. Airbag cushion sales have increased from 783,000 units in fiscal year 1994 to 5.2 million units in fiscal year 1997 as a result of rapid growth in demand for airbag modules in North American and European markets and the continuing trend among airbag module integrators to purchase airbag components from third parties, such as the Company, specializing in the production of those components. The Company believes it is well-positioned to benefit from the continued strong demand for airbag modules due to its: (i) low-cost manufacturing strategy; (ii) established relationships with airbag module integrators; and (iii) reputation for high product quality standards.

         Diversify Production Within Core Competence/Distribution Network. The Company intends to increase revenues and maximize plant efficiencies by providing related products to new and existing customers. The Company has successfully applied its manufacturing expertise to develop new products utilizing existing manufacturing capabilities. For example, the Company has expanded from parachute and metal parts production for the military into airbag cushions and metal products for airbag module integrators. Additionally, as a result of the JPS Acquisition, the Company is well-positioned to further diversify its business and exploit additional opportunities for growth by cross-marketing complementary manufacturing capabilities.

         Increase Content Per Airbag Module. The machining operations acquired through the Valentec Acquisition will enable the Company to increase the content per airbag module supplied to the Company's customers. The Company has recently started manufacturing and assembling end caps and retainer brackets to airbags produced for two of its largest airbag customers and believes that additional opportunities exist to increase the amount of content supplied to its customers. This strategy is intended to benefit the Company's customers by enabling them to consolidate suppliers while at the same time rendering the Company less dependent on industry volumes as content per airbag module increases.

         Expand Through Strategic Acquisitions. The Company intends to selectively pursue opportunities to acquire companies that offer complementary products or services to those industries currently served by the Company. This will enable existing and future customers to consolidate supply sources by obtaining a broader range of value added products and services from the Company. The Company also intends to evaluate new technologies and processes that will enable it to reduce product costs and/or increase the level of products or services provided to existing and future customers. The Company will also continue to evaluate acquisitions and joint ventures that will enable the Company to further integrate production of airbags and other products.

SIGNIFICANT TRANSACTIONS

         The JPS Acquisition. On July 24, 1997, the Company acquired all of the assets of the Division for $56.3 million in cash including 18 looms (approximated value of $1.5 million) which were delivered to the Company at closing plus the assumption of certain liabilities, subject to post-closing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. The Offering was conditioned upon, and a significant portion of the proceeds of the Offering were used to finance, the JPS Acquisition, which was consummated on July 24, 1997. SCFT is a leading, low-cost supplier of airbag fabric in North America and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. The Company believes the JPS Acquisition represents an important step in its airbag growth strategy because it will enable the Company to: (i) combine strong market positions in airbag fabric and cushions; (ii) integrate low-cost manufacturing capabilities in airbag fabric and cushions to exploit the worldwide growth in demand for airbag modules; (iii) interchange airbag and specialty industrial fabrics using the same equipment and manufacturing processes thereby allowing the Company to effectively utilize its manufacturing assets; and (iv) enhance and expand its customer base.

         The Valentec Acquisition. Pursuant to a definitive Stock Purchase Agreement, effective as of May 22, 1997, the Company acquired in a tax-free stock for stock transaction all of the outstanding capital stock of Valentec. Valentec is a high-volume manufacturer of stamped and precision machined products for the automotive, commercial and defense industries. The Company believes that Valentec's machining capabilities and relationships with airbag module integrators will enable the Company to increase the amount of content per airbag module supplied by the Company. Pursuant to this strategy, the Company has begun producing end caps and retainer brackets for two of its larger airbag module customers. In addition, the Company believes that it will be able to eliminate certain duplicative corporate functions at Valentec, resulting in improved efficiencies and cost savings.

AIRBAG RELATED PRODUCTS

Airbag and Airbag Fabric Industry

     Airbag Module Growth. The worldwide market for airbag modules has grown rapidly in recent years from approximately 3.6 million installed units in 1991 to approximately 57.2 million in 1996. According to automotive research firm Tier One, installed module sales are projected to more than double from approximately 57.2 million in 1996 to 123.1 million in 2000 as a result of increasing usage of airbags in Europe and Asia and growth in demand for side-impact bags. The following table summarizes the historical and projected growth in worldwide unit volume:




                                                   HISTORICAL                                           PROJECTED
                                   --------------------------------------------      --------------------------------------------
    (UNITS IN MILLIONS)            1991      1992      1993      1994      1995      1996      1997      1998      1999      2000
                                   ----      ----      ----      ----      ----      ----      ----      ----     -----     -----
North America..............         2.9       4.7       8.5      16.3      22.7      26.4      31.1      35.7      40.1      42.5
Europe.....................         0.2       1.5       4.8       8.4      12.6      17.3      23.7      32.4      39.5      46.5
Asia-Pacific...............         0.5       0.7       3.1       5.9       9.6      13.6      18.8      25.4      30.9      34.1
                                   ----      ----      ----      ----      ----      ----      ----      ----     -----     -----
     Total.................         3.6       6.9      16.4      30.6      44.9      57.3      73.6      93.5     110.5     123.1
                                   ====      ====      ====      ====      ====      ====      ====      ====     =====     =====


-------

Source: Tier One

     The North American market is forecasted to increase from 26.4 million installed modules in 1996 to 42.5 million units in 2000. National Highway Transportation Safety Administration ("NHTSA") regulations require installation of driver-side and passenger-side airbags in all U.S. passenger cars beginning in model year 1998 and on light trucks in model year 1999. Canadian-produced cars are also being built to these standards, as are all Mexican-built vehicles that are exported to the United States, Canada and Europe.

     The European airbag module market is forecasted to increase from 17.3 million installed modules in 1996 to 46.5 million in 2000, an increase of 29.2 million. The adoption of airbags in Europe is consumer demand driven rather than governmentally mandated. The European market is quickly moving towards 100% installation of driver-side and passenger-side airbags as a result of declining unit costs and increasing safety consciousness of Europeans. Approximately 21.7% of the Company's net sales in fiscal year 1997 were from Europe and the Company believes its three European facilities provide sufficient capacity to service the projected increase in demand for airbag units in the region.

     The Asia-Pacific market, dominated by Japanese and Korean automakers, is forecasted to increase from 13.6 million installed modules in 1996 to approximately 34.1 million in 2000. Installation rates on Japanese vehicles are expected to approach those of the United States by 2000. The Company currently sells directly to KIA Motors Corp. ("KIA") and the Company's airbag cushions are currently sold for installation in Toyota, Nissan and Mazda automobile models. The Company believes that its Chinese joint venture is well-positioned to meet the increasing requirements of Asian automakers.

     Structure of the Airbag Industry. Airbag systems consist of an airbag module and an electronic control module, which are currently integrated by automakers into their respective vehicles as illustrated in the chart below.

                                --------------------
                                    Automakers
                                (system integrators)
                                --------------------
                                         |
                                         |
                              -------------------------
Tier 1                        Airbag Module Integrators
Suppliers                     (airbag modules and some
                              sensors and electronics)
                              -------------------------
                                |        |         |
                                |        |         |
                     -------------       |        ------------
Tier 2                  Inflator         |           Cushion
Suppliers            Manufacturers       |          Suppliers
                     -------------       |        ------------
                      |        |         |          |      |
                      |        |         |          |      |
              -------------   ------------------------   -------------
Tier 3          Integrator      Various Metal Parts         Fabric
Suppliers     Manufacturers             and              Manufacturers
                                Material Suppliers
              -------------   ------------------------   -------------

----------------
Source: Tier One


     Airbag modules consist of inflators, cushions, housing and trim covers and are assembled by module integrators, most of whom produce most of the components required for a complete module. However, as the industry has evolved, module integrators have increasingly outsourced non-proprietary components such as cushions to those companies specializing in the production of individual components. The Company believes that its module integrator customers will continue to outsource the majority of their cushion requirements as they focus on the development of proprietary technologies such as inflators and sensors. Only one of the module integrators currently weaves its own airbag fabric and the rest purchase fabric from airbag fabric producers such as the Company.

     A characteristic of the industry is that certain customers of airbag cushion suppliers are also competitors. The Company supplies airbag cushions to module integrators, most of which also produce a portion of their cushion requirements internally. While none of the module integrators produce airbag cushions for third parties, the Company may compete with its customers to supply their own internal cushion requirements. However, most of the Company's suppliers do not produce cushions for the same car/truck model for which the Company produces cushions.

     Another characteristic of the airbag industry is the existence of potential barriers to entry. New entrants that wish to produce and supply airbag cushions must undergo a rigorous qualification process, which can take as long as three years. The Company believes that in addition to deterring new entrants, the existence of this qualification process represents switching costs for module integrators that are required to assist the new supplier in meeting automakers' requirements. Additionally, the Company believes Tier 1 suppliers are, like their automaker customers, trying to limit the number of suppliers.

Products

     The Company's automotive products include passenger, driver side and side impact airbags manufactured for installation in over 40 car and truck models sold worldwide; airbag fabric for sale to airbag manufacturers; and stamped and machined components used in airbag modules, including passenger airbag retainers that attach the airbag cushion to the module's reaction can, as well as driver side module products and components used in airbag inflators.

     The Company's airbag cushions are produced for installation in over 40 car and truck models including those listed below:


Ford:                      Chrysler:                          Opel:

Mark VII                   Neon                               Astra
Jaguar XJS                                                    Omega
Continental                General Motors:
Grand Marquis              Astro (Van)                        Porsche:
Crown Victoria             Safari (Van)
                           CK (Truck)                         993

Toyota:                    Nissan:                            Rover:

Lexus                      DC21 (Truck)                       600 Series
Avalon                     Pathfinder (Truck)                 Range Rover
                                                              Discovery

Mazda:                     Audi:                              VW:

626/MX6                    A4                                 Golf
Festiva                    A6                                 Passat
Probe                                                         T4
Millenia                                                      Sharan
Unos                                                          Galaxy
Xedos

KIA:                       BMW:                               Saab:

Sephia                     7 Series                           9000
Concord                    5 Series
                           3 Series                           Mercedes:

                                                              E Class
                                                              S Class
                                                              SL

Customers

     Sales of airbag related products to TRW, Petri and AlliedSignal accounted for approximately 31.2%, 12.8% and 7.6%, respectively, of the Company's pro forma consolidated fiscal 1997 net sales of airbag related products. Sales of airbag cushions to TRW and Petri accounted for approximately 41.8% and 20.4%, respectively, of the Company's pro forma consolidated fiscal 1997 net sales of airbag cushions. Sales of airbag fabric to AlliedSignal and TRW accounted for approximately 30.7% and 22.7%, respectively, of the Company's pro forma consolidated fiscal 1997 net sales of airbag fabric.

     The Company sells its airbag cushions to airbag module integrators for inclusion in specified model cars generally pursuant to requirements contracts. Certain of these customers also manufacture airbag cushions to be used in their production of airbag modules.

     The Company's largest airbag fabric customers include TRW, AlliedSignal, Delphi and AutoLiv and the Company also sells to Reeves, Bradford, ABC, Mexican Industries and Breed Technologies. Of the four largest domestic module integrators, three use the Company's airbag fabric and the fourth sources all of its fabrics internally. The Company sells its fabric either directly to a module integrator or, in some cases, to a fabricator (such as the Company), which sells a sewn airbag to the module integrator. Because driver-side fabric historically has been coated (to prevent the driver's exposure to high temperatures) before fabrication into airbags, the Company also sells fabric to coating companies, which then resell the coated fabric to either an airbag fabricator or module integrator. Sales are either made against purchase orders, pursuant to releases on open purchase orders, or pursuant to short-term supply contracts generally having a duration of up to twelve months. The following describes the Company's contractual relationship with its significant customers.

     TRW. The Company has one requirements contract with TRW with respect to North American airbag cushion requirements and another requirements contract with respect to TRW's European airbag cushion requirements. Under these contracts, TRW has agreed to purchase its requirements for airbag cushions for specific models of automobiles at prices to be agreed upon prior to the beginning of each model year. Each agreement provides that cost reductions of the Company will result in price reductions to TRW. Neither agreement requires the customer to purchase a specified number of airbag cushions. Each agreement is terminable by the customer on 90 days' prior written notice. The North American requirements agreement is for driver and passenger side airbag cushions for specified models in model years 1996 through 1999 and requires the Company to maintain capacity to manufacture and ship 25.0% more airbag cushions than actual quantity estimates provided by TRW. The European requirements agreement contains penalty payments in the event that the Company is delayed in delivering the airbag cushion quantities required.

     The Company also has a one-year supply agreement with TRW, terminating January 1, 1998, for the supply of airbag fabric.

     Petri. The Company's "evergreen" agreement with Petri provides that prior to commencement of each calendar year the parties will negotiate price, quantity and other relevant terms of the airbag cushion supply contract for such calendar year. Petri is under no contractual obligation to enter into such annual supply agreements with the Company. The Company's agreement with Petri provides for the supply of all of Petri's airbag cushion requirements, which are expected to be
3.0 million airbag cushions during fiscal year 1998.

     AutoLiv and MST. The Company has also entered into requirements contracts with MST, which was recently acquired by TRW, and AutoLiv. These agreements are substantially similar to the Petri contract. Pursuant to the AutoLiv contract, the Company has agreed to manufacture 390,000 airbag cushions for model year 1999. Pursuant to the MST contract, the Company expects to deliver to MST 348,000 airbag cushions during fiscal year 1998.

     AlliedSignal. AlliedSignal's supply agreement has a duration of three years, terminating in 1999 for the supply of all airbag fabric outsourced by AlliedSignal. The Company cannot predict what the actual quantity requirements will be under this agreement.

Suppliers

     The Company's principal airbag cushion fabric customers generally approve all suppliers of major airbag components or airbag fabric raw materials, as the case may be. These suppliers are approved after undergoing a rigorous qualification process on their products and manufacturing capabilities. In many cases, only one approved source of supply exists for certain airbag components. In the event that a sole source supplier experiences prolonged delays in product shipments or no longer qualifies as a supplier, the Company would work together with its customers to identify another qualified source of supply. Although alternative sources of supply exist, a prolonged delay in the approval by the Company's customers of any such alternative sources of supply could adversely affect the Company's operating results. Under the Company's agreements with its customers, any changes in the cost of major components are passed through to the customers.

     The raw materials for the Company's fabric operations largely consist of synthetic yarns provided by DuPont, AlliedSignal, Unifi and Hoechst Celanese. These yarns include nylon, polyester and Nomex. DuPont is the leading supplier of airbag fabric yarn to both the market and the Company. Approximately 90.0% of the nylon yarn used in the Company's airbag fabric operations is supplied by DuPont pursuant to purchase orders or releases on open purchase orders. There is no underlying supply agreement with DuPont.

Capacity

     The Company's Mexican facility has a current capacity to manufacture 5.0 million airbag cushions per year and manufactured 2.3 million passenger side and driver side airbag cushions in fiscal year 1997. The Company's United Kingdom facility will have by the end of fiscal year 1998 the capacity to manufacture approximately 880,000 airbag cushions per year and manufactured 350,000 driver side airbag cushions in fiscal 1997. The Company's German facility, acquired in the Phoenix Acquisition, manufactured approximately 3.1 million driver side and side impact airbag cushions in fiscal 1997 and has the current capacity to manufacture 4.1 million airbag cushions per year. The Company's Czech Republic facility, which began production in 1997, is expected to produce 1.2 million passenger side and driver side airbag cushions in fiscal 1998, and has a current capacity to manufacture 1.8 million airbag cushions per year. The Company believes that its present capacity is sufficient to meet its currently forecasted production for the foreseeable future. Increases in capacity referenced above are based on capital expenditure programs included in the Company's fiscal 1998 budget. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company has recently entered into a joint venture agreement for the production of airbag cushions in China. The Company owns an 80% interest in the joint venture. The plant and labor for the joint venture is provided by the Company's joint venture partner. The joint venture has the capacity to produce approximately 2.0 million airbag cushions per year and commercial production is expected to commence in June 1998. The Company is contemplating the introduction of weaving capabilities at this facility through the JPS Acquisition.

     The Company's South Carolina facility has a current capacity to manufacture
31.5 million yards of fabric per year and manufactured 20.3 million yards of fabric in fiscal 1997. The Company utilizes rapier weaving machines that are highly versatile in their ability to produce a broad array of specialty industrial fabrics for use in a large number of applications. In addition, the Company's machinery and equipment have the capability to weave all types of yarns specified by airbag module integrators. The ability to easily interchange the machines between air restraint fabric and other specialty industrial fabrics allows the Company to maximize returns on plant assets. Since 1993, the Company has invested $19.4 million in capacity expansion, significant modernization of its manufacturing facilities and equipment upgrades. In addition, in connection with the JPS Acquisition, the Company acquired an adjacent manufacturing facility and 18 additional looms which are expected to further enhance the Company's manufacturing capacity and flexibility.

Sales and Marketing

     The Company markets and sells airbag cushions through a direct sales force based in Costa Mesa, California, and airbag fabric through its marketing and sales force based in Greenville, South Carolina.


     Prior to 1996, the Company conducted its airbag cushion sales and marketing through the efforts of its management and through Champion Sales & Service Co. ("Champion"), an outside marketing firm engaged by the Company since May 1992. Champion and Mr. Zummo, the Company's Chief Executive Officer, were instrumental in establishing the Company's relationship with TRW. The Company was obligated to pay Champion a commission of 2% on all sales of airbag cushions and airbag related components to TRW. The Company believes its reputation and existing relationships with airbag customers diminish the need for an outside marketing firm, and accordingly, the Company's agreement with Champion has been subsequently modified a number of times. The Company and Champion have a dispute as to the commission that Champion has been entitled to since April 1996. The Company believes that, to the extent that Champion may be entitled to a commission, such commission would not exceed 1.5% and Champion believes it is entitled to a commission of 3%. The outcome of this dispute is not expected to have a material adverse effect on the Company's financial statements. The Representation Agreement between the Company and Champion restricts Champion from selling or marketing products of other companies which compete with the products sold by the Company. The Company's direct sales force includes certain affiliates of Champion.


Competition

     The Company competes with several independent suppliers of airbag cushions in the United States and Europe for sales to airbag module integrators. The Company also competes with TRW and AutoLiv, each of which are airbag module integrators that produce a substantial portion of their own airbag cushions for their own consumption. While TRW does not generally manufacture airbag cushions for the same vehicle models that the Company manufactures for TRW, AutoLiv manufactures airbag cushions for the same models that the Company manufactures for AutoLiv. Most airbag module integrators subcontract a portion of their requirements for airbag cushions. The Company believes that its good working relationship with its customers, the Company's high volume and low-cost manufacturing capabilities, consistency and level of quality products, the agreements with TRW, the lengthy process necessary to qualify as a supplier to an automobile manufacturer and the desire in the automotive industry to avoid changes in established suppliers due to substantial costs of such changes create certain barriers to entry for potential competitors.


     In 1996, the total North American airbag fabric market totaled approximately $148.0 million, up from $138.0 million in the prior year. The Company shares this market with another major competitor, Milliken and three smaller fabric manufacturers. In addition, Takata, an airbag module integrator, produces fabric for its airbag cushions. Barriers to entry into this market include the substantial capital requirements and lengthy lead-times required for certification of a new participant's fabrics by buyers.


     The automotive airbag cushion, airbag fabric and airbag module markets are highly competitive. Some of the Company's current and potential competitors have greater financial and other resources than the Company. The Company competes primarily on the basis of its price, product quality, reliability, and capability to produce a high volume of many models of passenger side and driver side airbags. Increased competition, as well as price reductions of airbag systems, would adversely affect the Company's revenues and profitability. In addition, the Company believes that its acquisition of JPS will provide it with some measure of vertical integration, enhancing its ability to compete in the automotive airbag industry.

Qualification and Quality Control

     The Company successfully completed the rigorous process of qualifying as an airbag supplier to TRW in 1992. Each of the Company's airbag cushions manufactured for TRW is required to pass design validation and process validation tests established by the automobile manufacturers and supervised by TRW relating to the product's design and manufacture. TRW participates in these design and process validations and must be satisfied with the product's reliability and performance prior to awarding a production order. The Company satisfies the QPS-0100 standard set by TRW for design and process validation, which qualifies it to be a supplier to TRW. The Company underwent similar, rigorous design validation and process validation tests in order to qualify as a supplier to AutoLiv, which recently granted a purchase order to the Company.

     The Company has extensive quality control systems in its airbag related manufacturing facilities, including the inspection and testing of all products. The Company also undertakes process capability studies to determine that the Company's manufacturing processes have the capability of producing at the quality levels required by its customers.

     The Company's United Kingdom facility operates under TRW's quality system which meets or exceeds ISO 9000, an international standard for quality. The Company's German facility also satisfies ISO 9000 standards. This qualification has enabled the Company's European operations to manufacture airbag cushions under the Company's agreement with TRW. As is the case in the United States, however, the automobile manufacturers may conduct their own design and process validation tests of the Company's operations.

     The Company's airbag fabric operations also seek to maintain a high level of quality throughout the manufacturing process. The airbag fabric operations have been certified as a Quality Assurance Approved Supplier by each of AlliedSignal, TRW, AutoLiv and Mexican Industries. In addition, the airbag fabric operations' laboratory has obtained Accreditation Against ISO-Guide 25 to ASTM and DIN Test Methods from the American Association of Laboratory Accreditation and GP-10 certification from General Motors. Moreover, the Company is the only airbag fabric manufacturer to have its entire business (not just its manufacturing facility) certified under QS-9000.

Governmental Regulations

     Airbag systems installed in automobiles sold in the United States must comply with certain government regulations, including Federal Motor Vehicle Safety Standard 208, promulgated by the United States Department of Transportation. The Company's customers are required to self-certify that airbag systems installed in vehicles sold in the United States satisfy these requirements. The Company's operations are subject to various environmental, employee safety and wage and transportation related statutes and regulations. The Company believes that it is in substantial compliance with existing laws and regulations and has obtained or applied for the necessary permits to conduct its business operations.

Product Liability

     The Company is engaged in a business which could expose it to possible claims for injury resulting from the failure of products sold by it. Recently, there has been increased public attention to injuries and deaths of children and small adults due to the force of the inflation of airbags. To date, however, the Company has not been named as a defendant in any product liability lawsuit nor threatened with any such lawsuit. The Company maintains product liability insurance coverage which management believes to be adequate. However, a successful claim brought against the Company resulting in a final judgment in excess of its insurance coverage could have a material adverse effect on the Company.

INDUSTRIAL FABRIC RELATED PRODUCTS

     The Company manufactures a wide array of specialty synthetic fabrics for consumer and industrial uses. These fabrics include: (i) high-end luggage fabrics, including "ballistics" fabric used in Hartman and Tumi brands of luggage; (ii) filtration fabrics used in the aluminum, coal, steel, cement, clay and brewing industries; (iii) woven fabrics for use by manufacturers of coated products; (iv) specialty fabrics used in police jackets, protective apparel worn by firefighters, fuel cells, bomb and cargo chutes, oil containment booms, aircraft escape slides, gas diaphragms; and (v) release liners used in tire manufacturing. Sales are made against purchase orders, releases on open purchase orders, or pursuant to short-term supply contracts of up to twelve months. Sales of industrial related products accounted for $22.6 million or 13.0% of the Company's pro forma consolidated fiscal 1997 net sales.

     The market for the Company's industrial related products is highly segmented by product line. Marketing and sales of the Company's industrial related products is conducted by the Company's marketing and sales staff based in Greenville, South Carolina.

     Manufacturing of these products occurs at the South Carolina facility, using the same machines that weave the airbag fabrics which enables the Company to take advantage of demand requirements for the various products with minimal expenditure on production retooling costs. By manufacturing industrial products with the same machines that weave airbag fabric, the Company is able to more effectively utilize capacity at its South Carolina plant and lower per unit overhead costs.

DEFENSE RELATED PRODUCTS

     The Company is a supplier of military ordnance and other related products as well as of projectiles and other metal components for small to medium caliber training and tactical ammunition. Sales of defense related products accounted for $19.7 million or 11.4% of the Company's pro forma consolidated fiscal 1997 net sales.

Systems Contract

     In September 1994, the Company was awarded the Systems Contract by the United States Army. The Systems Contract backlog was $18.6 million at March 31, 1997, and the Company expects to reduce such backlog to $10.8 million by late fiscal 1998. The mortar cartridges sold by the Company to the United States Army pursuant to the Systems Contract will be utilized in free standing, long-range artillery weapons in support of infantry units. As a systems integrator, the Company does not manufacture the mortar cartridges itself, but is a prime contractor, coordinating the manufacture and assembly of the product components by various subcontractors. Accordingly, the Systems Contract has not necessitated a significant investment in capital equipment. As the prime contractor, the Company is responsible for conducting quality control inspections and ensuring that the contract is fulfilled in a timely and efficient manner.

     The deliveries of completed mortar cartridges were initially expected to begin in September 1995, and the Systems Contract was expected to be completed by September 1996. Due to a delay by one of its subcontractors, the Company has experienced delays in the shipment of mortar cartridges against the original shipment schedule. The delay relates to matters between such subcontractor and the United States Army. As a result of these issues, the United States Army has extended the time for delivery under the Systems Contract, and the Company now anticipates that the initial deliveries of mortar cartridges will commence in late fiscal 1998.

Other

     The Company manufactures projectiles and other metal components primarily for 20 millimeter ammunition and to a lesser extent for 25 and 30 millimeter ammunition used by the United States Armed Forces. This ammunition is fired from guns mounted on aircraft, naval vessels and armored vehicles. The metal components manufactured by the Company are shipped to a loading facility, operated either by the United States Government or a prime defense contractor, which loads the explosives, assembles the rounds and packages the ammunition for use. The Company primarily manufactures components that are used in training rounds, which are similar to tactical rounds but do not contain the same explosive or incendiary devices contained in tactical rounds. Because of the continuous use of training ammunition, the majority of the rounds purchased by the U.S. Armed Forces are training rounds. The U.S. Armed Forces regularly replenishes its inventory of training ammunition.

Markets and Customers

     The Company's defense related sales are made to the United States Armed Forces, certain prime defense contractors for the United States Armed Forces and foreign governments or contractors for foreign governments. The Company is a principal or sole source supplier for many of the projectiles and other metal components it manufactures. There can be no assurance, however, that other companies will not begin to manufacture such products in the future and replace part or all of the sales by the Company of these products.

Manufacturing and Production

     The Company manufactures projectiles and other metal components for inclusion in small to medium caliber ammunition utilizing primarily multi-spindle screw machines at its manufacturing facility in Galion, Ohio. The manufacturing process includes the impact extrusion of steel bars to form the blank or rough form shape of the metal components, the machining of the inside and outside of the metal components to form their final shape, various heat and phosphate treatments and painting. The Company believes that its manufacturing equipment, machinery and processes are sufficient for its current needs and for its needs in the foreseeable future, with minimal preventive maintenance.

Suppliers

     The Company believes that adequate supplies of the raw materials used in the manufacture of its small to medium caliber products are available from existing and, in most cases, alternative sources, although the Company is frequently limited to procuring such materials and components from sources approved by the United States Government.

Quality Control

     The Company's defense operations employ Statistical Process Controls extensively throughout its manufacturing process to ensure that required quality levels are maintained and that products are manufactured in accordance with specifications. The Company satisfies the United States Government quality control standard Million-Q-9858A and ISO-9002. Under the Systems Contract, the Company is responsible for conducting inspections of the subcontractors for the program to ensure that they meet these same standards.

Competition

     The Company competes for contracts with other potential suppliers based on price and the ability to manufacture superior quality products to required specifications and tolerances. The Company believes that it has certain competitive advantages including its high volume, cost-efficient manufacturing capability, its co-development of new products with its customers, and the United States Government's inclination to remain with long-term reliable suppliers. Since the Company's processes do not include a significant amount of proprietary information, however, there can be no assurance that other companies will not, in time, be able to duplicate the Company's manufacturing processes.

United States Government Contracts

     Virtually all of the Company's defense related contracts, including the Systems Contract, are firm fixed price contracts with the United States Government or certain of the United States Government's prime contractors. Under fixed price contracts, the Company agrees to perform certain work for a fixed price and, accordingly, realizes all of the benefit or detriment resulting from decreases or increases in the costs of performing the contract.

     A majority of the Company's manufacturing agreements with the United States Armed Forces and its prime defense contractors are for the provision of components for a one year term (two years in the case of the Systems Contract), subject, in certain cases, to the right of the United States Government to renew the contract for an additional term. Renewals of United States Government contracts depend upon annual Congressional appropriations and the current requirements of the United States Armed Forces. See "-- Markets and Customers." United States Government contracts and contracts with defense contractors are, by their terms, subject to termination by the United States Government for its convenience. Fixed price contracts provide for payment upon termination for items delivered to and accepted by the United States Government, and, if the termination is for convenience, for payment of the contractor's costs incurred through the date of termination plus the costs of settling and paying claims by terminated subcontractors, other settlement expenses and a reasonable profit on the costs incurred.

SEASONALITY

     The Company's automotive products business is subject to the seasonal characteristics of the automotive industry in which there are seasonal plant shutdowns in the third and fourth quarters of each calendar year. Although the Systems Contract is not seasonal in nature, there have been and will continue to be variations in revenues from the Systems Contract based upon costs incurred by the Company in fulfilling the Systems Contract in each quarter. The majority of the Company's manufacturing under its agreements with the United States Government and prime defense contractors has historically occurred from January through September and there is generally a lower level of manufacturing and sales during the fourth quarter of the calendar year.

BACKLOG

     The Company does not reflect an order for airbags or airbag fabric in backlog until it has received a purchase order and a material procurement release which specifies the quantity ordered and specific delivery dates. Generally, these orders are shipped within four to eight weeks of receipt of the purchase order and material release. As a result, the Company does not believe backlog is a reliable measure of future airbag sales.


     As of June 30, 1997, the Company had a defense-related backlog of approximately $22.6 million of which $8.8 million is expected to be completed before the end of fiscal year 1998. As of June 30, 1996, the Company had a defense-related backlog of approximately $21.0 million.


EMPLOYEES

     At June 15, 1997, the Company employed approximately 2,150 employees. The Company's hourly employees in Mexico are unionized and, in addition, are entitled to a federally-regulated minimum wage, which is adjusted, at minimum, every two years. None of the Company's other employees are unionized. The Company has not experienced any work stoppages related to its work force and considers its relations with its employees to be good.

ENVIRONMENTAL MATTERS

     Like similar companies, the Company's operations and properties are subject to a wide variety of increasingly complex and stringent federal, state, local and international laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees (collectively, "Environmental Laws"). Such laws, including but not limited to, those under the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA" or "Superfund") may impose joint and several liability and may apply to conditions at properties presently or formerly owned or operated by an entity or its predecessor as well as to conditions of properties at which wastes or other contamination attributable to an entity or its predecessor have been sent or otherwise come to be located. The nature of the Company's operations exposes it to the risk of claims with respect to such matters and there can be no assurance that violations of such laws have not occurred or will not occur or that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing Environmental Laws and liability for known environmental claims pursuant to such Environmental Laws, will not have a material adverse effect on the Company's financial position or results of operations and cash flows. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.


     The Company has identified two areas of underground contamination at the Company's facility in Galion, Ohio. One area involves a localized plating solution spill. The second area involves a chlorinated solvent spill in the vicinity of a former above ground storage area. The Company has retained environmental consultants to quantify the extent of this problem. Such environmental consultants estimate that the Company's voluntary plan of remediation could take three to five years to implement, followed up by annual maintenance. The consultants also estimate that remediation costs will be approximately $250,000. However, depending on the actual extent of impact to the property or more stringent regulatory criteria, these costs could be higher. Additionally, an underground contamination involving machinery fluids exists at the Valentec facility in Costa Mesa, California and a site remediation plan has been approved by the Regional Water Quality Control Board. Such plan will take approximately five years to implement at an estimated cost of approximately $368,000. The remediation plan currently includes the simultaneous operation of a groundwater and vapor extraction system. In addition, JPS has been identified along with numerous other parties as a Potentially Responsible Party ("PRP") at the Aquatech Environmental, Inc. Superfund Site. JPS believes that it is a de minimis party with respect to the site and that future clean-up costs incurred by JPS will not be material. In the opinion of management, no material expenditures will be required for its environmental control efforts and the final outcome of these matters will not have a material adverse effect on the Company's results of operations or financial position. The Company believes that it currently is in compliance with applicable environmental regulations in all material respects. See Note 8 to the Company's Notes to Consolidated Financial Statements included elsewhere in this Prospectus, Note 7 to Valentec's Notes to Financial Statements, Note 12 to the Division's Notes to Financial Statements and Note 11 to the Division's Notes to Financial Statements.


FACILITIES

     The Company maintains its corporate headquarters in Costa Mesa, California. The Company manufactures automotive and industrial products in six locations, with total plant area of approximately 969,564 square feet (including administrative, engineering and research and development areas housed at plant sites). Below is an overview of the Company's manufacturing and office facilities:


                                                                   FLOOR AREA       OWNED/       LEASE      NUMBER OF
                           LOCATION                                 (SQ. FT.)       LEASED    EXPIRATION    EMPLOYEES
                           --------                                 ---------       ------    ----------    ---------
AIRBAG AND INDUSTRIAL FABRICS RELATED
   PRODUCTS
   Ensenada, Mexico (airbag cushions) .........................     97,000(1)       Leased     1998(2)          971
   Greenville, South Carolina (airbag and
     industrial related fabrics)...............................    445,040(1)       Owned      NA               371
   Germany (airbag cushions)...................................     55,000(3)       Leased     1998(4)          248
   Czech Republic (airbag cushions)............................    100,000(5)       Owned      NA               233
   Gwent, Wales (airbag cushions)..............................     20,000(5)       Leased     2003              58
   Costa Mesa, California (metal airbag
     components and defense products)..........................    139,000(6)(7)    Leased     1999             173
   Otay Mesa, California (warehouse)(8)........................      7,900          Leased     1998               3
   Fort Lee, New Jersey (10)...................................      4,685          Leased     2007               8
DEFENSE(9)
   Mount Arlington, New Jersey (defense
     systems)..................................................      3,600(10)      Leased     2000              10
   Galion, Ohio (defense products).............................     97,000(6)       Owned      NA                75

----------

(1)   Office, manufacturing and research and development space.

(2)   Lease is subject to two one-year renewal options.

(3)   Manufacturing, sales and administration space.

(4) The lease with respect to the 40,000 square feet comprising manufacturing space expires in 1998. The lease with respect to the 15,000 square feet comprising sales and administrative space expires in 2001.

(5)   Manufacturing and office space.

(6)   Manufacturing and administrative space.

(7)   Consists of two facilities.

(8)   Finished goods distribution center.

(9) Defense related products are also manufactured at the Costa Mesa facility listed above.

(10)  Office space.

PATENTS

           The Company holds three patents and three additional patents are pending. All of such patents relate to technical improvements for enhancement of product performance with respect to the Company's fabric and industrial related products. Provided that all requisite maintenance fees are paid, two of the patents held by the Company expire in 2013 and the third patent held by the Company expires in 2014.

ENGINEERING, RESEARCH & DEVELOPMENT

           The Company's airbag fabric operations have maintained an active design and development effort focused toward new and enhanced products and manufacturing processes. The Company specifically designs and engineers its fabrics to meet its customers' applications and needs. While most design requirements are originated by the component manufacturer, the Company is dedicated to improving the quality of existing products, as well as developing new products for all applications.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

           The executive officers and members of the Board of Directors of the Company and their respective ages and positions are as follows:


           NAME                                                 AGE             POSITION
           ----                                                 ---             --------
           Robert A. Zummo..............................        56              Chairman of the Board, President and Chief
                                                                                  Executive Officer
           Thomas W. Cresante...........................        50              Executive Vice President and Chief
                                                                                  Operating Officer
           Jeffrey J. Kaplan............................        49              Director, Executive Vice President and Chief
                                                                                  Financial Officer
           John L. Hakes................................        57              President, European Operations
           Victor Guadagno..............................        57              President, Valentec Systems, Inc.
           Paul L. Sullivan.............................        51              President, Automotive Safety Components
                                                                                  Asia-Pacific Ltd.
           Richard R. Vande Voorde......................        52              President, Galion, Inc.
           Paul M. Betz.................................        38              Vice President and General Manager, Wells
                                                                                  Division of Valentec International
                                                                                  Corporation
           George D. Papadopoulos.......................        25              Corporate Controller and Secretary
           Daniel R. Smith..............................        28              Treasurer
           Joseph J. DioGuardi..........................        57              Director
           Francis X. Suozzi............................        56              Director
           Robert J. Torok..............................        66              Director

           Robert A. Zummo. Mr. Zummo has served as Chairman of the Board, President and Chief Executive Officer of the Company since its inception in January 1994. Mr. Zummo is also the Chief Executive Officer of Valentec, which was acquired by the Company in May 1997, and has served in such capacity since 1989. Valentec is a manufacturer of defense-related products and parts for the computer and medical industries. From 1985 to 1989, Mr. Zummo was President and Chief Executive Officer of General Defense Corporation, a defense contractor in Hunt Valley, Maryland, where he previously served as Executive Vice President and Chief Operating Officer from 1983 to 1985. Mr. Zummo has more than 30 years experience in the defense and aerospace manufacturing industries.

           Thomas W. Cresante. Mr. Cresante has served as Executive Vice President, Chief Operating Officer of the Company since May 1997. From October 1996 to May 1997, Mr. Cresante served as President of Worldwide Operations of AlliedSignal-Safety Restraints Systems. From January 1996 to October 1996, Mr. Cresante served as Vice President of Operations of AlliedSignal-Aerospace Sector. From January 1990 to May 1995, Mr. Cresante served as Vice President of Operations of the TRW Inflatable Restraints Division. From January 1984 to November 1989, Mr. Cresante served as Vice President of Manufacturing of ITT Hancock, a manufacturer of components and systems for the automotive industry.

           Jeffrey J. Kaplan. Mr. Kaplan has served as Executive Vice President, Chief Financial Officer and a Director of the Company since February 1997. From October 1993 to February 1997, Mr. Kaplan served as Executive Vice President, Chief Financial Officer and a Director of International Post Limited ("IPL"), a leading provider of post-production services for commercial and advertising markets; and he served as Senior Vice President and Chief Financial Officer of Video Services Corporation from September 1987 to February 1994 and Senior Vice President and Chief Financial Officer of Audio Plus Video International, Inc., a subsidiary of IPL, from September 1987 to February 1997. Mr. Kaplan was a financial advisor to various public and private companies from September 1985 to September 1987. From November 1978 until August 1985, Mr. Kaplan was employed by Clabir Corporation, a New York Stock Exchange listed company, where he last served as Executive Vice President and Chief Financial Officer.

           John L Hakes. Mr. Hakes has served as President of the European Operations since June 1995. Mr. Hakes has also served as a managing director of VIL since June 1995. Mr. Hakes served as the Chief Executive Officer of Thorn Security & Electronics, an international manufacturer of military electronics, fire protection and intrusion control products from 1991 through 1994. From 1986 through 1991, Mr. Hakes served as the Chief Executive Officer of Thorn EMI Electronics, one of the largest military electronics suppliers to the United Kingdom Ministry of Defense.

           Victor Guadagno. Mr. Guadagno has served as President of Valentec Systems, Inc. since the inception of the Company's Systems business in 1994 and has served as Vice President/General Manager of Valentec's Wells Division from September 1994 until September 1995. Mr. Guadagno joined Valentec in 1986 as Vice President/General Manager of the Product Development Division, and was promoted to Vice President of Corporate Marketing in 1989. Prior to joining Valentec, Mr. Guadagno was President and sole shareholder of Target Research, Inc., a business engaged in the research and development of ammunition for the United States Army. Mr. Guadagno began his career as a development engineer with the United States Army and has over 35 years of experience in the defense industry, including systems contracting.

           Paul L. Sullivan. Mr. Sullivan has served as President of Automotive Safety Components Asia-Pacific, Ltd. since February 1997. Mr. Sullivan served as President of the North American Automotive Operations from May 1995 to February 1997, as Vice President and General Manager of the North American Automotive Division from January 1994 to May 1995, and was Vice President and General Manager of Valentec's Wells Division from July 1993 to January 1994. From July 1992 to July 1993, Mr. Sullivan was Vice President and General Manager of Valentec's Kisco Division, a manufacturer of component parts for large caliber tank ammunition. From December 1990 to June 1992, Mr. Sullivan was plant manager of the Bussman Division of Cooper Industries, a manufacturer of electrical protection component parts. From January 1988 to December 1990, Mr. Sullivan was Operations Manager of Valentec's Kisco Division. Mr. Sullivan has over 25 years of managerial experience in multi-plant operations in the defense and automotive industries.

           Richard R. Vande Voorde. Mr. Vande Voorde has served as President of Galion, Inc. since May 1995 and previously served as Vice President and General Manager of the Company's Galion Division since the inception of the Company. From 1989 to January 1994 Mr. VandeVoorde served as Executive Vice President of Valentec Galion. From 1986 to 1989, Mr. Vande Voorde was Vice President of Finance of Valentec Galion. From November 1983 to June 1986, Mr. Vande Voorde served as Manager of Accounting Operations of Ideal Electric Company, a division of Carrier Corporation which manufactured custom-designed electrical generators. Carrier Corporation is a subsidiary of United Technologies Corporation.

           Paul M. Betz. Mr. Betz has served as General Manager of the Wells Division of Valentec International Corporation since January 1997. Mr. Betz served as Vice President of Sales and Marketing for both Valentec International Corporation and Safety Components International, Inc. from October 1995 to December 1996. From April 1994 to September 1995, Mr. Betz served as Director of Sales and Marketing for Automated Solutions Incorporated. From July 1982 to March 1994, Mr. Betz held several engineering, program management and account management positions with General Motors Corporation, General Electric Corporation and their joint venture affiliate, FANUC, Ltd. of Japan.

           George D. Papadopoulos. Mr. Papadopoulos has served as Corporate Controller and Secretary of the Corporation since March 1997. From April 1996 to March 1997, Mr. Papadopoulos served as Corporate Controller of International Post Limited, a leading provider of post-production services for commercial and advertising markets. From July 1993 to April 1996, Mr. Papadopoulos was employed by Arthur Andersen LLP, a leading public accounting firm, serving in various capacities, the most recent of which was as a Senior Accountant.

           Daniel R. Smith. Mr. Smith has served as Treasurer of the Corporation since March 1997. From July 1991 to March 1997, Mr. Smith was employed by Arthur Andersen LLP, a leading public accounting firm, as a Manager.


           Joseph J. DioGuardi. Mr. DioGuardi has served as a director of the Company since 1994. Mr. DioGuardi was a member of the United States House of Representatives from 1985 through 1989, representing the 20th Congressional

District in Westchester County, New York. Since leaving Congress, Mr. DioGuardi founded and now chairs a non-partisan foundation named "Truth in Government," aimed at promoting fiscal responsibility and budgetary reform. Mr. DioGuardi is an international spokesman for human rights and is Chairman of the Albanian American Civic League. Mr. DioGuardi, a Certified Public Accountant, has 22 years of public accounting experience with Arthur Andersen & Co., serving as Partner from 1972 to 1984. Mr. DioGuardi is also a director of Neurocorp, Ltd., a publicly held corporation in the business of utilizing software, databases and medical devices for the diagnosis and treatment of brain-related disorders.


           Francis X. Suozzi. Mr. Suozzi has served as a director of the Company since 1994. Mr. Suozzi is a director of Valentec. Mr. Suozzi is currently employed as the treasurer and a senior vice president of Nabisco Holdings Corporation. Prior to taking this position in March 1995, Mr. Suozzi was a vice president of RJR Nabisco, Inc., involved in financings and acquisitions. Mr. Suozzi is also a director of First Intercontinental Group, an investment banking concern based in Washington, D.C. Prior to forming First Intercontinental Group in 1991, Mr. Suozzi was Regional Director of Corporate Finance for Gruntal & Co., a securities firm headquarters in New York City, from 1988 to 1991. From 1975 through 1984, Mr. Suozzi was a director of Avco Community Developers Inc., a real estate development company which was publicly traded from 1975 to 1978, and was also a director of Nashville City Bank from 1979 to 1982.

           Robert J Torok. Mr. Torok has served as a director of the Company since 1994. Until May 1996, when Mr. Torok retired, Mr. Torok was a Vice President and Partner of Korn/Ferry International, an executive search firm based in New York City and had served in such position since 1980. Prior to 1980, Mr. Torok was Senior Vice President of Sikorsky Aircraft, a division of United Technologies Corporation, a diversified manufacturing company based in Hartford, Connecticut, where Mr. Torok worked from 1958 to 1980. Mr. Torok has 22 years of experience in engineering, manufacturing and management.

EXECUTIVE COMPENSATION

           The following table summarizes the compensation paid by SCI to the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company for the Company's fiscal year ended March 31, 1997 (each person appearing in the table is referred to as a "Named Executive"). The amounts reflected in the table for the period during fiscal year 1995 prior to the Company's initial public offering in May 1994 represent an allocation of the total compensation paid by Valentec to the Named Executives based on an estimate of the portion of time spent by the Named Executives on matters relating to the Valentec Automotive Division and Valentec Galion which were transferred to the Corporation immediately prior to the Initial Public Offering (the "Transfer of Assets").


                                                                                                LONG TERM COMPENSATION
                                                                                                ----------------------
                                                      ANNUAL COMPENSATION                  AWARDS                     PAYOUTS
                                                      -------------------         ------------------------   ----------------------
                                                                                                              LTIP
              NAME AND                                                            RESTRICTED   SECURITIES    PAYOUTS    ALL OTHER
         PRINCIPAL POSITION                  SALARY    BONUS     OTHER ANNUAL       STOCK      UNDERLYING    -------   COMPENSATION
         ------------------          YEAR      ($)      ($)    COMPENSATION ($)   AWARDS ($)   OPTIONS (#)     ($)        ($) (1)
                                     ----    ------    -----   ----------------   ----------   -----------     ---        -------
Robert A. Zummo, .................   1997   297,000        0           0               0          10,000        0           9,600
Chairman of the Board, President     1996   275,000   60,000           0               0          10,000        0           7,680
and Chief Executive Officer          1995   250,000   75,000           0               0          50,000        0           8,000

Victor Guadagno, .................   1997   162,000        0           0               0           5,000        0           6,000
President, Valentec Systems, Inc.    1996   150,000   25,000           0               0          15,000        0           6,231
                                     1995   132,212        0           0               0          10,000        0           6,000
John L. Hakes, ...................   1997   164,273        0           0               0          10,000        0               0

President, European Operations (2)   1996   147,000   46,500           0               0          25,000        0               0
Paul L. Sullivan, ................   1997   145,000        0           0               0           5,000        0           6,000

President, Automotive Safety         1996   145,918   25,000           0               0           5,000        0           6,000
Components Asia-Pacific, Ltd. (3)    1995   123,079   25,000           0               0          25,000        0           6,923

W. Hardy Myers, ..................   1997   142,000        0           0               0          10,000        0           6,000
President, North American            1996   132,000   40,000           0               0          10,000        0           4,800
Automotive Operations (4)            1995   120,000   50,000           0               0          50,000        0           6,000

-------

(1)   Amount reflects automobile allowances.

(2)   Mr. Hakes joined the Company in June 1995.

(3) Mr. Sullivan joined the Company in September 1994. Mr. Sullivan became Vice President, North American Automotive Operations effective September 26, 1996. Prior to such time, Mr. Sullivan served as President, North American Automotive Operations.

(4) From February 15, 1997 to the time of Mr. Myers' departure from the Company in May 1997, Mr. Myers was the President, North America Automotive Operations, Treasurer and Secretary of the Company. Prior to February 15, 1997, Mr. Myers served as Chief Financial Officer, Treasurer, Secretary and a director of the Company.

OPTIONS GRANT IN LAST FISCAL YEAR

           The following options were granted to the Named Executives during fiscal year 1997 under the Company's 1994 Stock Option Plan, as amended.


                                                                                           POTENTIAL REALIZED
                                                                                            VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                                                                                              STOCK PRICE
                                                                                             APPRECIATION
                                                 INDIVIDUAL GRANTS                          FOR OPTION TERM
                               ------------------------------------------------------       ---------------
                                NUMBER OF      % OF TOTAL
                                SECURITIES      OPTIONS
                                UNDERLYING     GRANTED TO     EXERCISE
                                 OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION
NAME                           GRANTED (#)    FISCAL YEAR      ($/SH)         DATE         5% ($)     10% ($)
----                           -----------    -----------      ------         ----         ------     -------
Robert A. Zummo ...........       10,000          4.23%        $14.17     5/10/2001(1)    $39,149    $ 86,509
John L. Hakes .............       10,000          4.23%        $12.88     5/10/2003(1)    $52,435    $122,195
Victor Guadagno............        5,000          2.12%        $12.88     5/10/2006(1)    $40,501    $102,637
Paul L. Sullivan ..........        5,000          2.12%        $12.88     5/10/2006(1)    $40,501    $102,637
W. Hardy Myers.............       10,000          4.23%        $12.88     5/10/2006(1)    $81,002    $205,274

-------

(1)   Became exercisable in four equal annual installments beginning May 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS
VALUES

           The following table summarizes for each of the Named Executives the number of stock options exercised during the fiscal year ended March 31, 1997, the aggregate dollar value realized upon exercise, the total number of unexercised options, if any, held at March 31, 1997 and the aggregate dollar value of in-the-money, unexercised options, held at March 31, 1997. The value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of unexercised, in-the money options at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on March 31, 1997, which was $10.00 per share.


                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                 SHARES                         UNEXERCISED OPTIONS OF        IN-THE-MONEY OPTIONS
                               ACQUIRED ON       VALUE           FISCAL YEAR END (#)         AT FISCAL YEAR END ($)
NAME                          EXERCISE (#)    REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                          ------------    ------------    -------------------------    -------------------------
Robert A. Zummo ..........          0             N/A              27,500/42,500                       *
John L. Hakes ............          0             N/A               6,250/28,750                       *
Victor Guadagno ..........          0             N/A               7,500/21,250                       *
Paul L. Sullivan .........          0             N/A              13,750/21,250                       *
W. Hardy Myers ...........          0             N/A              27,500/42,500                       *

---------

* None of the options referenced in the chart were in-the-money on March 31, 1997.

EMPLOYMENT AGREEMENTS


           Mr. Zummo serves as President and Chief Executive Officer of the Company pursuant to a five-year employment agreement which became effective upon the consummation of the Company's Initial Public Offering. The employment agreement provides that Mr. Zummo will allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec; however, Mr. Zummo has been spending substantially all of his working time performing services for the Company since the closing of the Valentec Acquisition. Mr. Zummo's base salary for the first year of the term is $250,000, subject to annual increases at the discretion of the Board of Directors. In August 1997, the Compensation Committee of the Board of Directors approved an increase of salary payable to Mr. Zummo under his employment agreement to $450,000. In addition to the base salary, the employment agreement provides for an annual incentive bonus. Mr. Zummo was not awarded a bonus for fiscal 1997. In July 1997, the Compensation Committee of the Board of Directors approved a bonus to Mr. Zummo of $75,000 contingent upon the completion of the JPS Acquisition based on Mr. Zummo's performance in connection with such acquisition. In the event Mr. Zummo's employment is terminated without "Cause" (as defined in the employment agreement), the Company is required to pay Mr. Zummo an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Zummo's employment is terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company is required to pay Mr. Zummo an amount equal to two times his full salary and bonus in respect of the year immediately preceding termination. In addition, if Mr. Zummo's employment agreement is not renewed by the Company after the expiration of the initial five-year term other than for "Cause," the Company would be required to continue to pay Mr. Zummo's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination.


           Mr. Cresante serves as Executive Vice President and Chief Operating Officer of the Company pursuant to a three-year employment agreement which became effective in May 1997. The employment agreement provides that Mr. Cresante will allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec; however, Mr. Cresante has been spending substantially all of his working time performing services for the Company since the closing of the Valentec Acquisition. Mr. Cresante's base salary for the first year of the term is $235,000, subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus, including a minimum bonus of $50,000 for fiscal 1998. Pursuant to the terms of the employment agreement, Mr. Cresante was awarded options to purchase 225,000 shares of Common Stock issued on May 19, 1997 under the Company's 1994 Stock Option Plan. The issuance of such options is subject to the conditions set forth in the employment agreement, including the approval by the stockholders of the Company of an increase in the number of shares authorized for issuance under the Company's 1994 Stock Option Plan as may be necessary for the issuance of such options. In the event Mr. Cresante's employment is terminated without "Cause" (as defined in the employment agreement), the Company is required to pay Mr. Cresante an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Cresante's employment is terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company is required to pay Mr. Cresante an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination. In addition, if Mr. Cresante's employment agreement is not renewed by the Company after the expiration of the initial three-year term other than for "Cause," the Company would be required to continue to pay Mr. Cresante's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination.


           Mr. Kaplan serves as Executive Vice President and Chief Financial Officer of the Company pursuant to a three-year employment agreement which became effective in February 1997. The employment agreement provides that Mr. Kaplan will allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec; however, Mr. Kaplan has been spending substantially all of his working time performing services for the Company since the closing of the Valentec Acquisition. Mr. Kaplan's base salary for the first year of the term is $220,000, subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus, including a minimum bonus of $30,000 for fiscal 1998. In August 1997, the Compensation Committee of the Board of Directors approved a transactional bonus to Mr. Kaplan of $30,000 based on Mr. Kaplan's performance in connection with the JPS Acquisition, the Valentec Acquisition and related financings. Pursuant to the terms of the employment agreement, Mr. Kaplan was awarded options under the Company's 1994 Stock Option Plan in accordance with the following schedule:
(i) options to purchase 125,000 shares of Common Stock were issued on

February 15, 1997; (ii) options to purchase 50,000 shares of Common Stock were issued on April 1, 1997 and (iii) options to purchase 50,000 shares of Common Stock were to be issued on April 1, 1998, unless Mr. Kaplan was not, for any reason, an employee of the Company on such date. In August 1997, the Compensation Committee of the Board of Directors approved the acceleration of the issuance of the options referenced in (iii) above to August 13, 1997 and a change in the vesting schedule of all options from four years to three years. The issuance of such options is subject to the conditions set forth in the employment agreement, including the approval by the stockholders of the Company of any increase in the number of shares authorized for issuance under the Company's 1994 Stock Option Plan as may be necessary for the issuance of such options. In the event Mr. Kaplan's employment is terminated without "Cause" (as defined in the employment agreement), the Company is required to pay Mr. Kaplan an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Kaplan's employment is terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company is required to pay Mr. Kaplan an amount equal to two times his full salary and incentive bonus in respect of the year immediately preceding termination. In addition, if Mr. Kaplan's employment agreement is not renewed by the Company after the expiration of the initial three-year term other than for "Cause," the Company would be required to continue to pay Mr. Kaplan's full salary and incentive bonus in effect for the year immediately preceding termination for a period of one year from the time of termination.

           Mr. Hakes serves as President, European Automotive Operations pursuant to an employment agreement (the "Hakes Employment Agreement") which became effective in June 1995. The agreement has an initial term of one year and may be terminated thereafter on twelve months' notice by either the Company or Mr. Hakes. Mr. Hakes' base salary for the first year of the term is pound sterling 95,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the Hakes Employment Agreement provides for an annual incentive bonus. Mr. Hakes was not awarded a bonus for fiscal 1997. If Mr. Hakes' employment is terminated by the Company in connection with a "change in control" (as defined in the Hakes Employment Agreement), the Company is required to pay Mr. Hakes an amount equal to his full salary effective on the date of the change in control for a period of one full year. Pursuant to the Hakes Employment Agreement, Mr. Hakes also provides services to VIL in return for compensation paid by VIL.

           Mr. Guadagno serves as President of Valentec Systems, Inc. pursuant to a two-year employment agreement which became effective in September 1994, the term of which was extended to September 1997. Mr. Guadagno's base salary for the first year of the term was $150,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus. Mr. Guadagno was not awarded a bonus for fiscal 1997. In the event Mr. Guadagno's employment is terminated without "Cause" (as defined in the employment agreement), the Company would be required to continue to pay Mr. Guadagno's full salary for a period of twelve months from the time of termination. In addition, if Mr. Guadagno's employment agreement is not renewed by the Company after the expiration of the term other than for "Cause," the Company would be required to continue to pay Mr. Guadagno's full salary for a period of six months from the time of termination.

           Mr. Sullivan serves as President of Automotive Safety Components Asia-Pacific Ltd. pursuant to a two-year employment agreement which became effective in September 1994, the term of which was extended to September 1997. Mr. Sullivan's base salary for the first year of the term is $125,000, subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus. Mr. Sullivan was not awarded a bonus for fiscal 1997. In the event Mr. Sullivan's employment is terminated without "Cause" (as defined in the employment agreement), the Company would be required to continue to pay Mr. Sullivan's full salary for a period of twelve months from the time of termination. In addition, if Mr. Sullivan's employment agreement is not renewed by the Company after the expiration of the term other than for "Cause," the Company would be required to continue to pay Mr. Sullivan's full salary for a period of six months from the time of termination.

           From February 1997 until his departure from the Company in May 1997, Mr. Myers served as President, North American Automotive Operations, Treasurer and Secretary of the Company. Prior to February 1997, Mr. Myers served as Chief Financial Officer, Treasurer and Secretary of the Company pursuant to a three-year employment agreement which became effective upon the consummation of the Initial Public Offering. The employment agreement provided that Mr. Myers would allocate at least 80% of his working time, attention and energies to the affairs of the Company and the remaining 20% to Valentec . Mr. Myers' base salary for the first year of the term was $150,000, and was subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, Mr. Myers' employment agreement provided for an annual incentive bonus. Mr. Myers did not receive a bonus for fiscal 1997. Pursuant to the employment agreement, in the event Mr. Myers' employment was terminated without "Cause" (as defined in the employment agreement), the Company would have been required to pay Mr. Myers an amount equal to his full salary and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term of employment. Pursuant to the employment agreement, if Mr. Myers' employment was terminated by the Company in connection with a "change in control" (as defined in the employment agreement), the Company would have been required to pay Mr. Myers an amount equal to two times his full salary and bonus in respect to the year immediately preceding termination. The Company has entered into a Consulting Agreement (the "Consulting Agreement") with Mr. Myers pursuant to which Mr. Myers will provide consulting services to the Company for a term of one year. As compensation for such services, Mr. Myers will receive $184,000 payable in twelve monthly installments; the options previously awarded to Mr. Myers under the Company's 1994 Stock Option Plan have been fully vested pursuant to the Consulting Agreement and are available for exercise within a ninety day period from the termination date of the Consulting Agreement; and the Company will provide to Mr. Myers certain benefits under the Company's benefit plans as well as certain life and health insurance benefits.


BOARD OF DIRECTORS


           Directors who are employees of the Company receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Company receive an annual retainer of $20,000 and an attendance fee of $1,250 for each Board meeting or committee meeting attended in person by that director and $300 for each telephonic Board meeting or committee meeting in which such director participated, provided that fees for in-person meetings of the Board and committees shall not exceed $1,250 per day. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. See "--Directors' Options."


STOCK OPTION PLAN


           On January 27, 1994, the Board of Directors of the Company adopted, and the stockholders approved, the 1994 Stock Option Plan of the Company and on May 4, 1996 and July 29, 1996 the Board of Directors approved certain amendments to the Plan which were subsequently approved by the stockholders (such plan, as amended, being referred to herein as the "Plan"). The Plan provides for the issuance of options (each an "Option") to purchase up to 550,000 shares of Common Stock. Of this total, Options to purchase 510,000 shares may be granted to officers, key employees and consultants of the Company and Options to purchase 40,000 shares may be granted to non-employee directors of the Company. On July 22, 1997, the Board of Directors adopted amendments to the Plan, subject to stockholder approval at the next annual meeting of stockholders, including an amendment to increase the aggregate number of shares of Common Stock issuable under the Plan to 1,050,000, with 1,000,000 of such shares issuable under Options that may be granted to officers, key employees and consultants of the Company and 50,000 of such shares issuable under Options that may be granted to non-employee directors of the Company. As of the date hereof, the Company had granted Options to purchase 912,499 shares to officers, key employees and consultants of the Company (of which Options to purchase 460,000 shares have been issued to officers of the Company subject to approval of the stockholders of the Company of the amendment to the Plan described above) and Options to purchase 21,000 shares to non-employee directors of the Company. The Plan is designed to provide an incentive to officers, key employees, consultants and non-employee directors of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Option granted under the Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Plan. The Stock Option Committee of the Board of Directors administers the Plan. The terms of specific Options are determined by the Stock Option Committee. Generally, Options are granted at an exercise price of not less than the fair market value of the Common Stock on the date of grant. Each Option is exercisable during the period or periods specified in the option agreement, which generally does not exceed ten years from the date of grant.


DIRECTORS' OPTIONS

           Each non-employee director receives an Option to purchase 2,500 shares of Common Stock, vesting in equal installments over a four-year period, in each calendar year in which he serves as a director of the Company. The exercise price of the shares of Common Stock subject to Options granted to each non-employee director is the fair market value of the shares of Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the Option is a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Mr. Suozzi served as a member of the Compensation Committee of the Board of Directors during fiscal year 1997. Mr. Suozzi is a director of Valentec and owned approximately 21% of all of the issued and outstanding shares of Valentec prior to selling all such shares to the Company pursuant to the Valentec Acquisition. See "Certain Transactions."

                    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

           The following table and notes set forth information as of July 15, 1997 with respect to the voting securities of the Company beneficially owned by all person(s) known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director of the Company, by each of the Named Executives and by all directors and executive officers as a group.


                                                   AMOUNT AND NATURE OF    PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP      COMMON
        ------------------------------------       --------------------      ------
                                                                            STOCK(1)
                                                                            --------
Robert A. Zummo(2)(3)..........................        1,021,576(4)           20.2%
Cramer Rosenthal McGlynn, Inc.
  707 Westchester Avenue
  White Plains, New York  10604................         276,400(5)            5.5%
FMR Corp
  82 Devonshire Street
  Boston, Massachusetts  02109.................         276,200(6)            5.5%
Victor Guadagno (2)............................          16,250(7)              *
John L. Hakes(2)...............................          15,000(7)              *
Jeffrey J. Kaplan(2)...........................              0                  *
W. Hardy Myers(2)..............................          70,500(8)            1.4%
Paul L. Sullivan(2)............................          23,000(9)              *
Joseph J. DioGuardi(2).........................          2,250(7)               *
Francis X. Suozzi(2)(3)........................         328,051(10)           6.5%
Robert J. Torok(2).............................          2,250(7)               *
All executive officers and directors as a group
  (consisting of 14 individuals)(11)...........        1,500,127(12)          28.9%

--------

*     Less than 1%


(1) Shares beneficially owned, as recorded in this table, are expressed as a percentage of the shares of Common Stock outstanding as of July 15, 1997, net of treasury shares. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which such person or group of persons has the right to acquire within 60 days of the date hereof, is deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


(2) Address for each person is c/o Safety Components International, Inc., 2160 North Central Road, Fort Lee, NJ 07024.


(3) In connection with the Valentec Acquisition, Messrs. Zummo and Suozzi entered into an agreement, pursuant to which it was agreed, among other things, that for a period of three years from the date thereof, Mr. Suozzi will vote all shares of Common Stock beneficially owned by him on any manner put to a vote of the shareholders of the Company in the same manner as recommended by a majority of the Board of Directors of the Company or if no such recommendation has been made, as directed by Mr. Zummo; provided, that such agreement shall terminate if Mr. Suozzi shall cease to be on the Board of Directors (other than as a result of his resignation). The shares beneficially owned by Mr. Suozzi are not included in this table as being beneficially owned by Mr. Zummo.

(4) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 45,000 shares of Common Stock.

(5) Number of shares beneficially owned by Cramer, Rosenthal McGlynn, Inc. ("CRMI"), an investment company registered under Section 8 of the Investment Advisers Act of 1940, according to a Schedule 13G filed by CRMI with the Commission in February 1997.


(6) The information in the table relating to FMR Corp. and the information in this footnote is from a Schedule 13G filed with the Commission in February 1997, by FMR Corp., Edward C. Johnson, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Management Trust Company. Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 500 shares or 0.01% of the Common Stock outstanding of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 500 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act is the beneficial owner of 276,700 shares or 5.49% of the Common Stock outstanding of the Company as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 275,700 shares and sole power to vote or to direct the voting of 253,900 shares, and no power to vote or to direct the voting of 21,800 shares of common stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.


(7) Represents only options which are currently exercisable (or exercisable within 60 days) to purchase shares of Common Stock.

(8) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 70,000 shares of Common Stock.

(9) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 22,500 shares of Common Stock.

(10) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 2,250 shares of Common Stock.

(11) Includes Mr. Myers who is a Named Executive but departed from the Company in May 1997.

(12) Includes options which are currently exercisable (or exercisable within 60 days) to purchase 184,250 shares of Common Stock.

                              CERTAIN TRANSACTIONS


           Pursuant to a definitive Stock Purchase Agreement, dated as of May 22, 1997, the Company acquired (the "Valentec Acquisition") all of the outstanding stock of Valentec from Robert A. Zummo, Francis X. Suozzi and the Valentec International Company Employee Stock Ownership Plan (the "ESOP"). Valentec was the Company's largest shareholder immediately prior to the Valentec Acquisition owning approximately 27% of the issued and outstanding shares of Common Stock. Immediately prior to the Valentec Acquisition, Robert A. Zummo, the Chairman of the Board, President and Chief Executive Officer of the Company, was also a director, the President, Chief Executive Officer and owner of approximately 74% of all of the issued and outstanding shares of Valentec, and Francis X. Suozzi, a consultant to and a director of Valentec and a director of the Company, was the owner of approximately 21% of all of the issued and outstanding shares of Valentec. The consideration paid to the shareholders of Valentec in connection with the Valentec Acquisition consisted of an aggregate of 1,369,200 newly issued shares of Common Stock, which is approximately equal to the number of shares of Common Stock held by Valentec. The shares of Common Stock held by Valentec have become treasury shares and are not considered outstanding. Therefore, there has been no increase in the Company's outstanding shares as a result of the Valentec Acquisition. Messrs. Zummo and Suozzi now beneficially own, directly, approximately 20% and 6.5%, respectively, of the outstanding Common Stock of the Company. In addition, Messrs. Zummo and Suozzi and the ESOP received demand and piggyback registration rights in connection with the Valentec Acquisition. The Indebtedness assumed by the Company in connection with the Valentec Acquisition was approximately $14.7 million as of May 22, 1997 (inclusive of intercompany indebtedness of $4.3 million, which has been eliminated in consolidation as a result of the Valentec Acquisition) of which approximately $7.1 million has been repaid. The indebtedness assumed by the Company included $2.8 million in indebtedness to VIL of which $800,000 was evidenced by a demand note (of which approximately $530,000 has been repaid) and $2.0 million is evidenced by a five year note payable in monthly installments of approximately $40,000. Both such notes bear interest at 7% per annum. Subsequent to the closing of the Valentec Acquisition through June 30, 1997, an aggregate of approximately $28,000 in principal and $ 12,000 in interest has been paid to VIL by the Company under the five year note.



           The purchase price for the Valentec Acquisition was negotiated between Valentec and a special committee consisting of independent members of the Board of Directors of the Company. The special committee was advised by independent legal counsel and an independent financial adviser. The Company's Board of Directors received an opinion from the special committee's financial adviser as to the fairness from a financial point of view of the consideration received by the Company to the Company's shareholders other than Valentec.


           Immediately prior to the Valentec Acquisition, Mr. Zummo acquired the 88.8% equity interest in VIL owned by Valentec for a cash payment of $75,000.

           Prior to the Valentec Acquisition, certain agreements and arrangements existed between the Company and Valentec. Robert A. Zummo has been an officer and director of Valentec since 1993, and until the Valentec Acquisition, was a stockholder of Valentec. Until his departure from the Company in May 1997, W. Hardy Myers was an officer and director of Valentec. Prior to the consummation of the Valentec Acquisition, Messrs. Zummo, Cresante and Kaplan were required to spend at least 80% of their working time performing services for the Company with the remaining portion of their time spent performing services for Valentec and they were compensated separately by Valentec and the Company for the respective services rendered as employees to each company. Messrs. Zummo, Cresante and Kaplan presently spend substantially all of their working time performing services for the Company. Mr. Hakes, the President of the Company's European Operations, also provides part time services as a managing director to VIL pursuant to the Hakes Employment Agreement and is paid separately for such services by VIL. See "Business--Significant Transactions" for a description of the Valentec Acquisition.

           Prior to the Valentec Acquisition, the Company purchased from Valentec metal components for inclusion in its passenger side airbags at prices approved by the Company's customers for automotive airbags. Purchases by the Company from Valentec for such components during fiscal year 1995, 1996 and 1997 totalled $1.3 million, $774,000 and $2.6 million, respectively. Valentec also supplies directly to such customers metal components for inclusion in airbag systems manufactured by such customers.

           During the first year following the Initial Public Offering, the Company believed that it was more cost-efficient to continue to receive certain of the corporate services described above and certain other services from Valentec, as opposed to duplicating these services on a stand-alone basis. Accordingly, the Company and Valentec entered into a corporate services agreement (the "Corporate Services Agreement") pursuant to which Valentec has provided certain facilities and services to the Company and its subsidiaries, including corporate headquarters and financial, accounting and treasury services. For fiscal year 1995, the Company was charged $145,000 under the Corporate Services Agreement based upon the cost of such services to Valentec and the Company's pro rata portion of those costs. For fiscal year 1995, the Company also provided certain executive services to Valentec, including certain services rendered on behalf of Valentec by Messrs. Zummo and Myers. The Company charged Valentec $146,000 for these services. In addition, the Company has provided certain executive, financial, accounting and treasury services to Valentec and has charged Valentec for its pro rata portion of those costs. There was also a joint purchasing of insurance which was arranged and paid for by the Company and for which Valentec reimbursed the Company for its pro rata share. For each of fiscal year 1996 and 1997, the Company charged Valentec $659,000 and $726,000, respectively, for the foregoing services. The Corporate Services Agreement had an initial term of twelve months, subject to renewal each year thereafter and was terminable at the Company's option. The Corporate Services Agreement was terminated in connection with the Valentec Acquisition.

           The Company's U.K. subsidiary and VIL are parties to a Shared Services Agreement, relating to administration, financial, engineering and other shared costs. Payments from the Company to VIL for each of fiscal 1995, 1996 and 1997 were $248,000, $254,000 and $358,000, respectively, under the Shared Services Agreement.


           The Company sub-leases space from VIL for its European automotive operations pursuant to a separate sublease agreement and facility usage agreement in the U.K. In addition to the lease payments of approximately pound sterling 70,000 per year under the sublease agreement, the facility usage agreement provides for the Company to be allocated its pro rata portion of the manufacturing overhead (e.g. utilities, plant security) and general and administrative expenses of the facility (e.g. purchasing, plant accounting). These allocations are based primarily on square footage and on volume of production. The sublease and facility usage agreement relating to the European automotive operation each have an initial term expiring in 2003. Payments from the Company to VIL under the lease for each of 1995, 1996 and 1997 were $112,000, $121,000 and $117,000, respectively.


           Prior to the Valentec Acquisition, Valentec subcontracted the manufacture of certain ammunition and automotive components to the Company, subject to the Company's manufacturing capacity and certain contractual limitations. Under these subcontracts, the Company was entitled to receive all compensation relating to the manufacture of such components. The amount paid by Valentec to the Company under such subcontracts for fiscal year 1995, 1996 and 1997 was $1.0 million, $4.3 million and $104,000, respectively.

           Under federal law, the Company and certain of its subsidiaries would be subject to liability for the consolidated federal income tax liabilities of the consolidated group during the period when Valentec was the common parent. As part of the Transfer of Assets, Valentec agreed, however, to indemnify the Company and such subsidiaries for such federal income tax liability (and certain state and local tax liabilities) that the Company or any such subsidiary is actually required to pay. Prior to the Valentec Acquisition and to the extent that Valentec could offset the taxable income generated by Valentec against losses, if any, generated by such subsidiaries for periods prior to the Transfer of Assets, the agreements relating to the Transfer of Assets may have benefited Valentec insofar as loss carry-forwards which would otherwise have been available to the Company would be utilized by Valentec.


           In connection with the public offering by the Company, Valentec and certain other stockholders of an aggregate of 1,725,000 shares of Common Stock consummated in June 1995 (the "1995 Offering"), pursuant to the underwriting agreement relating to the 1995 Offering, the selling stockholders in the 1995 Offering and the Company agreed to indemnify each other with respect to certain liabilities, including liabilities under the Securities Act, or to contribute to payment that such parties may be required to make in respect thereof.


                       DESCRIPTION OF THE CREDIT AGREEMENT

           As of May 21, 1997, the Company, Phoenix and ASCIL entered into the Credit Agreement with KeyBank and the lending institutions named therein.

           Prior to the Offering, the Credit Agreement provided for (i) a term loan (the "Term Loan") in the principal amount of $15.0 million and (ii) a revolving credit facility (the "Revolving Credit Facility") in the aggregate principal amount of up to $12.0 million (including letter of credit facilities). Upon completion of the Offering, the Company used the proceeds to repay the Term Loan and amounts then outstanding under the Revolving Credit Facility. In connection therewith, the Company's credit facility with KeyBank was converted into a $27.0 million revolving credit facility (the "New Credit Facility") with the remaining terms and conditions being similar to the previous revolving credit facility. In addition, there is a $15 million sublimit on borrowings under the New Credit Facility for acquisitions, a $7.5 million sublimit on borrowings under the New Credit Facility by the Company and a $2.0 million sublimit on borrowings under the New Credit Facility by Phoenix and ASCIL in the aggregate. The New Credit Facility under the Credit Agreement will mature on May 31, 2002 and is secured by substantially all the assets of the Company.

           The New Credit Facility under the Credit Agreement bears interest at LIBOR plus 1.00% with a commitment fee of 0.25% for any unused portion. The Credit Agreement also provides for letter of credit fees of not more than 1.25% of the aggregate face amount of standby and documentary letters of credit under the Credit Agreement.

           The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures.

           The Credit Agreement contains events of default customary for facilities of its type, including with limitation, the Company's failure to pay principal, interest, fees or other amounts when due; the Company's breach of any covenants, representations or warranties; cross-default and cross-acceleration; bankruptcy, insolvency or similar events involving the Company or its subsidiaries; the unenforceability of any of the agreements or liens securing payment of the obligations under the Credit Agreement; and the occurrence or existence of any event or circumstance which has a material adverse effect upon the Company as compared with the consolidated financial statements of the Company as of the end of its fiscal year 1996.

           The Company has guaranteed the obligations of Phoenix and ASCIL under the Credit Agreement. The U.S. subsidiaries of the Company have guaranteed the obligations of the Borrowers under the Credit Agreement. The Borrowers' obligations under the Credit Agreement and the U.S. subsidiaries' obligations under the guarantees are also secured by substantially all of the property of the Company and its subsidiaries.

                        DESCRIPTION OF THE EXCHANGE NOTES

           The Exchange Notes will be issued as a separate series under the Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes,
(ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its subsidiaries.


           The Old Notes are, and the Exchange Notes will be, general unsecured obligations of the Company, ranking subordinate in right of payment to all existing and future Senior Indebtedness, including, without limitation, the Company's obligations under the Credit Agreement, and structurally subordinate to all existing and future indebtedness of the Company's subsidiaries that are not Guarantors. The Exchange Notes will rank, and the Old Notes rank, (i) pari passu in right of payment with any future senior subordinated indebtedness of the Company and (ii) senior in right of payment to all other subordinated obligations of the Company.

           The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent ("Paying Agent") and Registrar for the Old Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes. The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of holders. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST


           The Notes are limited in aggregate principal amount to $150,000,000. Old Notes in the aggregate principal amount of $90,000,000 were issued in the Offering and will mature on July 15, 2007. Additional amounts may be issued in one or more series from time to time, subject to the limitations set forth under "Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the Exchange Notes will accrue at the rate of 10 1/8% per annum and will be payable semiannually in arrears on each January 15 and July 15, commencing on January 15, 1998, to the persons who are registered holders at the close of business on the fifteenth day immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the Issue Date.


           The Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

           Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after July 15, 2002, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on July 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:


                  YEAR                                    PERCENTAGE
                  ----                                    ----------
              2002. . . . . . . . . . . . . . . . .        105.063%
              2003. . . . . . . . . . . . . . . . .        103.797%
              2004. . . . . . . . . . . . . . . . .        102.531%
              2005. . . . . . . . . . . . . . . . .        101.266%
              2006 and thereafter . . . . . . . . .        100.000%

           Optional Redemption upon Public Equity Offerings. Notwithstanding the foregoing, at any time, or from time to time, on or prior to July 15, 2000, the Company may, at its option, redeem, with the net cash proceeds of one or more Public Equity Offerings by the Company, up to 25% of the aggregate principal amount of the Notes originally issued, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption, provided that at least 75% of the aggregate principal amount of the Notes originally issued remain outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Public Equity Offering.

           As used herein, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

SELECTION AND NOTICE OF REDEMPTION

           In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

           The payment of all Obligations on the Old Notes is, and on the Exchange Notes will be, subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness whether outstanding on the Issue Date, or thereafter incurred including, without limitation, the Company's obligations under the Credit Agreement. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other Person (as defined) on its or their behalf with respect to any Obligations on the Notes or to acquire any of the Notes for cash or property or otherwise.

           In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative (as defined) for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

           By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Indebtedness, including the holders of the Notes, may recover less, ratably, than holders of Senior Indebtedness.

           As of June 30, 1997, on a pro forma basis after giving effect to the Offering and the use of proceeds described therein, the Company and its subsidiaries would have had an aggregate of $17.0 million of Senior Indebtedness (excluding unused commitments of $27.0 million (excluding outstanding letters of credit) available under the Credit Agreement).


GUARANTEES

           Each Guarantor has unconditionally guaranteed, and will unconditionally guarantee, on a senior subordinated basis, jointly and severally, to each holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Old Notes and Exchange Notes, respectively, including the payment of principal of and interest on the Old Notes and Exchange Notes, respectively. The Old Guarantees are, and the New Guarantees will be, subordinated to Guarantor Senior Indebtedness on the same basis as the Old Notes are, and the Exchange Notes will be, subordinated to Senior Indebtedness.

           The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such other Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

           Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary (as defined) without limitation, or with or to the Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock of a Guarantor is sold by the Company and/or one or more of its Restricted Subsidiaries (as defined) and the sale complies with the provisions set forth in "-- Certain Covenants -- Limitation on Asset Sales," such Guarantor's Guarantee will be released.

           Separate financial statements of the Guarantors are not included herein because such Guarantors are jointly and severally liable with respect to the Company's Obligations pursuant to the Notes, but pro forma condensed combined consolidating financial statements concerning the Company, the Guarantors and the Company's non-guarantor subsidiaries are included in the notes to the Financial Statement included herein.

CHANGE OF CONTROL

           The Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase.

           The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness, and terminate all commitments, under the Credit Agreement and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full all indebtedness, and terminate all commitments, under the Credit Agreement and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the immediately preceding sentence shall be governed by clause (iii), and not clause (iv), of "Events of Default" below.

           Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each holder at such holder's last registered address, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the

"Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

           If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would need to seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain any such financing.

           Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a holder's right to repurchase upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

           The Indenture contains, among others, the following covenants:


           Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.25 to 1.0. No Indebtedness incurred pursuant to the next preceding sentence shall be included in calculating any limitation set forth in the definition of Permitted Indebtedness. Upon the repayment of Indebtedness which may have been incurred pursuant to more than one provision of this Indenture, the Company may, in its sole discretion, designate which provision such Indebtedness shall have been incurred under.


           Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions made to the Company or any Restricted Subsidiary of the Company and other than any dividend or distribution payable solely in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock; (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the

Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of Capital Stock of the Company for Qualified Capital Stock of the Company); (c) other than repayments by any Subsidiary Guarantor or the Company or repayments from the Company to VIL with respect to the VIL Note, make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or a Subsidiary Guarantor that is subordinate or junior in right of payment to the Notes or such Subsidiary Guarantor's Guarantee; or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a),
(b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant above, or (iii) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during the period beginning on the first day of the fiscal quarter including the Issue Date and ending on the last day of the fiscal quarter ending at least 30 days prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (w) 100% of the aggregate net proceeds (including the fair market value of any business or property other than cash) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company, including treasury stock; plus (x) without duplication of any amounts included in clause (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses
(iii)(w) and (x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes); plus (y) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, interest payments, repayments of loans or advances, or other transfers of cash, in each case, to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in cumulative Consolidated Net Income of the Company), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in "--Limitation on Restricted and Unrestricted Subsidiaries" below), not to exceed, in the case of an Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary and which were treated as a Restricted Payment under the Indenture; plus (z) an amount which, when aggregated with Investments made under clause (viii) of the definition of "Permitted Investments," does not exceed $5.0 million.

           Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend or consummation of irrevocable redemption within 60 days after the date of declaration of such dividend or giving of irrevocable redemption notice if the dividend or redemption would have been permitted on the date of declaration or giving of irrevocable redemption notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) if no Default or Event of Default shall have occurred and be continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof, (5) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Capital Stock or other securities of the Company from directors, officers and other employees of the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed in any one calendar year the sum of (A) $500,000 and (B) any amounts permitted to have been paid in any preceding calendar years under subclause (A) above to the extent such amounts were not so paid in any such prior calendar years; provided that such payments shall not exceed $3.0 million in the aggregate; (6) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock or other securities of the Company for purposes of making contributions of Qualified Capital Stock of the Company to employees of the Company pursuant to a qualified retirement plan of the Company or any of its Subsidiaries; and (7) if no Default or Event of Default shall have occurred and be continuing, payments by the Company to repurchase Qualified Capital Stock of the Company in connection with a substantially concurrent transaction in which the Company reissues such repurchased Qualified Capital Stock as all or a part of the consideration for the acquisition of property or assets; provided, however, that such acquisition is consummated within 180 days of such repurchase. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii),
(3)(ii)(A) and (7) (to the extent that the value of the Qualified Capital Stock reissued shall have been included in clause (iii)(w) of the preceding paragraph) shall be included in such calculation.

           Limitation on Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation shall be deemed to be an incurrence as of the date of such redesignation by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of "--Limitation on Incurrence of Additional Indebtedness" above, and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Permitted Indebtedness), no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Limitation on Incurrence of Additional Indebtedness" above.

           The Board of Directors of the Company also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (i) such designation is at that time permitted under "--Limitation on Restricted Payments" above and (ii) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "--Limitation of Incurrence of Additional Indebtedness" above. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an officers' certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

           The Indenture provides that for purposes of the covenant described under "--Limitation on Restricted Payments" above, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date, the aggregate amount of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated as a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and (ii), "net worth" is to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and
(iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

           The Indenture provides that notwithstanding the foregoing, the Board of Directors of the Company may not designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if, after any such designation, (a) the Company or any Restricted Subsidiary of the Company (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or (b) such Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated.

           The Indenture provides that Subsidiaries of the Company that are not designated by the Board of Directors of the Company as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries of the Company. Notwithstanding the foregoing, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

           Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless
(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either (A) to prepay any Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the commitment available under such revolving credit facility, (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors) ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). Pending final application, the Company or the applicable Restricted Subsidiary may temporarily reduce Indebtedness under any revolving credit facility or invest in cash or Cash Equivalents. On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company or any such Restricted Subsidiary of the Company, as the case may be, may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph).

           Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and/or Cash Equivalents and (ii) such Asset Sale is for fair market value; provided, however, that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

           Notice of each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent the amount of Notes tendered is less than the offer amount, the Company may use the remaining Net Proceeds Offer Amount for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with


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the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

           Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture; (3) the Credit Agreement; (4) non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company; (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (5) or (6) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (3), (5) or
(6), respectively.

           Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

           Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries (whether owned on the Issue Date or acquired after the Issue Date), or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes or any Guarantee, the Notes and such Guarantee, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes and the Guarantees are equally and ratably secured, except for (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date; (B) Liens securing Senior Indebtedness; (C) Liens securing the Notes and the Guarantees;
(D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so Refinanced (other than property or assets subject to Liens under clause (B) above); and (F) Permitted Liens.

           Prohibition on Incurrence of Senior Subordinated Debt. The Company will not, and will not permit any Subsidiary Guarantor to, incur or suffer to exist Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

           Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale,


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assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed, as the case may be; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause
(i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, (1) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(2) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

           For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

           The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

           Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "--Limitation on Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary unless: (a) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia;
(b) such entity assumes by execution of a supplemental indenture all of the obligations of the Subsidiary Guarantor under its Guarantee; (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (d) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (ii) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary need only comply with clause (iv) of the first paragraph of this covenant.

           Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company than those that might reasonably have been obtained or are obtainable in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each


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series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

           (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among such Wholly Owned Restricted Subsidiaries or between the Company and/or any Wholly Owned Restricted Subsidiary and Automotive Safety Components Asia-Pacific Ltd., provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and (iv) Restricted Payments permitted by the Indenture.

           Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary that is not a Foreign Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall (a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms set forth in the Indenture and
(b) deliver to the Trustee an opinion of counsel stating that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary; provided, however that any Restricted Subsidiary acquired on or after the Issue Date which is prohibited from entering into a Guarantee pursuant to restrictions contained in any debt instrument or other agreement in existence at the time such Restricted Subsidiary was so acquired and was not entered into in anticipation or contemplation of such acquisition shall not be required to become a Subsidiary Guarantor so long as any such restriction is in existence and to the extent of such restriction. After the execution and delivery of such supplemental indenture, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture.

           Conduct of Business. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, engage in any businesses other than the businesses in which the Company is engaged on the Issue Date, giving effect to the JPS Acquisition, and any businesses reasonably related or complementary thereto (as determined in good faith by the Company's Board of Directors).

           Reports to Holders. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and the Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of 314(a) of the TIA.

EVENTS OF DEFAULT

           The following events are defined in the Indenture as "Events of Default":


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                     (i) the failure to pay interest (including Additional
           Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

                     (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

                     (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

                     (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

                     (v) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

                     (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries;

                     (vii) any of the Guarantees cease to be in full force and effect or any of the Guarantees are declared to be null and void or invalid and unenforceable or any of the Subsidiary Guarantors denies or disaffirms its liability under its Guarantees (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of the Indenture).

           If an Event of Default (other than an Event of Default specified in clause (vi) above) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then all unpaid principal of and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

           The Holders of a majority in aggregate principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

           Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

           Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

           The Company may, at its option and at any time, elect to have its obligations and the corresponding obligations of the Subsidiary Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors, if any, released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

           In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable United States government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such opinion of counsel will not be required if all the Notes will become due and payable on the maturity date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

           The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

           From time to time, the Company, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications, waivers and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment or waiver may: (i) reduce the amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders in any material respect; or (viii) release any Subsidiary Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.


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
GOVERNING LAW

           The Indenture provides that it, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

           The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man or woman would exercise or use under the circumstances in the conduct of his own affairs.

           The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company or a Subsidiary Guarantor, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided, however, that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

           Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

           "Acquired Indebtedness " means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of such Person or at the time it merges or consolidates with such Person or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of such Person or such acquisition, merger or consolidation.

           "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

           "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

           "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $3.0 million in any consecutive 12-month period, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, (iii) disposals or replacements of obsolete equipment in the ordinary course of business, and (iv) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Wholly Owned Restricted Subsidiaries in connection with Investments permitted under the "Limitations on Restricted Payments" covenant.

           "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

           "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

           "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether voting or nonvoting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.


           "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.


           "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture); (iii) any Person or Group other than the Permitted Holder or a Group controlled by the Permitted Holder shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or
(iv) the replacement of a majority of the Board of Directors of the Company from the directors who constituted the Board of Directors of the Company on the Issue Date, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors on the Issue Date or whose election as a member of such Board of Directors was previously so approved.

           "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.


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           "Consolidated EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

           "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect on the Issue Date) (provided that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income" attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

           "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

           "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or


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
accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, minus amortization or write-off of deferred financing costs.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) gains (and losses) on an after-tax effected basis from asset sales or abandonments or reserves relating thereto, (b) items classified as extraordinary or nonrecurring gains or losses (including, without limitation, restructuring costs related to facilities and/or operating line closings) on an after tax effected basis, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income or loss of any other Person, other than a Subsidiary of the referent Person, except to the extent (in the case of net income) of cash dividends or distributions paid to the referent Person, or to a Wholly Owned Restricted Subsidiary of the referent Person, by such other Person, (f) any restoration to income of any contingency reserve of an extraordinary, non-recurring or unusual nature, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and (i) any amortization or write-off of deferred financing costs.

           "Consolidated Net Worth " means, with respect to any Person, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

           "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate (A) depreciation, (B) amortization, (C) LIFO charges,
(D) the amount of any restructuring reserve or charge, and (E) other non-cash charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding for purposes of clause (C) any such charges which require an accrual of or a reserve for cash charges for any future period).

           "Credit Agreement" means the Credit Agreement dated as of May 21, 1997 among the Company, Phoenix Airbag GmbH and Automotive Safety Components International, Inc., and as such agreement may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided, however, that such increase in borrowings is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant above) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

           "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

           "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

           "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness or Guarantor Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $2.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" or "Guarantor Senior Indebtedness" by the Company or the applicable Subsidiary Guarantor, as the case may be.


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           "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (other than as a result of a Change of Control) on or prior to the final maturity of the Notes.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

           "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.


           "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.


           "Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of a country or jurisdiction other than the United States, any state or territory thereof or the District of Columbia.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

           "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of a Subsidiary Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of a Subsidiary Guarantor to a Subsidiary of such Subsidiary Guarantor or any Affiliate of such Subsidiary Guarantor or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of a Subsidiary Guarantor.

           "Holder" means any holder of Notes.

           "Indebtedness" means, with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Obligations of such Person issued or assumed as the deferred


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purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.


           "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.


           "Interest Swap Obligations " means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

           "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided, however, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such former Restricted Subsidiary not sold or disposed of.

           "Issue Date" means July 24, 1997.

           "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

           "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Permitted Holder" means Robert A. Zummo and his Affiliates.

           "Permitted Indebtedness" means, without duplication, each of the following and the Guarantees:

                     (i) Indebtedness under the Notes issued on the Issue Date and the Guarantees outstanding on the Issue Date;

                     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $27.0 million in the aggregate reduced by any required permanent repayments pursuant to the provisions set forth under "Certain Covenants--Limitation on Asset Sales" (which are accompanied by a corresponding permanent commitment reduction) thereunder (it being recognized that a reduction in the borrowing base in and of itself shall not be deemed a required permanent repayment);

                     (iii) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                     (iv) Indebtedness under Currency Agreements; provided, however, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                     (v) Indebtedness of a Restricted Subsidiary to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Liens held by any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                     (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided, however, that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

                     (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

                     (viii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                     (ix) Existing Indebtedness (including Indebtedness of the Company and its Restricted Subsidiaries under the Notes issued on the Issue Date) outstanding on the Issue Date;


                     (x) Additional Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $10.0 million at any one time outstanding;


                     (xi) Refinancing Indebtedness;

                     (xii) Indebtedness permitted by clause (viii) of the definition of "Permitted Investments"; and


                     (xiii) Additional Indebtedness in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.



           "Permitted Investments " means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided, however, that any Indebtedness evidencing such Investment by a Restricted Subsidiary that is not a Subsidiary Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $750,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture; (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; and (viii) additional Investments in (A) unconsolidated joint ventures in businesses reasonably related or complementary to those of the Company and its Restricted Subsidiaries (as determined in good faith by the Company's Board of Directors) made in the ordinary course of business and (B) Unrestricted Subsidiaries in an aggregate amount for all such Investments made pursuant to this clause (viii) not to exceed the amount which, when aggregated with Restricted Payments made under clause (iii)(z) of "Certain Covenants--Limitation on Restricted Payments," does not exceed $5.0 million.


           "Permitted Liens" means the following types of Liens:

                     (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

                     (ii) Liens securing Indebtedness outstanding under the Credit Agreement;

                     (iii) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                     (iv) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;


                     (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);


                     (vi) Judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;



                     (vii) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;



                     (viii) Any interest or title of a lessor under any Capitalized Lease Obligation; provided, however, that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;


                     (ix) Liens to secure Purchase Money Indebtedness of the Company or any Restricted Subsidiary of the Company; provided, however, that (A) the related Purchase Money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                     (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                     (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                     (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                     (xiii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

                     (xiv) Liens securing Indebtedness under Currency Agreements; and

                     (xv) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided, however, that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the

           Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

           "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

           "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

           "Purchase Money Indebtedness " means Indebtedness the net proceeds of which are used to finance the cost (including the cost of construction) of property or assets acquired in the normal course of business by the Person incurring such Indebtedness.

           "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

           "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

           "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

           "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (x), (xi),
(xii) or (xiii) of the definition of Permitted Indebtedness), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company or such Restricted Subsidiary, as the case may be, in connection with such Refinancing), except to the extent that any such increase in Indebtedness is otherwise permitted by the Indenture or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

           "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchasers.

           "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided, however, that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

           "Restricted Subsidiary" means, with respect to any Person, any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

           "Sale and Leaseback Transaction " means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

           "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations and (z) all obligations under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness," (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

           "Significant Subsidiary" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

           "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

           "Subsidiary Guarantor" means (a) each of the Company's Restricted Subsidiaries as of the Issue Date other than the Foreign Subsidiaries and (b) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor; provided, however, that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

           "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with "Certain
Covenants--Limitation on Restricted and Unrestricted Subsidiaries" above. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

           "Wholly Owned Restricted Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person of which all the outstanding voting securities normally entitled to vote in the election of directors are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


           The Old Notes were originally sold by the Company on July 24, 1997 to the Initial Purchasers pursuant to the Purchase Agreement, dated as of July 21, 1994, by and among the Initial Purchasers, the Company and the Guarantors (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes
(i) within the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) to a limited number of institutional "accredited investors," within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act, that agreed in writing to comply with certain transfer restrictions and other conditions. As a condition to the Purchase Agreement, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Issue Date pursuant to which the Company agreed, for the benefit of the holders, that it will at its expense (i) within 30 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with the Commission with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for notes of the Company (the "Exchange Notes"), guaranteed by the Guarantors, which Exchange Notes will have terms identical to the Old Notes (except (A) the Exchange Notes will bear a Series B designation and a different CUSIP Number from the Old Notes, (B) the issuance of the Exchange Notes will have been registered under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (C) holders of the Exchange Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement) and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 105 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Guarantors will offer the Exchange Notes (and the related guarantees) in exchange for surrender of the Old Notes (and the related guarantees). The Company and the Guarantors will keep the Exchange Offer open for acceptance for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of Old Notes. For each of the Old Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Exchange Note will accrue from the Issue Date.



           Based on interpretations by the staff of the Commission set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that each holder that wishes to exchange its Old Notes for Exchange Notes will be required to represent (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus contained in the Exchange Offer Registration Statement. The Company and the Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption therefrom is available and complied with.

           If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company and the Guarantors are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 135 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Notes so request, or (iv) in the case of any holder that participates in the Exchange Offer, such holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or any Guarantor within the meaning of the Securities Act), then in each case, the Company and the Guarantors will (x) promptly deliver to the holders and the Trustee written notice (the "Shelf Notice") thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (b) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use their best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each holder copies of the prospectus that it is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder that sells Notes pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification rights and obligations).



           If the Company or the Guarantors fail to comply with the above provision or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Notes as follows:


                     (i) if (A) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the Commission within 30 days following the Issue Date or (B) notwithstanding that the Company and the Guarantors have consummated or will consummate an Exchange Offer, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Notes at a rate of .50% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

                     (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission within 105 days following the Issue Date or (B) notwithstanding that the Company and the Guarantors have consummated or will consummate an Exchange Offer, the Company and the Guarantors are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 76th day following the date such Shelf Registration Statement was filed, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Notes at a rate of .50% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent 90-day period; or

                     (iii) if (A) the Company and the Guarantors have not exchanged Exchange Notes for all Old Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Notes at a rate of .50% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest rate increasing by an additional .50% per annum at the beginning of each subsequent period;



provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Notes for all Old Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), Additional Interest on the Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

           Any amounts of Additional Interest due pursuant to clause (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as the Old Notes.

           The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement, a copy of which will be available upon request to the Company.

TERMS OF THE EXCHANGE OFFER

           Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

           The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."



           As of the date of this Prospectus, $90,000,000 aggregate principal amount of Old Notes were outstanding. This Prospectus and the Letter of Transmittal are being mailed to persons who were holders of Old Notes on the close of business on the date of this Prospectus.


           Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

           The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

           If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

           Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

           The term "Expiration Date" shall mean 5:00 p.m., New York City time,
on               1997, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

           In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

           The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES



           Interest on the Exchange Notes will accrue from the Issue Date, i.e., July 24, 1997, payable semi-annually in arrears on each of January 15 and July 15 of each year, commencing January 15, 1998 at the rate of 10-1/8% per annum. Holders whose Old Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Old Notes.


PROCEDURES FOR TENDERING



           Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.


           By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

           The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

           THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

           Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such register holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

           Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution (as defined). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

           If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

           If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

           The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.



           All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuer shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, a soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

           Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or
(iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

           (j) the tender is made through an Eligible Institution;

           (k) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

           (l) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

           Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

           Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Old Notes. See "Conditions" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent. For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

           In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (for, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL OF TENDERS

           Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

           To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

           Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

           (a) any action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or the Guarantors to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or the Guarantors;

           (b) the Exchange Offer violates applicable law or any applicable interpretation of the staff of the Commission; or

           (c) any governmental approval has not been obtained, which approval the Company and the Guarantors shall deem necessary for the consummation of the Exchange Offer as contemplated hereby.

           If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. In addition, the Company has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

           The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange.

EXCHANGE AGENT

           IBJ Schroder Bank and Trust Company, which also acts as Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                   IBJ SCHRODER BANK & TRUST COMPANY
                                         By Overnight Courier:
                                         One State Street Plaza
                                           New York, NY 10004
                                   Attn: Securities Processing Window
                                         Subcellar One (SC-1)

           By Mail:                     By Facsimile Transmission                  By Hand:
          P.O. Box 84               (for Eligible Institutions only):       One State Street Plaza
     Bowling Green Station                    (212) 858-2611                  New York, NY 10004
    New York, NY 10274-0084                                              Attn: Securities Processing
Attn: Reorganization Operations           Confirm by Telephone:                     Window
          Department                          (212) 858-2103                 Subcellar One (SC-1)

           DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

           The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

           The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others to solicit acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

           The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

           The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

           The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

           Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights, except with respect to a Shelf Registration Statement in the event that a Shelf Notice is delivered by the Company, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

RESALE OF THE EXCHANGE NOTES

           With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in certain "no-action" letters issued to third parties and unrelated to the Company and the Exchange Offer, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such "no-action" letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. As contemplated by these "no-action" letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to make certain representations to the Company in the Letter of Transmittal. See "Purpose and Effect of Exchange Offer."



                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


           The following is a discussion of certain United States federal income and estate tax consequences to U.S. Holders and Non-U.S. Holders of the Exchange Offer, and of owning and disposing of the Exchange Notes. The terms "U.S. Holder" and "Non-U.S. Holder" refer, respectively, to persons that are or are not classified as United States persons.

           As used herein, the term "United States person" means a holder of an Exchange Note who is a citizen or resident of the United States, or that is a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

           This discussion does not deal with all aspects of United States federal income and estate taxation that may be relevant to holders of the Exchange Notes and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. It is, moreover, based upon the provisions of existing law on the date hereof, including, in particular, the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and other administrative and judicial interpretations thereof, all of which are subject to change at any time, with or without retroactive effect. This discussion also generally assumes that each holder holds the Exchange Notes as capital assets and that any amounts received by a Non-U.S. Holder with respect to the Exchange Notes are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States. Each prospective holder is advised to consult its own tax adviser with respect to current and possible future tax consequences of acquiring, holding and disposing of the Exchange Notes.

THE EXCHANGE OFFER

           The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer should not be a taxable event for United States federal income tax purposes, because under existing Treasury regulations, the Exchange Notes will not differ materially in kind or extent from the Old Notes. Accordingly, such exchange will not result in taxable income, gain or loss to a holder, or to the Company. A holder which participates in the Exchange Offer shall have the same tax basis and holding period in the Exchange Notes immediately after the exchange as such holder had in the Old Notes immediately prior to the exchange.

U.S. HOLDERS

           Interest on the Exchange Notes. Interest on an Exchange Note will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received.

           Premium and Market Discount. A U.S. Holder of an Exchange Note purchased at a premium (i.e., a cost greater than its principal amount) may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Exchange Note. Special rules apply which may require the amount of premium and the amortization thereof to be determined with reference to the optional redemption price and date. A U.S. Holder that elects to amortize such premium must reduce its tax basis in an Exchange Note by the amount of the premium amortized during the holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will continue to be reflected in the U.S. Holder's tax basis. Therefore, a U.S. Holder that does not elect to amortize such premium, and that holds the Exchange Note to maturity, will generally be required to treat the premium as capital loss when the Exchange Note matures.

           If a U.S. Holder of an Exchange Note purchases the Exchange Note at an amount that is less than its principal amount, the Exchange Note generally will be considered to bear "market discount" in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the sale, exchange, or retirement and unrealized appreciation on certain nontaxable dispositions of the Exchange Note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Exchange Note while held by such U.S. Holder and to the extent it has not previously been included in income (pursuant to an election by the U.S. Holder to include such market discount in income as it accrues). In addition, the U.S. Holder may be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the Exchange Note. In general terms, market discount on an Exchange Note will be treated as accruing ratably over the term of such Exchange Note, or, at the election of the U.S. Holder, under a constant yield method. However, a U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on the sale of an Exchange Note as ordinary income. If a U.S. Holder so elects, the interest deduction deferral rule described above will not apply.

           Disposition of the Notes. In general, the U.S. Holder of an Exchange Note will recognize capital gain or loss upon the sale, redemption, retirement or other disposition of the Exchange Note measured by the difference between the amount realized (except to the extent attributable to the payment of accrued interest not previously included in income) and the U.S. Holder's tax basis in the Exchange Note. A U.S. Holder's tax basis in an Exchange Note generally will equal the cost of the Exchange Note to the U.S. Holder increased by the amount of market discount, if any, previously taken into income by the U.S. Holder or decreased by any amortized bond premium and any payments other than payments of interest made on such Note. Except to the extent characterized as market discount the gain or loss on such disposition of the Notes will be capital gain or loss. The recently-enacted Taxpayer Relief Act (the "Act") of 1997 provides for the alternative rates of tax dependency on (i) whether the U.S. Holder is an individual or corporation, (ii) how long the U.S. Holder held the Exchange Note at the time of disposition, and (iii) the year of disposition (i.e., because the maximum rate of tax on net capital gains, as defined in the Act, for individuals is reduced in later years). U.S. Holders are urged to consult their tax advisers regarding the type of capital gain and the tax rates thereon which may be generated upon the sale or other disposition of an Exchange Note.

NON-U.S. HOLDERS

           Payments of Interest. A Non-U.S. Holder will not be subject to United States federal income tax by withholding or otherwise on payments of interest on an Exchange Note (provided that the beneficial owner of the Exchange Note fulfills the statement requirements set forth in applicable Treasury regulations) unless (A) such Non-U.S. Holder (i) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) is a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, or (iii) is a bank receiving interest described in Section 881(c)(3)(A) of the Code or (B) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States.

            Gain on Disposition of the Notes. A Non-U.S. Holder will not be subject to United States federal income tax by withholding or otherwise on any gain realized upon the disposition of an Exchange Note unless (i) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition (in which case such individual may be taxed as a U.S. Holder in any event) or (ii) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States.

            Effectively Connected Income. To the extent that interest income or gains on the disposition of the Exchange Notes are effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, such income will be subject to United States federal income tax at the same rates generally applicable to United States persons. Additionally, in the case of a U.S. Holder which is a corporation, such effectively connected income may be subject to the United States branch profits tax at the rate of 30% (or lower treaty rate).

            Treaties. A tax treaty between the United States and a country in which a Non-U.S. Holder is a resident may alter the tax consequences described above.

            Estate Tax. Exchange Notes held at the time of death by an individual holder, who at such time was not a citizen or resident of the United States, will not be subject to United States federal estate tax, provided that at such time, (i) the holder did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; and (ii) payments of interest with respect to the Exchange Notes would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING

            Interest and payments of proceeds from the disposition by certain non-corporate holders of Exchange Notes may be subject to backup withholding at a rate of 31%. Such a U.S. Holder generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies an accurate taxpayer identification number, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. Holder's federal income tax upon furnishing the required information to the Internal Revenue Service.

            Generally, backup withholding of United States federal income tax at a rate of 31% and information reporting may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders that are not "Exempt Recipients" and that fail to provide certain information as may be required by United States law and applicable regulations. The payment of the proceeds of the disposition of Exchange Notes to or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of Exchange Notes to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for a specified three-year period is from activities that are effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence (other than merely a foreign address) in its files of the owner's status as a Non-U.S. Holder and has no actual knowledge to the contrary. Certain certification requirements may have to be satisfied in order to avoid backup withholding under the foregoing rules. Under temporary Treasury regulations, both backup withholding and information reporting will apply to the proceeds from such dispositions if the broker has actual knowledge that the payee is a U.S. Holder.

            Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation and the availability of an exemption therefrom, and the procedures for obtaining any such exemption.

                          BOOK-ENTRY; DELIVERY AND FORM


            Except as described in the next paragraph, the Old Notes (and the related guarantees) are represented by one or more permanent global certificates in definitive, fully registered form (the "Outstanding Global Notes") and the Exchange Notes (and the related guarantees) will be issued in the form of one or more, permanent global certificates in definitive fully registered form (the "Exchange Global Notes"). The term "Global Notes" means the Outstanding Global Note, or the Exchange Global Note, as the context may require. The Outstanding Global Notes were deposited on the date of closing of the sale of the Old Notes, and the Exchange Global Notes will be deposited on the date of closing of the Exchange Offer, with, or on behalf of, DTC and registered in the name of a nominee of DTC. The Outstanding Global Notes are subject to certain restrictions on transfer set forth therein and will bear a legend regarding such restrictions.



            Old Notes and Exchange Notes held by "qualified institutional buyers" (as defined in Rule 144A promulgated under the Securities Act) ("QIBs") or "accredited investors" within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act ("Accredited Investors") who are not QIBs, in each case who elect to take physical delivery of their certificates instead of holding their interests through the Global Notes (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") were, or will be, as the case may be, issued in registered form (the "Certificated Security"). Upon the transfer to a QIB or Accredited Investor of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Notes.


            The Global Notes. The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the Initial Purchasers and ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. QIBs and Accredited Investors may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

            So long as DTC, or its nominee, is the registered owner or holder of the Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Notes.

            Payments of the principal of, premium (if any) and interest (including Additional Interest) on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

            The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including Additional Interest) on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

            Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states that require physical delivery of the Notes, or to pledge such securities, such holder must transfer its interest in the Global Notes, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

            DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended with respect to transfer restrictions applicable thereto.

            DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

            Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

            Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes, which certificates will bear the legends with respect to transfer restrictions applicable thereto, if any.

                              PLAN OF DISTRIBUTION


            Except as provided herein, this Prospectus may not be used for an offer to sell, resell or other transfer of Exchange Notes.


            There is no existing market for the Old Notes. No assurance can be given as to the liquidity of, or trading markets for, the Exchange Notes.


            Based on interpretations by the staff of the Commission set forth in certain "no-action" letters to third parties and unrelated to the Company and the Exchange Offer, and subject to the immediately following sentence, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes in violation of the provisions of the Securities Act. However, any holder of Old Notes who is an"affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above-mentioned no-action letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes unless such sale or transfer is made pursuant to an exemption from such requirements.



            Each holder of the Old Notes (other than certain specified holders) who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent to the Company, among other things, (i) that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the Securities Act, (iii) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company, (iv) if such holder is not a Participating Broker-Dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes and (v) if such holder is a Participating Broker-Dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the Prospectus contained in the Exchange Offer Registration Statement. The Company and the Guarantors have agreed to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of such Exchange Notes. In addition, until ________ , 1997, (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

            Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer who holds Old Notes acquired for its own account as a result of market-making activities or other trading activities in connection with resales of Exchange Notes received in Exchange of Old Notes.

            The Company will not receive any proceeds from the exchange of Old Notes for Exchange Notes, including those exchanged by Participating Broker-Dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Notes may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act.


            During the period required by the Securities Act, the Company will send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (other than any underwriting discounts or commissions), including reasonable fees and disbursements of one special counsel for all of the holders of the Notes. In addition, the Company and the Guarantors agreed to indemnify the holders of the Notes against certain liabilities.



            By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for Old Notes pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statement herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend the use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company gives any such notice to suspend the use of the Prospectus, it will extend the period during which it will provide additional copies of this Prospectus referred to above by the number of days during the period from and including the date of the giving of such notice up to and including when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of Exchange Notes.

                                  LEGAL MATTERS

            The validity of the securities offered hereby will be passed upon for the Company by Shereff, Friedman, Hoffman & Goodman, LLP.

                                     EXPERTS


            The consolidated financial statements of Safety Components International, Inc. as of March 31, 1997 and March 31, 1996, for the three years ended March 31, 1997 included in this Prospectus have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting. The financial statements of Valentec International Corporation as of March 31, 1997 and for the year ended March 31, 1997 included in this Prospectus have been audited by Price Waterhouse LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting. The financial statements of the Air Restraint/ Industrial Fabrics Division of JPS as of December 28, 1996, and December 31, 1995, and for the period from December 12, 1996 to December 28, 1996, the period from January 1, 1996 to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994 to January 1, 1995, included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports. The financial statements of the Air Restraint/lndustrial Fabrics Division of JPS Textile Group, Inc. for the period from December 26, 1993 to June 28, 1994 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, upon the authority of said firm as experts in auditing and accounting. The financial statements of Phoenix AG's Airbag Division as of December 31, 1995 and the balance sheet as of December 31, 1994 as well as the revenues of 1994 included in this Prospectus have been audited by BDO Deutsche Warentreuhand AG, Hamburg, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon said firm as experts in auditing and accounting. The consolidated financial statements of Phoenix Airbag as of August 5, 1996 and for the period from January 1, 1996 through August 5, 1996, included in this Prospectus have been audited by Price Waterhouse, GmbH, Hamburg Germany, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                       PAGE
                                                                                       -----
SAFETY COMPONENTS INTERNATIONAL, INC. CONSOLIDATED FINANCIAL STATEMENTS
  Report of Independent Accountants..................................................  F-3
  Consolidated Balance Sheets as of March 31, 1997 and 1996..........................  F-4
  Consolidated Statements of Operations for Each of the Three Years in the Period
     Ended March 31, 1997............................................................  F-5
  Consolidated Statements of Stockholders' Equity for Each of the Three Years Ended
     March 31, 1997..................................................................  F-6
  Consolidated Statements of Cash Flows for Each of the Three Years in the Period
     Ended March 31, 1997............................................................  F-7
  Notes to Consolidated Financial Statements.........................................  F-8
  Condensed Consolidated Balance Sheet as of June 30, 1997 (Unaudited)...............  F-33
  Condensed Consolidated Statements of Operations for the Three-Month Periods Ended
     June 30, 1997 and June 30, 1996 (Unaudited).....................................  F-34
  Condensed Consolidated Statements of Cash Flows for the Three-Month Periods Ended
     June 30, 1997 and June 30, 1996 (Unaudited).....................................  F-35
  Notes to Consolidated Financial Statements (Unaudited).............................  F-36
VALENTEC INTERNATIONAL CORPORATION FINANCIAL STATEMENTS
  Report of Independent Accountants..................................................  F-40
  Historical Balance Sheet Excluding Assets and Liabilities of Valentec
     International, Ltd. as of March 31, 1997........................................  F-41
  Historical Statements of Operations and Accumulated Deficit Excluding Operations of
     Valentec International, Ltd. for the Year Ended March 31, 1997..................  F-42
  Historical Statements of Cash Flows Excluding Cash Flows of Valentec International,
     Ltd. for the Year Ended March 31, 1997..........................................  F-43
  Notes to Historical Financial Statements...........................................  F-44
JPS AUTOMOTIVE L.P. AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION INTERIM FINANCIAL
  STATEMENTS
  Balance Sheets as of June 28, 1997 (Unaudited), March 29, 1997 (Unaudited) and
     December 28, 1996...............................................................  F-56
  Statements of Operations for the Period from March 30, 1997, to June 28, 1997, the
     Period from December 29, 1996, to March 29, 1997 (Unaudited) and the Period from
     January 1, 1996, to March 30, 1996 (Unaudited)..................................  F-57
  Statements of Cash Flows for the Period from March 30, 1997, to June 28, 1997, the
     Period from December 29, 1996, to March 29, 1997 (Unaudited) and the Period from
     January 1, 1996, to March 30, 1996 (Unaudited)..................................  F-58
  Notes to Interim Financial Statements..............................................  F-59
JPS AUTOMOTIVE L.P. AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION FINANCIAL STATEMENTS
  Report of Independent Public Accountants...........................................  F-64
  Balance Sheets as of December 28, 1996 and December 31, 1995.......................  F-65
  Statements of Operations for the Period from December 12, 1996 to December 28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year Ended
     December 31, 1995 and the period from June 29, 1994, to January 1, 1995.........  F-66
  Statements of Divisional Equity for the Period from December 12, 1996 to December
     28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year
     Ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995...  F-67
  Statements of Cash Flows for the Period from December 12, 1996 to December 28, 1996 and the Period from January 1, 1996 to December 11, 1996 and the Year Ended
     December 31, 1995 and the period from June 29, 1994, to January 1, 1995.........  F-68
  Notes to Financial Statements......................................................  F-69

                                                                                       PAGE
                                                                                       -----
AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION OF JPS TEXTILE GROUP, INC.
  Report of Independent Accountants..................................................  F-85
  Statement of Income for the Period from December 26, 1993 to June 28, 1994.........  F-86
  Statement of Divisional Equity for the Period from December 26, 1993 to June 28,
     1994............................................................................  F-87
  Statement of Cash Flows for the Period from December 26, 1993 to June 28, 1994.....  F-88
  Notes to Financial Statements......................................................  F-89
PHOENIX AG'S AIRBAG DIVISION
  Report of Independent Accountants..................................................  F-94
  Balance Sheets as of December 31, 1995 and December 31, 1994.......................  F-95
  Statement of Operations and Retained (Deficit) Earnings for the Year Ended December
     31, 1995........................................................................  F-96
  Cash Flow Statement for the Year Ended December 31, 1995 and December 31, 1996.....  F-97
  Notes to the Accounts..............................................................  F-98
PHOENIX AIRBAG GmbH
  Report of Independent Accountants..................................................  F-102
  Balance Sheet as of August 5, 1996.................................................  F-103
  Statement of Operations for the Period from January 1, 1996 to August 5, 1996......  F-104
  Statement of Cash Flows for the Period from January 1, 1996 to August 5, 1996......  F-105
  Notes to the Financial Statements..................................................  F-106

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
       of Safety Components International, Inc.:

     In our opinion, the consolidated financial statements of Safety Components International, Inc. and subsidiaries listed in the accompanying "Index to Financial Statements" appearing on page F-1, present fairly, in all material respects, the consolidated financial position of Safety Components International, Inc. and its subsidiaries as of March 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these consolidated financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for product launch costs in fiscal year 1997.

PRICE WATERHOUSE LLP

Costa Mesa, California
May 22, 1997 except for Notes 1, 6 and 13, which are as of July 24, 1997

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                    AS OF MARCH 31, 1997 AND MARCH 31, 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                            1997        1996
                                                                           -------     -------
ASSETS
Current assets:
  Cash and cash equivalents..............................................  $ 8,320     $12,033
  Accounts receivable, net (Notes 2 and 4)...............................   11,751      16,597
  Inventories (Notes 2 and 4)............................................    6,378       5,315
  Prepaid and other......................................................      870         925
                                                                           -------     -------
          Total current assets...........................................   27,319      34,870
Property, plant and equipment, net (Notes 2 and 4).......................   28,295      12,192
Receivable from affiliate (Note 5).......................................    4,348          17
Intangible assets, net (Note 2)..........................................   10,991          --
Other assets.............................................................    2,454       2,752
                                                                           -------     -------
          Total assets...................................................  $73,407     $49,831
                                                                           =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $ 7,792     $ 8,066
  Earnout payable (Note 1)...............................................    2,211          --
  Accrued liabilities....................................................    2,476       1,057
  Current portion of long-term obligations (Note 6)......................    3,085         697
                                                                           -------     -------
          Total current liabilities......................................   15,564       9,820
Long-term obligations (Note 6)...........................................   21,296       3,087
Other long-term liabilities..............................................    1,273       1,580
                                                                           -------     -------
          Total liabilities..............................................   38,133      14,487
                                                                           -------     -------
Commitments and contingencies (Note 8)
Stockholders' equity (Notes 3 and 11):
  Preferred stock: $.10 par value per share -- 2,000,000 shares
     authorized; no shares outstanding at March 31, 1997 and 1996........       --          --
  Common stock: $.01 par value per share -- 10,000,000 shares authorized;
     5,025,383 and 5,048,500 shares issued and outstanding at March 31,
     1997 and 1996, respectively.........................................       51          51
  Common stock warrants..................................................        1           1
  Additional paid-in-capital.............................................   30,062      30,058
  Treasury stock, 113,492 and 90,000 shares, at March 31, 1997 and 1996,
     respectively, at cost...............................................   (1,647)     (1,379)
  Retained earnings......................................................    9,183       6,979
  Cumulative translation adjustment (Note 2).............................   (2,376)       (366)
                                                                           -------     -------
          Total stockholders' equity.....................................   35,274      35,344
                                                                           -------     -------
          Total liabilities and stockholders' equity.....................  $73,407     $49,831
                                                                           =======     =======

                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995

                   (IN THOUSANDS, EXCEPT SHARE RELATED DATA)


                                                            1997           1996           1995
                                                         ----------     ----------     ----------
Net sales (Notes 2 and 5)..............................  $   83,958     $   94,942     $   51,779
Cost of sales, excluding depreciation and product
  launch costs.........................................      64,130         80,804         43,810
Depreciation...........................................       2,043          1,104            743
Product launch costs (Note 2)..........................       1,761             --             --
                                                         ----------     ----------     ----------
          Gross profit.................................      16,024         13,034          7,226
Selling and marketing expenses.........................       1,375          1,102            894
General and administrative expenses....................       5,697          4,328          3,156
Amortization of goodwill (Note 2)......................         348             --             --
                                                         ----------     ----------     ----------
          Income from operations.......................       8,604          7,604          3,176
Other expense (income).................................         208           (807)          (484)
Interest expense.......................................       1,555            381            244
                                                         ----------     ----------     ----------
          Income before income taxes...................       6,841          8,030          3,416
Provision for income taxes (Notes 2 and 7).............       2,995          3,116          1,283
                                                         ----------     ----------     ----------
Income before extraordinary item and cumulative effect
  of accounting change.................................       3,846          4,914          2,133
Extraordinary item -- financing costs (less tax benefit
  of $255) (Note 2)....................................        (383)            --             --
Cumulative effect of change in accounting for product
  launch costs (less tax benefit of $718) (Note 2).....      (1,259)            --             --
                                                         ----------     ----------     ----------
Net income.............................................  $    2,204     $    4,914     $    2,133
                                                         ==========     ==========     ==========
Earnings per common share (Note 2):
  Income before extraordinary item and cumulative
     effect of change in accounting....................  $     0.77     $     0.99     $     0.53
  Extraordinary item...................................       (0.08)            --             --
  Cumulative effect of change in accounting for
     deferred product launch costs.....................       (0.25)            --             --
                                                         ----------     ----------     ----------
  Net income per share.................................  $     0.44     $     0.99     $     0.53
                                                         ==========     ==========     ==========
Weighted average number of shares outstanding..........   5,026,501      4,980,884      4,030,787
                                                         ==========     ==========     ==========

Note: Pro forma amounts assuming the new accounting method is applied retroactively are reflected in tabular form in Note 2.

                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED MARCH 31, 1995, 1996 AND 1997
                         (IN THOUSANDS, EXCEPT SHARES)

                                       COMMON     COMMON    COMMON     ADDITIONAL                          CUMULATIVE
                                        STOCK     STOCK      STOCK      PAID-IN     TREASURY   RETAINED    TRANSLATION  DIVISION
                                       SHARES     AMOUNT   WARRANTS     CAPITAL      STOCK     EARNINGS    ADJUSTMENT    EQUITY
                                      ---------   ------   ---------   ----------   --------   ---------   ----------   --------
Balance at March 31,1994............  2,400,000    $ 24       $--       $     --    $    --     $    --     $     --     $  866
  Net income for the period from
    April 1, 1994 to May 13, 1994...         --      --        --             --         --          --           --         68
  Transfer of Assets (Note 3).......         --      --        --            934         --          --           --       (934)
  Capital contribution from Valentec
    (Note 3)........................   (100,000)     (1)       --             --         --          --           --         --
  Issuance of common stock (Note
    3)..............................  1,760,000      18        --         12,661         --          --           --         --
  Issuance of warrants for 128,000
    shares of common stock (Note
    3)..............................         --      --         1             --         --          --           --         --
  Net income for the period from May
    14, 1994 to March 31, 1995......         --      --        --             --         --       2,065           --         --
  Foreign currency translation
    adjustment......................         --      --        --             --         --          --          269         --
                                      ---------     ---                  -------    -------      ------      -------      -----
                                                               --
Balance at March 31, 1995...........  4,060,000      41                   13,595         --       2,065          269         --
                                                                1
  Issuance of common stock..........  1,078,500      10                   16,557         --          --           --         --
                                                               --
  Purchase of treasury stock........    (90,000)     --                       --     (1,379)         --           --         --
                                                               --
  Repurchase of warrants for
    23,600 shares of common
    stock...........................         --      --                      (94)        --          --           --         --
                                                               --
  Net Income for the year ended
    March 31, 1996..................         --      --                       --         --       4,914           --         --
                                                               --
  Foreign currency translation
    adjustment......................         --      --                       --         --          --         (635)        --
                                                               --
                                      ---------     ---                  -------    -------      ------      -------      -----
                                                               --
Balance at March 31, 1996...........  5,048,500      51                   30,058     (1,379)      6,979         (366)        --
                                                                1
  Issuance of common stock..........        375      --                        4         --          --           --         --
                                                               --
  Purchase of treasury stock........    (23,492)     --                       --       (268)         --           --         --
                                                               --
  Net Income for the year ended
    March 31, 1997..................         --      --                       --         --       2,204           --         --
                                                               --
  Foreign currency translation
    adjustment......................         --      --                       --         --          --       (2,010)        --
                                                               --
                                      ---------     ---                  -------    -------      ------      -------      -----
                                                               --
Balance at March 31, 1997...........  5,025,383    $ 51                 $ 30,062    $(1,647)    $ 9,183     $ (2,376)    $   --
                                                              $ 1
                                      =========     ===                  =======    =======      ======      =======      =====
                                                               ==

                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED MARCH 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                 1997        1996        1995
                                                               --------     -------     -------
Cash Flows From Operating Activities:
  Net income.................................................  $  2,204     $ 4,914     $ 2,133
  Adjustments to reconcile net income to net cash provided by
     (used in) operating activities:
     Depreciation............................................     2,043       1,104         743
     Amortization............................................       348          --          --
     Extraordinary item......................................       638          --          --
     Cumulative effect of change in accounting principle.....     1,977          --          --
     Deferred income taxes...................................      (280)         --          --
     Changes in operating assets and liabilities:
       Accounts receivable...................................     5,968      (9,662)     (4,607)
       Inventories...........................................       375         532      (3,024)
       Prepaid and other current assets......................        55        (268)        (60)
       Other assets..........................................    (2,309)       (440)     (1,500)
       Accounts payable......................................    (1,547)        749       4,938
       Accrued liabilities...................................     1,643        (429)        476
                                                               --------     -------     -------
          Net cash provided by (used in) operating
            activities.......................................    11,115      (3,500)       (901)
                                                               --------     -------     -------
Cash Flows From Investing Activities:
  Additions to property, plant and equipment.................    (8,613)     (4,588)     (2,473)
  Purchase of Phoenix Airbag, net of cash acquired...........   (24,257)         --          --
                                                               --------     -------     -------
          Net cash (used in) investing activities............   (32,870)     (4,588)     (2,473)
                                                               --------     -------     -------
Cash Flows From Financing Activities:
  Net proceeds from sale of common stock.....................         4      16,568      14,564
  Purchase of treasury stock.................................      (268)     (1,379)         --
  Repurchase of common stock warrants........................        --         (94)         --
  Payment to parent company in consideration for transfer of
     assets..................................................        --          --      (1,885)
  Proceeds from term note....................................    20,000          --          --
  (Repayments) borrowings of debt and long-term
     obligations.............................................    (3,764)      1,460      (3,269)
  Net borrowing on revolving credit facility.................     2,931          --          --
  Changes in intercompany accounts...........................        --          --      (2,326)
                                                               --------     -------     -------
          Net cash provided by financing activities..........    18,903      16,555       7,084
                                                               --------     -------     -------
Effect of exchange rate changes on cash......................      (861)       (280)         96
                                                               --------     -------     -------
Change in cash and cash equivalents..........................    (3,713)      8,187       3,806
Cash and cash equivalents, beginning of period...............    12,033       3,846          40
                                                               --------     -------     -------
Cash and cash equivalents, end of period.....................  $  8,320     $12,033     $ 3,846
                                                               ========     =======     =======
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest................................................  $  1,555     $   381     $   134
     Income taxes............................................     1,819       2,344         993
Supplemental disclosure of non-cash transactions:
  Equipment acquired under capital lease obligations.........  $  1,430     $    --     $    --

                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  ORGANIZATION AND BUSINESS

     Safety Components International, Inc. (the "Company" or "SCI") was formed to acquire certain assets and assume certain liabilities from Valentec International Corporation ("Valentec Oldco"). Raz Acquisition Corporation ("RAZ") was formed to acquire all of the outstanding common stock of Valentec Oldco from Insilco Corporation ("Insilco"). Subsequent to the acquisition, Valentec Oldco was merged into RAZ which subsequently changed its name to Valentec International Corporation ("Valentec") which was effected on August 27, 1993. The acquisition was accounted for as a purchase. The operations from April 1, 1994 to May 12, 1994 are reflected as division equity in the accompanying consolidated stockholders' equity. On May 13, 1994, upon the completion of its initial public offering ("Initial Public Offering"), the Company acquired certain assets and assumed certain liabilities from Valentec which were accounted for utilizing the historical bases of Valentec similar to that of a pooling of interest.

     On August 6, 1996, Automotive Safety Components International ("ASCI"), a wholly-owned subsidiary of the Company, acquired 80% of the outstanding capital stock of Phoenix Airbag GmbH ("Phoenix Airbag"). Phoenix Airbag was a corporation organized under the laws of the Republic of Germany, and at the time of the acquisition, was a wholly-owned subsidiary of Phoenix Aktiengesellschaft ("Phoenix AG") in Hamburg, Germany. The purchase from Phoenix AG was made in accordance with the terms and conditions of the Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH ("Stock Purchase Agreement") dated June 6, 1996, as amended. The acquisition was completed on August 5, 1996.

     Pursuant to the Stock Purchase Agreement, eighty percent of Phoenix AG's interest in Phoenix Airbag was acquired for an initial purchase price of $20.0 million, subject to a net worth adjustment which decreased the initial purchase price by $2.0 million. Additional purchase consideration of up to approximately $7.0 million for the remaining twenty percent interest is contingent on Phoenix Airbag meeting certain performance targets during calendar years 1996 through 1998. If the annual targets are met, payments are to be paid annually commencing April 30, 1997. Phoenix Airbag met its performance target for calendar 1996, and ASCI paid its first contingent purchase price payment $2.2 million subsequent to March 31, 1997. Accordingly, such payment is accrued in the accompanying consolidated balance sheet at March 31, 1997. If the remaining performance targets are not met, ASCI would acquire the remaining twenty percent without the payment of any additional consideration. Additionally, ASCI may, under certain circumstances, be required to provide a bank guaranty to Phoenix AG, in August 1997, to secure the payment of up to approximately $4.8 million of the contingent purchase price.

     The acquisition was accounted for as a purchase. Although ASCI will acquire the remaining 20% interest effective December 31, 1998, it is entitled to 100% of the income or losses, risks and rewards of Phoenix Airbag commencing August 6, 1996. Accordingly, all assets and liabilities were reflected at fair value at the date of acquisition, and no minority interest was recorded in the accompanying consolidated financial statements for Phoenix AG's remaining 20% interest. Through March 31, 1997, the cumulative purchase price amounted to approximately $24.2 million, including $3.1 million of direct acquisition costs. Management of the Company allocated the purchase consideration for Phoenix Airbag assets at fair market value, net of liabilities assumed, with the excess allocated to goodwill. The unaudited pro forma revenues, net income and

                     SAFETY COMPONENTS INTERNATIONAL, INC.

net income per common share, assuming the acquisition of Phoenix Airbag was consummated on April 1, 1996, are as follows (in thousands):

                                                                      PRO FORMA MARCH 31,
                                                                      --------------------
                                                                       1997         1996
                                                                      -------     --------
    Revenues........................................................  $96,339     $128,118
                                                                      =======     ========
    Income before extraordinary item and cumulative effect of
      accounting change.............................................  $ 4,473     $     --
                                                                      =======     ========
    Net income......................................................  $ 2,831     $  5,469
                                                                      =======     ========
    Income before extraordinary item and cumulative effect of
      accounting change per common share............................  $  0.89     $     --
                                                                      =======     ========
    Net income per common share.....................................  $  0.56     $   1.10
                                                                      =======     ========

     The Company's Automotive segment manufactures automotive airbags for specific models of several domestic and foreign automobile manufacturers under contracts with major airbag systems producers. The Company's Automotive segment operates in the United States, Europe and Mexico. Through March 31, 1997, the majority of the Company's sales have been made in the United States. To date, TRW Vehicle Safety Systems, Inc. ("TRW") and its affiliates have been the Company's major automotive airbag customer (see Note 2); however, the acquisition of Phoenix Airbag has significantly diversified the Company's concentration of sales to this customer and in the United States. In addition, the Company recently formed a subsidiary to manufacture certain of its products in a newly constructed facility in the Czech Republic.

     The Defense segment consists of two main operating units: Galion and Systems. Galion manufactures projectiles and other metal components for small to medium caliber training and tactical ammunition for the U.S. Armed Forces. Galion also manufactures metal components for use in the automotive and consumer products industries. Systems was established in June 1994 to serve as the prime contractor under a $60.0 million systems contract for mortar cartridges (the "Systems Contract") for the U.S. Army, coordinating the manufacture and assembly of components supplied by various subcontractors.

     Effective as of May 22, 1997, the Company acquired all of the outstanding stock of Valentec in a stock for stock exchange. Prior to such transaction, Valentec divested Valentec International Limited ("VIL"), its majority-owned subsidiary. See Note 13 "Subsequent Events" for further discussion. Valentec is a high volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries, including the manufacture of belted links for small to medium caliber ammunition and other defense-related industries.

     On July 24, 1997, the Company acquired substantially all of the net assets of the Air Restraints/Industrial Fabrics Division of JPS Automotive L.P. ("JPS") for $56.3 million in cash, including the assumption of certain liabilities and subject to post-closing adjustments (Note 13). In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. The Company will also incur certain acquisition costs related to the JPS acquisition. JPS is one of the world's largest manufacturers and suppliers of airbag fabrics as well as other-value added synthetics fabrics used in a variety of industrial and commercial applications.

     The acquisition of Valentec and JPS were accounted for using the purchase method of accounting and, accordingly, have been included in the accounts of the Company as of the respective closing dates of each such acquisition from the dates of close.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of consolidation

     The accompanying consolidated financial statements include the accounts of the majority-owned subsidiaries of Safety Components International, Inc. All significant intercompany transactions have been eliminated.

  Revenue recognition

     Revenues are generally recognized as units are shipped to customers.

     The Company accounts for certain long-term contracts under the percentage of completion method, whereby progress toward contract completion is measured on a cost incurred basis (including direct labor, materials and allocable indirect manufacturing overhead and general and administrative costs). Losses on long-term contracts are recognized in the period when such losses are identified. On certain contracts with the U.S. Government, contract costs, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement based on historical results.

  Annual revenues from major customers

     The Company had sales to two customers in fiscal year 1997 aggregating 47% and 23% of net revenues, respectively. In fiscal year 1996, the Company had sales from two customers aggregating 48% and 39% of net revenues, respectively. In fiscal year 1995, the Company had sales to one customer aggregating 83% of net revenues.

  Concentration of credit risk

     The Company is subject to a concentration of credit risk consisting of its trade receivables. At March 31, 1997, two customers accounted for approximately 15% and 17% of its trade receivables, respectively; at March 31, 1996, two customers accounted for 21% and 51% of its trade receivables, respectively. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company evaluates potential losses for uncollectible accounts and such losses have historically been immaterial and within management's expectations.

  Environmental expenditures

     Environmental expenditures that result from the remediation of an existing condition caused by past operations that will not contribute to current or future revenues are expensed. Expenditures which extend the life of the related property or prevent future environmental contamination are capitalized. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

  Inventories

     Inventories represent direct labor, materials and overhead costs incurred for products not yet delivered and are stated at the lower of cost (first-in, first-out) or market.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

  Property, plant and equipment

     Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

    Machinery and Equipment................................................   5 - 10 years
    Furniture and Fixtures.................................................   3 -  5 years
    Leasehold improvements.................................................  10 - 20 years
    Buildings..............................................................  25 - 40 years

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of significant items are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized.

     The Company assesses the recoverability of long-lived assets by determining whether the depreciation or amortization of the balances over its remaining life can be recovered through projected undiscounted cash flows. If there is an indication of impairment of such assets, the amount of impairment, if any, will be measured based on projected discounted cash flows and, if available, comparable market values, and will be charged to operations in the period in which impairment is determined by management. The methodology that management is expected to use to project results of operations will be based on a trend line of expected cash flows generated from the assets in service. No impairment of assets will be recorded below their estimated net realizable value.

  Intangible assets

     Intangible and other assets consist of goodwill and patents (see Notes 1 and 3) associated with the acquisition of Phoenix Airbag and are stated at cost less accumulated amortization. Goodwill and patents are amortized over the expected periods to be benefited, which have been determined to be between 15 and 25 years, respectively.

     The Company assesses the recoverability of intangible assets by determining whether the amortization of the balances over its remaining life can be recovered through projected undiscounted cash flows. If there is an indication of impairment of such assets, the amount of impairment, if any, will be measured based on projected discounted cash flows and will be charged to operations in the period in which impairment is determined by management.

  Product launch costs

     During the 1997 fiscal year, the Company changed its accounting for product launch costs from the deferral method to the expense as incurred method. Management believes expensing such costs is comparable with its industry peer group. Expensing such costs as incurred is considered the preferable method of accounting and, accordingly, management recorded the cumulative effect of this change in accounting principle totaling $2.0 million ($1.3 million after income taxes or $0.25 per share) effective April 1, 1996, in accordance with Accounting Principles Board Opinion No. 20. During the fiscal year ended March 31, 1997, the Company incurred approximately $1.8 million of product launch costs which, under the previously used accounting method, would have been capitalized to deferred product launch costs. Under the new accounting policy, such costs were expensed as incurred. The pro forma amounts shown below have been adjusted for the effect of retroactive application for product launch costs and the related change in provision for income taxes.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Pro forma amounts assuming the new accounting method is applied retroactively are as follows (in thousands, except per share data):

                                                   MARCH 31, 1997   MARCH 31, 1996   MARCH 31, 1995
                                                   --------------   --------------   --------------
    Income before extraordinary item.............      $3,846               --               --
                                                   ===========      ===========      ===========
      Income before extraordinary item per common
         share...................................      $ 0.77               --               --
                                                   ===========      ===========      ===========
    Net Income...................................      $3,463           $5,017           $  950
                                                   ===========      ===========      ===========
      Net Income per common share................      $ 0.69           $ 1.01           $ 0.24
                                                   ===========      ===========      ===========

  Foreign currency translation

     The Company follows the principles of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," ("FAS 52") in accounting for foreign operations. The financial statements of the Company's subsidiaries, whose functional currency is the local currency, except the accounts of the Mexican subsidiary, have been translated into U.S. dollars. Accordingly, all assets and liabilities outside the United States are translated to U.S. Dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the weighted average exchange rate prevailing during the period. Translation adjustments are recorded as a separate component of stockholders' equity. During the year ended March 31, 1997, translation adjustments, primarily attributable to the Company's German and Czech Republic subsidiaries, accounted for substantially all of the change in cumulative translation adjustment activity as reflected in the accompanying consolidated financial statements.

     The financial statements of the Company's subsidiary in Mexico, whose functional currency is the U.S. Dollar, are remeasured into U.S. Dollars. Accordingly, monetary assets and liabilities are translated at the rate of exchange in effect at the balance sheet date and non-monetary assets and liabilities at historical rates. Income and expense items are translated at a weighted average exchange rate prevailing during the period, except expenses related to non-monetary assets and liabilities which are translated at historical rates. The effect of foreign currency adjustment for this entity is included in the results of operations. During the reported periods herein, such amounts were not significant.

     Foreign currency transaction gains or losses are reflected in operations. During the year ended March 31, 1997, transaction losses charged to operations amounted to $379,000; in 1996 and 1995, such gains and losses were not significant.

  Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under the liabilities method specified by FAS 109, the deferred tax assets and liabilities are measured each year based on the difference between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates. Additionally, a valuation allowance is recorded for that portion of deferred tax assets for which it is more likely than not that the assets will not be realized. The deferred tax provision is the result of changes in the deferred tax assets and liabilities.

  Cash equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

  Fair value of financial instruments

     The consolidated financial statements include financial instruments whereby the fair market value of such instruments may differ from amounts reflected on a historical basis. Financial instruments of the Company consist of cash deposits, accounts receivable, advances to affiliates, accounts payable, certain accrued liabilities, long-term debt and capital leases. The carrying amount of the Company's long term debt approximates fair market value based on prevailing market rates. The Company's other financial instruments generally approximate their fair values at March 31, 1997 and 1996 based on the short-term nature of these instruments. Advances to affiliates have no readily ascertainable fair market value and, accordingly, their fair value are not readily determinable.

  Deferred financing costs

     Costs incurred in connection with financing activities (Note 6), are capitalized and amortized using the effective interest method, and charged to interest expense in the accompanying consolidated statements of operations. Total costs deferred and included in the accompanying consolidated balance sheets at March 31, 1997 and 1996 were $405,000 and $589,000, respectively. During fiscal 1997, the Company terminated its line of credit with a bank. Costs deferred at March 31, 1996 were charged in the accompanying consolidated statement of operations as an extraordinary item, net of applicable income taxes.

  Earnings per share

     Earnings per share amounts have been computed using the weighted average number of common shares outstanding during each period. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"). FAS 128 establishes standards for computing and presenting earnings per share ("EPS"). It replaces the presentation of primary EPS with a presentation of basic EPS. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS is computed similarly to fully diluted EPS pursuant to Accounting Principles Board Opinion No. 15. This statement is effective for the Company beginning with its quarterly period ending December 31, 1997, earlier adoption is not permitted. Since the Company's capital structure is considered simple for reporting EPS, the adoption of this principle is not expected to have a material impact on EPS reporting.

  Reclassifications

     Certain reclassifications have been made to the consolidated financial statements for prior periods to conform to the March 31, 1997 presentation.

  Use of Estimates

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that effect the amounts and disclosures reported in the financial statements and accompanying notes. Significant estimates made by management include allowances for doubtful accounts receivable, reserves for inventories, legal actions and environmental issues, and costs to complete on long term contracts. Actual results could differ from those estimates.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 3  PUBLIC OFFERINGS

  Initial Public Offering

     On May 13, 1994, the Company completed its Initial Public Offering by selling 1.6 million shares of previously unissued common stock at $10.00 per share (the "Initial Public Offering Price"). In conjunction with the Initial Public Offering, the underwriter was granted warrants to purchase 128,000 shares of the Company's common stock at 130% of the Initial Public Offering Price ($13.00) exercisable over a four-year period commencing one year after the effective date of the registration statement (May 6, 1994). The net proceeds to the Company from the Initial Public Offering of approximately $14.6 million (including the proceeds received pursuant to the exercise of the over allotment option described below) were used to retire the Company's portion of Valentec's short and long-term debt, pay off its intercompany debt balances with Valentec (such debt balances were assumed in connection with the transfer of assets described in Note 1) and pay cash consideration to Valentec for the transfer of assets. The remaining proceeds have been used to fund the additional growth of the business. In conjunction with the Initial Public Offering, the underwriter was granted a 30 day option to purchase up to an aggregate of 240,000 additional shares (of which 80,000 were to be sold by Valentec) at the Initial Public Offering Price, less underwriting discounts and accountable expenses. The entire option was exercised within the 30 day period.

  Additional Offering

     On June 21, 1995, the Company completed an additional offering (the "Offering") of 1.5 million shares of common stock at $17.00 per share (the "Offering Price"), of which the Company sold 1.0 million shares of previously unissued common stock and Valentec and other selling shareholders sold 500,000 shares. The net proceeds to the Company from the Offering of approximately $16.5 million (including the proceeds received pursuant to the exercise of the over allotment option described below) has been, and will continue to be, used to fund the future growth of the business. In conjunction with the Offering, the underwriter was granted a 30 day option to purchase up to an aggregate of 225,000 additional shares (of which 75,000 shares and 150,000 shares were to be sold by the Company and Valentec and other selling shareholders, respectively) at the Offering Price, less underwriting discounts. The entire option was exercised within the 30 day period.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 4  COMPOSITION OF CERTAIN CONSOLIDATED BALANCE SHEET COMPONENTS

                                                              MARCH 31, 1997     MARCH 31, 1996
                                                              --------------     --------------
                                                                       (IN THOUSANDS)
    Accounts receivable:
      Billed receivables....................................     $  9,152           $  4,779
      Unbilled receivables (net of unliquidated progress
         payments of $9,846 and $30,945 in 1997 and 1996,
         respectively)......................................        1,834              8,588
      Other.................................................          765              3,230
                                                                  -------            -------
                                                                 $ 11,751           $ 16,597
                                                                  =======            =======
    Inventories:
      Raw materials.........................................     $  3,339           $  2,297
      Work-in-process.......................................        2,073              1,958
      Finished goods........................................          966              1,060
                                                                  -------            -------
                                                                 $  6,378           $  5,315
                                                                  =======            =======
    Property, plant and equipment:
      Land and building.....................................     $  8,435           $  1,241
      Machinery and equipment...............................       18,768             10,001
      Furniture and fixtures................................        2,074                749
      Construction in process...............................        2,822              2,373
                                                                  -------            -------
                                                                   32,099             14,364
      Less -- accumulated depreciation and amortization.....       (3,804)            (2,172)
                                                                  -------            -------
                                                                 $ 28,295           $ 12,192
                                                                  =======            =======

NOTE 5  RELATED PARTY TRANSACTIONS

     For periods prior to the Initial Public Offering, the Company was allocated a portion of Valentec's corporate general and administrative expenses (excluding interest) based on a formula of revenue, fixed assets and payroll costs. In the opinion of management, the allocation method used was reasonable. Corporate charges totaled $60,000 for the year ended March 31, 1995. During fiscal years 1997 and 1996, the Company allocated certain of its corporate general and administrative expenses to Valentec totaling $726,000 and $659,000, respectively, using a similar basis for allocating expenses as previously discussed.

     The Company purchases certain components used in its products from affiliates. Purchases from affiliates totaled $2.6 million, $774,000 and $1.3 million for the years ended March 31, 1997, 1996 and 1995, respectively.

     The Company sells certain components to affiliates for use in their products. Sales to affiliates totaled $104,000, $4.3 million and $1.0 million for the years ended March 31, 1997, 1996 and 1995, respectively.

     The Company subleases space from VIL for its European automotive operations. Sublease payments for the years ended March 31, 1997, 1996 and 1995 were $117,000, $121,000 and $112,000, respectively. In addition, the Company is allocated its pro-rata portion of certain manufacturing overhead expenses based on square footage, as well as a pro-rata portion of shared general and administrative expenses. Such costs totaled $358,000, $254,000 and $248,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

     At March 31, 1997 and 1996, the Company has a receivable from Valentec aggregating $4.3 million, which was realized through the stock for stock exchange on May 22, 1997.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 6  LONG-TERM OBLIGATIONS

     Long-term obligations outstanding were as follows (in thousands):

                                                              MARCH 31, 1997     MARCH 31, 1996
                                                              --------------     --------------
    Bank of America NT&SA (as defined) term loan and
      revolving credit facility, bearing interest at 2.25%
      and 2.0% over LIBOR (6.54% at March 31, 1997),
      respectively, refinanced May 21, 1997.................     $ 20,192            $   --
    Note payable, principal due in annual installments of
      $205,000 beginning January 12, 1999 to January 12,
      2002, with interest at 7.22% in semiannual
      installments, secured by assets of the Company's
      United Kingdom subsidiary.............................          820               764
    Capital equipment notes payable, due in monthly
      installments with interest at 9.0% to 11.32% maturing
      at various rates through April 2001, secured by
      machinery and equipment...............................        3,369             3,020
                                                                  -------            ------
                                                                   24,381             3,784
    Less -- current portion.................................       (3,085)             (697)
                                                                  -------            ------
                                                                 $ 21,296            $3,087
                                                                  =======            ======

     On August 1, 1996, the Company entered into a loan agreement with Bank of America National Trust and Savings Association ("Bank of America NT&SA"). This credit facility was refinanced on May 21, 1997 as discussed in the following paragraph. The proceeds provided the Company with financing for the acquisition of Phoenix Airbag in the form of a $20.0 million acquisition term loan, to be amortized over a four-year period. The loan agreement also provided for a $5.5 million revolving credit facility and a non-revolving stand-by letter of credit facility to secure payment, if necessary, for the contingent purchase price for the acquisition of Phoenix Airbag. The term loan, revolving credit facility and stand-by letter of credit facility are collectively referred to as the "Bank of America Facility". Indebtedness under the Bank of America Facility was secured by substantially all the assets of the Company. Outstanding borrowings on the Bank of America Facility term loan and revolving credit facility at March 31, 1997 were $17.3 million and $2.9 million, respectively.

     On May 21, 1997, the Company, Phoenix Airbag and Automotive Safety Components International Limited ("ASCIL" collectively, the "Borrowers") entered into an agreement with KeyBank National Association, as administrative agent ("KeyBank"), and the lending institutions named therein (the "Credit Agreement"). Prior to the completion of the offering, (the "Offering") of $90 million of 10 1/8 Senior Subordinated Notes of the Company due 2007 (the "Notes") (see Note 13), the Credit Agreement provided for (i) a term loan in the principal amount of $15.0 million (the "Term Loan") and (ii) a revolving credit facility in the aggregate principal amount of $12.0 million (including letter of credit facilities). Upon completion of the Offering, the Company used the proceeds to repay the Term Loan and the amounts then outstanding under the Revolving Credit Facility. In connection therewith, the Company's credit facility with KeyBank was converted into a $27.0 million revolving credit facility, bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% per annum for any unused portion. The indebtedness under the Credit Agreement is secured by substantially all the assets of the Company (so long as no default or event of default shall have occurred and be continuing). The revolving loans under the Credit Agreement will mature on May 31, 2002. The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Future annual minimum principal payments, under the refinanced terms through KeyBank at March 31, 1997, as follows (in thousands):

            1998.......................................................  $ 3,085
            1999.......................................................    4,019
            2000.......................................................    3,811
            2001.......................................................    3,739
            2002.......................................................    3,617
            Thereafter.................................................    6,110
                                                                         -------
                                                                         $24,381
                                                                         =======

     During fiscal year 1997, the Company entered into a sale-leaseback of certain equipment which is accounted for as a capital lease. The Company received proceeds (which approximated the carrying value of the asset at the time of sale) of approximately $1.5 million; no gain or loss was recorded in connection with this transaction. The agreement requires that specified machinery and equipment used in the Company's operations be pledged as collateral, among other criteria. The Company imputed interest at 9% per annum.

     Effective as of May 22, 1997, the Company completed the acquisition of Valentec (Notes 1 and 13). The Company assumed all of Valentec's outstanding obligations as of that date, including two term notes of approximately $5.1 million, a revolving line of credit of approximately $1.4 million, as of March 31, 1997 and equipment financings of approximately $1.1 million as of March 31, 1997. In addition, the Company assumed a demand note payable to VIL of $800,000 and a five year note payable an aggregate of $2.0 million in connection with certain intercompany obligations between Valentec and VIL.

     On June 4, 1997, the Company obtained a $7.5 million mortgage note facility with Bank Austria. The note is payable in semi-annual installments of $375,000 beginning September 30, 1997 through March 31, 2007 and bears an interest rate of 7.5%. The note is secured by the assets of the Company's Czech Republic facility.

     In May and June 1997, the Company paid approximately $6.5 million of the obligations assumed in the Valentec acquisition with the proceeds of the KeyBank credit facility, Bank Austria mortgage note and the $2.0 million equipment financing. The $2.0 million equipment financing bears interest at 9.38% and is payable monthly beginning July 1, 1997 through July 1, 2002 and is secured by certain fixed assets of Valentec.

NOTE 7  INCOME TAXES

     Income before income taxes comprises the following (in thousands):

                                               MARCH 31, 1997     MARCH 31, 1996     MARCH 31, 1995
                                               --------------     --------------     --------------
    Domestic.................................      $2,670             $6,291             $2,379
    Foreign..................................       4,171              1,739              1,037
                                                   ------             ------             ------
                                                   $6,841             $8,030             $3,416
                                                   ======             ======             ======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     The income tax provision comprises the following (in thousands):

                                               MARCH 31, 1997     MARCH 31, 1996     MARCH 31, 1995
                                               --------------     --------------     --------------
    Taxes currently payable:
      Federal................................      $  935             $1,934             $  602
      State..................................         154                327                114
      Foreign................................         916                124                372
    Deferred taxes:
      Federal................................        (177)               311                148
      State..................................         (49)                47                 47
      Foreign................................       1,216                373                 --
                                                   ------             ------             ------
                                                   $2,995             $3,116             $1,283
                                                   ======             ======             ======

     The income tax provision differs from the amount computed by applying the federal income tax rate to income before income taxes as follows:

                                               MARCH 31, 1997     MARCH 31, 1996     MARCH 31, 1995
                                               --------------     --------------     --------------
    Expected taxes at federal statutory
      rate...................................        34%                34%                34%
    State income taxes, net of federal
      benefits...............................         2                  5                  5
    Foreign earnings taxed at different
      rates..................................         7                 --                  1
    Change in deferred tax asset valuation
      allowance..............................        --                 --                (4)
    Other, net...............................         1                 --                  2
                                                    ---
                                                                      -- -               -- -
                                                     44%
                                                                        39%                38%
                                                    ===
                                                                       ===                ===

     The primary components of deferred tax assets and liabilities, included in other long-term liabilities in the accompanying consolidated balance sheet, are as follows (in thousands):

                                                              MARCH 31, 1997     MARCH 31, 1996
                                                              --------------     --------------
    Deferred tax assets (liabilities):
      Accrued liabilities...................................     $    103           $     37
      Inventory.............................................          193                203
      Property, plant and equipment.........................       (1,552)              (862)
      Deferred product launch costs.........................           --               (688)
      Other.................................................           (7)                --
                                                                  -------            -------
                                                                 $ (1,263)          $ (1,310)
                                                                  =======            =======

     No taxes have been provided relating to the possible distribution of approximately $4.2 million of undistributed earnings considered to be permanently reinvested. The amount of such additional taxes that would be payable if such earnings were distributed is estimated to be approximately $950,000.

NOTE 8  COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company has noncancelable operating leases for equipment and office space that expire at various dates through 2002. Certain of the lease payments are subject to adjustment for inflation, which have been normalized to operations. The Company incurred rent expense of $927,000, $612,000 and $272,000 for the years ended March 31, 1997, 1996 and 1995, respectively.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Future annual minimum lease payments for all noncancelable operating leases as of March 31, 1997 are as follows (in thousands):

            1998........................................................  $1,130
            1999........................................................   1,068
            2000........................................................   1,092
            2001........................................................     573
            2002........................................................     308
            Thereafter..................................................     403
                                                                          ------
                                                                          $4,574
                                                                          ======

  Environmental issues

     The Company has identified two areas of underground contamination at its facility in Galion, Ohio. One area involves a localized plating solution spill, which is currently being handled by the existing waste water treatment system. The second area involves a chlorinated solvent spill in the vicinity of a former above ground storage area. The Company has retained environmental consultants to quantify the extent of this problem. The Company has accrued $243,000 for the estimated cost of additional testing and remediation which are included in the long-term liabilities in the accompanying consolidated balance sheet at March 31, 1997. The Company's environmental consultants estimate that the Company's voluntary plan of remediation will take three to five years to complete. In the opinion of management, the total remediation costs are not expected to have a material adverse effect on the Company's results of operations or financial position. Management's opinion is based on the advice of an independent consultant on environmental matters.

  Legal proceedings

     From time to time, the Company is the subject of legal proceedings for various matters. In management's opinion, there are no material claims currently pending.

NOTE 9  BUSINESS SEGMENT INFORMATION

     The Company's operations have been classified into two business segments: automotive and defense. See Note 1 for a description of business segments.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Summarized financial information by business segment is as follows (in thousands):

                                               MARCH 31, 1997     MARCH 31, 1996     MARCH 31, 1995
                                               --------------     --------------     --------------
    Net Sales:
      Automotive.............................     $ 68,827           $ 49,091           $ 43,073
      Defense................................       15,131             45,851              8,706
                                                   -------            -------            -------
                                                  $ 83,958           $ 94,942           $ 51,779
                                                   =======            =======            =======
    Operating income:
      Automotive.............................     $  7,255           $  3,658           $  2,397
      Defense................................        1,349              3,946                779
                                                   -------            -------            -------
                                                  $  8,604           $  7,604           $  3,176
                                                   =======            =======            =======
    Total assets at period end:
      Automotive.............................     $ 60,800           $ 21,518           $ 20,429
      Defense................................        8,251             16,924              5,899
      Corporate..............................        4,356             11,389              1,983
                                                   -------            -------            -------
                                                  $ 73,407           $ 49,831           $ 28,311
                                                   =======            =======            =======
    Depreciation and amortization:
      Automotive.............................     $  2,036           $    796           $    489
      Defense................................          355                308                254
                                                   -------            -------            -------
                                                  $  2,391           $  1,104           $    743
                                                   =======            =======            =======
    Capital expenditures:
      Automotive.............................     $  8,092           $  3,863           $  1,979
      Defense................................          521                725                494
                                                   -------            -------            -------
                                                  $  8,613           $  4,588           $  2,473
                                                   =======            =======            =======

     Summarized financial information by geographic area is as follows (in thousands):

                                               MARCH 31, 1997     MARCH 31, 1996     MARCH 31, 1995
                                               --------------     --------------     --------------
    Net Sales(1):
      North America..........................     $ 46,371           $ 77,333           $ 34,274
      Europe.................................       37,587             17,609             17,505
                                                   -------            -------            -------
                                                  $ 83,958           $ 94,942           $ 51,779
                                                   =======            =======            =======
    Operating income:
      North America..........................     $  3,089           $  6,555           $  3,143
      Europe.................................        5,515              1,049                 33
                                                   -------            -------            -------
                                                  $  8,604           $  7,604           $  3,176
                                                   =======            =======            =======
    Total assets at period end:
      North America..........................     $ 24,930           $ 37,974           $ 16,251
      Europe.................................       48,477             11,857             12,060
                                                   -------            -------            -------
                                                  $ 73,407           $ 49,831           $ 28,311
                                                   =======            =======            =======

---------------
(1) Foreign and domestic sales are representative of amounts reported by geographic region

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 10  BENEFIT PLAN

     SCI participates in Valentec's defined contribution plan qualified under
Section 401(k) of the Internal Revenue Code for eligible employees. The plan provides for discretionary employer contributions. The Company made no employer contributions during any of the periods presented in the consolidated financial statements.

NOTE 11  COMMON STOCK AND STOCK OPTIONS

  Common Stock

     During fiscal years 1997 and 1996, the Company purchased 23,492 shares and 90,000 shares of common stock, respectively. The shares are held in treasury and are accounted for at cost. See Note 13 for common stock issued to acquire Valentec and treasury shares obtained in connection with such acquisition.

  Stock Options

     In conjunction with the Initial Public Offering, SCI established a stock option plan ("Plan"). The Plan, as amended, provides for the issuance of options to purchase an aggregate of 550,000 shares of SCI's common stock to key officers, employees of SCI or its affiliates, directors and consultants. Each award is determined by the Compensation Committee of the Board of Directors on an individual basis, except for awards to non-officer directors, which are determined pursuant to a formula. The Company accounts for these plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized.

     Had compensation cost for these plans been determined consistent with FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the following pro forma amounts (in thousands, except per share data):

                                                   MARCH 31, 1997   MARCH 31, 1996   MARCH 31, 1995
                                                   --------------   --------------   --------------
    Net Income:
      As Reported................................
                                                       $2,204           $4,914           $2,133
                                                                        ------           ------
      Pro Forma..................................
                                                       $1,941           $4,756           $2,133
                                                                        ------           ------
    Net Income Per Share:
      As Reported................................
                                                       $ 0.44           $ 0.99           $ 0.53
                                                                        ======           ======
      Pro Forma..................................
                                                       $ 0.39           $ 0.95           $ 0.53
                                                                        ======           ======

     A summary of the status of the Company's stock option plan at March 31, 1997, 1996 and 1995 and changes during the years then ended is presented in the table and narrative below:

                                             MARCH 31, 1997       MARCH 31, 1996       MARCH 31, 1995
                                           ------------------   ------------------   ------------------
                                                     WEIGHTED             WEIGHTED             WEIGHTED
                                           NUMBER    AVERAGE    NUMBER    AVERAGE    NUMBER    AVERAGE
                                             OF      EXERCISE     OF      EXERCISE     OF      EXERCISE
                                           SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                                           -------   --------   -------   --------   -------   --------
Outstanding at beginning of year.........  288,625    $13.06    210,500    $10.79         --    $   --
Granted..................................  244,499     11.97     84,500     18.65    243,500     10.68
Exercised................................     (375)    10.00         --        --         --        --
Forfeited................................     (750)    10.00     (6,375)    12.06    (33,000)    10.00
                                           -------              -------              -------
Outstanding at end of year...............  531,999     12.57    288,625     13.06    210,500     10.79
                                           -------     -----    -------     -----    -------     -----
Exercisable at end of year...............  122,250     12.04     50,750     10.57         --        --
                                           =======     =====    =======     =====    =======     =====
Weighted average fair value of options
  granted................................  $  5.48              $  8.85              $  4.94

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Of the 531,999 options outstanding at March 31, 1997, 200,000 have exercise prices between $10.00 and $14.88, with a weighted average exercise price of $10.15 and a weighted average remaining contractual life of 6.1 years; 98,375 of these options are exercisable with a weighted average exercise price of $10.28. An additional 87,500 options have exercise prices between $17.13 and $21.00 with a weighted average exercise price of $19.28 and a weighted average remaining contractual life of 6.6 years; 23,875 of these options are exercisable with a weighted average exercise price of $19.30. The remaining 244,499 options have exercise prices between $10.25 and $14.17 with a weighted average exercise price of $11.97 and a weighted average remaining contractual life of 9.3 years; none of these options are currently exercisable. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995, respectively: risk-free interest rates of 6.7, 6.5 and 7.2 percent; dividends for all years; expected lives of 6.2, 6.8 and 6.0 years; and expected volatility of 32.4 percent for all years.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

NOTE 12  SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

     In connection with the Offering (see Note 13), the Notes are, and the Exchange Notes will be, guaranteed on a senior unsecured basis, jointly and severally, by each of the Company's principal wholly-owned domestic operating subsidiaries and certain of its indirect wholly-owned subsidiaries (the "Guarantors"). The condensed consolidating financial statements of the Guarantors are presented below. Management believes the condensed consolidating financial statements presented are meaningful in understanding the financial position, results of operations and cash flows of the Guarantor subsidiaries.

                                                                     MARCH 31, 1997
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents............    $     13       $  8,250      $      57      $    --       $  8,320
  Accounts receivable..................       5,641          6,081             29           --         11,751
  Inventories..........................       3,682          2,696             --           --          6,378
  Prepaid and other....................         123            402            345           --            870
                                            -------        -------       --------      -------        -------
          Total current assets.........       9,459         17,429            431           --         27,319
Property, plant and equipment, net.....       8,075         19,072          1,457         (309)        28,295
Receivable from affiliates.............       1,488          1,179          1,681                       4,348
Goodwill...............................          --         10,991             --           --         10,991
Other assets...........................       6,559            938          3,906       (8,949)         2,454
                                            -------        -------       --------      -------        -------
          Total assets.................    $ 25,581       $ 49,609      $   7,475      $(9,258)      $ 73,407
                                            =======        =======       ========      =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................    $  3,268       $  3,979      $     545      $    --       $  7,792
  Earnout payable......................       2,211             --             --           --          2,211
  Accrued liabilities..................       2,037          2,546         (1,983)        (124)         2,476
  Intercompany accounts short term.....      (3,023)         2,280            743           --             --
  Current portion of long-term
     obligations.......................       2,832            250              3           --          3,085
                                            -------        -------       --------      -------        -------
          Total current liabilities....       7,325          9,055           (692)        (124)        15,564
Long-term obligations..................      15,920          3,662          1,714           --         21,296
Other long-term liabilities............          --            727            546           --          1,273
Intercompany accounts long term........      (5,871)        26,013        (20,142)          --             --
                                            -------        -------       --------      -------        -------
          Total liabilities............      17,374         39,457        (18,574)        (124)        38,133
                                            -------        -------       --------      -------        -------
Commitments and contingencies
Stockholders' equity
  Preferred stock: $.10 par value --
     2,000,000 shares authorized; no
     shares outstanding................          --             --             --           --             --
  Common stock; $.01 par value --
     10,000,000 shares authorized;
     5,025,383 outstanding.............          --          5,578             51       (5,578)            51
  Common stock warrants................          --             --              1           --              1
  Additional paid-in-capital...........          --          2,807         30,062       (2,807)        30,062
  Treasury stock.......................          --             --         (1,647)          --         (1,647)
  Cumulative translation adjustment....          --         (2,376)            --           --         (2,376)
  Retained earnings (accumulated
     deficit)..........................       8,207          4,143         (2,418)        (749)         9,183
                                            -------        -------       --------      -------        -------
          Total stockholders' equity...       8,207         10,152         26,049       (9,134)        35,274
                                            -------        -------       --------      -------        -------
          Total liabilities and
            stockholders' equity.......    $ 25,581       $ 49,609      $   7,475      $(9,258)      $ 73,407
                                            =======        =======       ========      =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                                     MARCH 31, 1996
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents............    $      5       $  1,985      $  10,010      $    33       $ 12,033
  Accounts receivable..................      14,502          2,349             --         (254)        16,597
  Inventories..........................       3,625          1,690             --           --          5,315
  Prepaid and other....................         154            116            349          306            925
                                            -------        -------       --------      -------        -------
          Total current assets.........      18,286          6,140         10,359           85         34,870
Property, plant and equipment, net.....       7,619          3,683            121          769         12,192
Receivable from affiliates.............        (270)           414           (127)          --             17
Goodwill...............................          --            805             --         (805)            --
Other assets...........................       1,307          1,063          3,541       (3,159)         2,752
                                            -------        -------       --------      -------        -------
          Total assets.................    $ 26,942       $ 12,105      $  13,894      $(3,110)      $ 49,831
                                            =======        =======       ========      =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................    $  6,071       $  1,756      $     239      $    --       $  8,066
  Accrued liabilities..................       3,328            807         (3,384)         306          1,057
  Intercompany accounts short term.....          --             45            (45)          --             --
  Current portion of long-term
     obligations.......................         512            185             --           --            697
                                            -------        -------       --------      -------        -------
          Total current liabilities....       9,911          2,793         (3,190)         306          9,820
Long-term obligations..................       1,956          1,131             --           --          3,087
Other long-term liabilities............          20            631            929           --          1,580
Intercompany accounts long term........       8,318          2,415        (11,289)         556             --
                                            -------        -------       --------      -------        -------
          Total liabilities............      20,205          6,970        (13,550)         862         14,487
                                            -------        -------       --------      -------        -------
Commitments and contingencies
Stockholders' equity
  Preferred stock: $.10 par value --
     2,000,000 shares authorized; no
     shares outstanding................          --             --             --           --             --
  Common stock; $.01 par value --
     10,000,000 shares authorized;
     5,025,383 outstanding.............          --             16             51          (16)            51
  Common stock warrants................          --             --              1           --              1
  Additional paid-in-capital...........          --          3,807         30,058       (3,807)        30,058
  Treasury stock.......................          --             --         (1,379)          --         (1,379)
  Cumulative translation adjustment....          --           (366)            --           --           (366)
  Retained earnings (accumulated
     deficit)..........................       6,737          1,678         (1,287)        (149)         6,979
                                            -------        -------       --------      -------        -------
          Total stockholders' equity...       6,737          5,135         27,444       (3,972)        35,344
                                            -------        -------       --------      -------        -------
          Total liabilities and
            stockholders' equity.......    $ 26,942       $ 12,105      $  13,894      $(3,110)      $ 49,831
                                            =======        =======       ========      =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                                     MARCH 31, 1995
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents............    $  2,881         $ 66        $     899      $    --       $  3,846
  Accounts receivable..................       6,255           17               --           --          6,272
  Inventories..........................       5,948           --               --           --          5,948
  Prepaid and other....................         134          281              243           --            658
                                            -------         ----         --------      -------        -------
          Total current assets.........      15,218          364            1,142           --         16,724
Property, plant and equipment, net.....       8,551          353                4           --          8,908
Receivable from affiliates.............          47           --              790           --            837
Goodwill...............................         915           --               --         (915)            --
Other assets...........................       1,875           21              946       (1,000)         1,842
                                            -------         ----         --------      -------        -------
          Total assets.................    $ 26,606         $738        $   2,882      $(1,915)      $ 28,311
                                            =======         ====         ========      =======        =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.....................    $  7,276         $ 21        $     157      $    --       $  7,454
  Accrued liabilities..................       2,584          263           (1,315)          --          1,532
  Intercompany accounts short term.....        (157)         131               26           --             --
  Current portion of long-term
     obligations.......................         369           --               --           --            369
                                            -------         ----         --------      -------        -------
          Total current liabilities....      10,072          415           (1,132)          --          9,355
Long-term obligations..................       2,043           --               --           --          2,043
Other long-term liabilities............         745           --              197           --            942
Intercompany accounts long term........       9,069           --           (9,069)          --             --
                                            -------         ----         --------      -------        -------
          Total liabilities............      21,929          415          (10,004)          --         12,340
                                            -------         ----         --------      -------        -------
Commitments and contingencies
Stockholders' equity
  Preferred stock: $.10 par value --
     2,000,000 Shares authorized; no
     shares outstanding................          --           --               --           --             --
  Common stock; $.01 par value --
     10,000,000 Shares authorized;
     5,025,383 outstanding.............          --           16               41          (16)            41
  Common stock warrants................          --           --                1           --              1
  Additional paid-in-capital...........       1,946           --           13,595       (1,946)        13,595
  Treasury stock.......................          --           --               --           --             --
  Cumulative translation adjustment....          --          269               --           --            269
  Retained earnings (accumulated
     deficit)..........................       2,731           38             (751)          47          2,065
                                            -------         ----         --------      -------        -------
          Total stockholders' equity...       4,677          323           12,886       (1,915)        15,971
                                            -------         ----         --------      -------        -------
          Total liabilities and
            stockholders' equity.......    $ 26,606         $738        $   2,882      $(1,915)      $ 28,311
                                            =======         ====         ========      =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                           FOR THE YEAR ENDED MARCH 31, 1997
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net sales..............................    $ 46,371       $ 43,645       $    --       $(6,058)      $ 83,958
Cost of sales..........................      36,722         32,746            --        (5,338)        64,130
Product launch costs...................       1,661            100            --            --          1,761
Depreciation...........................       1,013          1,030            --            --          2,043
                                            -------        -------       -------       -------        -------
          Gross profit.................       6,975          9,769            --          (720)        16,024
Selling and marketing expenses.........         730            366           279            --          1,375
General and administrative.............       2,390          2,462         1,382          (537)         5,697
Amortization of goodwill...............          --            348            --            --            348
                                            -------        -------       -------       -------        -------
          Income form operations.......       3,855          6,593        (1,661)         (183)         8,604
Other expense (income).................        (274)           451            (6)           37            208
Interest expense (income)..............         851          1,064          (669)          309          1,555
                                            -------        -------       -------       -------        -------
          Income before income taxes...       3,278          5,078          (986)         (529)         6,841
Provision for income taxes.............       1,244          2,250          (375)         (124)         2,995
                                            -------        -------       -------       -------        -------
Income before extraordinary item and
  cumulative effect of accounting
  change...............................       2,034          2,828          (611)         (405)         3,846
Extraordinary item.....................          --             --          (383)           --           (383)
Cumulative effect of change in
  accounting for deferred product
  launch costs.........................        (564)          (695)           --            --         (1,259)
                                            -------        -------       -------       -------        -------
Net income (loss)......................    $  1,470       $  2,133       $  (994)      $  (405)      $  2,204
                                            =======        =======       =======       =======        =======

                                                           FOR THE YEAR ENDED MARCH 31, 1996
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net sales..............................    $ 77,333       $ 22,748       $    --       $(5,139)      $ 94,942
Cost of sales..........................      65,782         19,634            --        (4,612)        80,804
Depreciation...........................         797            307            --            --          1,104
                                            -------        -------       -------       -------        -------
          Gross profit.................      10,754          2,807            --          (527)        13,034
Selling and marketing expenses.........       1,088             14            --            --          1,102
General and administrative.............       2,268          1,263         1,324          (527)         4,328
Amortization of goodwill...............          --             --            --            --             --
                                            -------        -------       -------       -------        -------
          Income form operations.......       7,398          1,530        (1,324)           --          7,604
Other expense (income).................         264           (237)           --          (306)          (807)
Interest expense (income)..............         736             32          (387)           --            381
                                            -------        -------       -------       -------        -------
          Income before income taxes...       7,538          1,735          (937)         (306)         8,030
Provision for income taxes.............       3,075            442          (401)           --          3,116
                                            -------        -------       -------       -------        -------
Net income (loss)......................    $  4,463       $  1,293       $  (536)      $  (306)      $  4,914
                                            =======        =======       =======       =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                           FOR THE YEAR ENDED MARCH 31, 1995
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net sales..............................    $ 51,779        $4,371        $    --       $(4,371)      $ 51,779
Cost of sales..........................      44,128         3,606             --        (3,924)        43,810
Depreciation...........................         715            28             --            --            743
                                            -------        ------        -------       -------        -------
          Gross profit.................       6,936           737             --          (447)         7,226
Selling and marketing expenses.........         744            --            150            --            894
General and administrative.............       1,977           462          1,164          (447)         3,156
Amortization of goodwill...............          --            --             --            --             --
                                            -------        ------        -------       -------        -------
          Income form operations.......       4,215           275         (1,314)           --          3,176
Other expense (income).................        (640)          (74)            --           230           (484)
Interest expense (income)..............         307            --            (63)           --            244
                                            -------        ------        -------       -------        -------
          Income before income taxes...       4,548           349         (1,251)         (230)         3,416
Provision for income taxes.............       1,664           119           (500)           --          1,283
                                            -------        ------        -------       -------        -------
Net income (loss)......................    $  2,884        $  230        $  (751)      $  (230)      $  2,133
                                            =======        ======        =======       =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                           FOR THE YEAR ENDED MARCH 31, 1997
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net cash provided by (used in)
  operating activities.................    $ 13,740       $  5,430       $(1,968)      $(6,087)      $ 11,115
                                           --------        -------       -------       -------       --------
Cash Flows From Investing Activities:
  Additions to property, plant and
     equipment.........................      (1,468)        (6,097)       (1,357)          309         (8,613)
  Purchase of Phoenix Airbag, net of
     cash acquired.....................     (24,257)            --            --            --        (24,257)
                                           --------        -------       -------       -------       --------
          Net cash used in investing
            activities.................     (25,725)        (6,097)       (1,357)          309        (32,870)
                                           --------        -------       -------       -------       --------
Cash Flows From Financing Activities:
  Net proceeds from sale of stock......          --             --             4            --              4
  Change in investment in subsidiary...      (5,778)            --            --         5,778             --
  Purchase of treasury stock...........          --             --          (268)           --           (268)
  Proceeds from term note..............      20,000             --            --            --         20,000
  (Repayments) borrowing of debt and
     long-term obligations.............      (3,764)            --            --            --         (3,764)
  Net borrowing on revolving credit
     facility..........................          --          1,230         1,701            --          2,931
  Changes in intercompany accounts.....       1,535          6,530        (8,065)           --             --
                                           --------        -------       -------       -------       --------
          Net cash provided by
            financing activities.......      11,993          7,760        (6,628)        5,778         18,903
                                           --------        -------       -------       -------       --------
Effect of exchange rate changes on
  cash.................................          --           (861)           --            --           (861)
                                           --------        -------       -------       -------       --------
Change in cash and cash equivalents....           8          6,232        (9,953)           --         (3,713)
Cash and cash equivalents, beginning of
  period...............................           5          2,018        10,010            --         12,033
                                           --------        -------       -------       -------       --------
Cash and cash equivalents, end of
  period...............................    $     13       $  8,250       $    57       $    --       $  8,320
                                           ========        =======       =======       =======       ========

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                           FOR THE YEAR ENDED MARCH 31, 1996
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net cash provided by (used in)
  operating activities.................    $ (2,544)      $    756       $(2,485)      $   773       $ (3,500)
                                            -------        -------       -------       -------        -------
Cash Flows From Investing Activities:
  Additions to property, plant and
     equipment.........................      (2,407)        (1,279)         (133)         (769)        (4,588)
                                            -------        -------       -------       -------        -------
          Net cash used in investing
            activities.................      (2,407)        (1,279)         (133)         (769)        (4,588)
                                            -------        -------       -------       -------        -------
Cash Flows From Financing Activities:
  Net proceeds from sale of stock......          --          1,861        16,568        (1,861)        16,568
  Change in investment in subsidiary...        (306)            --        (1,865)        2,171             --
  Purchase of treasury stock...........          --             --        (1,379)           --         (1,379)
  Repurchase of common stock
     warrants..........................          --             --           (94)           --            (94)
  (Repayments) borrowings of debt and
     long-term obligations.............       1,633           (173)           --            --          1,460
  Changes in intercompany accounts.....       3,620         (1,838)       (1,501)         (281)            --
                                            -------        -------       -------       -------        -------
          Net cash provided by
            financing activities.......       4,947           (150)       11,729            29         16,555
                                            -------        -------       -------       -------        -------
Effect of exchange rate changes on
  cash.................................          --           (280)           --            --           (280)
                                            -------        -------       -------       -------        -------
Change in cash and cash equivalents....          (4)          (953)        9,111            33          8,187
Cash and cash equivalents, beginning of
  period...............................           9          2,938           899            --          3,846
                                            -------        -------       -------       -------        -------
Cash and cash equivalents, end of
  period...............................    $      5       $  1,985       $10,010       $    33       $ 12,033
                                            =======        =======       =======       =======        =======

                     SAFETY COMPONENTS INTERNATIONAL, INC.

                                                           FOR THE YEAR ENDED MARCH 31, 1995
                                         ----------------------------------------------------------------------
                                          GUARANTOR     NONGUARANTOR     PARENT      ELIMINATION   CONSOLIDATED
                                         SUBSIDIARIES   SUBSIDIARIES   CORPORATION     ENTRIES        TOTAL
                                         ------------   ------------   -----------   -----------   ------------
Net cash provided by (used in)
  operating activities.................    $  1,759        $  350        $(1,943)      $(1,067)      $   (901)
                                            -------         -----        -------       -------        -------
Cash Flows From Investing Activities:
  Additions to property, plant and
     equipment.........................      (2,294)         (175)            (4)           --         (2,473)
                                            -------         -----        -------       -------        -------
          Net cash (used in) investing
            activities.................      (2,294)         (175)            (4)           --         (2,473)
                                            -------         -----        -------       -------        -------
Cash Flows From Financing Activities:
  Net proceeds from sale of stock......        (230)           --         14,564           230         14,564
  Payment to parent company in
     consideration for transfer of
     assets............................          --            --         (1,885)           --         (1,885)
  (Repayments) borrowing of debt and
     long-term obligations.............      (3,269)           --             --            --         (3,269)
  Changes in intercompany accounts.....       6,909          (230)        (9,842)          837         (2,326)
                                            -------         -----        -------       -------        -------
          Net cash provided by
            financing activities.......       3,410          (230)         2,837         1,067          7,084
                                            -------         -----        -------       -------        -------
Effect of exchange rate changes on
  cash.................................          --            96             --            --             96
                                            -------         -----        -------       -------        -------
Change in cash and cash equivalents....       2,875            41            890            --          3,806
Cash and cash equivalents, beginning of
  period...............................           6            25              9            --             40
                                            -------         -----        -------       -------        -------
Cash and cash equivalents, end of
  period...............................    $  2,881        $   66        $   899       $    --       $  3,846
                                            =======         =====        =======       =======        =======

NOTE 13  SUBSEQUENT EVENTS

     Pursuant to a definitive Stock Purchase Agreement, dated as of May 22, 1997, the Company acquired all of the outstanding common stock of Valentec in a tax-free stock-for-stock exchange. Valentec was the Company's largest shareholder immediately prior to the acquisition owning approximately 27%, or 1,379,200 shares, of the issued and outstanding shares of the Company's common stock. In connection with the acquisition, the Company issued the shareholders of Valentec an aggregate of 1,369,200 newly issued shares of its common stock.

     The purchase price for the Valentec acquisition was negotiated between Valentec and a special committee consisting of independent members of the Board of Directors of the Company. The special committee was advised by independent legal counsel and an independent financial advisor. The Company's Board of Directors received an opinion from the special committee's financial advisor as to the fairness from a financial point of view of the consideration to be received by the Company to the Company's shareholders other than Valentec.

     The acquisition was accounted for as a purchase. The aggregate purchase price amounted to approximately $14.3 million, including estimated direct acquisition costs of approximately $600,000. No adjustments to assets and liabilities acquired were recorded as their carrying value approximated their fair value, except for common stock of the Company held by Valentec, in which these common shares were recorded as treasury shares at market value of $13.7 million. These shares were previously accounted for under the equity method of accounting for the investment by Valentec. Management intends to merge Valentec into the Company during fiscal 1998. The excess of the purchase price over the fair value of the net assets acquired was allocated to goodwill.

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     On July 24, 1997, the Company acquired all of the assets of the Air Restraint/Industrial Fabrics Division of JPS Automotive L.P. for cash of $56.3 million, including the assumption of certain liabilities, subject to post-closing adjustments (the "JPS Acquisition"). In addition, the Company made a payment to APS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing. The acquisition was accounted for as a purchase.

     The Company financed the cash portion of the purchase price with a portion of the proceeds of the Offering. The Notes mature July 15, 2007 and accrue interest from the date of issuance. Interest is payable semi-annually, in arrears, on January 15 and July 15 of each year, commencing January 15, 1998. The Notes are subordinate to all existing indebtedness of the Company and its subsidiaries and are guaranteed by the domestic subsidiaries of the Company.

     The Notes are redeemable, in whole or in part, at the option of the Company on or after July 15, 2002 at redemption prices ranging from 105.063% to 100.000% of the principal amount thereof, plus accrued interest to the date of redemption. In addition, the Notes are not redeemable by the Company prior to July 15, 2002, except that, at any time on or prior to July 15, 2000, the Company, at its option, may redeem, with the net cash proceeds of one or more Public Equity Offerings, as defined, by the Company, up to 25% of the aggregate principal amount of the Notes originally issued, at a redemption price equal to 110.125% of the principal amount thereof, plus accrued interest thereon, if any, to the date of redemption provided that at least 75% of the aggregate principal amount of the Notes originally issued remains outstanding immediately following such redemption.

     Upon a Change of Control, as defined, each holder of Notes will have the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

     The provisions of the agreement underlying the Notes contain certain covenants with respect to the Company and its subsidiaries that restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions, (f) transactions with affiliates and (g) the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to another person. In addition, under certain circumstances, the Company will be required to offer to purchase the Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase with the proceeds of certain sales of assets.

     Additionally, pursuant to the terms of agreements underlying the Notes, the Company entered into a registration rights agreement (the "Registration Rights Agreement"), pursuant to which the Company has agreed, for the benefit of holders of the Notes, that it will, at its expense for the benefit of the holders, (i) within 30 days after July 24, 1997 (the "Issue Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with the Securities and Exchange Commission with respect to a registered offer (the "Exchange Offer") to exchange the Notes for notes of the Company (the "Exchange Notes"), guaranteed by the domestic subsidiaries of the Company (the "Guarantors"), which will have terms identical to the Notes, except (A) the Exchange Notes will bear a Series B designation,
(B) the issuance of the Exchange Notes will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, the Exchange Notes will not bear legends restricting the transfer thereof and (C) holders of the Exchange Notes will not be entitled to certain rights of holders of Notes under the Registration Rights Agreement and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 105 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company and the Guarantors will offer to all holders of the Notes an opportunity to exchange their securities for a like principal amount of the Exchange Notes (and the related guarantees).

                     SAFETY COMPONENTS INTERNATIONAL, INC.

     Unaudited pro forma condensed balance sheet information assuming the acquisitions and the Senior Subordinated Notes were effected on March 31, 1997 is as follows (in thousands):

            Current assets............................................  $ 60,379
                                                                        ========
            Noncurrent assets.........................................  $109,637
                                                                        ========
            Current liabilities.......................................  $ 26,082
                                                                        ========
            Total liabilities.........................................  $134,742
                                                                        ========

     Unaudited pro forma condensed consolidated operations information assuming the acquisitions and the Senior Subordinated Notes (and acquisition of Phoenix Airbag -- see Note 1) were effected on April 1, 1996 is as follows (in thousands, except per share data):

            Revenues..................................................  $173,208
                                                                        ========
            Income before extraordinary item and change in accounting
              principle...............................................  $  1,055
                                                                        ========
            Income per share before extraordinary item and change in
              accounting principle....................................  $   0.21
                                                                        ========

     The unaudited pro forma condensed consolidated operations information is not necessarily indicative of the actual results which would have been attained if the acquisitions and the Senior Subordinated Notes would have been consummated on April 1, 1996.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



                      CONDENSED CONSOLIDATED BALANCE SHEET


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                    JUNE 30,
                                                                                      1997
                                                                                   -----------
                                                                                   (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents......................................................    $ 2,772
  Accounts receivable, net.......................................................     16,000
  Inventories....................................................................      7,576
  Prepaid and other..............................................................      2,790
                                                                                     -------
          Total current assets...................................................     29,138
Property, plant and equipment, net...............................................     34,032
Intangible assets, net...........................................................     27,602
Other assets.....................................................................      3,744
                                                                                     -------
          Total assets...........................................................    $94,516
                                                                                     =======

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................    $13,221
  Accrued liabilities............................................................      7,436
  Current portion of long-term obligations.......................................      5,236
                                                                                     -------
          Total current liabilities..............................................     25,893
Long-term obligations............................................................     29,135
Other long-term liabilities......................................................      3,573
                                                                                     -------
          Total liabilities......................................................     58,601
                                                                                     -------
Commitments and contingencies
Stockholders' equity:
  Preferred stock: $.10 par value per share -- 2,000,000 shares authorized; no
     shares outstanding at June 30, 1997.........................................         --
  Common stock: $.01 par value per share -- 10,000,000 shares authorized;
     6,508,075 shares issued, 5,015,383 shares outstanding at June 30, 1997......         50
  Common stock warrants..........................................................          1
  Additional paid-in-capital.....................................................     43,754
  Treasury stock, 1,492,692 shares, at cost......................................    (15,438)
  Retained earnings..............................................................     10,828
  Cumulative translation adjustment..............................................     (3,280)
                                                                                     -------
          Total stockholders' equity.............................................     35,915
                                                                                     -------
          Total liabilities and stockholders' equity.............................    $94,516
                                                                                     =======



                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                      THREE            THREE
                                                                   MONTHS ENDED     MONTHS ENDED
                                                                     JUNE 30,         JUNE 30,
                                                                       1997             1996
                                                                   ------------     ------------
                                                                    (UNAUDITED)      (UNAUDITED)
Net sales........................................................    $ 27,629         $ 16,172
Cost of sales, excluding depreciation............................      21,156           13,243
Depreciation.....................................................         805              337
                                                                      -------          -------
          Gross profit...........................................       5,668            2,592
Selling and marketing expenses...................................         288              302
General and administrative expenses..............................       2,163              844
Amortization of goodwill.........................................         185               --
                                                                      -------          -------
          Income from operations.................................       3,032            1,446
Other expense (income), net......................................         118               64
Interest expense.................................................         523               10
                                                                      -------          -------
          Income before income taxes.............................       2,391            1,372
Provision for income taxes.......................................         956              519
                                                                      -------          -------
Net income.......................................................    $  1,435         $    853
                                                                      =======          =======
Net income per share.............................................    $   0.29         $   0.17
                                                                      =======          =======
Weighted average number of shares outstanding....................       5,021            5,069
                                                                      =======          =======



                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)



                                                                      THREE            THREE
                                                                   MONTHS ENDED     MONTHS ENDED
                                                                     JUNE 30,         JUNE 30,
                                                                       1997             1996
                                                                   ------------     ------------
                                                                    (UNAUDITED)      (UNAUDITED)
Net cash provided by (used in) operating activities..............    $  2,088         $ (4,524)
                                                                     --------          -------
Cash Flows From Investing Activities:
  Additions to property, plant and equipment.....................      (1,828)          (2,047)
  Additional consideration and costs for Phoenix Airbag..........      (2,386)              --
  Acquisition costs for Valentec.................................        (342)              --
  Advances to Valentec prior to acquisition......................      (1,215)              --
  Initial acquisition costs for JPS..............................        (163)              --
                                                                     --------          -------
          Net cash used in investing activities..................      (5,934)          (2,047)
                                                                     --------          -------
Cash Flows From Financing Activities:
  Proceeds from KeyBank term note................................      15,000               --
  Proceeds from Bank Austria mortgage............................       7,500               --
  Proceeds from Transamerica financing...........................       2,000               --
  Repayment of Bank of America NT&SA term note...................     (16,812)              --
  Purchase of treasury stock.....................................          --             (268)
  (Repayments) borrowings of debt and long-term obligations......      (8,483)            (172)
  Net borrowing on revolving credit facility.....................          (3)             360
                                                                     --------          -------
          Net cash used in financing activities..................        (798)             (80)
                                                                     --------          -------
Effect of exchange rate changes on cash..........................        (904)              79
                                                                     --------          -------
Change in cash and cash equivalents..............................      (5,548)          (6,572)
Cash and cash equivalents, beginning of period...................       8,320           12,033
                                                                     --------          -------
Cash and cash equivalents, end of period.........................    $  2,772         $  5,461
                                                                     ========          =======



                See notes to consolidated financial statements.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION



     The consolidated financial statements included herein have been prepared by Safety Components International, Inc. ("SCI" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from this report, as is permitted by such rules and regulations; however, SCI believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these consolidated financial statements for the year ended March 31, 1997 be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this Registration Statement. The Company has experienced, and expects to continue to experience, variability in net sales and net income from quarter to quarter. Therefore, the results of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.



     In the opinion of management, the information furnished reflects all adjustments, all of which are of a normal recurring nature, necessary for a fair presentation of the results for the reported interim periods.



     On August 6, 1996, Automotive Safety Components International Inc., a wholly-owned subsidiary of the Company, acquired 80% of the outstanding capital stock of Phoenix Airbag GmbH ("Phoenix Airbag"). Phoenix Airbag was a corporation organized under the laws of the Republic of Germany, and at the time of the acquisition, was a wholly-owned subsidiary of Phoenix Akdengesellschaft ("Phoenix AG") in Hamburg, Germany. The purchase from Phoenix AG was made in accordance with the terms and conditions of the Agreement Concerning the Sale and Transfer of all the Shares in Phoenix Airbag GmbH dated June 6, 1996, as amended. The acquisition was completed on August 5, 1996. The operations of Phoenix Airbag are included for the entire three month period ended June 30, 1997.



     Effective as of May 22, 1997, the Company acquired all of the outstanding capital stock of Valentec International Corporation ("Valentec") (see Note 4). Valentec is a high-volume manufacturer of stamped and precision-machined products for the automotive, commercial and defense industries. The operations of Valentec are included in the three month period ended June 30, 1997 beginning on May 22, 1997.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                  (UNAUDITED)



NOTE 2  COMPOSITION OF CERTAIN CONSOLIDATED BALANCE SHEET COMPONENTS (IN
THOUSANDS)



                                                                                  JUNE 30, 1997
                                                                                  -------------
Accounts receivable:
  Billed receivables............................................................     $12,882
  Unbilled receivables (net of unliquidated progress payments of $10,428).......       2,140
  Other.........................................................................         978
                                                                                     -------
                                                                                     $16,000
                                                                                     =======
Inventories:
  Raw materials.................................................................     $ 3,332
  Work-in-process...............................................................       2,968
  Finished goods................................................................       1,276
                                                                                     -------
                                                                                     $ 7,576
                                                                                     =======
Property, plant and equipment:
  Land and building.............................................................     $ 7,379
  Machinery and equipment.......................................................      27,863
  Construction in process.......................................................       3,398
                                                                                     -------
                                                                                      38,640
  Less -- accumulated depreciation and amortization.............................      (4,608)
                                                                                     -------
                                                                                     $34,032
                                                                                     =======



NOTE 3  LONG-TERM OBLIGATIONS (IN THOUSANDS)



     Long-term obligations outstanding were as follows:



                                                                                  JUNE 30, 1997
                                                                                  -------------
KeyBank term loan and revolving credit facility.................................     $17,928
Bank Austria mortgage note......................................................       7,500
Valentec International Limited note payable at 7.0%, principal and interest due
  in monthly installments of $39,600............................................       2,000
Note payable, principal due in annual installments of $205,000 beginning January
  12, 1999 to January 12, 2002, with interest at 7.22% in semiannual
  installments, secured by assets of the Company's United Kingdom subsidiary....         832
Capital equipment notes payable, due in monthly installments with interest at
  9.0% to 11.32% maturing at various rates through April 2001, accrued by
  machinery and equipment.......................................................       6,111
                                                                                     -------
                                                                                      34,371
Less -- current portion.........................................................      (5,236)
                                                                                     -------
                                                                                     $29,135
                                                                                     =======



     On May 21, 1997, the Company, Phoenix Airbag and Automotive Safety Components International Limited entered into an agreement with KeyBank National Association, as administrative agent ("Keybank"), and the lending institutions named therein (the "Credit Agreement"). The proceeds of the Credit Agreement were used to repay the Bank of America National Trust and Savings Association ("Bank of America NT&SA") term loan and revolving credit facility. The Credit Agreement initially provided for (i) a term loan in the principle amount of $15.0 million (the "Term Loan") and (ii) a revolving credit facility in the aggregate principal amount of $12.0 million (including letter of credit facilities) as of March 31, 1997.

                     SAFETY COMPONENTS INTERNATIONAL, INC.



      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                  (UNAUDITED)



The indebtedness under the Credit Agreement is secured by substantially all the assets of the Company and initially bore interest at a rate equal to either (i) the greater of KeyBank's prime rate or (ii) the sum of LIBOR (5.72% as of June 30, 1997) plus 1.00% for term loans (and 1.25% for revolving loans). Upon the issuance of the $90.0 million Senior Subordinated Notes (see Note 4), all outstanding borrowings under the Credit Agreement were repaid and the Credit Agreement was converted into a $27.0 million revolving credit facility for a five year term, bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% per annum for any unused portion. The Company will use the revolving credit facility to fund working capital.



     On June 4, 1997, the Company secured a $7.5 million mortgage note facility with Bank Austria. The note is payable in semi-annual installments of $375,000 beginning September 30, 1997 through March 31, 2007 and bears an interest rate of 7.5%. The note is secured by the assets of Company's Czech Republic facility.



     In May and June 1997, the Company repaid approximately $6.5 million of the obligations assumed in the Valentec acquisition out of the proceeds of the KeyBank credit facility, Bank Austria mortgage note and a $2.0 million equipment financing. The $2.0 million equipment financing bears interest at 9.38% and is payable monthly beginning July 1, 1997 through July 1, 2002 and is secured by certain fixed assets of Valentec.



NOTE 4  SIGNIFICANT TRANSACTIONS



     Pursuant to a definitive Stock Purchase Agreement, effective as of May 22, 1997, the Company acquired all of the outstanding common stock of Valentec in a tax-free stock-for-stock exchange. Valentec was the Company's largest shareholder immediately prior to the acquisition owning approximately 27%, or 1,379,200 shares of the issued and outstanding shares of the Company's common stock. In connection with such acquisition, the Company issued the shareholders of Valentec 1,369,200 newly issued shares of its common stock.



     The purchase price for the Valentec acquisition was negotiated between Valentec and a special committee consisting of independent members of the Board of Directors of the Company. The special committee was advised by independent legal counsel and an independent financial adviser. The Company's Board of Directors received an opinion from the special committee's financial adviser as to the fairness from a financial point of view of the consideration to be received by the Company to the Company's shareholders other than Valentec.



     The acquisition was accounted for as a purchase. The aggregate purchase price amounted to approximately $14.3 million, including estimated direct acquisition costs of approximately $600,000. No significant adjustments to assets and liabilities acquired will be recorded as their carrying value approximates their fair value, except the common stock of the Company held by Valentec, which common stock has been recorded as treasury stock at market value of $13.8 million. These shares of common stock were previously accounted for under the equity method of accounting for the investment by Valentec. Management intends to merge Valentec into the Company during fiscal 1998. The excess of the purchase price over the fair value of the net assets acquired of $16.8 million was allocated to goodwill and will be amortized over 25 years.



     On June 30, 1997, the Company entered into a definitive agreement to acquire (the "JPS Acquisition") all of the assets and assume certain liabilities of the Air Restraint/Industrial Fabrics Division (the "Division") of JPS Automotive L.P. ("JPS"). JPS is a leading, low-cost supplier of airbag fabric in North America and is also a leading manufacturer of value-added synthetic fabrics used in a variety of niche industrial and commercial applications. On July 24, 1997 the Company purchased the Division for approximately $56.9 million, which included the repayment of approximately $650,000 of capital lease obligations. The purchase price is subject to post closing adjustments, which will ultimately affect goodwill. The Company estimates direct acquisition costs to be approximately $600,000. The acquisition has been accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. Goodwill will

                     SAFETY COMPONENTS INTERNATIONAL, INC.



      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


                                  (UNAUDITED)



be amortized over 40 years. The assets were acquired through the Company's newly formed wholly-owned subsidiary, Safety Components Fabric Technologies, Inc., which will be the operating entity on a going forward basis.



     On July 24, 1997, the Company issued (the "Offering") $90.0 million principal amount of its 10 1/8% Senior Subordinated Notes (the "Notes") due July 15, 2007. Interest on the Notes will accrue from July 24, 1997 and will be payable semi-annually in arrears on each of January 15 and July 15 of each year, commencing January 15, 1998. The Notes are general unsecured obligations of the Company and subordinated in right of payment to all existing and future Senior Indebtedness (as defined) and structually subordinated to all existing and future indebtedness of the Company's subsidiaries that are not Guarantors. All of the Company's direct and indirect wholly-owned domestic subsidiaries are Guarantors. A substantial portion of the proceeds of the Notes were used by the Company to consummate the JPS Acquisition, repay the term loan and amounts outstanding under the revolving credit facility with KeyBank as of July 24, 1997, pay certain fees and expenses associated with the JPS Acquisition and the Notes and purchase a building adjacent to the facility acquired in the JPS Acquisition. The balance of the proceeds will be used for working capital and general corporate purposes. The Company estimates that it incurred approximately $3.3 million of fees and expenses related to the Offering. Such fees will be deferred and amortized over the expected term of the Notes, not to exceed 10 years.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders
and Valentec International Corporation

     In our opinion, the financial statements of Valentec International Corporation listed in the accompanying "Index to Financial Statements" appearing on page F-1, present fairly, in all material respects, the financial position of Valentec International Corporation, excluding Valentec International, Ltd. as of March 31, 1997, and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Costa Mesa, California
May 22, 1997

                       VALENTEC INTERNATIONAL CORPORATION

                            HISTORICAL BALANCE SHEET
                      EXCLUDING ASSETS AND LIABILITIES OF
                      VALENTEC INTERNATIONAL, LTD (NOTE 1)
                       FOR THE YEAR ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

ASSETS
Current assets:
  Cash.............................................................................  $    37
  Accounts receivable, net of allowance for doubtful accounts of $52...............    2,181
  Inventories (Notes 2 and 3)......................................................    1,225
  Deferred income taxes (Notes 2 and 6)............................................      762
  Prepaid expenses and other.......................................................      651
                                                                                     -------
          Total current assets.....................................................    4,856
Property and equipment, net of accumulated depreciation of $1,498 (Notes 2 and
  3)...............................................................................    4,605
Other assets (Notes 2 and 3).......................................................      714
Investment in affiliate (Notes 2 and 11)...........................................   10,333
                                                                                     -------
          Total assets.............................................................  $20,508
                                                                                     =======
LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable.................................................................  $ 2,874
  Payable to affiliate (Note 4)....................................................    4,348
  Accrued liabilities (Notes 3 and 7)..............................................    1,945
  Current portion of note payable to affiliate (Note 4)............................    1,146
  Current portion of long-term obligations (Note 5)................................      571
                                                                                     -------
          Total current liabilities................................................   10,884
  Long-term obligations (Note 5)...................................................    7,004
  Note payable to affiliate (Note 4)...............................................    1,654
  Other long-term liabilities (Notes 3 and 7)......................................    2,436
  Deferred income taxes (Notes 2 and 6)............................................    2,056
                                                                                     -------
          Total liabilities........................................................   24,034
                                                                                     -------
Commitments and contingencies (Note 7)
Capital deficiency (Note 11):
  Common stock, $.01 par value per share, 3,000,000 shares authorized;
     2,160,000 shares issued and outstanding.......................................       22
  Additional paid-in capital.......................................................      428
  Accumulated deficit..............................................................   (3,976)
                                                                                     -------
          Total capital deficiency.................................................   (3,526)
                                                                                     -------
          Total liabilities and capital deficiency.................................  $20,508
                                                                                     =======

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

           HISTORICAL STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
          EXCLUDING OPERATIONS OF VALENTEC INTERNATIONAL LTD. (NOTE 1)
                       FOR THE YEAR ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

Net revenues (Notes 2 and 9):
  Trade revenues...................................................................  $11,403
  Sales to affiliates..............................................................    2,623
                                                                                     -------
          Total revenues...........................................................   14,026
Cost of revenues...................................................................   12,690
                                                                                     -------
          Gross profit.............................................................    1,336
Selling and marketing expenses.....................................................       99
General and administrative expenses................................................    1,584
                                                                                     -------
          Operating loss...........................................................     (347)
Other expense......................................................................       67
Interest expense...................................................................    1,183
Income from investment in affiliate (Notes 2 and 11)...............................      605
                                                                                     -------
          Loss before income taxes.................................................     (992)
Income tax benefit (Notes 2 and 6).................................................     (286)
                                                                                     -------
          Net loss.................................................................     (706)
Accumulated deficit, beginning of year.............................................   (3,270)
                                                                                     -------
Accumulated deficit, end of year...................................................  $(3,976)
                                                                                     =======

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

                       HISTORICAL STATEMENT OF CASH FLOWS
         EXCLUDING CASH FLOWS OF VALENTEC INTERNATIONAL, LTD. (NOTE 1)
                       FOR THE YEAR ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss.........................................................................  $  (706)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization.................................................      546
     Net Income from investment in affiliate.......................................     (605)
     Other.........................................................................       28
     Changes in operating assets and liabilities:
       Accounts receivable, net....................................................    1,585
       Inventories.................................................................     (111)
       Deferred income taxes.......................................................     (407)
       Prepaid expenses and other..................................................     (158)
       Accounts payable............................................................      415
       Accrued liabilities.........................................................      415
       Reserve for litigation......................................................   (1,176)
                                                                                     -------
       Other liabilities...........................................................   (2,901)
                                                                                     -------
     Net cash used in operating activities.........................................   (3,075)
                                                                                     -------
Cash flows from investing activities:
  Additions to property and equipment..............................................   (1,116)
  Proceeds from sale of fixed assets...............................................    1,119
  Proceeds from sale of building...................................................    1,185
                                                                                     -------
     Net cash provided by investing activities.....................................    1,188
                                                                                     -------
Cash flows from financing activities:
  Net repayments under long-term obligations.......................................   (1,193)
  Repayment of advances from affiliates............................................   (1,237)
  Net Borrowings from affiliates...................................................    3,031
                                                                                     -------
     Net cash provided by financing activities.....................................      601
Increase in cash and cash equivalents..............................................   (1,286)
Cash and cash equivalents, beginning of year.......................................    1,323
                                                                                     -------
Cash, end of year..................................................................  $    37
                                                                                     =======
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
     Interest......................................................................  $ 1,199
     Income taxes..................................................................        8

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

                    NOTES TO HISTORICAL FINANCIAL STATEMENTS
                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

NOTE 1  ORGANIZATION AND BASIS OF PRESENTATION

     On April 27, 1993, the management of Valentec International Corporation and subsidiaries ("Valentec") completed a management buyout (the "Acquisition") from its parent company, Insilco Corporation. Subsequent to the Acquisition, certain of Valentec's business entities were transferred into a new subsidiary, Safety Components International, Inc., ("SCI") which completed its initial public offering in May 1994. The purchase price for the assets and liabilities retained by Valentec in May 1994 was $3.7 million with the excess of purchase price over the fair value of the net assets acquired of $2.8 million allocated to goodwill. The effects of the acquisition were "pushed down" to Valentec. In fiscal 1996, goodwill was determined to be unrecoverable and charged to operations.

     Effective as of May 22, 1997, Valentec, immediately prior to the close of its statutory tax-free stock for stock exchange with SCI (Note 11), divested itself of its 88.8% owned United Kingdom subsidiary, Valentec International Limited ("VIL"). Accordingly, the accompanying financial statements include only the assets and liabilities, revenues and expenses of Valentec acquired by SCI (hereinafter defined as the "Company"). The Company is a manufacturer of stamped and precision machined products for the automotive, commercial and defense industries. The Company also manages the acquisition of ordnance systems for international customers. The Company's manufacturing operations and headquarters are located in California.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Revenue recognition

     Revenues are generally recognized as units are shipped to customers.

     The Company accounts for certain long-term contracts under the percentage of completion method, whereby progress toward contract completion is measured on a cost-incurred basis (including direct labor, materials and allocable indirect manufacturing overhead and general and administrative costs). Losses on long-term contracts are recognized in the period when such losses are identified. On certain contracts with the U.S. Government, contract costs, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement.

  Annual revenues from major customers

     The Company had sales from two customers in fiscal year 1997 aggregating 34% and 19% of net revenues, respectively.

  Concentration of credit risk

     At March 31, 1997, two customers accounted for approximately 31% and 29%, respectively of its accounts receivable. The Company is potentially subject to a concentration of credit risk consisting of its accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential losses for uncollectible accounts and such losses have historically been immaterial and within management's expectations.

  Environmental expenditures

     Environmental expenditures which extend the life of the related property or prevent future environmental contamination are capitalized. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

  Inventories

     Inventories represent direct labor, materials and overhead costs incurred for products not yet delivered and are stated at the lower of cost (first-in, first-out) or market.

  Property and equipment

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Estimated useful lives by class of assets are as follows:

        Machinery and equipment    5-10 years
        Furniture and fixtures     3-5 years
        Leasehold improvements     3-10 years or term of lease, whichever is shorter

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of assets are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized. Depreciation and amortization expense during fiscal 1997 amounted to $546,000.

  Long-Lived Assets

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and ceratin identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value, less cost of sale.

  Investment in affiliate

     The Company accounts for its 27% investment in SCI under the equity method of accounting, whereby the Company recognizes its proportionate share of income or loss as an adjustment to the carrying value of the investment at historical cost. At March 31, 1997, the Company owned 1,369,200 shares of SCI's common stock. The total estimated fair value of the Company's holdings on March 31, 1997 was approximately $13.7 million.

     The Company has not included certain financial information of its investee SCI, as such information is included in the Consolidated Financial Statements of SCI elsewhere herein.

  Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax assets and liabilities are measured each year based on the difference between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates when temporary differences are expected to reverse. Additionally, a valuation allowance is recorded for that portion of deferred tax assets for which it is more likely than not that the assets will not be realized. The deferred tax provision (benefit) is the result of changes in the deferred tax assets and liabilities.

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

  Cash equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Fair value of financial instruments

     The financial statements include financial instruments whereby the fair market value of such instruments may differ from amounts reflected on a historical basis. Financial instruments of the Company consist of cash deposits, accounts receivable, accounts payable, certain accrued liabilities, long-term obligations and capital leases. The Company's financial instruments generally approximate their fair values at March 31, 1997. Payables to affiliates generally have no market and as a result, have no readily determinable fair value.

  Use of estimates

     The financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that effect the amounts and disclosures reported in the financial statements and accompanying notes. Significant estimates made by management include allowances for doubtful accounts receivable, reserves for inventories, legal actions and environmental matters, as well as costs to complete on long-term contracts. Actual results could differ from those estimates.

NOTE 3  COMPOSITION OF CERTAIN BALANCE SHEET COMPONENTS AT MARCH 31, 1997

     The composition of certain balance sheet items is as follows (in thousands):

                Inventories:
                  Raw materials....................................  $   854
                  Work-in-process..................................      306
                  Finished goods...................................       65
                                                                     --------
                                                                     $ 1,225
                                                                     ========

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

                Property, plant and equipment:
                  Land and building................................  $    74
                  Machinery and equipment..........................    4,859
                  Furniture and fixtures...........................      199
                  Construction in process..........................      971
                                                                     --------
                                                                       6,103
                                                                     --------
                  Less accumulated depreciation and amortization...   (1,498)
                                                                     --------
                                                                     $ 4,605
                                                                     ========
                Other assets:
                  Deposits.........................................  $   571
                  Other............................................      143
                                                                     --------
                                                                     $   714
                                                                     ========
                Accrued liabilities (Notes 6 and 7):
                  Reserves for litigation..........................  $   587
                  Deferred rent....................................      232
                  Reserve for workers compensation.................      201
                  Income taxes payable.............................      158
                  Reserve for building repair......................      150
                  Reserve for environmental matters................      150
                  Other............................................      467
                                                                     --------
                                                                     $ 1,945
                                                                     ========
                Other long-term liabilities (Note 7):
                  Reserve for building repair......................  $   850
                  Reserve for litigation...........................      799
                  Deferred rent....................................      342
                  Reserve for environmental matters................      235
                  Other............................................      210
                                                                     --------
                                                                     $ 2,436
                                                                     ========

NOTE 4  RELATED PARTY TRANSACTIONS

     The Company sells certain components to affiliates for use in their products. Sales to affiliates totaled $2.6 million for the year ended March 31, 1997. The Company purchases certain components from affiliates for use in its products. Purchases from affiliates amounted to $104,000 for the year ended March 31, 1997.

     SCI allocates certain corporate general and administrative expenses to the Company, such charges were $726,000 for the year ended March 31, 1997. In addition, SCI has made advances to the Company from time to time. At March 31, 1997, such amount, which is noninterest bearing, was $4.3 million.

     At March 31, 1997, the Company has a payable to VIL amounting to $2.8 million as a result of the divestiture of VIL (Notes 1 and 11). Subsequent to March 31, 1997, certain transactions were effected which resulted in indebtedness to SCI of $2.5 million in connection with the support of the operations of the Company and VIL prior to the acquisition of the Company by SCI effective as of May 22, 1997. In addition, subsequent to March 31, 1997, the Company assumed a demand note payable to VIL of $800,000 and a 7% note payable in the aggregate amount of $2 million. The $2 million note is payable monthly with interest in equal installments over five years.

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

     Future annual principal payments under this note payable to affiliate, including the demand note of $800,000, at March 31, 1997 are as follows:

                1998................................................  $1,146
                1999................................................     371
                2000................................................     398
                2001................................................     427
                2002 and thereafter.................................     458
                                                                      ------
                                                                      $2,800
                                                                      ======

NOTE 5  LONG-TERM OBLIGATIONS

     Long-term obligations outstanding as of March 31, 1997 are as follows (in thousands):

    Revolving credit agreements, as described below.............................  $1,424
    Term notes, as described below..............................................   5,071
    Capital equipment notes payable, due in monthly installments with interest rates from 9.28% to 12.75%, maturing at various dates through October
      2000, secured by machinery and equipment..................................   1,080
                                                                                  -------
    Total debt..................................................................   7,575
      Less current portion......................................................    (571)
                                                                                  -------
    Long-term debt, less current portion........................................  $7,004
                                                                                  =======

     The Company's credit facilities, which were subsequently retired in the first quarter of fiscal 1998, consisted of the following at March 31, 1997: (1) a revolving credit agreement, payable at the discretion of the Company with a $4.0 million maximum limit secured by accounts receivable and inventory with interest paid monthly at prime plus 2.5% (10.75% at March 31, 1997), (2) a $1.2 million term note, secured by fixed assets with interest paid monthly at prime plus 2.5% (10.75% at March 31, 1997), and (3) a demand note with a $6.0 million dollar maximum borrowing capacity with interest paid monthly at LIBOR plus 3% for working capital advances and libor plus 1% for investment financing. Substantially all of the assets of the Company were pledged as collateral under the Company's available credit facilities.

     In May and June 1997, subsequent to the completion of the acquisition of the Company by SCI (Notes 1 and 11), the Company retired its revolving credit and term notes with the proceeds of a $2.0 million equipment note and a loan totaling $4.5 million from SCI. The equipment note is payable in equal monthly installments with an interest rate of 9.38% over five years. The loan received subsequent to year end from SCI bears no interest, has no defined due date and is intended by SCI management to be long-term in nature.

     Future annual maturities of long-term debt, as affected by the retirement of the credit facilities through proceeds from the equipment note and SCI, as of March 31, 1997 are as follows (in thousands):

                1998................................................  $  571
                1999................................................     716
                2000................................................     700
                2001................................................     502
                2002................................................     467
                Thereafter..........................................   4,619
                                                                      ------
                          Total.....................................  $7,575
                                                                      ======

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

NOTE 6  INCOME TAXES

     The income tax benefit comprises the following (in thousands):

                Current:
                  Federal............................................  $  --
                  State..............................................     --
                                                                       -----
                Deferred:
                  Federal............................................   (329)
                  State..............................................     43
                                                                       -----
                                                                        (286)
                                                                       -----
                                                                       $(286)
                                                                       =====

     The following is a reconciliation of the tax benefit using a Federal statutory tax rate of 34%:

                                                              AMOUNT      RATE
                                                             --------     ---
                Tax at statutory rate......................  (337,000)    (34%)
                State income taxes, net....................   (59,000)     (6)
                Other......................................     8,000       1
                State net operating loss carryforward
                  limitation...............................   102,000      10
                                                             --------     ---
                                                             (286,000)    (29%)
                                                             ========     ===

     The Company has the following deferred tax assets (liabilities) (in thousands):

                Investment in affiliate............................  $(4,134)
                Property and equipment.............................     (111)
                Accruals and reserves..............................    1,205
                Net operating losses...............................    1,746
                Valuation allowance................................       --
                                                                     -------
                Net deferred tax asset(liability)..................  $(1,294)
                                                                     =======

     At March 31, 1997, the Company had Federal and state net operating loss carryforwards of $4.8 million and $1.7 million, respectively, expiring in various years beginning in 2002. The amount of net operating losses that may be utilized in the future may be subject to limitations in the event of a change in control of the Company, as defined in the Internal Revenue Code.

NOTE 7  COMMITMENTS AND CONTINGENCIES

  Operating leases

     The Company has noncancellable operating leases for office space and equipment that expire at various dates through 2000.

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

     Future annual minimum lease payments for all noncancellable operating leases are as follows (in thousands):

                  1998..............................................  $  906
                  1999..............................................     904
                  2000..............................................     603
                                                                      ------
                Total future annual minimum lease payments..........  $2,413
                                                                      ======

     Certain of the lease payments are subject to adjustment for increases in utility costs, real estate taxes and inflation. Accordingly, rent expense has been normalized. The Company incurred rent expense of $868,000 for the year ended March 31, 1997. At March 31, 1997, deferred rent included in total liabilities amounted to $574,000.

  Environmental issues

     The Company has certain environmental contingencies as of March 31, 1997. Phase I and II investigations have identified certain environmental issues at its Costa Mesa, California location which will require remediation. The Company's management estimates that its maximum liability for these environmental matters, over the life of the remediation program, will be $385,000. Such amount is included in total liabilities (Note 3) as of March 31, 1997.

     No other significant environmental matters are known by management.

  Deferred compensation and other matters

     The Company has a deferred compensation agreement with the widow of an officer of a former division. The liability related to this agreement was approximately $151,000 at March 31, 1997.

  Legal proceedings

     The Company is subject to various legal actions arising out of the conduct of its business, relating to product liability. In one case, the plaintiff contends that the Company's products failed inspection. However, the Company contends that the design of the products were produced in accordance with the design specifications. The Company has already received a favorable initial ruling. In another case, the plaintiff contends that the Company bore responsibility for the failure of a product to pass first article production ballistics testing. The matter was resolved in October 1996, resulting in the Company testing the product and paying for any failing products. The Company estimates that one lot does not meet specifications and has accrued for the rework costs. In the opinion of management of the Company, amounts accrued for assessments and rework of $1.4 million in connection with these matters are adequate.

     The Company is obligated to make certain repairs, including the parking lot, the roof and structure to the Costa Mesa, California facility prior to the lease expiration date of 2000. In the opinion of management of the Company, amounts accrued for repairs for the building of $1.0 million are adequate.

NOTE 8  BENEFIT PLANS

     The Company has a defined contribution plan intended to qualify under
Section 401(k) of the Internal Revenue Code for eligible employees. The plan provides for discretionary employer contributions. The Company made no employer contributions during any of the periods presented in the financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

     During the year ended March 31, 1997, the Company established an Employee Stock Ownership Plan (ESOP). The plan participants include all individuals who were employed by the Company on January 1, 1996. All participants in the plan will vest over a five year period from the inception of the plan.

NOTE 9  BUSINESS SEGMENT INFORMATION

     The Company's operations have been classified into two business segments: automotive and defense.

     Summarized financial information by business segment as of and for the year ended March 31, 1997 is as follows (in thousands):

                Net Sales:
                  Automotive.......................................  $ 9,479
                  Defense..........................................    4,547
                                                                     -------
                                                                     $14,026
                                                                     =======
                Operating loss:
                  Automotive.......................................  $  (239)
                  Defense..........................................     (108)
                                                                     -------
                                                                     $  (347)
                                                                     =======
                Identifiable assets:
                  Automotive.......................................  $13,945
                  Defense..........................................    6,563
                                                                     -------
                                                                     $20,508
                                                                     =======
                Depreciation and amortization:
                  Automotive.......................................  $   371
                  Defense..........................................      175
                                                                     -------
                                                                     $   546
                                                                     =======
                Capital expenditures:
                  Automotive.......................................  $   953
                  Defense..........................................      163
                                                                     -------
                                                                     $ 1,116
                                                                     =======

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

NOTE 10  SUPPLEMENTAL INFORMATION

     In connection with the Offering and the Exchange Offer, the Company is or will be, respectively, a guarantor, and accordingly, the following condensed financial information is provided:

                            HISTORICAL BALANCE SHEET
   EXCLUDING ASSETS AND LIABILITIES OF VALENTEC INTERNATIONAL, LTD. (NOTE 1)
                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                                     MARCH 31,
                                                                                       1996
                                                                                     ---------
ASSETS
Current assets:
  Cash and cash equivalents........................................................   $ 1,323
  Accounts receivable, net.........................................................     3,766
  Inventories......................................................................     1,114
  Deferred income taxes............................................................       959
  Prepaid expenses and other.......................................................     2,494
                                                                                      -------
          Total current assets.....................................................     9,656
Property, plant, and equipment, net................................................     4,901
Other assets.......................................................................       906
Investment in affiliate............................................................     9,756
                                                                                      -------
          Total assets.............................................................   $25,219
                                                                                      =======
LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable.................................................................   $ 2,459
  Payable to affiliates............................................................     1,317
  Accrued liabilities..............................................................     1,497
  Other current liabilities........................................................     1,297
  Current portion of long-term obligations.........................................     4,760
                                                                                      -------
          Total current liabilities................................................    11,330
Long-term obligations..............................................................     4,008
Notes payable to affiliates........................................................     4,037
Other long-term liabilities........................................................     5,249
Deferred income taxes..............................................................     3,415
                                                                                      -------
          Total liabilities........................................................    28,039
Capital Deficiency:
  Common stock, $.01 par value per share, 3,000,000 shares authorized; 2,160,000
     shares issued and outstanding.................................................        22
  Additional paid-in capital.......................................................       428
  Accumulated deficit..............................................................    (3,270)
                                                                                      -------
          Total capital deficiency.................................................    (2,820)
                                                                                      -------
          Total liabilities and capital deficiency.................................   $25,219
                                                                                      =======

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

           HISTORICAL STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
          EXCLUDING OPERATIONS OF VALENTEC INTERNATIONAL LTD. (NOTE 1)
                  FOR THE YEARS ENDED MARCH 31, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                         MARCH 31,     MARCH 31,
                                                                           1996          1995
                                                                         ---------     ---------
Net revenues...........................................................   $19,367       $16,979
Cost of revenues.......................................................    16,778        16,145
                                                                          -------       -------
          Gross profit.................................................     2,589           834
Selling and marketing expenses.........................................       226           389
General and administrative expenses....................................     1,754         2,303
Restructuring charges..................................................    13,954            --
                                                                          -------       -------
          Operating loss...............................................    13,345        (1,858)
Other expense (income).................................................       366          (549)
Gain on partial sale of investment in affiliate........................     9,712         8,186
Gain on sale of fixed assets...........................................        --         1,147
Interest expense, net..................................................     1,132           617
Income from investment in affiliate (Notes 2 and 11)...................     1,343           957
                                                                          -------       -------
          Income (loss) before income taxes............................    (3,788)        8,364
Income taxes...........................................................    (1,020)        4,629
                                                                          -------       -------
          Net income (loss)............................................    (2,768)        3,735
Repurchase of common stock.............................................      (575)           --
Retained earnings (accumulated deficit) beginning of year..............        73        (3,662)
                                                                          -------       -------
Retained earnings (accumulated deficit) end of year....................   $(3,270)      $    73
                                                                          =======       =======

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

                       HISTORICAL STATEMENT OF CASH FLOWS
         EXCLUDING CASH FLOWS OF VALENTEC INTERNATIONAL, LTD. (NOTE 1)
                  FOR THE YEARS ENDED MARCH 31, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                         MARCH 31,     MARCH 31,
                                                                           1996          1995
                                                                         ---------     ---------
Cash flows from operating activities:
  Net income (loss)....................................................   $(2,768)      $ 3,735
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
     Depreciation and amortization.....................................       728           567
     Income from investment in affiliate...............................    (1,343)         (957)
     Gain on partial sale of investment in affiliate...................    (9,712)       (8,186)
     Changes in operating assets and liabilities:
       Accounts receivable, net........................................    (1,667)          320
       Inventories.....................................................       160           (43)
       Deferred income taxes...........................................      (304)        3,941
       Prepaid expenses and other......................................      (842)         (672)
       Accounts payable................................................       351          (349)
       Accrued liabilities.............................................      (436)         (800)
       Other liabilities...............................................    (1,048)       (3,826)
                                                                          -------       -------
          Net cash used in operating activities........................   (16,881)       (6,270)
                                                                          -------       -------
Cash flows from investing activities:
  Additions to property and equipment..................................      (700)       (1,632)
  Proceeds from partial sale of investment in affiliate................    16,509         1,621
                                                                          -------       -------
          Net cash provided by (used in) investing activities..........    15,809           (11)
                                                                          -------       -------
Cash flows from financing activities:
  Net borrowings under long-term obligations...........................     3,284           771
  Repurchase of common stock...........................................      (625)           --
  Net borrowings of notes payable to affiliates........................       138         4,070
  Net borrowings from affiliate........................................      (499)        1,537
                                                                          -------       -------
          Net cash provided by (used in) financing activities..........     2,298         6,378
Increase in cash and cash equivalents..................................     1,226            97
Cash beginning of year.................................................        97             0
                                                                          -------       -------
Cash and cash equivalents, end of year.................................   $ 1,323       $    97
                                                                          =======       =======

                       VALENTEC INTERNATIONAL CORPORATION

                     EXCLUDING VALENTEC INTERNATIONAL, LTD.

NOTE 11  SUBSEQUENT EVENTS

     Pursuant to a definitive Stock Purchase Agreement, dated as of May 22, 1997, SCI acquired all of the outstanding common stock of the Company in a tax-free stock-for-stock exchange. As a condition to the consummation of such acquisition, the Company divested VIL, the proceeds from which were insignificant. The Company was SCI's largest shareholder immediately prior to the acquisition owning approximately 27%, or 1,379,200 shares of the issued and outstanding shares of the SCI common stock. SCI issued the shareholders of the Company an aggregate of 1,369,200 newly issued shares of its common stock.

     The purchase price for the acquisition of the Company by SCI was negotiated between the Company and a special committee consisting of independent members of the Board of Directors of SCI. The special committee was advised by independent legal counsel and an independent financial advisor as to the fairness from a financial point of view of the consideration to be received by SCI to SCI's shareholders other than the Company.

     The acquisition was accounted for as a purchase. The aggregate purchase price amounted to approximately $14.3 million, including direct acquisition costs of approximately $600,000. The assets and liabilities acquired approximate their fair value, except for the common stock of SCI held by the Company. These common shares which were previously accounted for under the equity method of accounting for the investment by the Company will be recorded as treasury shares at their estimated fair value of $13.7 million. Management intends to merge the Company into SCI during fiscal 1998. The excess of the purchase price over the fair value of the net assets acquired will be allocated to goodwill.

     Also see Notes 4 and 5 for additional information regarding subsequent events.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)


                                                                           MARCH 29,      DECEMBER 28,
                                                                             1997             1996
                                                           JUNE 28,       -----------     ------------
                                                             1997         (UNAUDITED)
                                                          -----------
                                                          (UNAUDITED)
                                       ASSETS
Current assets:
  Cash..................................................    $     2         $     2         $      2
  Accounts receivable, net of allowance for doubtful
     accounts of $307, $160 and $169....................     14,173           9,949            9,500
  Inventories...........................................      9,094           9,329            7,889
  Deferred tax assets...................................        203             210              187
  Other current assets..................................         59              72              116
                                                            -------         -------          -------
          Total current assets..........................     23,531          19,562           17,694
                                                            -------         -------          -------
Property, plant and equipment:
  Land and land improvements............................        286             286              250
  Buildings and leasehold improvements..................        881             881              881
  Machinery, equipment and furnishings..................     23,501          22,874           23,049
  Construction in progress..............................      1,254             628              617
                                                            -------         -------          -------
          Total.........................................     25,922          24,669           24,797
  Less -- Accumulated depreciation and amortization.....     (1,216)           (681)            (105)
                                                            -------         -------          -------
          Property, plant and equipment, net............     24,706          23,988           24,692
                                                            -------         -------          -------
Goodwill, net of amortization...........................     14,927          15,049           14,968
                                                            -------         -------          -------
Other assets............................................        273             273              321
                                                            -------         -------          -------
                                                            $63,437         $58,872         $ 57,675
                                                            =======         =======          =======

                          LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Current portion of long-term debt.....................    $   581         $   600         $    625
  Accounts payable......................................      5,434           3,909            3,028
  Accounts payable to related parties...................          0             167                0
  Accrued expenses......................................      1,619           1,275            1,315
                                                            -------         -------          -------
          Total current liabilities.....................      7,634           5,951            4,968
                                                            -------         -------          -------
Long-term debt..........................................          0             197              380
                                                            -------         -------          -------
Other liabilities.......................................        874             817              843
                                                            -------         -------          -------
Commitments and contingencies (Note 5)
Divisional equity -- Investments and advances from JPS
  Automotive L.P........................................     54,929          51,907           51,484
                                                            -------         -------          -------
                                                            $63,437         $58,872         $ 57,675
                                                            =======         =======          =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                                                  PREDECESSOR COMPANY
                                                                               --------------------------
                                              PERIOD FROM    PERIOD FROM       PERIOD FROM    PERIOD FROM
                                               MARCH 30,     DECEMBER 29,       JANUARY 1,     APRIL 1,
                                                1997 TO        1996, TO          1996, TO       1996 TO
                                                JUNE 28,      MARCH 29,         MARCH 30,      JUNE 30,
                                                  1997           1997              1996          1996
                                              ------------   ------------      ------------   -----------
                                                                                              (UNAUDITED)
Net sales....................................   $ 20,680       $ 16,691          $ 16,052       $17,575
Cost of goods sold...........................     17,931         14,570            13,732        15,789
                                                 -------        -------           -------       -------
Gross profit.................................      2,749          2,121             2,320         1,789
Selling, general and administrative
  expenses...................................        905            754               760           376
Corporate general and administrative
  allocated
  costs......................................        440            187               295           295
                                                 -------        -------           -------       -------
Income from operations.......................      1,404          1,180             1,265         1,115
Interest expense.............................        (17)           (22)              (31)          (29)
Interest expense allocated from JPS
  Automotive L.P.............................          0              0              (144)          (68)
Other income (expense), net..................         20              0               (17)            0
                                                 -------        -------           -------       -------
Income before income taxes...................      1,407          1,158             1,073         1,018
Income tax provision.........................          0            442                 0             0
                                                 -------        -------           -------       -------
Net income...................................   $  1,407       $    716          $  1,073       $ 1,018
                                                 =======        =======           =======       =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                                                       PREDECESSOR
                                                                                         COMPANY
                                                                                       -----------
                                                                      PERIOD FROM      PERIOD FROM
                                                                      DECEMBER 29,     JANUARY 1,
                                                                        1996, TO        1996, TO
                                                                       MARCH 29,        MARCH 30,
                                                                          1997            1996
                                                                      ------------     -----------
Operating activities:
  Net income........................................................    $    716         $ 1,073
  Adjustments to reconcile net income to net cash provided by operating activities --
     Deferred income tax provision..................................          25               0
     Depreciation and amortization..................................         670             839
     Debt issuance cost amortization................................           0              34
     Loss on disposal of assets.....................................           0              17
     Changes in operating assets and liabilities:
       Accounts receivable..........................................        (449)           (232)
       Inventories..................................................      (1,440)           (308)
       Accounts payable.............................................       1,048           1,438
       Other assets and liabilities.................................         (22)           (414)
                                                                         -------         -------
          Net cash provided by operating activities.................         548           2,447
                                                                         -------         -------
Net cash used in investing activities -- Capital expenditures.......         (47)            (51)
                                                                         -------         -------
Financing activities:
  Net transactions with JPS Automotive L.P. ........................        (293)           (734)
  Repayment of long-term debt.......................................        (208)         (1,662)
                                                                         -------         -------
          Net cash used in financing activities.....................        (501)         (2,396)
                                                                         -------         -------
Net change in cash..................................................           0               0
Cash, beginning of period...........................................           2               3
                                                                         -------         -------
Cash, end of period.................................................    $      2         $     3
                                                                         =======         =======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                     NOTES TO INTERIM FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  FINANCIAL STATEMENTS:

     The financial statements include the accounts of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. and its subsidiaries ("JPS Automotive"). These financial statements have been prepared without audit pursuant to Rule 10-01 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements reflect all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows. Results of operations for interim periods are not necessarily indicative of results for the full year. For further information, refer to the audited financial statements and notes thereto for the Air Restraint/Industrial Fabrics division of JPS Automotive for the period December 12, 1996, to December 28, 1996, the period January 1, 1996, to December 11, 1996, the year ended December 31, 1995 and the period June 29, 1994 to January 1, 1995.

  The 1996 Acquisition

     On December 11, 1996, Collins & Aikman Corporation ("C&A"), through its subsidiaries, acquired JPS Automotive from Foamex International Inc. ("Foamex") pursuant to an Equity Purchase Agreement dated August 28, 1996, as amended December 11, 1996 (the "1996 Acquisition"). The purchase price for the 1996 Acquisition was an aggregate of approximately $220 million, subject to postclosing adjustment, consisting of approximately $195 million of indebtedness of JPS Automotive and approximately $25 million in cash paid to Foamex. In the accompanying financial statements, for periods subsequent to the 1996 Acquisition, the Air Restraint/Industrial Fabrics division is referred to as the "Division."

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A.

  The 1994 Acquisition

     JPS Automotive L.P. was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex, the owners of all participating interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile Group, Inc. ("JPS Textile") (the "1994 Acquisition"). Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to the Predecessor Company, which agreed to assume such liabilities. In the accompanying financial statements, for periods prior to December 12, 1996, the Air Restraint/Industrial Fabrics division is referred to as the "Predecessor Company."

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

2.  INVENTORIES:

     The components of inventories consist of (in thousands):


                                                    JUNE 28,     MARCH 29,     DECEMBER 28,
                                                      1997         1997            1996
                                                    --------     ---------     ------------
        Raw materials and supplies................   $1,671       $ 2,150         $1,975
        Work-in-process...........................    2,830         2,621          2,877
        Finished goods............................    4,593         4,558          3,037
                                                     ------        ------         ------
                  Total...........................    9,094       $ 9,329         $7,889
                                                     ======        ======         ======


3.  GOODWILL:


     Goodwill allocated to the Division from the 1996 Acquisition, representing the excess of purchase price over the fair value of net assets acquired in the 1996 Acquisition, is being amortized on a straight-line basis over the period of 40 years. The Predecessor Company's allocation of the JPS Automotive goodwill relating to the 1994 Acquisition was also amortized using the straight-line method over a 40-year period. Amortization of goodwill for the period from March 30, 1997 to June 28, 1997, the period from December 29, 1996, to March 29, 1997, the period April 1, 1996, to June 30, 1996 and the period from January 1, 1996, to March 30, 1996, was $122 thousand, $94 thousand and $266 thousand, respectively. Accumulated amortization at March 29, 1997 and June 28, 1997, was $126 thousand, $254 thousands and $248 thousand, respectively. The carrying value of goodwill will be reviewed periodically based on the nondiscounted cash flows and pretax income over the remaining amortization periods. Should this review indicate that the goodwill balance will not be recoverable, the Division's carrying value of the goodwill will be reduced. At March 29, 1997, management believes its goodwill of approximately $15 million was fully recoverable.


4.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS:


     JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $176 thousand, $187 thousand, $295 thousand and $295 thousand for the period from March 30, 1997, to June 28, 1997, the period from December 29, 1996, to March 29, 1997 the period from April 1, 1996, to June 30, 1996, and the period from January 1, 1996, to March 30, 1996, respectively.



     JPS Automotive provided certain management information systems supporting the manufacturing operations of the Division and the Predecessor Company. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon estimated use. Costs allocated to the Division and the Predecessor Company for these services were $69 thousand, $63 thousand, $71 thousand and $71 thousand for the period from March 30, 1997, to June 28, 1997, and the period from December 29, 1996, to March 29, 1997, the period from April 1, 1996, to June 30, 1997, and the period from January 1, 1996, to March 30, 1996, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.


     The Division and the Predecessor Company used a warehouse owned by the JPS Automotive Carpet and Trim division to store and distribute certain finished goods inventory. Costs charged to the Division and the

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)


Predecessor Company by the Carpet and Trim division for rent, utilities and payroll costs associated with the use of this warehouse were approximately $57 thousand, $57 thousand, $57 thousand and $58 thousand for the period from March 30, 1997, to June 28, 1997, the period from December 29, 1996, to March 29, 1997, the period from April 1, 1996 to June 30, 1996 and the period from January 1, 1996, to March 30, 1996, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.


     JPS Automotive administered its insurance programs on a corporate-wide basis and charged its individual participating subsidiaries and divisions based on estimated claims and loss experience. Costs charged by JPS Automotive to the Division and the Predecessor Company for automotive and general liability, workers' compensation and employee group health claims and insurance amounted to $413 thousand and $344 thousand for the period from December 29, 1996, to March 29, 1997, and the period from January 1, 1996, to March 30, 1996, respectively.

  Analysis of Net Transactions with JPS Automotive L.P.

     Due to the intent to forgive any net balance in investments and advances to or from JPS Automotive upon the sale of the Division by JPS Automotive, the net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Automotive have been summarized as follows (in thousands):

                                                                               PREDECESSOR
                                                                                 COMPANY
                                                                               -----------
                                                              PERIOD FROM      PERIOD FROM
                                                              DECEMBER 29,     JANUARY 1,
                                                                1996, TO        1996, TO
                                                               MARCH 29,        MARCH 30,
                                                                  1997            1996
                                                              ------------     -----------
        Cash transactions --
          Corporate general and administrative allocated
             costs..........................................     $  187          $   295
          Corporate management information systems allocated
             costs..........................................         63               71
          Corporate administered insurance program costs....        413              344
          Change in allocated debt of JPS Automotive........          0            1,505
          Interest expense allocated from JPS Automotive....          0              144
          Net transfers of cash to JPS Automotive...........       (956)          (3,093)
                                                                  -----          -------
                                                                 $ (293)         $  (734)
                                                                  =====          =======

  Other Related-party Activities of the Division

     At March 29, 1997, Collins & Aikman Products Co. ("C&A Products"), a wholly owned subsidiary of C&A, has pledged the ownership interests in its significant subsidiaries, including its partnership interests in JPS Automotive, as security for debt of C&A Products totaling $458 million.


     C&A Products currently provides general administrative services to JPS Automotive pursuant to a preexisting Services Agreement assigned to C&A Products by Foamex (the "Existing Services Agreement"). In connection with the 1996 Acquisition, C&A currently contemplates an amendment to the Existing Services Agreement to expressly provide that the services provided by C&A Products will include certain administrative and management functions previously conducted by JPS Automotive. For the period from March 30, 1997, to June 28, 1997, and the period from December 29, 1996, to March 29, 1997, the Division was charged $207 thousand and $167 thousand, respectively by C&A Products for certain administrative and management services in accordance with the Existing Services Agreement.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

  Other Related-party Activities of the Predecessor Company

     The Predecessor Company, through JPS Automotive, regularly entered into transactions with its affiliates in the ordinary course of business.

     In connection with the 1994 Acquisition, JPS Automotive entered into a supply agreement (the "Supply Agreement") with Foamex and certain of its affiliates. Pursuant to the terms of the Supply Agreement, at the option of JPS Automotive, Foamex purchased certain raw materials which were necessary for the manufacture of the Predecessor Company's products, and would resell such raw materials to the Predecessor Company at a price equal to net cost plus reasonable out-of-pocket expenses. During the period from January 1, 1996, to March 30, 1996, the Predecessor Company purchased approximately $6.5 million of raw materials under the Supply Agreement with Foamex.

     Prior to the 1996 Acquisition, outstanding borrowings of JPS Automotive under its term and revolving loan arrangements were allocated, along with the related interest expense and deferred debt issuance costs, to the Predecessor Company based on the ratio of the assets of the Predecessor Company which served as collateral for the debt, which consisted of accounts receivable and inventory, to the total of the assets of JPS Automotive which served as collateral for the debt. The Predecessor Company was allocated interest expense of approximately $144 thousand for the period from January 1, 1996, to March 30, 1996, associated with these borrowings.

5.  COMMITMENTS AND CONTINGENCIES:

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although not named as a potentially responsible party for any environmentally contaminated sites, the Division and the Predecessor Company accrued environmental costs at March 29, 1997, and March 30, 1996, of approximately $325 thousand and $350 thousand, respectively; $48 thousand and $50 thousand of which are included in current liabilities, respectively. In addition, at March 30, 1996, the Predecessor Company recorded a $75 thousand receivable for indemnification of environmental liabilities by JPS Textiles, the former owner of JPS Automotive.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations. The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

              NOTES TO INTERIM FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)

6.  SUBSEQUENT EVENT:

     On July 24, 1997, JPS Automotive sold all of the assets of the Division to Safety Components International, Inc. for $56.3 million, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, the Company made a payment to JPS at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at closing.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of JPS Automotive L.P.:

     We have audited the accompanying balance sheets of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. as of December 28, 1996, and December 31, 1995, and the related statements of operations, divisional equity and cash flows for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Air Restraint/Industrial Fabrics division of JPS Automotive L.P. as of December 28, 1996, and December 31, 1995, and the results of its operations and its cash flows for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
July 10, 1997, (except with respect
to the matter discussed in Note 16,
as to which the date is July 24, 1997.)

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                      PREDECESSOR
                                                                                        COMPANY
                                                                                      ------------
                                                                     DECEMBER 28,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
                                              ASSETS
Current assets:
  Cash.............................................................    $      2         $      3
  Accounts receivable, net of allowance for doubtful accounts of
     $169
     and $317......................................................       9,500           10,310
  Inventories......................................................       7,889            9,011
  Deferred tax assets..............................................         187                0
  Other current assets.............................................         116              211
                                                                        -------          -------
          Total current assets.....................................      17,694           19,535
                                                                        -------          -------
Property, plant and equipment:
  Land and land improvements.......................................         250              245
  Buildings and leasehold improvements.............................         881            2,331
  Machinery, equipment and furnishings.............................      23,049           26,104
  Construction in progress.........................................         617            1,036
                                                                        -------          -------
          Total....................................................      24,797           29,716
  Less -- Accumulated depreciation and amortization................        (105)          (2,503)
                                                                        -------          -------
          Property, plant and equipment, net.......................      24,692           27,213
                                                                        -------          -------
Goodwill, net of amortization......................................      14,968           41,054
                                                                        -------          -------
Other assets.......................................................         321              641
                                                                        -------          -------
                                                                       $ 57,675         $ 88,443
                                                                        =======          =======

                                LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Current portion of long-term debt................................    $    625         $    630
  Current portion of allocated long-term debt of JPS Automotive
     L.P. .........................................................           0              358
  Accounts payable.................................................       3,028            1,893
  Accounts payable to related parties..............................           0              798
  Accrued expenses.................................................       1,315            1,675
                                                                        -------          -------
          Total current liabilities................................       4,968            5,354
                                                                        -------          -------
Long-term debt.....................................................         380              954
                                                                        -------          -------
Allocated long-term debt of JPS Automotive L.P. ...................           0            5,842
                                                                        -------          -------
Other liabilities..................................................         843              746
                                                                        -------          -------
Commitments and contingencies (Notes 10, 12 and 13)................
Divisional equity -- Investments and advances from JPS Automotive
  L.P. ............................................................      51,484           75,547
                                                                        -------          -------
                                                                       $ 57,675         $ 88,443
                                                                        =======          =======

                 The accompanying notes to financial statements are an integral part of these balance sheets.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                                                           PREDECESSOR COMPANY
                                                                -----------------------------------------
                                                 PERIOD FROM    PERIOD FROM                   PERIOD FROM
                                                 DECEMBER 12,    JANUARY 1,                    JUNE 29,
                                                   1996, TO       1996, TO      YEAR ENDED     1994, TO
                                                 DECEMBER 28,   DECEMBER 11,   DECEMBER 31,   JANUARY 1,
                                                     1996           1996           1995          1995
                                                 ------------   ------------   ------------   -----------
Net sales......................................     $2,110        $ 62,821       $ 73,080       $41,888
Cost of goods sold.............................      1,916          54,679         62,299        33,257
                                                    ------         -------        -------       -------
Gross profit...................................        194           8,142         10,781         8,631
Selling, general and administrative expenses...        147           3,029          3,347         1,439
Corporate general and administrative allocated
  costs........................................         39           1,028          1,074           399
                                                    ------         -------        -------       -------
Income from operations.........................          8           4,085          6,360         6,793
Interest expense...............................          0            (100)          (165)         (110)
Interest expense allocated from JPS Automotive
  L.P..........................................          0            (552)          (594)         (316)
Other income (expense), net....................         21            (370)            11             2
                                                    ------         -------        -------       -------
Income before income taxes.....................         29           3,063          5,612         6,369
Income tax provision...........................         11               0              0             0
                                                    ------         -------        -------       -------
Net income.....................................     $   18        $  3,063       $  5,612       $ 6,369
                                                    ======         =======        =======       =======

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                        STATEMENTS OF DIVISIONAL EQUITY
                             (AMOUNTS IN THOUSANDS)

PREDECESSOR COMPANY:
  Pushdown of acquisition basis and initial contributions by JPS Automotive
     L.P. ........................................................................  $ 69,473
  Net income......................................................................     6,369
  Net transactions with JPS Automotive L.P........................................    (2,175)
                                                                                    --------
  Balance, January 1, 1995........................................................    73,667
  Net income......................................................................     5,612
  Net transactions with JPS Automotive L.P........................................    (3,732)
                                                                                    --------
  Balance, December 31, 1995......................................................    75,547
  Net income......................................................................     3,063
  Net transactions with JPS Automotive L.P........................................    (6,808)
                                                                                    --------
  Balance, December 11, 1996......................................................    71,802
  Acquisition of JPS Automotive L.P. by Collins & Aikman Corporation..............   (71,802)
                                                                                    --------
                                                                                    $      0
                                                                                    ========
--------------------------------------------------------------------------------------------
JPS AUTOMOTIVE:
  Pushdown of acquisition basis and initial contributions by partners.............  $ 50,050
  Net income......................................................................        18
  Net transactions with JPS Automotive L.P........................................     1,416
                                                                                    --------
  Balance, December 28, 1996......................................................  $ 51,484
                                                                                    ========

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                           PREDECESSOR COMPANY
                                                                -----------------------------------------
                                                 PERIOD FROM    PERIOD FROM                   PERIOD FROM
                                                 DECEMBER 12,    JANUARY 1,                    JUNE 29,
                                                   1996, TO       1996, TO      YEAR ENDED     1994, TO
                                                 DECEMBER 28,   DECEMBER 11,   DECEMBER 31,   JANUARY 1,
                                                     1996           1996           1995          1995
                                                 ------------   ------------   ------------   -----------
Operating activities:
  Net income...................................     $   18        $  3,063       $  5,612       $ 6,369
  Adjustments to reconcile net income to net
     cash provided by (used in) operating
     activities --
     Depreciation and amortization.............        137           3,238          2,880         1,212
     Debt issuance cost amortization...........          0             128            247            83
     Loss on disposal of assets................          0             322             82             0
     Changes in operating assets and
       liabilities, net of acquisition:
       Accounts receivable.....................       (242)          1,052          3,351        (1,747)
       Inventories.............................        520             602            781          (285)
       Accounts payable........................     (1,876)          2,213         (4,140)          625
       Other assets and liabilities............         27            (237)          (692)         (727)
                                                   -------         -------        -------       -------
          Net cash provided by (used in)
            operating activities...............     (1,416)         10,381          8,121         5,530
                                                   -------         -------        -------       -------
Net cash used in investing
  activities -- Capital expenditures...........          0            (829)        (4,106)       (3,785)
                                                   -------         -------        -------       -------
Financing activities:
  Net transactions with JPS Automotive L.P. ...      1,416          (6,808)        (4,429)       (2,175)
  Proceeds from (repayments of) of long-term
     debt, net.................................          0          (2,745)           414           433
                                                   -------         -------        -------       -------
          Net cash provided by (used in)
            financing activities...............      1,416          (9,553)        (4,015)       (1,742)
                                                   -------         -------        -------       -------
Net change in cash.............................          0              (1)             0             3
Cash, beginning of period......................          2               3              3             0
                                                   -------         -------        -------       -------
Cash, end of period............................     $    2        $      2       $      3       $     3
                                                   =======         =======        =======       =======

                 The accompanying notes to financial statements
                   are an integral part of these statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION:

     The Air Restraint/Industrial Fabrics division of JPS Automotive L.P. and subsidiaries ("JPS Automotive") operates in the automotive products and industrial fabrics segments, including the design, manufacture and sale of airbag fabric for passenger cars and light trucks and other specialty industrial fabrics.

     On December 11, 1996, all of the outstanding equity of JPS Automotive was acquired from Foamex International, Inc. ("Foamex") by Collins & Aikman Corporation ("C&A"), through its subsidiaries (the "1996 Acquisition"). (See
Note 3). In the accompanying financial statements, for periods subsequent to the 1996 Acquisition, the Air Restraint/Industrial Fabrics division is referred to as the "Division."

     JPS Automotive was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex, the owners of all partnership interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile Group, Inc. ("JPS Textile") (the "1994 Acquisition"). Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to JPS Automotive, which agreed to assume such liabilities. In the accompanying financial statements, for the periods from June 29, 1994, through December 11, 1996, the Air Restraint/Industrial Fabrics division is referred to as the "Predecessor Company."

2.  BASIS OF PRESENTATION:

  The Division and the Predecessor Company

     The balance sheet as of December 28, 1996, and the statements of operations, cash flows and divisional equity for the period from December 12, 1996, to December 28, 1996, pertain to the Division. The balance sheet as of December 31, 1995, and the statements of operations, cash flows and divisional equity for the period from January 1, 1996, to December 11, 1996, for the year ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995, pertain to the Predecessor Company.

     Transfers of operating funds between the Division (or the Predecessor Company) and JPS Automotive occur on a noninterest-bearing basis, with the net amount of these transfers reflected as investments and advances from JPS Automotive L.P. in the accompanying financial statements. The net balance in investments and advances from JPS Automotive L.P. at December 28, 1996, of $51.4 million is classified as divisional equity in the accompanying balance sheet due to the intent to forgive any net balance in investments and advances from JPS Automotive L.P. upon the sale of the Division by JPS Automotive.

     As indicated above, the accompanying financial statements present the financial position, results of operations and cash flows of the Division and the Predecessor Company as if it were a separate entity for all periods presented. In accordance with Staff Accounting Bulletin ("SAB") No. 54 of the Securities and Exchange Commission, JPS Automotive's investment in the Division (or the Predecessor Company) is reflected in the financial statements of the Division and the Predecessor Company ("pushdown accounting") during the applicable periods. The accompanying financial statements reflect the allocation of the purchase price in excess of the net assets acquired on the same basis as in the financial statements of JPS Automotive.

     For the periods up through December 11, 1996, as required by SAB No. 73, a portion of certain term and revolving bank debt and the related debt issuance costs and interest expense of JPS Automotive has been allocated to the Predecessor Company as a result of certain of the Predecessor Company's assets, which consist of accounts receivable and inventory, serving as security for such debt. The debt was retired in connection with the 1996 Acquisition (see Note 7). The allocations have been made based upon the ratio of the assets of the Predecessor Company which served as collateral for the debt to the total of the assets of JPS

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

Automotive which served as collateral for the debt. The average interest rates on this debt for the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, were 9.3%, 9.2% and 10.4%, respectively. Interest has not been computed on the remaining intercompany balances.

     JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $39 thousand, $1 million, $1.1 million and $399 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. In the opinion of management, the method of allocating these costs is believed to be reasonable. However, the costs of these services charged to the Division and the Predecessor Company are not necessarily indicative of the costs that would have been incurred if the Division or the Predecessor Company had performed these functions.

     JPS Automotive administered its insurance programs on a corporate-wide basis and charged its individual participating subsidiaries and divisions based on estimated claims and loss experience. Costs charged by JPS Automotive to the Division and the Predecessor Company for automotive and general liability, workers' compensation and employee group health claims and insurance amounted to $60 thousand, $1.4 million, $1.9 million and $614 thousand in the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994 to January 1, 1995, respectively. The accompanying balance sheets include amounts for automotive and general liability, workers' compensation and employee group health claims.

     Collins & Aikman Products Co. ("C&A Products"), a wholly owned subsidiary of C&A, currently provides general administrative services to JPS Automotive pursuant to a preexisting Services Agreement assigned to C&A Products by Foamex (the "Existing Services Agreement"). For the period from December 12, 1996, to December 28, 1996, no amounts were paid or accrued by JPS Automotive or the Division under this agreement.

3.  JPS AUTOMOTIVE ACQUISITIONS:

  The 1996 Acquisition

     As discussed in Note 1, on December 11, 1996, C&A, through its subsidiaries, acquired JPS Automotive from Foamex pursuant to an Equity Purchase Agreement dated August 28, 1996, as amended December 11, 1996. The purchase price for the 1996 Acquisition was an aggregate of approximately $220 million, subject to postclosing adjustment, consisting of approximately $195 million of indebtedness of JPS Automotive and approximately $25 million in cash paid to Foamex.

     The 1996 Acquisition has been accounted for as a purchase and, pursuant to the provisions of SAB No. 54 and the rules of pushdown accounting, the 1996 Acquisition gave rise to a new basis of accounting for JPS Automotive. The purchase price and related acquisition expenses exceeded the fair value of the net assets acquired by approximately $126.4 million, which was pushed down and recorded by JPS Automotive as goodwill and is being amortized over 40 years. The allocation of the total purchase price to the Division resulted in reported goodwill of $15.0 million related to the 1996 Acquisition.

     In addition to the pushdown of goodwill, adjustments to certain assets and liabilities of the Predecessor Company were recorded as a result of the 1996 Acquisition and the application of pushdown accounting. A

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

comparison of the Division's assets and liabilities after the 1996 Acquisition to those of the Predecessor Company prior to the 1996 Acquisition is as follows (in thousands):

                                                             PREDECESSOR
                                                               COMPANY
                                                             ------------
                                                             DECEMBER 11,     DECEMBER 12,
                                                                 1996             1996
                                                             ------------     ------------
        Current assets.....................................    $ 17,828         $ 17,981
        Property, plant and equipment, net.................      25,528           24,793
        Goodwill...........................................      40,031           15,000
        Other assets.......................................         415              332
        Current liabilities................................       8,348            6,891
        Long-term debt.....................................       2,947              380
        Other liabilities..................................         705              785
                                                                =======          =======

     The above December 12, 1996, balances, which are subject to postclosing adjustment, reflect the revaluation of the Division's assets and liabilities to their estimated fair values at the date of the 1996 Acquisition.

     Unaudited pro forma net income of the Division for the period from January 1, 1996, to December 28, 1996, and for the year ended December 31, 1995, assuming that the 1996 Acquisition occurred at the beginning of each period, would have been approximately $3.8 million and approximately $6.4 million, respectively. The pro forma adjustments, which would not affect net sales, reflect primarily reduced depreciation, goodwill amortization and interest expense offset by the pro forma impact of income taxes.

  The 1994 Acquisition

     On June 28, 1994, JPS Automotive acquired the businesses and assets of the automotive products and industrial fabrics divisions of JPS Textile. The acquired assets included property, plant and equipment, inventories and certain contract rights, as well as certain stock and limited and general partnership interests in joint ventures. As a part of the 1994 Acquisition, agreements were reached relating to the purchase of assets, the granting of a reciprocal easement, a provision for certain services, the supply of certain materials and the sharing of taxes. The 1994 Acquisition was made pursuant to the terms of an asset purchase agreement, dated as of May 25, 1994 (the "Asset Purchase Agreement"), by and among JPS Textile, its affiliates and Foamex. The aggregate consideration for the 1994 Acquisition was $290.3 million, which included acquisition costs of $8.3 million and the assumption of long-term debt of $15.6 million. The cost of the acquisition was allocated on the estimated basis of the fair value of the assets acquired and the liabilities assumed. The acquisition was funded by (i) the net proceeds from the sale by JPS Automotive of $180 million principal amount of its 11 1/8% Senior Notes due 2001 ("Senior Notes"),
(ii) $90 million in cash and (iii) the net proceeds of $10 million in term loan borrowings by JPS Automotive. Goodwill was approximately $168 million, which included 1995 payments of approximately $4.5 million in settlement of certain matters contained in the Asset Purchase Agreement and a 1995 adjustment of $5.6 million to adjust the original estimated appraised values of property, plant and equipment. As a result of the allocation of the total purchase price, goodwill reported by the Predecessor Company from the 1994 Acquisition was $42.6 million, which included $2.2 million relating to the 1995 payments and adjustments.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Fiscal Year

     As a result of the 1996 Acquisition, the Division's fiscal year ends on the last Saturday of December. Prior to that time, the Predecessor Company's fiscal year ended on the Sunday closest to the thirty-first day of December.

  Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Cash

     The Division and the Predecessor Company were a party to JPS Automotive's centralized cash management system pursuant to which cash receipts and disbursements were processed on a combined basis. Accordingly, for financial reporting purposes, the only amounts presented in the accompanying balance sheets as cash are petty cash funds, with amounts for unapplied cash receipts and outstanding disbursement checks presented as a component of divisional equity.

  Inventories

     Inventories are stated at the lower of cost or market. The cost of the inventories is determined on a first-in, first-out basis.

  Property, Plant and Equipment

     Property, plant and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets. The range of useful lives estimated for buildings is 25 to 40 years, and the range for machinery, equipment and furnishings is 3 to 15 years. Leasehold improvements are amortized over the shorter of the terms for the respective leases or the estimated lives of the leasehold improvements. For income tax reporting purposes, the Division uses accelerated depreciation methods.

     Cost of maintenance and repairs is charged to expense as incurred. Renewals and improvements are capitalized. Upon retirement or other disposition of items of plant and equipment, cost of items and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

     In connection with the 1996 Acquisition, the Division's property, plant and equipment was recorded at the appraised values reflecting the intended future use of the facilities and equipment.

  Long-Lived Assets

     In 1996, the Predecessor Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material impact on the Predecessor Company's results of operations.

     As a result of its ongoing assessment of long-lived assets, during the period from January 1, 1996, to December 11, 1996, the Predecessor Company recorded a charge of approximately $117 thousand for the write-down of certain machinery and equipment to their estimated realizable values as the assets were assessed by management to have no continuing use. The write-down of machinery and equipment is included in other income (expense), net in the accompanying statement of operations.

  Debt Issuance Costs

     Debt issuance costs recorded by the Predecessor Company reflect an allocation of certain amounts incurred by JPS Automotive in obtaining financing under the term and revolving bank debt discussed in Notes 2 and 7. These costs are amortized over the term of the related debt using the interest method. Accumulated amortization as of December 31, 1995, was approximately $214 thousand.

     In connection with the 1996 Acquisition and the subsequent retirement of debt, the debt issuance costs allocated to the Division were eliminated as a result of the application of pushdown accounting (see Notes 2 and 3).

  Goodwill

     As discussed in Note 3, the acquisition of JPS Automotive by C&A has been accounted for as a purchase and, pursuant to SAB No. 54 and the rules of pushdown accounting, gave rise to a new basis of accounting. As a result, a proportionate share of the JPS Automotive goodwill relating to the 1996 Acquisition was allocated to the Division. The goodwill is being amortized over a 40-year period, and accumulated amortization as of December 28, 1996, was approximately $32 thousand. The carrying value of goodwill will be reviewed periodically based on the undiscounted cash flows and pretax income over the remaining amortization period. Should this review indicate that the goodwill balance will not be recoverable, the Division's carrying value of goodwill will be reduced. At December 28, 1996, management believes the goodwill is fully recoverable.

     The Predecessor Company's allocation of the JPS Automotive goodwill relating to the 1994 Acquisition was amortized using the straight-line method over a 40-year period (see Note 3). Accumulated amortization as of December 31, 1995, was approximately $1.6 million.

  Environmental Matters

     The Division records its best estimate when it believes it is probable that an environmental liability has been incurred and the amount of loss can be reasonably estimated. The Division also considers estimates of certain reasonably possible environmental liabilities in determining the aggregate amount of environmental reserves. Accruals for environmental liabilities are generally included in the balance sheet as other noncurrent liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third-party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

  Postemployment Benefits

     Effective June 29, 1994, the Predecessor Company adopted SFAS No. 112, "Employers' Accounting for Post-Employment Benefits." Under this method of accounting, benefits are accrued when it becomes probable that such benefits will be paid and when sufficient information exists to make reasonable estimates of the amounts to be paid.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Revenue Recognition

     The Division recognizes revenue from product sales when it has shipped the goods or ownership has been transferred to the customer for goods to be held for future shipment at the customer's request. The Division generally allows its customers the right of return only in the case of defective products. The Division provides a reserve for estimated defective product based on sales.

  Income Taxes

     Income taxes for all periods are determined in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse.

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A.

     Prior to the 1996 Acquisition, JPS Automotive, as a limited partnership, was not subject to federal income taxes and, therefore, no current or deferred income tax provision has been provided for such taxes in the accompanying financial statements of the Predecessor Company.

     JPS Automotive had a tax-sharing agreement that provided for payment to the partners of amounts that would be required to be paid if JPS Automotive were a corporation filing separate income tax returns. At the time of the 1996 Acquisition, Foamex assigned to C&A Products the tax-sharing agreement.

  Newly Issued Accounting Standard

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities." SOP 96-1 provides authoritative guidance on specific accounting issues related to the recognition, measurement, display and disclosure of environmental remediation liabilities. SOP 96-1 addresses only those actions undertaken in response to a threat of litigation or assertion of a claim. It does not address accounting for pollution control costs with respect to current operations or for costs of future site restoration on closure required upon cessation of operations. SOP 96-1 is effective for fiscal years beginning after December 15, 1996. The Division does not expect that adoption of this standard will have a material impact on its financial position or results of operations.

5.  INVENTORIES:

     The components of inventories consist of (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Raw materials and supplies.........................     $1,975           $2,652
        Work-in-process....................................      2,877            2,325
        Finished goods.....................................      3,037            4,034
                                                                ------           ------
                  Total....................................     $7,889           $9,011
                                                                ======           ======

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  ACCRUED EXPENSES:

     Accrued expenses are summarized below (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Payroll and employee benefits......................     $  765           $1,109
        Property taxes.....................................        413              404
        Other..............................................        137              162
                                                                ------           ------
                  Total....................................     $1,315           $1,675
                                                                ======           ======

7.  LONG-TERM DEBT:

     Long-term debt consists of (in thousands):

                                                                              PREDECESSOR
                                                                                COMPANY
                                                                              ------------
                                                             DECEMBER 28,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Equipment financing................................     $1,005           $1,584
        Allocation of JPS Automotive term and revolving
          loans............................................          0            6,200
                                                                ------           ------
                  Subtotal.................................      1,005            7,784
        Less -- Current portion............................        625              988
                                                                ------           ------
        Long-term debt.....................................     $  380           $6,796
                                                                ======           ======

  Equipment Financing

     Certain equipment has been purchased with financing provided by a financial institution. Although JPS Automotive is the actual borrower under these agreements, the liabilities for this financing have been reflected in the accompanying balance sheets since the liabilities are secured by the Division's and the Predecessor Company's equipment. The financing agreements bear interest between 8.05% and 9.67% and amounts are payable in monthly installments. Interest expense of $0, $100 thousand, $165 thousand and $110 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively, is recorded in the accompanying statements of operations, and the annual cash payments for interest approximates the amounts expensed. The final installments under the agreements occur at various dates through December 1998. The Division's future installment payments are as follows (in thousands):

            Fiscal year --
              1997......................................................  $  625
              1998......................................................     380
                                                                          ------
                                                                          $1,005
                                                                          ======

  Allocation of JPS Automotive Term and Revolving Loans

     In conjunction with the 1994 Acquisition, JPS Automotive entered into a credit agreement which provided for loans of up to $35 million, of which $10 million was available as a term loan and up to $25 million was available under a revolving line of credit. In connection with the 1996 Acquisition, the outstanding

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

borrowings at December 11, 1996, of $9.2 million under the term loan were repaid. At December 11, 1996, there were no outstanding borrowings under the revolving line of credit. The credit agreement was subsequently terminated.

     As discussed in Note 2, outstanding borrowings of JPS Automotive under the term and revolving loan arrangements were allocated, along with the related interest expense and deferred debt issuance costs, to the Predecessor Company based on the ratio of the assets of the Predecessor Company which served as collateral for the debt, which consisted of accounts receivable and inventory, to the total of the assets of JPS Automotive which served as collateral for the debt. At December 31, 1995, the accompanying balance sheet includes $498 thousand of unamortized deferred debt issuance costs and $6.2 million of debt allocated to the Predecessor Company associated with these loans. In addition, the Predecessor Company was allocated interest expense of approximately $552 thousand, $594 thousand and $316 thousand for the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994 to January 1, 1995, respectively, associated with these borrowings.

8.  EMPLOYEE BENEFIT PLANS:

     The 1996 Acquisition did not significantly affect the employee benefit plans offered to the employees of the Division.

  Defined Benefit Pension Plan

     Effective January 1, 1995, the Predecessor Company began participating in the Retirement Pension Plan for Employees of JPS Automotive L.P. (the "Plan") for salaried and certain hourly employees. Benefits are based on the employees' final average compensation, years of benefit service, the covered compensation in effect at retirement and the employees' ages when payment begins. Actuarially determined calculations for the Division and the Predecessor Company as a stand-alone entity are included in the accompanying financial statements.

     As part of the 1996 Acquisition, the Division recognized all prior service cost, net losses and minimum liabilities. Accordingly, the period from December 12, 1996, to December 28, 1996, does not reflect any net amortization or deferrals.

     The actuarially determined net periodic pension cost includes the following components (in thousands):

                                                                          PREDECESSOR COMPANY
                                                                     -----------------------------
                                                    PERIOD FROM      PERIOD FROM
                                                    DECEMBER 12,      JANUARY 1,
                                                      1996, TO         1996, TO        YEAR ENDED
                                                    DECEMBER 28,     DECEMBER 11,     DECEMBER 31,
                                                        1996             1996             1995
                                                    ------------     ------------     ------------
    Service cost..................................       $6              $119             $ 62
    Interest cost.................................        1                17                4
    Actual return on plan assets..................        0                (6)               0
    Net amortization and deferral.................        0                14                4
                                                         --              ----             ----
              Total...............................       $7              $144             $ 70
                                                         ==              ====             ====

     Funding of retirement costs for this plan both satisfies the minimum funding requirements of the Employee Retirement Income Security Act of 1974 and does not exceed the full funding limitations of the Internal Revenue Code ("IRC") of 1986, as amended. Plan investments consist primarily of cash equivalents.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The following table sets forth the actuarially determined portion of the Plan's funded status and the amounts recognized in the accompanying balance sheets as of December 28, 1996, and December 31, 1995 (in thousands):

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Actuarial present value of accumulated benefit
      obligations --
      Vested benefits..........................................     $ (226)          $  (89)
      Nonvested benefits.......................................        (22)              (7)
                                                                     -----            -----
         Accumulated benefit obligations.......................     $ (248)          $  (96)
                                                                     =====            =====
    Total projected benefit obligations........................     $ (381)          $ (127)
    Fair value of plan assets..................................        190                4
                                                                     -----            -----
    Plan assets less than projected benefit obligations........       (191)            (123)
    Unrecognized prior service cost............................          0               53
    Unrecognized net loss......................................          0                3
    Additional minimum liability...............................          0              (26)
                                                                     -----            -----
         Accrued pension cost..................................     $ (191)          $  (93)
                                                                     =====            =====

     Significant assumptions used in determining the plan's unfunded status are as follows:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Expected long-term rate of return on plan assets...........       8.0%             8.0%
    Discount rate on projected benefit obligations.............       7.5              7.3
    Rates of increase in compensation levels (where
      applicable)..............................................       4.5              4.3
                                                                      ===              ===

  Defined Contribution Plan

     The Division participates in JPS Automotive's defined contribution plan which qualifies under Section 401(k) of the IRC and covers eligible employees. Employee contributions are voluntary and subject to certain limitations as imposed by the IRC. The Division, through JPS Automotive, makes a matching contribution of 25% of each employee's contribution with a maximum matching contribution of 1 1/2% of each employee's base compensation. The Predecessor Company, through JPS Automotive, also provided an additional 25% match of each employee's contribution to a fund which invested in Foamex common stock with a maximum contribution of 3% of each employee's base compensation. The contributions of the Division and the Predecessor Company were approximately $5 thousand for the period from December 12, 1996, to December 28, 1996, $86 thousand for the period from January 1, 1996, to December 11, 1996, $51 thousand for the year ended December 31, 1995, and $21 thousand for the period from June 29, 1994, to January 1, 1995.

  Postretirement Benefits

     JPS Automotive provides postretirement health care and life insurance benefits for eligible employees and retirees of the Division and retirees of the Predecessor Company. These plans are unfunded, and JPS Automotive retains the right to modify or eliminate these benefits. Actuarially determined calculations for the Division and the Predecessor Company as a stand-alone entity are included in the accompanying financial statements.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The actuarially determined net periodic postretirement benefit cost includes the following components (in thousands):

                                                                        PREDECESSOR COMPANY
                                                            --------------------------------------------
                                            PERIOD FROM     PERIOD FROM                     PERIOD FROM
                                            DECEMBER 12,     JANUARY 1,                       JUNE 29,
                                              1996, TO        1996, TO       YEAR ENDED       1994, TO
                                            DECEMBER 28,    DECEMBER 11,    DECEMBER 31,     JANUARY 1,
                                                1996            1996            1995            1995
                                            ------------    ------------    ------------    ------------
    Service cost for benefits earned.....        $1             $ 13            $ 12            $  5
    Interest cost on liability...........         2               32              46              26
    Net amortization.....................         0                5               0               0
                                                 --              ---             ---            ----
    Net periodic postretirement benefit
      cost...............................        $3             $ 50            $ 58            $ 31
                                                 ==              ===             ===            ====

     The following table sets forth the actuarially determined amount of net postretirement benefit obligation included in the accompanying balance sheets (in thousands):

                                                                                   PREDECESSOR
                                                                                     COMPANY
                                                                                   ------------
                                                                   DECEMBER 28,    DECEMBER 31,
                                                                       1996            1995
                                                                   ------------    ------------
    Retirees....................................................       $243            $245
    Fully eligible active plan participants.....................        143             144
    Other active plan participants..............................         89              90
                                                                       ----            ----
    Accumulated postretirement benefit obligation...............        475             479
    Unrecognized prior service gain from plan amendments........          0            (231)
    Unrecognized net gain.......................................          0             198
                                                                       ----            ----
    Net postretirement benefit obligation.......................       $475            $446
                                                                       ====            ====

     As part of the 1996 Acquisition, the Division recognized all previously unrecognized net gains and losses.

     Since JPS Automotive has capped its annual liability per person and all future cost increases will be passed on to retirees, the annual rate of increase in health care costs does not affect the Division's postretirement benefit obligation. The discount rate used in determining the accumulated postretirement benefit obligation as of December 28, 1996, and December 31, 1995, was 7.5% and 7.8%, respectively.

  Postemployment Benefits

     JPS Automotive provides certain postemployment benefits to former or inactive employees of the Division and the Predecessor Company and their dependents during the time period following employment but before retirement. On June 29, 1994, the Predecessor Company adopted SFAS No. 112. The Predecessor Company's adoption of SFAS No. 112 did not have a significant impact on the consolidated statements of operations. As of December 28, 1996, and December 31, 1995, the Division's and the Predecessor Company's actuarially determined portion of the liability for postemployment benefits was $26 thousand for each period and is included in other noncurrent liabilities in the accompanying balance sheets.

9.  INCOME TAXES:

     Immediately prior to the 1996 Acquisition, JPS Automotive was converted from a Delaware limited partnership into an association which is taxable as a corporation for federal, state and local income tax purposes. JPS Automotive remains a Delaware limited partnership for all purposes other than federal and state income taxes.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Division, through JPS Automotive, is included in the consolidated federal income tax return of C&A. Income taxes for periods subsequent to the 1996 Acquisition reflect the pushdown of the Division's impact on the consolidated tax position of C&A, which approximate income taxes computed on a separate return basis. Income taxes for the periods prior to the 1996 Acquisition are provided on a separate return basis. As discussed in Note 4, JPS Automotive was a party to a tax-sharing agreement with Foamex that was assigned to C&A Products at the time of the 1996 Acquisition. Although no payments were made by JPS Automotive to either Foamex or C&A Products under the tax-sharing agreement as a result of consolidated operations from June 29, 1994, to December 28, 1996, calculation of income taxes on a stand-alone basis for the Division and the Predecessor Company in accordance with the tax-sharing agreement would have resulted in obligations to Foamex of approximately $2.0 million for the period from June 29, 1994, to January 1, 1995, and approximately $270 thousand for the year ended December 31, 1995. No amounts would have been payable under the tax-sharing agreement for the period from January 1, 1996, to December 11, 1996.

     Components of the provision for income taxes subsequent to the 1996 Acquisition are summarized as follows (in thousands):

            Federal --
              Current......................................................  $ 0
              Deferred.....................................................    9
                                                                             ---
                                                                               9
                                                                             ---
            State --
              Current......................................................    0
              Deferred.....................................................    2
                                                                             ---
                                                                               2
                                                                             ---
                                                                             $11
                                                                             ===

     A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows (in thousands):

                                                                         PREDECESSOR COMPANY
                                                           -----------------------------------------------
                                           PERIOD FROM     PERIOD FROM                       PERIOD FROM
                                           DECEMBER 12,     JANUARY 1,                        JUNE 29,
                                             1996, TO        1996, TO       YEAR ENDED        1994, TO
                                           DECEMBER 28,    DECEMBER 11,    DECEMBER 31,      JANUARY 1,
                                               1996            1996            1995             1995
                                           ------------    ------------    ------------    ---------------
    Statutory income tax................       $ 10          $  1,215        $  2,099          $ 2,132
    State income taxes, net of
      federal...........................          1                 0               0                0
    Permanent difference on partnership
      income............................          0            (1,215)         (2,099)          (2,132)
                                                ---           -------         -------          -------
                                               $ 11          $      0        $      0          $     0
                                                ===           =======         =======          =======

     As a result of the change in JPS Automotive's tax status that resulted from the 1996 Acquisition, deferred tax assets and liabilities are provided on the temporary differences between the financial reporting and tax bases of the Division's assets and liabilities. While the equity purchase of JPS Automotive results in carryover tax basis in the assets, such carryover basis reflects the fair market value as a result of the deemed taxable sale and revaluation to fair market value in the hands of the seller just prior to the purchase by C&A

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

and its subsidiaries. The components of the net deferred tax assets as of December 28, 1996, were as follows (in thousands):

        Deferred tax assets --
          Pension and postretirement benefits.................................  $253
          Other employee benefits.............................................   143
          Other liabilities and reserves......................................   117
                                                                                ----
                                                                                 513
        Deferred tax liability -- Goodwill amortization.......................    (5)
                                                                                ----
        Net deferred tax assets...............................................  $508
                                                                                ====

     The above amounts have been classified in the December 28, 1996, balance sheet as follows (in thousands):

        Deferred tax assets --
          Current.............................................................  $187
          Noncurrent, included in other noncurrent assets.....................   321
                                                                                ----
                                                                                $508
                                                                                ====

10.  COMMITMENTS AND CONTINGENCIES:

  Operating Leases

     The Division is obligated under various noncancelable lease agreements for rental of machinery and computer equipment which remained outstanding following the 1996 Acquisition. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and lessors' operating expenses. Total minimum rental commitments required under operating leases at December 28, 1996, are (in thousands):

              1997......................................................  $ 92
              1998......................................................    41
              1999......................................................    19
              2000......................................................     7
                                                                          ----
                                                                          $159
                                                                          ====

     Rental expense charged to operations under operating leases by the Division approximated $6 thousand for the period from December 12, 1996, to December 28, 1996, $113 thousand for the period from January 1, 1996, to December 11, 1996, $197 thousand for the year ended December 31, 1995 and $115 thousand for the period from June 29, 1994, to January 1, 1995. Substantially all such rental expense represented the minimum rental payments under operating leases.

11.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS:

     As discussed in Note 2, JPS Automotive performed certain services and incurred certain costs for the Division and the Predecessor Company. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections, and other general corporate services. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Automotive. Costs allocated to the Division and the Predecessor Company for these services were $39 thousand, $1 million, $1.1 million and $399 thousand for the period from December 12, 1996, to December 28,

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995 and the period from June 29, 1994, to January 1, 1995, respectively.

     JPS Automotive provided certain management information systems supporting the manufacturing operations of the Division and the Predecessor Company. The costs of the services provided by JPS Automotive have been allocated to the Division and the Predecessor Company based upon estimated use. Costs allocated to the Division and the Predecessor Company for these services were $0, $260 thousand, $262 thousand and $115 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.

     The Division and the Predecessor Company used a warehouse owned by the JPS Automotive Carpet and Trim division to store and distribute certain finished goods inventory. Costs charged to the Division and the Predecessor Company by the Carpet and Trim division for rent, utilities and payroll costs associated with the use of this warehouse were approximately $20 thousand, $215 thousand, $118 thousand and $28 thousand for the period from December 12, 1996, to December 28, 1996, the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, respectively. These costs are included in cost of goods sold in the accompanying statements of operations.

  Analysis of Net Transactions with JPS Automotive L.P.

     Due to the intent to forgive any net balance in investments and advances to or from JPS Automotive upon the sale of the Division by JPS Automotive, the net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Automotive have been summarized as follows (in thousands):

                                                                         PREDECESSOR COMPANY
                                                            ---------------------------------------------
                                           PERIOD FROM      PERIOD FROM                       PERIOD FROM
                                           DECEMBER 12,      JANUARY 1,                        JUNE 29,
                                             1996, TO         1996, TO        YEAR ENDED       1994, TO
                                           DECEMBER 28,     DECEMBER 11,     DECEMBER 31,     JANUARY 1,
                                               1996             1996             1995            1995
                                           ------------     ------------     ------------     -----------
Cash transactions --
  Corporate general and administrative
     allocated costs.....................     $   39          $  1,028         $  1,074         $   399
  Corporate management information
     systems allocated costs.............          0               260              262             115
  Corporate administered insurance
     program costs.......................         60             1,400            1,900             614
  Change in allocated debt of JPS
     Automotive..........................          0             2,165           (1,199)         (1,000)
  Interest expense allocated from JPS
     Automotive..........................          0               552              594             316
  Net transfers of cash from (to) JPS
     Automotive..........................      1,317           (12,213)          (7,060)         (2,619)
                                              ------           -------          -------         --------
                                               1,416            (6,808)          (4,429)         (2,175)
Other activity --
  Adjustment to goodwill allocation......          0                 0              697               0
                                              ------           -------          -------         --------
                                              $1,416          $ (6,808)        $ (3,732)        $(2,175)
                                              ======           =======          =======         =======

  Other Related-party Activities of the Division

     At December 28, 1996, C&A Products has pledged the ownership interests in its significant subsidiaries, including its partnership interests in JPS Automotive, as security for debt of C&A Products totaling $640.6 million.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     As discussed in Note 2, C&A Products currently provides general administrative services to JPS Automotive pursuant to the Existing Services Agreement. In connection with the 1996 Acquisition, C&A currently contemplates an amendment to the Existing Services Agreement to expressly provide that the services provided by C&A Products will include certain administrative and management functions previously conducted by JPS Automotive. For the period from December 12, 1996, to December 28, 1996, no amounts were paid or accrued by the Division.

  Other Related-party Activities of the Predecessor Company

     The Predecessor Company, through JPS Automotive, regularly entered into transactions with its affiliates in the ordinary course of business.

     In connection with the 1994 Acquisition, JPS Automotive entered into a supply agreement (the "Supply Agreement") with Foamex and certain of its affiliates. Pursuant to the terms of the Supply Agreement, at the option of JPS Automotive, Foamex would purchase certain raw materials which were necessary for the manufacture of the Predecessor Company's products, and resell such materials to the Predecessor Company at a price equal to net cost plus reasonable out-of-pocket expenses. During the period from January 1, 1996, to December 11, 1996, the year ended December 31, 1995, and the period from June 29, 1994, to January 1, 1995, the Predecessor Company purchased $20.2 million, $33 million and $0, respectively, of raw materials under the Supply Agreement with Foamex.

12.  ENVIRONMENTAL:

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although not named as a potentially responsible party for any environmentally contaminated sites, the Division and the Predecessor Company accrued environmental costs at December 28, 1996, and December 31, 1995, of approximately $325 thousand and $354 thousand, respectively, $48 thousand and $54 thousand of which is included in current liabilities, respectively. In addition, as of December 31, 1995, JPS Automotive had a receivable of $500 thousand for indemnification of environmental liabilities from JPS Textile, former owner of JPS Automotive, of which $75 thousand was allocated to and included in noncurrent assets of the Predecessor Company based on an allocation of the total JPS Automotive environmental liability. The environmental receivable was written off during the period from January 1, 1996, to December 11, 1996, as JPS Automotive management believes that the realization of the receivable established for indemnification is remote.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations. The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

13.  LITIGATION:

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

14.  FINANCIAL INSTRUMENTS AND CONCENTRATION OF RISK:

  Concentration of Credit Risk

     Financial instruments which potentially subject the Division to significant concentrations of credit risk consist primarily of trade accounts receivable.

     The Division's customers operate primarily in the automotive and industrial fabrics industries. The Division performs ongoing credit evaluations of its customers and generally does not require collateral. The Division maintains allowance accounts for potential losses and such losses have been within management's expectations. The percentage of sales to the three principal customers were as follows:

                                                                     PREDECESSOR COMPANY
                                                        ---------------------------------------------
                                       PERIOD FROM      PERIOD FROM                       PERIOD FROM
                                       DECEMBER 12,      JANUARY 1,                        JUNE 29,
                                         1996, TO         1996, TO        YEAR ENDED       1994, TO
                                       DECEMBER 28,     DECEMBER 11,     DECEMBER 31,     JANUARY 1,
                                           1996             1996             1995            1995
                                       ------------     ------------     ------------     -----------
    Allied Signal....................       17%              23%              33%              37%
    TRW..............................       11               18               23               23
    Travis Textiles..................       17                7                8                5
                                            ==               ==               ==               ==

     Accounts receivable due from the three principal customers as a percentage of total accounts receivable are as follows:

                                                                                  PREDECESSOR
                                                                                    COMPANY
                                                                                  ------------
                                                                 DECEMBER 28,     DECEMBER 31,
                                                                     1996             1995
                                                                 ------------     ------------
    Allied Signal..............................................       21%              30%
    TRW........................................................       14               23
    Travis Textiles............................................       11                6
                                                                      ==               ==

     The Division's exposure to credit risk associated with nonpayment by these customers is affected by conditions or occurrences primarily within the automotive and industrial fabrics segments. Substantially all trade receivables from these three customers were current at December 28, 1996.

  Disclosure About Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheets for the Division's financial instruments, which consist primarily of accounts receivable, accounts payable, accrued liabilities and long-term debt approximate fair value based on the Division's assessment of available market information and appropriate valuation methodologies. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                              JPS AUTOMOTIVE L.P.
                   AIR RESTRAINT/INDUSTRIAL FABRICS DIVISION

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  Reliance on Principal Supplier

     One supplier currently supplies substantially all of the Division's requirements for nylon yarn, the principal raw material used in the Division's airbag products. While the Division believes that there are adequate alternative sources of supply from which it could fulfill its nylon yarn requirements, the unanticipated termination of the current supply arrangement or a prolonged interruption in shipments could have a material adverse effect on the Division.

15.  QUARTERLY FINANCIAL DATA (UNAUDITED):

     The quarterly financial data of 1996 and 1995 is as follows (in thousands):

                                                             PREDECESSOR COMPANY
                                                    -------------------------------------
                                                     FIRST    SECOND     THIRD    FOURTH    FOURTH
                                                    QUARTER   QUARTER   QUARTER   QUARTER   QUARTER
                                                    -------   -------   -------   -------   -------
1996(1) --
  Net sales.......................................  $16,052   $17,575   $14,980   $14,214   $ 2,110
  Gross profit....................................    2,320     1,949     1,784     2,089       194
  Net income......................................    1,073       685       373       932        18
                                                    =======   =======   =======   =======    ======
1995 --
  Net sales.......................................  $22,753   $18,456   $16,200   $15,671       N/A
  Gross profit....................................    3,291     3,667     1,930     1,893       N/A
  Net income......................................    2,160     2,377       682       393       N/A
                                                    =======   =======   =======   =======    ======

---------------
(1) The fourth quarter results of the Predecessor Company are through December 11, 1996, and include the $117 thousand write-down of certain machinery and equipment (see Note 4). The Division's fourth quarter results are only for the period from December 12, 1996, to December 28, 1996, the period following the acquisition of JPS Automotive by C&A.

16.  SUBSEQUENT EVENT:

     On July 24, 1997, JPS Automotive sold all of the assets of the Division to Safety Components International, Inc. for $56.3 million, including the assumption of certain liabilities and subject to postclosing adjustments.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
       Collins & Aikman Corporation:

     We have audited the accompanying statements of income, divisional equity and cash flows of the Air Restraint/Industrial Fabrics (the "Division") Division of JPS Textile Group, Inc. ("JPS Textile") for the period from December 26, 1993 to June 28, 1994. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     As more fully discussed in Note 2, to these financial statements, the Division was acquired by Foamex International, Inc. on June 28, 1994 and the Division subsequently was acquired in 1996 by Collins & Aikman Corporation ("C&A"). In June 1997 C&A entered into a letter of intent to sell the Division. These financial statements do not include any adjustments arising from such sale transactions.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, divisional equity and cash flows of the Air Restraint/Industrial Fabrics Division of JPS Textile Group, Inc. from December 26, 1993 to June 28, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
July 10, 1997

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                              STATEMENT OF INCOME
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Net sales..........................................................................  $40,157
Cost of goods sold.................................................................   33,738
                                                                                      ------
          Gross profit.............................................................    6,419
Selling, general and administrative expenses.......................................    1,320
Corporate general and administrative allocated costs...............................      908
                                                                                      ------
          Income from operations...................................................    4,191
Interest expense...................................................................      562
Other expense, net.................................................................       80
                                                                                      ------
          Income before income taxes...............................................    3,549
Provision for income taxes.........................................................    1,313
                                                                                      ------
          Net income...............................................................  $ 2,236
                                                                                      ======

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                         STATEMENT OF DIVISIONAL EQUITY
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Balance, December 25, 1993........................................................  $ 17,831
  Net income......................................................................     2,236
  Net transactions with JPS Textile...............................................    (1,219)
                                                                                    --------
Balance, June 28, 1994............................................................  $ 18,848
                                                                                    ========

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE PERIOD FROM DECEMBER 26, 1993 TO JUNE 28, 1994
                                 (IN THOUSANDS)

Operating activities:
  Net income.....................................................................    $ 2,236
  Adjustments to reconcile net income to net cash provided by (used in) operating activities:
     Depreciation................................................................      1,086
     Loss on disposal of assets..................................................         82
     Deferred taxes..............................................................        281
     Changes in operating assets and liabilities:
       Accounts receivable.......................................................     (2,134)
       Inventories...............................................................     (1,760)
       Accounts payable..........................................................      3,824
       Accrued expenses..........................................................        532
       Other assets and liabilities..............................................        (13)
                                                                                     -------
          Net cash provided by operating activities..............................      4,134
                                                                                     -------
Net cash (used in) investing activities, capital expenditures....................     (4,364)
                                                                                     -------
Financing activities:
  Net transactions with JPS Textile..............................................     (1,219)
  Allocated long-term debt (Note 2)..............................................      1,444
                                                                                     -------
          Net cash provided by financing activities..............................        225
                                                                                     -------
          Net change in cash.....................................................         (5)
Cash, beginning of period........................................................          5
                                                                                     -------
Cash, end of period..............................................................    $   -0-
                                                                                     =======

Supplemental cash flow information, cash paid for interest.......................    $   562
                                                                                     =======

    The accompanying notes are an integral part of the financial statements.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     The Air Restraint/Industrial Fabrics Division (the "Division") of JPS Textile Group, Inc. ("JPS Textile") operates in the automotive products and industrial fabrics segments, including the design, manufacture and sale of airbag fabric for passenger cars and light trucks and other specialty industrial fabrics.

     The statements of income, divisional equity and cash flows for the period from December 26, 1993 to June 28, 1994 pertain to the Division.

2.  DIVISION ACQUISITIONS

     JPS Automotive L.P. ("JPS Automotive") was formed on May 17, 1994, for the purpose of acquiring a 100% ownership interest in JPS Automotive Products Corp. ("Products Corp."), which was purchased for nominal consideration on May 25, 1994. On June 28, 1994, subsidiaries of Foamex International, Inc. ("Foamex"), the owners of all partnership interests in JPS Automotive, made capital contributions to Products Corp. On June 28, 1994, Products Corp. acquired the assets of the automotive products and industrial fabrics divisions of JPS Textile. Effective October 3, 1994, Products Corp. transferred and assigned substantially all of its assets, subject to substantially all of its liabilities, to JPS Automotive, which agreed to assume such liabilities. In the accompanying financial statements, the Air Restraint/Industrial Fabrics division is referred to as the Division.

     On December 11, 1996, all of the outstanding equity of JPS Automotive was acquired from Foamex by Collins & Aikman Corporation ("C&A"), through its subsidiaries.

     On July 24, 1997, C&A sold all of the assets of the Division to Safety Components International Inc. for $56.3 million in cash, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, Safety Components International, Inc. made a payment to JPS Automotive at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing.

     Transfers of operating funds between the Division and JPS Textile occur on a noninterest-bearing basis, with the net amount of these transfers reflected as investments and advances from JPS Textile. The net balance in investments and advances from JPS Textile at June 28, 1994 and December 25, 1993 of $18.8 and $17.8 million, respectively, is classified as divisional equity in the accompanying balance sheets.

     As indicated above, the accompanying financial statements present the results of operations and cash flows of the Division as if it were a separate entity for the period presented.

     For the period ended June 28, 1994, as required by Staff Accounting Bulletin No. 73 of the Securities and Exchange Commission, a portion of certain term and revolving bank debt interest expense of JPS Textile has been allocated to the Division as a result of certain of the Division's assets, which consist of accounts receivable and inventory, serving as security for such debt. The allocations have been made based upon the ratio of the assets of the Division which served as collateral for such debt to the total of the assets of JPS Textile which served as collateral for the debt. The average interest rate on this debt for the period ended June 28, 1994, was approximately 7%. Interest has not been computed on the remaining intercompany balances.

     JPS Textile performed certain services and incurred certain costs for the Division. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections and other general corporate services. The costs of the services provided by JPS Textile have been allocated to the Division based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Textile. Costs allocated to the Division for these services were $908 thousand for the period ended June 28, 1994. In the opinion of management, the method of allocating these costs is believed to be

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

reasonable. However, the costs of these services charged to the Division are not necessarily indicative of the costs that would have been incurred if the Division had performed these functions.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

     The preparation of the Division financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Environmental Matters

     The Division records its best estimate when it believes it is probable that an environmental liability has been incurred and the amount of loss can be reasonably estimated. The Division also considers estimates of certain reasonably possible environmental liabilities in determining the aggregate amount of environmental reserves. Accruals for environmental liabilities are generally included in the balance sheet as other noncurrent liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third-party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

Revenue Recognition

     The Division recognizes revenue from product sales when it has shipped the goods or ownership has been transferred to the customer for goods to be held for future shipment at the customer's request. The Division generally allows its customers the right of return only in the case of defective products. The Division provides a reserve for estimated defective products based on sales.

Income Taxes

     Income taxes for all periods are determined in accordance with SFAS No.109, "Accounting for Income Taxes". SFAS No.109 requires the use of the liability method in which deferred income taxes are provided on the temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates, under existing legislation, expected to be in effect at the date such temporary differences are expected to reverse. Income taxes of the Division for the period ended June 28, 1994 are computed as if it filed a separate tax return.

Newly Issued Accounting Standard

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities". SOP 96-1 provides authoritative guidance on specific accounting issues related to the recognition, measurement, display and disclosure of environmental remediation liabilities. SOP 96-1 addresses only those actions undertaken in response to a threat of litigation or assertion of a claim. It does not address accounting for pollution control costs with respect to current operations or for costs of future site restoration on closure required upon cessation of operations. SOP 96-1 is effective for fiscal years beginning after December 15, 1996. The Division does not expect adoption of this standard will have a material impact on its financial position or results of operations.

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  BENEFIT PLANS

  Defined Benefit Pension Plan

     Substantially all of the Division's employees are covered by defined benefit pension plans sponsored by JPS Textile. The plans provide pension benefits that are based on the employees' compensation during the last ten years of employment. The Division's policy is to fund the annual contribution required by applicable regulations. Expense for the Defined Benefit Pension Plans was not material.

  401(k) Savings Plans

     The Division also participated in JPS Textile's salaried employees' savings, investment and profit-sharing plan which is available to employees meeting eligibility requirements. The Division's expense was approximately $20 thousand for the period ended June 28, 1994.

  Postretirement Benefits

     The Division provides postretirement health care and life insurance benefits for eligible employees and retirees of the Division. These plans are unfunded, and the Division retains the right to modify or eliminate these benefits. Actuarially determined calculations for the Division and as a stand-alone entity are included in the accompanying financial statements.

     Expense for the period ended June 28, 1994 totaled approximately $40 thousand.

     Since JPS Textile has capped its annual liability per person and all future cost increases will be passed on to retirees, the annual rate of increase in health care costs does not affect the Division's postretirement benefit obligation.

5.  INCOME TAXES

     The provision for income taxes for the period ended June 28, 1994 includes the following:

                Federal:
                  Current...........................................  $  949
                  Deferred..........................................     258
                                                                      ------
                                                                       1,207
                                                                      ------
                State:
                  Current...........................................      83
                  Deferred..........................................      23
                                                                      ------
                                                                         106
                                                                      ------
                                                                      $1,313
                                                                      ======

6.  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     The Division is obligated under various noncancelable lease agreements for rental of machinery and computer equipment. Many of the leases contain renewal options with varying terms and escalation clauses that provide for increased rentals based upon increases in the Consumer Price Index, real estate taxes and

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

lessors' operating expenses. Total minimum rental commitments required under operating leases at June 28, 1994 are (in thousands):

                1995..................................................  $193
                1996..................................................   187
                1997..................................................   181
                1998..................................................   122
                1999 and thereafter...................................     4

     Rental expense charged to operations under operating leases by the Division approximated $100 thousand for the period ended June 28, 1994. Substantially all such rental expense represented the minimum rental payments under operating leases.

7.  RELATED-PARTY TRANSACTIONS AND ALLOCATIONS

     As discussed in Note 2, JPS Textile performed certain services and incurred certain costs for the Division. Services provided include treasury, risk management, employee benefits, legal services, data processing, credit and collections, and other general corporate services. The costs of the services provided by JPS Textile has been allocated to the Division based upon a combination of estimated use and the relative sales of the business to the total operations of JPS Textile. Costs allocated to the Division for these services were approximately $843 thousand for the period ended June 28, 1994. JPS Textile provided certain management information systems supporting the manufacturing operations of the Division. The costs of the services provided by JPS Textile has been allocated to the Division based upon estimated use. Costs allocated to the Division for these services were $65 thousand for the period ended June 28, 1994. The cost is included in the accompanying statement of income.

     The Division used a warehouse owned by JPS Textile to store and distribute certain finished goods inventory. Costs charged to the Division by JPS Textile for rent, utilities and payroll costs associated with the use of this warehouse were approximately $150 thousand for the period ended June 28, 1994. These costs are included in selling, general and administrative expenses in the accompanying statement of income.

  Analysis of Net Transactions with JPS Textile

     The net intercompany balance has been classified as a component of divisional equity in the accompanying financial statements. Significant components of the net transactions with JPS Textile have been summarized for the period ended June 28, 1994 as follows (in thousands):

    Cash transactions:
      Corporate general and administrative allocated costs.....................  $   843
      Corporate management information systems allocated costs.................       65
      Interest expense allocated from JPS Textile..............................      373
      Change in allocated debt of JPS Textile..................................   (2,138)
      Net transfers of cash to JPS Textile.....................................     (362)
                                                                                 -------
                                                                                 $(1,219)
                                                                                 =======

8.  ENVIRONMENTAL

     The Division is subject to various federal, state and local environmental laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses and (ii) impose liability for the costs of investigation and remediation and certain other damages related to on-site and off-site soil and

                        AIR RESTRAINT/INDUSTRIAL FABRICS
                      DIVISION OF JPS TEXTILE GROUP, INC.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

groundwater contamination. The Division believes it has obtained or applied for the material permits necessary to conduct its business. To date, compliance with applicable environmental laws has not had and, in the opinion of management, based on the facts presently known to it, is not expected to have a material adverse effect on the Division's financial condition or results of operations.

     Although it is possible that new information or future events could require the Division to reassess its potential exposure relating to pending environmental matters, management believes that, based on the facts presently known to it, the resolution of such environmental matters will not have a material adverse effect on the Division's financial condition or results of operations.

     The possibility exists, however, that new environmental legislation may be passed or environmental regulations may be adopted, or other environmental conditions may be found to exist, that may require expenditures not currently anticipated which may be material, and there can be no assurance that the Division has identified or properly assessed all potential environmental liability arising from its activities or properties.

9.  LITIGATION

     From time to time, the Division has been involved in various legal proceedings. Management believes that such litigation is routine in nature and incidental to the conduct of its business, and that none of such litigation, if determined adversely to the Division, would have a material adverse effect on the financial condition or results of operations of the Division.

10.  CONCENTRATION OF RISK

     The Division's customers operate primarily in the automotive and industrial fabrics industries. The Division performs ongoing credit evaluations of its customers and generally does not require collateral. The Division maintains allowance accounts for potential losses and such losses have been within management's expectations.

     The percentage of sales to the three principal customers for the period ended June 28, 1994, respectively was as follows:

                Allied Signal...........................................   28%
                TRW.....................................................   10
                Travis Textiles.........................................    6

     The Division's exposure to credit risk associated with nonpayment by these customers is affected by conditions or occurrences primarily within the automotive and industrial fabrics segments. Substantially all trade receivables from these three customers were current at June 28, 1994.

     Reliance on Principal Supplier -- One supplier currently supplies substantially all of the Division's requirements for nylon yarn, the principal raw material used in the Division's airbag products. While the Division believes that there are adequate alternative sources of supply from which it could fulfill its nylon yarn requirements, the unanticipated termination of the current supply arrangement or a prolonged interruption in shipments could have a material adverse effect on the Division.

11.  SUBSEQUENT EVENT

     On July 24, 1997, C&A sold all of the assets of the Division to Safety Components International, Inc. for $56.3 million in cash, including the assumption of certain liabilities and subject to postclosing adjustments. In addition, Safety Components International, Inc. made a payment to JPS Automotive at the closing to enable it to pay off existing indebtedness of the Division of approximately $650,000 at the closing.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of
Safety Components International
Costa Mesa, California
USA

Audit Opinion

     We have audited the accompanying balance sheet of PHOENIX AG's Airbag Division as of December 31, 1995 and the related statement of operations and a statement of cash flow for the year then ended and the balance sheet as of December 31, 1994 as well as the revenues of 1994.

     We have conducted our audit in accordance with foreign standards that are substantially the same as United States Generally Accepted Auditing standards. It included an examination of the underlying documentation of the PHOENIX AG's Airbag Division and audit procedures we considered appropriate. The accounting system was audited by us as the auditors of the PHOENIX AG earlier. In our opinion on behalf of the annual accounts of PHOENIX AG for the year ended December 31, 1995 we confirmed that the accounting principles comply with the German legal requirements.

     In our opinion the balance sheet of PHOENIX AG's Airbag Division as of December 31, 1995, expressed in Deutsche Mark, and the related statement of income and cash flow 1995, and the balance sheet as of December 31, 1994 as well as the revenues for the year ended December 31, 1994 as disclosed in the note 15 present fairly the financial position of the airbag division as of December 31, 1995 and comply with the accounting principles of the United States of America.

Hamburg, October 7, 1996

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft

                     FINANCIAL STATEMENTS OF THE YEAR ENDED
               DECEMBER 31, 1995 OF PHOENIX AG'S AIRBAG DIVISION

                                 BALANCE SHEETS

                                                                       DECEMBER 31,     DECEMBER 31,
                                                                           1995             1994
                                                             NOTES          DM               DM
                                                             -----     ------------     ------------
                                               ASSETS
Current Assets
  Inventories..............................................     3        3,913,485        2,463,787
                                                                        ----------       ----------
Fixed Assets...............................................     4
  Intangible fixed assets..................................                 25,712           51,760
  Machinery and equipment..................................              6,334,992        6,103,522
  Assets under construction................................                301,557                0
                                                                        ----------       ----------
                                                                         6,662,261        6,155,282
                                                                        ----------       ----------
                                                                        10,575,746        8,619,069
                                                                        ==========       ==========
                                            LIABILITIES
  Current account PHOENIX AG...............................              8,849,226        9,320,799
  Accruals.................................................     5          136,000          123,810
  Deferred taxation........................................    13        1,044,550        1,754,460
                                                                        ----------       ----------
                                                                        10,029,776       11,199,069
                                                                        ----------       ----------
SHAREHOLDERS EQUITY/(DEFICIT)..............................     6          545,970       (2,580,000)
                                                                        ----------       ----------
                                                                        10,575,746        8,619,069
                                                                        ==========       ==========

   The accompanying notes are an integral part of these financial statements.

                            STATEMENT OF OPERATIONS
                        AND RETAINED (DEFICIT) EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                            NOTE         DM
                                                                            ----     -----------
  1.  Net sales...........................................................    7       43,015,600
  2.  Cost of sales.......................................................    8      (35,411,735)
                                                                                     -----------
  3.  Gross profit........................................................             7,603,865
  4.  Research and development............................................    9       (1,223,000)
  5.  Sales Expenses......................................................   10       (1,038,000)
  6.  General and administrative expenses.................................   11       (1,568,300)
                                                                                     -----------
  7.  Profit before interest and taxes....................................             3,774,565
  8.  Interest............................................................   12                0
  9.  Taxes...............................................................   13         (648,595)
                                                                                     -----------
 10.  Net income..........................................................             3,125,970
 11.  Retained deficit at the beginning of the year.......................            (2,580,000)
                                                                                     -----------
 12.  Retained earnings at the end of the year............................               545,970
                                                                                     ===========

   The accompanying notes are an integral part of these financial statements.

                              CASH FLOW STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                       DM
                                                                                   ----------
Net income.......................................................................   3,125,970
Plus depreciation on fixed assets................................................   2,372,055
Changes in current assets and liabilities
  Inventories....................................................................  (1,449,698)
  Accruals.......................................................................      12,190
  Deferred taxes.................................................................    (709,910)
  Repayment of current account PHOENIX AG........................................    (471,573)
                                                                                   ----------
  Net cash provided by operating activities......................................   2,879,034
Capital expenditures -- Net cash used in investing activities....................  (2,879,034)
                                                                                   ----------
Cash at end of the year..........................................................           0
                                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                             NOTES TO THE ACCOUNTS

1.  DESCRIPTION OF BUSINESS

     The production of sewn airbags was a division of PHOENIX AG in Hildesheim during the years 1994 and 1995. PHOENIX AG started to produce sewn airbags in 1994 to replace the gummed airbags.

     With a founding contract dated November 14, 1995, and with effect from January 1, 1996, PHOENIX AG transferred its airbag production into a separate legal entity called Phoenix Airbag GmbH ("Phoenix Airbag"). Phoenix Airbag was subsequently sold under a contract dated June 6, 1996 and amended on June 28 and August 6, 1996, with effect from January 1, 1996 to a subsidiary of Safety Components International, Inc.

2.  SIGNIFICANT ACCOUNTING PRINCIPLES

     The financial Statements have been prepared in accordance with Generally Accepted Accounting Principles of the United States of America. The particular accounting principles adopted are described below.

     Due to the fact that the sewn airbag production was only a division within the PHOENIX AG's business, the balance sheet only includes those assets and liabilities/accruals which relate directly to the airbag production. Neither trade debtors nor creditors to suppliers are included.

     The financial statements have been prepared under the historical cost convention and are expressed in German Marks (DM).

     The airbag division is potentially subject to a concentration of credit risk consisting of its trade receivables, relying only on two domestic customers (Petri AG, MST Automative GmbH).

     The financial statements have been prepared in conformity with Generally Accepted Accounting Principles of the United States of America, which required management to make estimates and assumptions that effect the amounts and disclosures reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     All overheads, general and administrative expenses are allocated to the airbag division based on reasonable cost accounting principles.

3.  INVENTORIES

     Inventories as of December 31, 1995 and 1994 consisted of the following:




                                                                 DECEMBER 31      DECEMBER 31
                                                                 ------------     ------------
                                                                     1995             1994
                                                                 ------------     ------------
                                                                      DM               DM
    Raw materials, tools.......................................    1,168,699          751,383
    Unfinished goods...........................................    1,213,925          489,947
    Finished goods.............................................    1,530,861        1,222,457
                                                                   ---------        ---------
                                                                   3,913,485        2,463,787
                                                                   =========        =========

     Inventories are valued at the lower of cost or market value net of adequate provisions for obsolete inventories. Raw materials are valued at weighted average cost. Unfinished and finished goods are valued at full absorption costing.

4.  FIXED ASSETS




                                                                 DECEMBER 31      DECEMBER 31
                                                                 ------------     ------------
                                                                     1995             1994
                                                                 ------------     ------------
                                                                      DM               DM
    Intangible fixed assets
    At cost....................................................     257,108          254,563
    Less accumulated depreciation..............................    (231,396)        (202,803)
                                                                   --------         --------
                                                                     25,712           51,760
                                                                   ========         ========

TANGIBLE FIXED ASSETS




                                                                 DECEMBER 31      DECEMBER 31
                                                                 ------------     ------------
                                                                     1995             1994
                                                                 ------------     ------------
                                                                      DM               DM
    At cost
      Machinery and equipment..................................   11,692,525        9,328,091
      Furniture, fixtures and office equipment.................    1,222,771        1,051,810
      Assets under construction................................      301,557                0
                                                                  ----------       ----------
                                                                  13,216,853       10,379,901
                                                                  ----------       ----------
    Accumulated depreciation
      Machinery and equipment..................................    5,762,734        3,614,890
      Furniture, fixtures and office equipment.................      817,570          661,489
                                                                  ----------       ----------
                                                                   6,580,304        4,276,379
                                                                  ----------       ----------
    Net book value.............................................    6,636,549        6,103,522
                                                                  ==========       ==========

     Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided using the reducing-balance method, applied over the expected useful life of assets five to ten years. Machinery and equipment is generally depreciated over a period of ten years. Low value items up to DM 800 are depreciated 100% during the period of acquisition.

     Additions and improvements are capitalized, maintenance and repairs are expensed when incurred.

5.  ACCRUALS

     Accruals consist of pension obligation, valued according to German tax requirements (DM 53,000) and other obligations to employees (DM 83,000).

6.  SHAREHOLDERS EQUITY

     Shareholders equity includes only retained earnings (deficit). All investments by PHOENIX AG have been netted by the current account.

7.  SALES

     Sales include only the production of sewn airbag.

                                                                               DM
                                                                           ----------
        Gross sales less VAT.............................................  43,350,700
        Discounts........................................................     335,100
                                                                           ----------
                                                                           43,015,600
                                                                           ==========

8.  COST OF SALES

                                                                               DM
                                                                           ----------
        Material.........................................................  21,379,000
        Wages............................................................   8,988,060
        Depreciation of fixed assets.....................................   2,372,055
        Sundry costs.....................................................   2,672,620
                                                                           ----------
                                                                           35,411,735
                                                                           ==========

     Sundry costs consist of overheads such as rent for the plant, repair and maintenance, auxiliary material, energy, proportion of production management and other services.

9.  RESEARCH AND DEVELOPMENT

                                                                               DM
                                                                            ---------
        Direct costs of airbag............................................    781,000
        Proportion of facilities provided by the central department.......    442,000
                                                                            ---------
                                                                            1,223,000
                                                                            =========

10.  SALES EXPENSES

                                                                               DM
                                                                            ---------
        Wages and salaries................................................    334,000
        Freight and packaging.............................................    519,000
        Warehouse.........................................................    180,000
        Sundry............................................................      5,000
                                                                            ---------
                                                                            1,038,000
                                                                            =========

11.  GENERAL AND ADMINISTRATIVE EXPENSES

                                                                               DM
                                                                            ---------
        General overheads allocated to the airbag division such as
        managing director of airbag itself................................    231,000
        proportion of PHOENIX AG's management.............................    347,000
        purchase department...............................................    132,000
        finance, cost- and controlling department.........................    252,000
        insurance.........................................................    132,000
        duties............................................................    133,000
        logistic and restructure department...............................    136,000
        other internal and external services..............................    205,300
                                                                            ---------
                                                                            1,568,300
                                                                            =========

12.  INTEREST

     No interest are allocated to the airbag division.

13.  TAXES

     The income tax charges are calculated as if the airbag division was already a separate legal entity in 1995 and 1994.

     The tax charges comprise corporation tax and municipal trade tax on income. Municipal trade tax is a deductible expense for corporation profits tax purposes. The effective rate for municipal trade tax was 17% in 1995. The standard rate of corporation tax is 45% of taxable income. This rate will be reduced to 30% for distributed profits. In consistency with the assumption of the period January to July 1996 the corporation tax was calculated using the standard rate.

     The net operating loss of 1994 (DM 2,580,000) was netted against pre tax income of 1995.

     Deferred taxes at a rate of 54.4% income taxes were accrued for special depreciations on fixed assets allowed according to German fiscal law for investments in the region along the former border to the Deutsche Demokratische Republik.

                                                                               DM
                                                                            ---------
        Current income tax 1995.........................................    1,358,505
        less reduction of deferred taxes................................     (709,910)
                                                                            ---------
                                                                              648,595
                                                                            =========

14.  CONTINGENT LIABILITIES AND COMMITMENTS

     As of December 31, 1995 and 1994 there were no contingent liabilities and commitments.

15. RESULTS OF OPERATIONS OF PHOENIX AG'S AIRBAG DIVISION FOR THE YEAR ENDED DECEMBER 31, 1994

     The following information for the year ended December 31, 1994 includes the audited revenues and unaudited costs of the airbag product line of Phoenix's parent, PHOENIX AG. Costs for 1994 have been included for informational purposes and are unaudited since the airbag division was in the process of being established and the organizational structure was not designed to segregate costs between product lines. Costs for 1994 are based on the internal operating statements of PHOENIX AG. Included in costs are certain adjustments made by management to allocate common expenditures utilized by the various product lines located in PHOENIX AG's Hildesheim facility.

                                                                          YEAR ENDED
                                                                       DECEMBER 31, 1994
                                                                           DM (000)
                                                                       -----------------
        Revenues (audited).........................................          19,718
        Costs (unaudited) Cost of sales............................         (18,673)
          Research and development.................................          (1,559)
          Selling, general and administrative......................          (2,010)
          Other....................................................             (56)
                                                                            -------
        Income before income taxes.................................          (2,580)
        Provision for income taxes.................................               0
                                                                            -------
        Net income.................................................          (2,580)
                                                                            =======

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Safety Components International, Inc.
Costa Mesa, California

United States of America

     1. We have audited the accompanying balance sheet of Phoenix Airbag GmbH, Hildesheim (a German limited liability company) expressed in Deutsche Mark as of August 5, 1996 and the related statements of operations, of stockholders' equity and of cash flows for period from January 1, 1996 to August 5, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     2. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     3. In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Phoenix Airbag GmbH, Hildesheim as of August 5, 1996 and the results of its operations and its cash flows for the period from January 1, 1996 to August 5, 1996, in conformity with generally accepted accounting principles in the United States of America.

Hamburg, October 7, 1996

/s/ Price Waterhouse

                        PHOENIX AIRBAG GMBH, HILDESHEIM

                       BALANCE SHEET AS OF AUGUST 5, 1996

                                                                                     AUGUST 5,
                                                                                        1996
                                                                             NOTES   ----------
                                                                             -----       DM
                                            ASSETS
CURRENT ASSETS
  Cash.....................................................................                 428
  Trade accounts receivable................................................   2,3     6,044,852
  Other accounts receivable................................................              68,888
  Inventories..............................................................   2,4     2,131,377
  Phoenix AG current account...............................................   1,5       478,348
                                                                                     ----------
Total current assets.......................................................           8,723,893
                                                                                     ----------
PLANT AND EQUIPMENT........................................................   2,6
  At cost..................................................................          13,923,472
  Less: Accumulated depreciation...........................................          (7,239,991)
                                                                                     ----------
  Net book value...........................................................           6,683,481
                                                                                     ----------
GOODWILL, LICENSES AND SOFTWARE............................................   2,7
  At cost..................................................................             257,108
  Less: Accumulated depreciation...........................................            (244,810)
                                                                                     ----------
  Net book value...........................................................              12,298
                                                                                     ----------
                                                                                     15,419,672
                                                                                     ==========
LIABILITIES
CURRENT LIABILITIES
  Trade accounts payable...................................................           1,886,712
  Other accounts payable and accrued liabilities...........................           2,668,500
  Taxation.................................................................     8     3,047,000
                                                                                     ----------
Total current liabilities..................................................           7,602,212
                                                                                     ----------
LONG-TERM LIABILITIES
  Deferred taxation........................................................     8       752,096
                                                                                     ----------
Total liabilities..........................................................           8,354,308
                                                                                     ----------
STOCKHOLDERS' EQUITY
  Common stock.............................................................     1     1,500,000
  Additional paid-in capital...............................................           3,500,000
  Net income for the period................................................           2,065,364
                                                                                     ----------
Total stockholders' equity.................................................           7,065,364
                                                                                     ----------
                                                                                     15,419,672
                                                                                      =========

  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

                            STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM JANUARY 1, 1996 TO AUGUST 5, 1996

                                                                                  THE PERIOD ENDED
                                                                        NOTES      AUGUST 5, 1996
                                                                        -----     ----------------
                                                                                         DM
Net sales.............................................................    2           34,926,270
Cost of sales.........................................................               (26,595,873)
                                                                                     -----------
Gross profit..........................................................                 8,330,397
Research and development..............................................                  (782,000)
Selling expenses......................................................                  (555,234)
General and administrative expenses...................................                (2,037,135)
                                                                                     -----------
Profit before interest and taxes......................................                 4,956,028
Interest (net)........................................................                  (136,118)
Taxation..............................................................    8           (2,754,546)
                                                                                     -----------
Net income............................................................                 2,065,364
                                                                                     ===========

  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

                            STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM JANUARY 1, 1996 TO AUGUST 5, 1996

                                                                                THE PERIOD ENDED
                                                                                 AUGUST 5, 1996
                                                                                ----------------

                                                                                       DM
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income....................................................................      2,065,364
                                                                                   ----------
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization...............................................      1,336,728
  Loss on retirement of fixed assets..........................................         12,704
                                                                                   ----------
                                                                                    1,349,432
                                                                                   ----------
Changes in current assets and liabilities:
(Increase)/decrease in
  Accounts receivable trade and other.........................................     (6,113,740)
  Inventories.................................................................      1,782,108
  Phoenix AG current account..................................................     (9,873,544)
Increase/(decrease) in
  Trade accounts payable......................................................      1,886,712
  Other accounts payable and accrued liabilities..............................      2,532,500
  Taxation....................................................................      3,047,000
                                                                                   ----------
                                                                                   (6,739,264)
                                                                                   ----------
Net cash used by operating activities.........................................     (3,324,468)
                                                                                   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Investments in fixed assets...................................................     (1,382,950)
                                                                                   ----------
Net cash used by investing activities.........................................     (1,382,950)
                                                                                   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Share capital paid in.........................................................      5,000,000
Decrease in deferred taxation.................................................       (292,454)
                                                                                   ----------
Net cash provided by financing activities.....................................      4,707,546
                                                                                   ----------
Increase in cash..............................................................            428
Cash at beginning of the period...............................................             --
                                                                                   ----------
Cash at end of the period.....................................................            428
                                                                                   ==========

  The accompanying Notes to Financial Statements are an integral part of these financial statements.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

                       NOTES TO THE FINANCIAL STATEMENTS
                              AS OF AUGUST 5, 1996

1.  DESCRIPTION OF BUSINESS

     With a founding contract ("Einbringungsvertrag") dated November 14, 1995 effective as of January 1, 1996, Phoenix AG transferred its airbag production, which is located in Hildesheim, Germany, into a separate legal entity called "Phoenix Airbag GmbH". Phoenix Airbag GmbH was subsequently sold under a contract dated June 6, 1996 as amended on June 28, 1996 and August 5, 1996 to AB 9607 Verwaltungs GmbH & Co KG, a wholly owned subsidiary of Safety Components International, Inc. ("SCI"). The transaction closed at the end of business on August 5, 1996.

     At January 1, 1996, only certain assets (ie inventories and fixed assets) and only some specific business-related liabilities were transferred into the new GmbH. Cash, trade accounts receivable and trade accounts payable were all netted into the PHOENIX AG current account.

     As Phoenix Airbag GmbH was not a separate legal entity prior to January 1, 1996, the accompanying financial statements were prepared as of December 31, 1995 and the twelve months then ended, which were audited by BDO Deutsche Warentreuhand AG, based on the assets and liabilities, revenues and expenses transferred to Phoenix Airbag GmbH.

2.  SIGNIFICANT ACCOUNTING POLICIES

  a) General

     The company maintains its books of record and prepares the financial statements in Deutsche Mark in accordance with generally accepted accounting principles in Germany. Certain reclassifications are made to restate the Company's financial statements in conformity with generally accepted accounting principles in the United States of America.

  b) Financial statement preparation

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  c) Revenue recognition

     Sales are recognized at the time when the goods are shipped, net of discounts granted and VAT.

  d) Concentration of credit risk

     The Company is potentially subject to a concentration of credit risk consisting of its trade accounts receivables, a significant portion of which are due from Petri AG and MST Automotive. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The company maintains reserves for potential losses for uncollectible amounts and such losses have historically been within management's expectations.

  e) Trade accounts receivable

     Trade accounts receivable consist of amounts receivable from customers net of allowances for doubtful accounts and cash discounts.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

  f) Inventories

     Inventories consist of raw materials, unfinished and finished goods. Raw materials are valued at weighted average cost. Unfinished and finished goods are valued at the lower of full absorption costing and net realisable value.

  g) Plant and Equipment

     Plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the reducing-balance method over estimated useful lives of three to ten years. In the past, where allowable, the maximum accelerated depreciation allowable under German tax laws was recognised.

     Additions and improvements are capitalized. Maintenance and repairs are expensed when incurred. As permitted under German income tax law, the company charges the acquisition cost of low value items (costs not in excess of DM 800) to depreciation expense during the year of acquisition.

  h) Goodwill, licenses and software

     Software acquired from third parties is stated at cost less accumulated depreciation. Depreciation is provided using the straight line method over estimated useful lives of three years.

3.  TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable as of August 5, 1996 consisted of the following:

                                                                    AUGUST 5,
                                                                      1996
                                                                    ---------
                                                                       DM
                Trade accounts receivable.........................  6,203,852
                Allowance for doubtful amounts and cash              (159,000)
                  discounts.......................................
                                                                    ---------
                                                                    6,044,852
                                                                    =========

4.  INVENTORIES

     Inventories as of August 5, 1996 consisted of the following:

                                                                    AUGUST 5,
                                                                      1996
                                                                    ---------
                                                                       DM
                Raw materials.....................................  1,493,728
                Unfinished goods..................................    318,565
                Finished goods....................................    319,084
                                                                    ---------
                                                                    2,131,377
                                                                    =========

5.  PHOENIX AG CURRENT ACCOUNT

     As part of the transfer at January 1, 1996 of fixed assets and inventories and some specific business-related liabilities from Phoenix AG into the newly founded company, which had a share capital of DM 5,000,000, a current account liability to Phoenix AG of DM 4,395,196 was set up representing the difference between the net assets contributed and the Company's share capital. During the period ended August 5, 1996, this current account was repaid primarily through the movement on the cashpooling arrangement which still existed between Phoenix AG and the Company. As per August 5, 1996 the Phoenix AG current account showed an amount due to the Company of DM 478 348.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

6.  PLANT AND EQUIPMENT

     Plant and equipment as of August 5, 1996 consisted of the following:

                                                                   AUGUST 5,
                                                                      1996
                                                                   ----------
                                                                       DM
                At cost
                  Plant and machinery............................  12,017,091
                  Furniture, fixtures and office equipment.......   1,327,268
                  Assets under construction......................     579,113
                                                                   ----------
                                                                   13,923,472
                                                                   ----------

                Accumulated Depreciation
                  Plant and machinery............................   6,359,240
                  Furniture, fixtures and office equipment.......     880,751
                                                                   ----------
                                                                    7,239,991
                                                                   ----------
                                                                    6,683,481
                                                                   ==========
                Net book value
                  Depreciation expense...........................   1,323,314
                                                                   ==========

7.  GOODWILL, LICENCES AND SOFTWARE

     Goodwill, licences and software as of August 5, 1996 consisted of the following:

                                                                     AUGUST 5,
                                                                       1996
                                                                     ---------
                                                                        DM
                At cost
                  Software.........................................   257,108
                                                                      -------
                Accumulated Depreciation
                  Software.........................................   244,810
                                                                      -------
                Net book value.....................................    12,298
                                                                      =======
                  Depreciation expense.............................    13,414
                                                                      =======

8.  TAXATION

     In Germany, tax assessments do not become final until the accounting records and tax returns for the periods concerned have been examined by the tax authorities. These reviews by the tax authorities have to be carried out within five years after the year of assessment.

     The income tax charge comprises corporation profits tax and municipal trade tax on income. Municipal trade taxes are also a deductible expense for corporation profits tax purposes. The effective rate for municipal trade tax on income in 1996 was 17%. The standard rate of corporation profits tax is 45% of taxable income but distributed profits qualify for a rate reduction to 30%. Dividends paid or declared are subject to withholding tax at the rate of 25% of the gross dividend.

     Income taxes for the seven month period to August 5, 1996 have been calculated as if that seven month period would be the relevant fiscal period.

                        PHOENIX AIRBAG GMBH, HILDESHEIM

     Deferred taxes at a rate of 54.4% were accrued for special depreciations on fixed assets which were allowed according to German fiscal laws for investments made in the region along the border to the former German Democratic Republic.

     The taxation charge for the 7 month period ended August 5, 1996 consisted of the following:

                                                                       DM
                                                                    ---------
                Current income tax................................  3,047,000
                Deferred tax......................................   (292,454)
                                                                    ----------
                                                                            -
                Total tax charge for the period...................  2,754,546
                                                                    ===========

     The movement on the deferred tax account for the 7 month period ended August 5, 1996 was as follows:

                                                                       DM
                                                                    ---------
                Deferred tax liability as at January 1, 1996......  1,044,550
                Released to income................................   (292,454)
                                                                    ----------
                                                                            -
                Deferred tax liability as at August 5, 1996.......    752,096
                                                                    ===========

9.  CONTINGENT LIABILITIES AND COMMITMENTS

     As of August 5, 1996 the Company had no contingent liabilities or commitments.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.



TABLE OF CONTENTS                                                           PAGE


Prospectus Summary ......................................................      1
Risk Factors ............................................................     13
Use of Proceeds .........................................................     21
Capitalization ..........................................................     21
Unaudited Pro Forma Financial Data ......................................     22
Selected Historical and Unaudited Pro Forma
  Financial Data ........................................................     37
Selected Quarterly Financial Data .......................................     40
Management's Discussion and Analysis of Financial
  Condition and Results of Operations ...................................     41
Business ................................................................     47
Management ..............................................................     61
Security Ownership By Certain Beneficial
  Owners and Management .................................................     70
Certain Transactions ....................................................     72
Description of the Credit Agreement .....................................     73
Description of the Exchange Notes .......................................     74
The Exchange Offer ......................................................     99
Certain Federal Income Tax Considerations ...............................    107
Book-Entry; Delivery and Form ...........................................    110
Plan of Distribution ....................................................    111
Legal Matters ...........................................................    113
Experts .................................................................    113
Index to Consolidated Financial Statements ..............................    F-1


UNTIL           , 1997, (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                                     [LOGO]




                        OFFER FOR ALL OUTSTANDING 10-1/8%
                            SENIOR SUBORDINATED NOTES
                         DUE 2007, SERIES A, IN EXCHANGE
                         FOR 10-1/8% SENIOR SUBORDINATED
                         NOTES DUE 2007, SERIES B, WHICH
                           HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933,
                                   AS AMENDED


                                   PROSPECTUS


                  The Exchange Agent for the Exchange Offer is:

                        IBJ SCHRODER BANK & TRUST COMPANY

                          By Facsimile: (212) 858-2611

                    Confirmation by Telephone: (212) 858-2103

                            By Hand/Overnight Courier

                        IBJ SCHRODER BANK & TRUST COMPANY
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
                     ATTENTION: SECURITIES PROCESSING WINDOW
                              SUBCELLAR ONE (SC-1)

                                     By Mail

                        IBJ SCHRODER BANK & TRUST COMPANY
                                   P.O. BOX 84
                              BOWLING GREEN STATION
                             NEW YORK, NY 10274-0084
                      ATTENTION: REORGANIZATION OPERATIONS
                                   DEPARTMENT

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The indemnification of officers and directors of Safety Components International, Inc. (the "Company") is governed by Section 145 of the Delaware General Corporation Law (the "DGCL") and the Certificate of Incorporation of the Company (the "Certificate"). Among other things, the DGCL permits indemnification of a director, officer, employee or agent of the Company in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority of the directors who were not parties to the action, suit or proceeding, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses (including attorneys' fees) incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board may determine. The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

            The Certificate the Company provides that the Company shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative(hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer employee or agent of the Company or is or was serving at the request of the Company as director, officer employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while service as a director, officer, employee or agent, to the maximum extent authorized by the DGCL, and the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The Certificate provides that the right to indemnification contained therein is a contract right and includes the right to be paid by the Company for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Certificate. The Company maintains directors' and officers' liability insurance ("Liability Insurance") covering certain liabilities incurred by the directors and officers of the Company in connection with the performance of their duties.

            The Certificate of Incorporation for each of the Guarantors provides that no director of each such Guarantor shall be personally liable to the respective Guarantor or such Guarantor's respective stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, the provision in the Certificate of Incorporation of the respective Guarantor shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the respective Guarantor or such Guarantor's respective stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of each of the Guarantors, in addition to the limitation on personal liability provided in the Certificate of Incorporation of the respective Guarantor, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of the indemnification provisions by the stockholders of each of the Guarantors shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the respective Guarantor existing as of the time of such repeal or modification. The Liability Insurance covers certain liabilities incurred by the directors and officers of the respective Guarantors in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (A) EXHIBITS

      2.1(12) Agreement, dated June 6, 1996, among AB 9607 Verwaltungs GmbH & Co. KG., Phoenix Aktiengesellschaft and Phoenix Airbag GmbH (the "Phoenix Purchase Agreement") (confidential treatment requested as to part)

      2.2(12) Amendment Agreement, dated June 28, 1996, to the Phoenix Purchase Agreement

      3.1(1)      Certificate of Incorporation of Safety Systems International,
                  Inc.

      3.2(1) Amended and Restated Certificate of Incorporation of Safety Systems International, Inc.

      3.3(1) Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Safety Systems International, Inc.

      3.4(11) Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Safety Components International, Inc. ("Safety Components")

      3.5(1)      By-laws of Safety Components


      3.6(18) Certificate of Incorporation of Automotive Safety Components International, Inc. (f/k/a Automotive Safety Systems International, Inc.)

      3.7(18) Certificate of Amendment to the Certificate of Incorporation of Automotive Safety Components International, Inc. ("Automotive Safety")

      3.8(18)     Bylaws of Automotive Safety

      3.9(18) Certificate of Incorporation of ASCI Holdings Germany (DE), Inc. ("Holdings Germany")

      3.10(18)    Bylaws of Holdings Germany

      3.11(18) Certificate of Incorporation of ASCI Holdings UK (DE), Inc. ("Holdings UK")

      3.12(18)    Bylaws of Holdings UK

      3.13(18) Certificate of Incorporation of ASCI Holdings Mexico (DE), Inc. ("Holdings Mexico")

      3.14(18)    Bylaws of Holdings Mexico

      3.15(18) Certificate of Incorporation of ASCI Holdings Czech (DE), Inc. ("Holdings Czech")

      3.16(18)    Bylaws of Holdings Czech

      3.17(18) Certificate of Incorporation of ASCI Holdings Asia (DE), Inc. ("Holdings Asia")

      3.18(18)    Bylaws of Holdings Asia

      3.19(18) Certificate of Incorporation of Valentec International Corporation (f/k/a RAZ Acquisition Corporation) ("Valentec")

      3.20(18) Certificate of Amendment to the Certificate of Incorporation of Valentec

      3.21(18)    Bylaws of Valentec

      3.22(18)    Certificate of Incorporation of Galion, Inc. ("Galion")

      3.23(18)    Bylaws of Galion

      3.24(18) Certificate of Incorporation of Valentec Systems, Inc. ("Valentec Systems")

      3.25(18)    Bylaws of Valentec Systems

      3.26(18) Certificate of Incorporation of Safety Components Fabric Technologies, Inc.

      3.27(18)    Bylaws of Safety Components Fabric Technologies, Inc.


      4.1(2) Warrant Agreement, dated as of May 13, 1994, between Hampshire Securities Corporation and Safety Components

      4.2(15) Registration Rights Agreement, dated as of May 22, 1997, by and among Safety Components, Robert A. Zummo, Francis X. Suozzi and the Valentec International Corporation Employee Stock Ownership Plan

      4.3(16) Form of Pledge Agreement, dated as of May 21, 1997, made by the Pledgors named therein in favor of KeyBank National Association, as collateral agent for the benefit of the Secured Creditors (as defined therein)


      4.4(18) Form of Indenture, dated as of July 24, 1997, by and among Safety Components, the Subsidiary Guarantors named therein and IBJ Schroder Bank & Trust Company.

      4.5(18) Registration Rights Agreement, dated as of July 24, 1997 by and among Safety Components, the guarantors named therein, BT Securities Corporation, Alex Brown & Sons Incorporated and BancAmerica Securities, Inc.

      4.6(18) Form of 10 1/8% Senior Subordinated Note Due 2007, Series A, including Form of Guarantee

      4.7(18) Form of 10 1/8 % Senior Subordinated Note Due 2007, Series B, including Form of Guarantee

      4.8(18) Form of Amendment No. 2 to Pledge Agreement, dated as of July 15, 1997, made by the Pledgors named therein in favor of KeyBank National Association, as collateral agent for the benefit of the Secured Creditors (as defined therein)

      5.1         Opinion of Shereff, Friedman, Hoffman & Goodman, LLP


      10.2(3) Airbag Purchase Agreement by and between TRW Vehicle Safety Systems, Inc. and Valentec, dated March 31, 1993 (confidential treatment granted as to part)

      10.3(3) Long-Term Contract for the Supply of Airbags by and between TRW REPA GmbH and Valentec International Limited ("VIL"), dated September 20, 1993 (confidential treatment granted as to part)

      10.4(2) Representation Agreement, effective as of May 13, 1994, by and between Automotive Safety and Champion Sales and Service Co. ("Champion")

      *10.5(4) Employment Agreement, effective as of May 13, 1994, between Safety Components and Robert A. Zummo

      *10.6(4) Employment Agreement, effective as of May 13, 1994, between Safety Components and W. Hardy Myers

      *10.7(4)    Stock Option Plan of Safety Components

      10.8(2) Master Asset Transfer Agreement, dated May 13, 1994, among Valentec, Safety Components, Galion and Automotive Safety

      10.9(2) Asset Purchase Agreement, dated May 13, 1994, between VIL and Automotive Safety Components International Limited ("Automotive Limited")

      10.10(9) Corporate Services Agreement, dated as of April 1, 1995, between Valentec and Safety Components

      10.11(2) Facility Agreement, dated May 13, 1994, between Valentec and Automotive Safety

      10.12(2) Facility Agreement, dated May 13, 1994, between VIL and Automotive Limited

      10.13(2) Representation Agreement, effective as of May 13, 1994, by and between Automotive Limited and Champion

      10.14(5) Form of Sublease Agreement, dated May 13, 1994, between VIL and Automotive Limited

      *10.15(6)   Employment Agreement, dated as of September 29, 1994, by and between Safety Components and Paul L. Sullivan

      10.16(7) Contract DAAA09-94-C-0532 (Systems Contract) between Safety Components and the U.S. Army (the "Systems Contract")

      *10.17(8)   Employment Agreement, effective as of September 19, 1994,
                  between Safety Components and Victor Guadagno

      10.18(8) Lease Agreement, dated February 15, 1995, between Inmobiliara Calibert, S.A. de C.V. and Automotive Safety Components International SA. de C.V.

      10.19(16)   Credit Agreement, dated as of March 15, 1996, among Safety
                  Components, Automotive Safety, Galion, Valentec Systems and
                  CUSA

      10.20(16)   Pledge and Security Agreement, dated as of March 15, 1996, made by Safety Components, Automotive Safety, Galion and
                  Valentec Systems in favor of CUSA

      *10.21(10)  Employment Agreement, dated June 1, 1995, between Automotive
                  Limited and John Laurence Hakes

      10.22(10)   Underwriting Agreement, dated June 15, 1995, among BT
                  Securities Corporation, Prime Charter Ltd., Safety Components,
                  Valentec and the other selling stockholders named therein

      10.23(13)   Loan Agreement between the Company, Automotive Safety and
                  Holdings Germany and Bank of America National Trust and
                  Savings Association, dated August 1, 1996

      10.24(14)   TRW/SCI Multi Year Agreement, dated as of April 1, 1996, among
                  TRW Vehicle Safety Systems, Inc., TRW, Inc. and Safety
                  Components. Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted

      10.25(14)   Exhibits to Credit Agreement, dated as of March 15, 1996,
                  among Safety Components, Automotive Safety, Galion, Valentec
                  Systems and Citicorp USA, Inc.

      10.26(14)   Amendment No. 1 to Loan Agreement among Safety Components,
                  Automotive Safety, Holdings Germany and Bank of America
                  National Trust & Savings Association, dated as of September
                  30, 1996

      10.27(14)   Amendment No. 2 to Loan Agreement among Safety Components,
                  Automotive Safety, Holdings Germany and Bank of America
                  National Trust & Savings Association, dated as of October 31,
                  1996

      10.28(14)   Amendment No. 3 to Loan Agreement among Safety Components,
                  Automotive Safety, Holdings Germany and Bank of America
                  National Trust & Savings Association, dated as of December 31,
                  1996

      10.29(15)   Stock Purchase Agreement, dated as of May 22, 1997, by and among Robert A. Zummo, Francis X. Suozzi, the Valentec
                  International Corporation Employee Stock Ownership Plan and
                  Safety Components

      *10.30(16)  Employment Agreement, dated as of February 15, 1997, between
                  Safety Components and Jeffrey J. Kaplan

      *10.31(16)  Employment Agreement, dated as of May 19, 1997, between Safety
                  Components and Thomas W. Cresante

      10.32(16)   Consulting Agreement, dated as of May 31, 1997, between Safety
                  Components and W. Hardy Myers

      10.33(16)   Credit Agreement (the "Credit Agreement"), dated as of May 21,
                  1997, by and among Safety Components, Phoenix Airbag and
                  Automotive Limited, as borrowers, and KeyBank National
                  Association, as administrative agent, and the lending institutions named therein

      10.34(16)   Form of Subsidiary Guaranty, dated as of May 21, 1997, among the guarantors named therein, KeyBank National Association, as administrative agent for itself and the other Lenders (as defined in the Credit Agreement)

      10.35(16)   Form of Security Agreement, dated as of May 21, 1997, among the assignors named therein and KeyBank National Association, as collateral agent for the benefit of the Secured Creditors
                  (as defined therein)

      10.36(17)   Asset Purchase Agreement, dated as of June 30, 1997, between
                  Safety Components and JPS Automotive L.P.

      10.37(18)   Purchase Agreement, dated as of July 21, 1997, by and among
                  Safety Components, BT Securities Corporation, Alex Brown &
                  Sons Incorporated and BancAmerica Securities, Inc.

      10.38(18)   Form of Amendment No. 2 to Credit Agreement, dated as of July
                  15, 1997, by and among Safety Components, Phoenix Airbag and
                  Automotive Limited, as borrowers, and KeyBank National
                  Association, as administrative agent, and the lending institutions named therein

      10.39(18)   Form of Amendment No. 2 to Subsidiary Guaranty, dated as of
                  July 15, 1997, among the guarantors named therein, KeyBank
                  National Association, as administrative agent for itself and the other Lenders (as defined in the Credit Agreement)

      10.40(18)   Form of Amendment No. 2 to Security Agreement , dated as of
                  July 15, 1997, among the assignors named therein and KeyBank
                  National Association, as collateral agent for the benefit of the Secured Creditors (as defined therein)


      12.1        Statement re computation of ratios

      21.1        Subsidiaries of Safety Components

      23.1        Consents of Price Waterhouse LLP

      23.2        Consent of Arthur Andersen LLP

      23.3        Consent of Coopers & Lybrand LLP

      23.4        Consent of BDO Deutsche Warentreuhand Aktiengesellschaft


      24.1(18) Power of Attorney of officers and directors of the Company (see Page II-8 of the Original Form S-4 (as defined below))

      24.2(18) Power of Attorney of officers and directors of the Guarantors (see Pages II-9 to II-18 of the Original Form S-4)

      25.1(18)    Statement of eligibility of Trustee


      99.1        Form of Letter of Transmittal with respect to the Exchange
                  Offer

      99.2        Form of Notice of Guaranteed Delivery

      99.3 Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees

      99.4        Letter to Clients

      99.5 Instruction to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner


      99.6(18) Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9



----------

*     Indicates exhibits relating to executive compensation.

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (the "1994 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on February 11, 1994.

(2) Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended March 31, 1994, filed with the Commission.

(3) Incorporated by reference to Amendment No. 2 to the 1994 Registration Statement, filed with the Commission on March 18, 1994.

(4) Incorporated by reference to Amendment No. 3 to the 1994 Registration Statement, filed with the Commission on April 20, 1994.

(5) Incorporated by reference to Amendment No. 4 to the 1994 Registration Statement, filed with the Commission on May 3, 1994.

(6) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended September 30, 1994 filed with the Commission.

(7) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended December 31, 1994, filed with the Commission.

(8) Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended March 31, 1995.

(9) Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1, filed with the Commission on May 19, 1995.

(10) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1995.

(11) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended September 30, 1995.

(12) Incorporated by reference to the Company's Report on Form 10-K for the fiscal year ended March 31, 1996.

(13) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended June 30, 1996.

(14) Incorporated by reference to the Company's Report on Form 10-Q for the quarter ended December 31, 1996.

(15) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on June 6, 1997.

(16) Incorporated by reference to the Company's Annual Report on Form 10-K, filed with the Commission on June 30, 1997.

(17) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Commission on August 4, 1997.


(18) Incorporated by reference to the Company's Registration Statement on Form S-4, filed with the Commission on August 12, 1997 (the "Original Form S-4").

      (b)   FINANCIAL STATEMENT SCHEDULES

            None.

ITEM 22. UNDERTAKINGS

      A.    The undersigned registrants hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                    (5) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Safety Components International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    SAFETY COMPONENTS INTERNATIONAL, INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       Chairman of the Board, President
                                       and Chief Executive Officer




          Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       Chairman of the Board,                       August 29, 1997
---------------------------------         President and Chief Executive Officer
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)



              *                           Director                                     August 29, 1997
---------------------------------
Joseph J. DioGuardi


              *                           Director                                     August 29, 1997
---------------------------------
Francis X. Suozzi


              *                           Director                                     August 29, 1997
---------------------------------
Robert J. Torok


* By: /s/ Jeffrey J. Kaplan
     ----------------------------
      Jeffrey J. Kaplan
      Attorney-in-fact

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Galion, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    GALION, INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)



              *                           Director                                     August 29, 1997
---------------------------------
Francis X. Suozzi


* By: /s/ Jeffrey J. Kaplan
     ----------------------------
      Jeffrey J. Kaplan
      Attorney-in-fact

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Valentec Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York, State of New York on the 29th day of August, 1997.


                                    VALENTEC SYSTEMS, INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       Chief Executive Officer                      August 29, 1997
---------------------------------         and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, ASCI Holdings Germany (DE), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    ASCI HOLDINGS GERMANY (DE), INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, ASCI Holdings Mexico (DE), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    ASCI HOLDINGS MEXICO (DE), INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)




/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, ASCI Holdings UK (DE), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    ASCI HOLDINGS UK (DE), INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer





            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, ASCI Holdings Czech (DE), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    ASCI HOLDINGS CZECH (DE), INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, ASCI Holdings Asia (DE), Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    ASCI HOLDINGS ASIA (DE), INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Automotive Safety Components International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    AUTOMOTIVE SAFETY COMPONENTS
                                    INTERNATIONAL, INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)



              *                           Director                                     August 29, 1997
---------------------------------
Francis X. Suozzi




* By: /s/ Jeffrey J. Kaplan
     ----------------------------
      Jeffrey J. Kaplan
      Attorney-in-fact

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Valentec International Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    VALENTEC INTERNATIONAL CORPORATION

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive Officer           August 29, 1997
---------------------------------         and Director
Robert A. Zummo                           (Principal Executive Officer)


/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)


/s/ George D. Papadopoulos                Corporate Controller                         August 29, 1997
---------------------------------         and Secretary
George D. Papadopoulos                    (Principal Accounting Officer)


              *                           Director                                     August 29, 1997
---------------------------------
Francis X. Suozzi



* By: /s/ Jeffrey J. Kaplan
     ----------------------------
      Jeffrey J. Kaplan
      Attorney-in-fact

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, Safety Components Fabric Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 29th day of August, 1997.


                                    SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

                                    By: /s/ Robert A. Zummo
                                       ---------------------------------
                                       Robert A. Zummo
                                       President and Chief Executive Officer




            Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




NAME AND SIGNATURE                        TITLE                                        DATE
------------------                        -----                                        ----
/s/ Robert A. Zummo                       President, Chief Executive                   August 29, 1997
---------------------------------         Officer and Director
Robert A. Zummo                           (Principal Executive Officer)



/s/ Jeffrey J. Kaplan                     Executive Vice President, Chief              August 29, 1997
---------------------------------         Financial Officer and Director
Jeffrey J. Kaplan                         (Principal Financial Officer)



/s/ George D. Papadopoulos                Secretary                                    August 29, 1997
---------------------------------         (Principal Accounting Officer)
George D. Papadopoulos